As filed with the U.S. Securities and Exchange Commission on July 1, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ROTH CH ACQUISITION II CO.*
(Exact Name of Registrant as Specified in its Charter)
Delaware (State or other jurisdiction of incorporation or organization)	7900 (Primary Standard Industrial Classification Code Number)	83-3584204 (I.R.S. Employer Identification No.)
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660
(949) 720-5700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Gordon Roth
Chief Financial Officer
Roth CH Acquisition II Co.
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660
(949) 720-5700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Mitchell Nussbaum, Esq. Norwood P. Beveridge, Jr., Esq. Andrei Sirabionian, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Phone: (212) 407-4000	David S. Huntington, Esq. Jeffrey D. Marell, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019 Tel: (212) 373-3000
Approximate date of commencement of proposed sale to public:
From time to time after the effective date hereof.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered(1)	Amount Being Registered(2)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of Common Stock, $.0001 par value (“Common Stock”)	58,649,393	$9.225(3)	$541,040,649.81(2)	$59,027.53

(1)
All securities being registered will be issued by Roth CH Acquisition II Co., a Delaware corporation (“ROCC”), in connection with ROCC’s previously announced initial business combination (the “Business Combination”) with Roth CH II Merger Sub Corp. (“Merger Sub”) and Reservoir Holdings, Inc. (“Reservoir”), pursuant to which Merger Sub will merge with and into Reservoir with Reservoir surviving the merger as a wholly-owned subsidiary of ROCC and ROCC will issue an aggregate of 43,649,393 shares (the “Merger Consideration Shares”) of Common Stock to the existing stockholders of Reservoir.

(2)
Represents the resale of the Merger Consideration Shares and 15,000,000 shares of Common Stock that will be issued to certain institutions and accredited investors in a private placement (the “PIPE Investment”) upon the closing of the Business Combination. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(3)
Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $9.225, which is the average of the high and low prices of shares of ROCC Common Stock on June 28, 2021 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission (the “SEC”)) on The Nasdaq Capital Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to Section 8(a) of the Securities Act, may determine.

*
Upon the closing of the Business Combination, the name of Roth CH Acquisition II Co. is expected to change to Reservoir Media, Inc.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PRELIMINARY PROSPECTUSSUBJECT TO COMPLETIONDATED JULY 1, 2021
ROTH CH ACQUISITION II CO.
58,649,393 Shares
Common Stock

This prospectus relates to the resale from time to time of common stock, $.0001 par value per share, of Reservoir Media, Inc. (“Common Stock”) to be issued pursuant to the terms of (i) that certain Agreement and Plan of Merger, dated as of April 14, 2021 (the “Merger Agreement”), by and among Roth CH Acquisition II Co. (“ROCC”), Roth CH II Merger Sub Corp. (“Merger Sub”) and Reservoir Holdings, Inc. (“Reservoir” or “RHI”), and (ii) those certain subscription agreements entered into in connection with the Merger Agreement. In connection with the merger contemplated by the Merger Agreement, Merger Sub has merged with and into Reservoir (the “Business Combination”) on or about the date of effectiveness of the registration statement of which this prospectus forms a part. Upon consummation of the Business Combination described herein, ROCC was renamed Reservoir Media, Inc. (“RMI”).
As described herein, the selling securityholders named in this prospectus or their permitted transferees (collectively, the “Selling Stockholders”), may sell from time to time up to 58,649,393 shares of RMI’s Common Stock that were issued to the existing stockholders of Reservoir pursuant to the Merger Agreement and to certain institutions and accredited investors in connection with the closing of the Business Combination (the “PIPE Investment”).
We will bear all costs, expenses and fees in connection with the registration of RMI’s Common Stock and will not receive any proceeds from the sale of RMI’s Common Stock. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of RMI’s Common Stock.
Upon the consummation of the Business Combination, RMI’s Common Stock, units and warrants began trading on The Nasdaq Global Market (“Nasdaq”) under the proposed symbols “RSVR,” “RSVRU” and “RSVRW,” respectively
We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.
Investing in RMI’s Common Stock is highly speculative and involves a high degree of risk. See “Risk Factors.”
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of RMI’s Common Stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2021

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

i

FREQUENTLY USED TERMS
Unless otherwise stated in this prospectus, the terms “we,” “us,” “our” or “ROCC” refer to Roth CH Acquisition II Co., a Delaware corporation. In addition, in this prospectus:
•
“Charter” means RMI’s second amended and restated certificate of incorporation;

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“Closing” means the closing of the Business Combination;

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“Code” means the Internal Revenue Code of 1986, as amended;

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“Combined Company” means ROCC following the consummation of the Business Combination, upon which Reservoir will become a wholly-owned subsidiary of ROCC;

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“Craig-Hallum” means Craig-Hallum Capital Group LLC, a joint lead book-running managing underwriter in connection with the IPO;

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“Effective Time” means the effective time of the Business Combination;

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“Exchange Act” means the Securities Exchange Act of 1934, as amended;

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“Founder Shares” means the outstanding shares of ROCC Common Stock held by the Sponsor, certain executive officers and directors of ROCC and affiliates of our management team as of the date of this prospectus;

•
“GAAP” means generally accepted accounting principles in the United States;

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“Initial Stockholders” means, collectively, the Sponsor, CR Financial Holdings, Inc., certain executive officers and directors of ROCC and affiliates of our management team who hold the Founder Shares and the Private Units as of the date of the Merger Agreement;

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“IPO” means ROCC’s initial public offering consummated on December 15, 2020;

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“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended;

•
“Merger Agreement” means the agreement and plan of merger, dated as of April 14, 2021, by and among ROCC, Merger Sub and Reservoir;

•
“Merger Consideration Shares” means 43,649,393 shares of the Combined Company’s common stock to be issued as part of the consideration for the Business Combination (not including 1,459,258 shares representing options to purchase shares of the Combined Company’s Common Stock assumed in the Business Combination);

•
“Merger Sub” means Roth CH II Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of ROCC;

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“Nasdaq” means the Nasdaq Stock Market LLC;

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“PIPE Investment” refers to the issuance and sale of shares of newly issued ROCC Common Stock in a private placement transaction for a purchase price of $10.00 per share for an aggregate commitment of $150,000,000 concurrent with the Business Combination;

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“Private Units” means the ROCC Units sold to the Initial Stockholders concurrently with the consummation of the IPO;

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“Public Shares” means ROCC Common Stock underlying the ROCC Units sold in the IPO;

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“Public Units” means the ROCC Units sold in the IPO;

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“Public Warrants” means warrants underlying the ROCC Units sold in the IPO;

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“Record Date” means [•], 2021;

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“Reservoir” or “RHI” means Reservoir Holdings, Inc., a Delaware corporation;

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“Reservoir Common Stock” means common stock of Reservoir, par value $0.00001 per share;

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“Reservoir Media Management” means Reservoir Media Management, Inc., a Delaware corporation and a wholly-owned subsidiary of Reservoir;

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“Reservoir Preferred Stock” means Series A preferred stock of Reservoir, par value $0.00001 per share;

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“ROCC” means Roth CH Acquisition II Co., a Delaware corporation;

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“ROCC Board” means the board of directors of ROCC;

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“ROCC Common Stock” means common stock of ROCC, $0.0001 par value per share;

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“ROCC Unit” means a unit consisting of one share of ROCC Common Stock and one-half of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one share of ROCC Common Stock at $11.50 per share;

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“ROCC Warrants” means warrants of ROCC exercisable to purchase ROCC Common Stock;

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“Roth” means Roth Capital Partners, LLC, a joint lead book-running managing underwriter in connection with the IPO;

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“SEC” means the Securities and Exchange Commission;

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“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended;

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“Sponsor” means CHLM Sponsor-1 LLC, a Delaware limited liability company; and

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“Trust Account” means the trust account of ROCC, which held the net proceeds of the IPO and the sale of the Private Units, together with interest earned thereon, less amounts released to pay franchise and income tax obligations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, including statements with respect to the anticipated timing, completion and effects of the Business Combination and the financial condition, results of operations, earnings outlook and prospects of ROCC and/or Reservoir and may include statements for the period(s) following the consummation of the Business Combination. Forward- looking statements are based on the current expectations and beliefs of the management of ROCC and Reservoir, as applicable, and are inherently subject to a number of risks, uncertainties and assumptions, and their potential effects. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual financial condition, results of operations, earnings and/or prospects to be materially different from those expressed or implied by these forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The risks, uncertainties and/or assumptions include, but are not limited to, those described in “Risk Factors,” those discussed and identified in public filings made with the SEC by ROCC and the following:
•
expectations regarding Reservoir’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures;

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Reservoir’s ability to invest in growth initiatives and pursue acquisition opportunities;

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the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

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the outcome of any legal proceedings that may be instituted against ROCC or Reservoir following announcement of the Merger Agreement and the transactions contemplated therein;

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the inability to obtain or maintain the listing of RMI’s Common Stock on Nasdaq following the consummation of the Business Combination;

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the risk that the announcement and consummation of the Business Combination disrupts Reservoir’s current plans and operations;

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the ability to achieve the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of Reservoir to grow and manage growth profitably and retain its key employees;

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costs related to the Business Combination;

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the amount of any redemptions by existing holders of ROCC Common Stock being greater than expected;

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limited liquidity and trading of ROCC’s securities;

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geopolitical risk and changes in applicable laws or regulations;

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the possibility that ROCC and/or Reservoir may be adversely affected by other economic, business and/or competitive factors;

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risks relating to the uncertainty of the projected financial information with respect to Reservoir;

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risks related to the organic and inorganic growth of Reservoir’s business and the timing of expected business milestones;

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risk that the COVID-19 pandemic, and local, state and federal responses to addressing the COVID-19 pandemic, may have an adverse effect on our and Reservoir’s business operations, as well as our and their financial condition and results of operations; and

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litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Reservoir’s resources.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of ROCC and/or Reservoir prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this prospectus and attributable to ROCC, Reservoir or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, ROCC and Reservoir undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY
This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of RMI’s Common Stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in RMI’s Common Stock, you should read the entire prospectus carefully, including “Risk Factors” and the financial statements of ROCC and Reservoir and related notes thereto included elsewhere in this prospectus.
Parties to the Business Combination
ROCC
ROCC is a Delaware blank check company established for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business transaction with one or more businesses or entities.
On December 15, 2020, we consummated the IPO of 11,500,000 Public Units at $10.00 per Public Unit, generating gross proceeds of $115,000,000. Simultaneously with the consummation of the IPO, we consummated the sale of 275,000 Private Units in a private placement transaction to the Initial Stockholders, generating gross proceeds of $2,750,000.
After deducting the underwriting discounts, offering expenses and commissions from the IPO and the sale of the Private Units, a total of $115,000,000 of the net proceeds from the IPO and the sale of the Private Units was deposited into the Trust Account established for the benefit of the holders of the Public Shares, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. As of [•], 2021, ROCC had cash of $[•] outside of the Trust Account. The net proceeds deposited into the Trust Account remained on deposit in the Trust Account earning interest. As of [•], 2021, there was $[•] held in the Trust Account.
In accordance with the ROCC’s amended and restated certificate of incorporation, the amounts held in the Trust Account were only to be used by ROCC upon the consummation of the Business Combination or an initial business combination, except that there can be released to ROCC, from time to time, any interest earned on the funds in the Trust Account that it may need to pay its tax obligations. The remaining interest earned on the funds in the Trust Account was released upon the consummation of the Business Combination.
Merger Sub
ROCC Merger Sub Inc., was a wholly-owned subsidiary of ROCC, incorporated in the State of Delaware on September 16, 2020 to consummate the Business Combination. Merger Sub merged with and into Reservoir upon the consummation of the Business Combination, with Reservoir surviving the merger as a wholly-owned subsidiary of ROCC.
Reservoir
Reservoir is one of the world’s leading independent music companies based in New York with offices in Los Angeles, Nashville, Toronto, London and Abu Dhabi. Reservoir holds a regular Top 10 U.S. Market Share according to Billboard’s Publishers Quarterly, was twice named Publisher of the Year by Music Business Worldwide’s The A&R Awards in 2017 and 2019, won Independent Publisher of the Year at the 2020 Music Week Awards and is nominated again for the same category in 2021. It operates a music publishing business, a record label, a management business and a rights management society in the Middle East. Reservoir’s publishing catalog includes historic pieces written and performed by greats like Billy Strayhorn, Hoagy Carmichael and John Denver. Reservoir’s stable of active songwriters, including James Fauntleroy, Ali Tamposi and Jamie Hartman, have contributed to current award-winning hits performed by the likes of Justin Bieber, Ariana Grande, Camila Cabello, Bruno Mars, John Legend, Lizzo and more.

Reservoir’s music publishing business contributed approximately $67 million to its revenues for the year ended March 31, 2021, representing approximately 83% of its revenues. Reservoir now represents over 130,000 copyrights with titles dating back as far as 1900 and hundreds of #1 releases worldwide. The music is at the heart of everything Reservoir does and, as such, its M&A practice and its active songwriter business is committed to both catalog acquisition and expansion of the roster strategically, driven by the quality of the music.
Reservoir’s recorded music business is home to Chrysalis Records and Philly Groove Records representing artists like The Delfonics, Sinead O’Connor and Generation X. Its recorded music business contributed approximately $12 million to its revenues for the year ended March 31, 2021, representing approximately 15% of its revenues. Reservoir looks at its recorded music business as one that is poised for growth and ingestion of new master recordings through its M&A practice.
The mailing address of Reservoir’s principal executive office is 75 Varick Street, 9th Floor, New York, New York 10013, and its telephone number is (212) 675-0541.
See “Description of RHI’s Business,” “RHI’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management of the Combined Company.”
The Business Combination and the Merger Agreement
On April 14, 2021, ROCC, Merger Sub and Reservoir entered into the Merger Agreement, pursuant to which a business combination between ROCC and Reservoir will be effected through the merger of Merger Sub with and into Reservoir, with Reservoir surviving the merger as a wholly-owned subsidiary of ROCC (the “Surviving Subsidiary”).
Immediately prior to the Effective Time, each share of Reservoir Preferred Stock, that was issued and outstanding immediately prior to the Effective Time was automatically converted immediately prior to the Effective Time into a number of shares of Reservoir Common Stock, at the then-effective conversion rate as calculated pursuant to Reservoir’s certificate of incorporation (the “Reservoir Preferred Stock Conversion”). All of the shares of Reservoir Preferred Stock converted into shares of Reservoir Common Stock pursuant to the Reservoir Preferred Stock Conversion are longer outstanding and ceased to exist, and each holder of Reservoir Preferred Stock thereafter ceased to have any rights with respect to such shares of Reservoir Preferred Stock.
At the Effective Time and following the Reservoir Preferred Stock Conversion, by virtue of the Business Combination and without any action on the part of ROCC, Merger Sub, Reservoir or the holders of any of the securities thereof:
•
each share of Reservoir Common Stock (including Reservoir Common Stock resulting from the Company Preferred Stock Conversion, the “As-Converted Preferred Stock”) that was issued and outstanding immediately prior to the Effective Time (other than the shares of Reservoir Common Stock held in the treasury of Reservoir) was canceled and converted into the right to receive the number of shares of ROCC Common Stock equal to the Exchange Ratio (the “Per Share Merger Consideration”);

•
each share of Reservoir Common Stock held in the treasury of Reservoir was cancelled without any conversion thereof and no payment or distribution will be made with respect thereto;

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each share of common stock of Merger Sub, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time was converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.00001 per share, of the Surviving Subsidiary; and

•
each option to acquire a share of Reservoir Common Stock pursuant to the Reservoir Holdings, Inc. 2019 Long Term Incentive Plan, dated as of April 23, 2019 (a “Reservoir Option”), that was outstanding immediately prior to the Effective Time was converted into an option to purchase a number of shares of ROCC Common Stock (such option, an “Exchanged Option”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Reservoir Common Stock subject to such Reservoir Option immediately prior to the Effective Time and (y) the

Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Reservoir Option immediately prior to the Effective Time divided by (ii) the Exchange Ratio; provided, however, that the exercise price and the number of shares of ROCC Common Stock purchasable pursuant to the Exchanged Options was determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that, in the case of any Exchanged Option to which Section 422 of the Code applies, the exercise price and the number of shares of ROCC Common Stock purchasable pursuant to such option was determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code; provided, further, that, except as specifically provided above, following the Effective Time, each Exchanged Option continued to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Reservoir Option immediately prior to the Effective Time.
Contemporaneously with the execution of the Merger Agreement, the holders of 100% of Reservoir Common Stock and the Reservoir Preferred Stock provided their unanimous written consent pursuant to which such holders approved the Reservoir Preferred Stock Conversion, the Merger Agreement, the Business Combination and the other transactions contemplated by the Merger Agreement, in accordance with applicable law and Reservoir’s organizational documents.

THE OFFERING
Issuer
Roth CH Acquisition II Co., to be renamed Reservoir Media, Inc. in connection with the Business Combination
Shares that may be offered and sold from time to time by the Selling Stockholders named herein
58,649,393 shares of Common Stock.
ROCC Common Stock issued and outstanding prior to the consummation of the Business Combination and any exercise of warrants
14,650,000 shares of ROCC Common Stock
Common Stock to be issued and outstanding following the consummation of the Business Combination (assuming no redemptions and excluding shares issuable upon exercise of outstanding warrants)(1)
[        ] shares of RMI’s Common Stock
Use of proceeds
All of the shares of RMI’s Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.
Proposed NASDAQ Capital Market symbol
“RSVR”
Risk Factors
Investing in RMI’s Common Stock involves a high degree of risk. See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider carefully before you decide to invest in RMI’s Common Stock.

(1)
Represents the number of shares of ROCC Common Stock outstanding at the Closing assuming that none of ROCC’s public stockholders exercise their redemption rights in connection with the special meeting of the ROCC’s stockholders.

SELECTED HISTORICAL FINANCIAL INFORMATION OF RHI
The following tables set forth certain selected historical consolidated financial information of Reservoir as of and for the years ended March 31, 2021 and 2020. The selected historical consolidated financial information as of and for the years ended March 31, 2021 and 2020 has been derived from, and should be read together with, Reservoir’s consolidated financial statements, including the accompanying notes, as of such dates and for such years, contained elsewhere in this prospectus. Reservoir’s results of operations and financial condition presented below do not purport to be indicative of its results of operations or financial condition as of any future date or for any future period.
The selected historical consolidated financial information should be read in conjunction with “RHI’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Reservoir’s consolidated financial statements, in each case, including the accompanying notes, contained elsewhere in this prospectus.
	Year Ended March 31,
(in thousands)	2021	2020
Income Statement Data:
Revenues	$81,778	$63,239
Total costs and expenses	62,107	47,761
Operating income	19,671	15,477
Income before income taxes	12,790	14,210
Income tax expense	2,454	4,199
Net income	10,336	10,011
Net (income) / loss attributable to noncontrolling interests	(47)	47
Net income attributable to Reservoir	10,289	10,058
Total comprehensive income	16,818	8,029
Total comprehensive income attributable to Reservoir	16,771	$8,076
Cash Flow Data:
Net cash provided by operating activities	$16,247	$11,882
Net cash (used for) investing activities	(120,147)	(107,806)
Net cash provided by financing activities	47,220	147,030
(in thousands)	As of
	March 31,
	2021	2020
Balance Sheet Data:
Cash and cash equivalents	$9,210	$58,240
Total assets	463,944	396,591
Loans and secured notes payable	211,532	171,785
Total liabilities	267,959	225,499
Total shareholders’ equity	195,985	171,092

RISK FACTORS
You should carefully review and consider the following risk factors and the other information contained in this prospectus, including the consolidated financial statements and the accompanying notes and matters addressed in the section titled “Cautionary Note Regarding Forward-Looking Statements,” in evaluating an investment in RMI’s Common Stock. The following risk factors apply to the business and operations of Reservoir and also apply to the business and operations of the Combined Company following the consummation of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to realize the anticipated benefits of the Business Combination and may have an adverse effect on the business, cash flows, financial condition and results of operations of the Combined Company following the consummation of the Business Combination. We may face additional risks and uncertainties that are not presently known to us or that we currently deem immaterial, which may also impair our business, cash flows, financial condition and results of operations.
Risks Related to Reservoir’s Business and Operations
Reservoir’s business, cash flows, financial condition and results of operations are expected to continue to be adversely impacted by the COVID-19 pandemic.
The COVID-19 pandemic has had and will have an adverse effect on Reservoir’s business, cash flows, financial condition and results of operations.
While physical revenue streams — physical revenue in Reservoir’s recorded music business (the “Recorded Music business”) and mechanical revenue in Reservoir’s music publishing business (the “Music Publishing business”) — have declined significantly over the last decade, the virus outbreak has resulted in declines in Reservoir’s physical revenue streams related to disruptions in manufacturing and physical supply chains, the mandated closure of physical retailers, the requirement that people stay in their homes and Reservoir’s decisions to delay the release of new recordings from artists with a more physical consumer base.
Stay at home orders, limited indoor and outdoor gatherings and other restrictions have negatively affected Reservoir’s business in other ways. The COVID-19 pandemic has suspended live concert tours, adversely impacting Reservoir’s concert promotion business and its sale of tour merchandise. It has made it more difficult for artists to engage in marketing efforts around the release of their new recordings which, in some cases, has led to Reservoir’s decisions to delay the release of those recordings. It has delayed the release of new recordings by impeding the types of collaboration among artists, songwriters, producers, musicians, engineers and studios which are necessary for the delivery of those recordings. The cessation or significant delay in the production of motion pictures and television programs has negatively affected licensing revenue in Reservoir’s Recorded Music business and synchronization revenue in Reservoir’s Music Publishing business.
It has been widely reported that advertisers have reduced their advertising spend as a result of the COVID-19 pandemic. Reservoir expects this will result in a corresponding decline in licensing revenue and, to a lesser extent, ad-supported digital revenue in its Recorded Music business and synchronization, performance and ad-supported digital revenue in its Music Publishing business.
The severity and the duration of the COVID-19 pandemic is difficult to predict but it is expected that the COVID-19 pandemic will continue to materially and adversely affect the global economy, creating risks around the timing and collectability of Reservoir’s accounts receivable and leading to a decline in consumer discretionary spending which, in turn, could have a negative impact on Reservoir’s business, cash flows, financial condition and results of operations. To the extent the COVID-19 pandemic adversely affects Reservoir’s business, cash flows, financial condition or results of operations, it may also have the effect of heightening other risks described in this section.
Given the uncertainty around the extent and timing of the potential future spread or mitigation of the COVID-19 virus and around the imposition or relaxation of protective measures, Reservoir cannot at this time reasonably estimate the impact to its future business, cash flows, financial condition and results of operations.

Reservoir may be unable to compete successfully in the highly competitive markets in which it operates and may suffer reduced profits as a result.
The industries in which Reservoir operates are highly competitive, have experienced ongoing consolidation among major music entertainment companies and are driven by consumer preferences that are rapidly changing. Furthermore, they require substantial human and capital resources. Reservoir competes with other recorded music companies and music publishing companies to identify and sign new recording artists and songwriters with the potential to achieve long-term success and to enter into and renew agreements with established recording artists and songwriters. In addition, Reservoir’s competitors may from time to time increase the amounts they spend to discover, or to market and promote, recording artists and songwriters or reduce the prices of their music in an effort to expand market share. Reservoir may lose business if it is unable to sign successful recording artists or songwriters or to match the prices of the music offered by its competitors. Reservoir’s Recorded Music business competes not only with other recorded music companies, but also with recording artists who may choose to distribute their own works (which has become more practicable as music is distributed online rather than physically) and companies in other industries (such as Spotify) that may choose to sign direct deals with recording artists or recorded music companies. Reservoir’s Music Publishing business competes not only with other music publishing companies, but also with songwriters who publish their own works and companies in other industries that may choose to sign direct deals with songwriters or music publishing companies. Reservoir’s Recorded Music business is to a large extent dependent on technological developments, including access to and selection and viability of new technologies, and is subject to potential pressure from competitors as a result of their technological developments. For example, Reservoir’s Recorded Music business may be further adversely affected by technological developments that facilitate the piracy of music, such as Internet peer-to-peer file sharing, by an inability to enforce Reservoir’s intellectual property rights in digital environments and by a failure to further develop successful business models applicable to a digital environment. The Recorded Music business also faces competition from other forms of entertainment and leisure activities, such as cable and satellite television, motion pictures and video games in physical and digital formats.
Reservoir’s prospects and financial results may be adversely affected if Reservoir fails to identify, sign and retain recording artists and songwriters and by the existence or absence of superstar releases.
Reservoir is dependent on identifying, signing and retaining recording artists with long-term potential, whose debut music is well received on release, whose subsequent music is anticipated by consumers and whose music will continue to generate sales as part of Reservoir’s catalog for years to come. The competition among record companies for such talent is intense. Competition among record companies to sell and otherwise market and promote music is also intense. Reservoir is also dependent on signing and retaining songwriters who will write the hit songs of today and the classics of tomorrow. Reservoir’s competitive position is dependent on its continuing ability to attract and develop recording artists and songwriters whose work can achieve a high degree of public acceptance and who can timely deliver their music to us. Reservoir’s prospects and financial results may be adversely affected if it is unable to identify, sign and retain such recording artists and songwriters under terms that are economically attractive to it. Reservoir’s prospects and financial results may also be affected by the existence or absence of superstar recording artist releases during a particular period. Some music entertainment industry observers believe that the number of superstar recording acts with long-term appeal, both in terms of catalog sales and future releases, has declined in recent years. Additionally, Reservoir’s prospects and financial results are generally affected by the appeal of its recorded music and music publishing catalogs to consumers.
Reservoir’s business operations in some foreign countries subject it to trends, developments or other events which may adversely affect its results of operations.
Reservoir is a global company with strong local presences, which have become increasingly important as the popularity of music originating from a country’s own language and culture has increased in recent years. Reservoir’s mix of national and international recording artists and songwriters is designed to provide a significant degree of diversification. However, Reservoir’s music does not necessarily enjoy universal appeal and, if it does not continue to appeal in various countries, Reservoir’s results of operations could be adversely impacted. As a result, Reservoir’s results of operations can be affected not only by general industry trends, but also by trends, developments or other events in individual countries, including:

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limited legal protection and enforcement of intellectual property rights;

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restrictions on the repatriation of capital;

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fluctuations in interest and foreign exchange rates;

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differences and unexpected changes in regulatory environment, including environmental, health and safety, local planning, zoning and labor laws, rules and regulations;

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varying tax regimes which could adversely affect Reservoir’s results of operations or cash flows, including regulations relating to transfer pricing and withholding taxes on remittances and other payments by subsidiaries and joint ventures;

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exposure to different legal standards and enforcement mechanisms and the associated cost of compliance;

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difficulties in attracting and retaining qualified management and employees or rationalizing Reservoir’s workforce;

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tariffs, duties, export controls and other trade barriers;

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global economic and retail environment;

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longer accounts receivable settlement cycles and difficulties in collecting accounts receivable;

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recessionary trends, inflation and instability of the financial markets;

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higher interest rates; and

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political instability.

Reservoir may not be able to insure or hedge against these risks, and it may not be able to ensure compliance with all of the applicable regulations without incurring additional costs, or at all. For example, Reservoir’s results of operations could be impacted by fluctuations of the U.S. dollar against most currencies. See “— Unfavorable currency exchange rate fluctuations could adversely affect Reservoir’s results of operations.” Furthermore, financing may not be available in countries with less than investment-grade sovereign credit ratings. As a result, it may be difficult to create or maintain profitable operations in various countries.
In addition, Reservoir’s results can be affected by trends, developments and other events in individual countries. There can be no assurance that in the future country-specific trends, developments or other events will not have a significant adverse effect on Reservoir’s business, cash flows, financial condition and results of operations. Unfavorable conditions can depress revenues in any given market and prompt promotional or other actions that adversely affect Reservoir’s margins.
Furthermore, under the terms of a withdrawal agreement between the United Kingdom and the European Union, the United Kingdom formally left the European Union on January 31, 2020 and, on January 1, 2021, the United Kingdom left the European Union’s Single Market and Customs Union, as well as all policies and international agreements of the European Union. On December 24, 2020, the European Commission reached a trade agreement with the United Kingdom on the terms of its future cooperation with the European Union (the “Brexit Trade Agreement”). Although we cannot predict the impact that the Brexit Trade Agreement will have on our business, it is possible that new terms, as well as the continued uncertainty related to Brexit, may cause increased economic volatility and uncertainty in the European and global markets and could adversely affect our business, cash flows, financial condition and results of operations.
Unfavorable currency exchange rate fluctuations could adversely affect Reservoir’s results of operations.
As Reservoir continues to expand its international operations, Reservoir becomes increasingly exposed to the effects of fluctuations in currency exchange rates. The reporting currency for Reservoir’s consolidated financial statements is the U.S. dollar. Reservoir has substantial assets, liabilities, revenues and costs denominated in currencies other than U.S. dollars. To prepare Reservoir’s consolidated financial statements, Reservoir must translate those assets, liabilities, revenues and expenses into U.S. dollars at then-applicable exchange rates. Consequently, increases and decreases in the value of the U.S. dollar versus other currencies will affect the amount of these items in Reservoir’s consolidated financial statements, even if their value has not changed in their original currency. These translations could result in significant changes to Reservoir’s results of operations from period to period. In addition, from time to time, Reservoir enters into foreign exchange contracts to hedge the risk of unfavorable foreign currency exchange rate movements.
Reservoir’s business may be adversely affected by competitive market conditions, and it may not be able to execute its business strategy.
Reservoir expects to increase revenues and cash flow through a business strategy which requires it, among other things, to continue to maximize the value of its music, to significantly reduce costs to maximize flexibility and adjust to new realities of the market, to continue to act to contain digital piracy and to diversify its revenue streams into growing segments of the music entertainment business by continuing to capitalize on digital distribution and emerging technologies, entering into expanded-rights deals with recording artists and by operating its artist services businesses.
Each of these initiatives requires sustained management focus, organization and coordination over significant periods of time. Each of these initiatives also requires success in building relationships with third parties and in anticipating and keeping up with technological developments and consumer preferences and may involve the implementation of new business models or distribution platforms. The results of Reservoir’s strategy and the success of Reservoir’s implementation of this strategy will not be known for some time in the future. If Reservoir is unable to implement its strategy successfully or properly react to changes in market conditions, its business, cash flows, financial condition and results of operations could be adversely affected.
Reservoir’s ability to operate effectively could be impaired if it fails to attract and retain its executive officers.
Reservoir competes with other music entertainment companies and other companies for top talent. Reservoir’s ability to successfully implement its business strategy and to operate profitably depends, in part, on its ability to retain key personnel. If key personnel become unable or unwilling to continue in their present positions, Reservoir’s business, cash flows, financial condition and results of operations could be materially adversely affected. Reservoir’s success also depends, in part, on its continuing ability to identify, hire, attract, train and develop other highly qualified personnel.
Competition for these employees can be intense, and the Combined Company’s ability to hire, attract and retain them depends on its ability to provide competitive compensation. Reservoir may not be able to attract, assimilate, develop or retain qualified personnel in the future, and its failure to do so could adversely affect its business, including the execution of its business strategy. Any failure by Reservoir’s management team to perform as expected may have a material adverse effect on Reservoir’s business, cash flows, financial condition and results of operations.
Past performance by Reservoir’s management team and their affiliates may not be indicative of future performance of an investment in Reservoir.
Information regarding performance by, or businesses associated with, Reservoir’s management team or businesses associated with them is presented for informational purposes only. Past performance by Reservoir’s management team is not a guarantee of success with respect to any acquisition the Combined Company may consummate or strategy the Combined Company may implement. You should not rely on the historical record of the performance of Reservoir’s management team or businesses associated with them as indicative of the Combined Company’s future performance of an investment in Reservoir or the returns it will, or is likely to, generate going forward.
Reservoir’s management team has limited experience in operating a public company.
Reservoir’s executive officers have limited experience in the management of a publicly traded company. Reservoir’s management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Reservoir’s management team’s limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of its management team’s time may be devoted to these activities which will result in less time being devoted to the management and growth of the Combined Company. Reservoir may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for the Combined Company to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that the Combined Company will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.
Failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could impair Reservoir’s ability to produce timely and accurate financial statements or to comply with applicable regulations and have a material adverse effect on its business, cash flows, financial condition and results of operations.
Reservoir’s management determined that material weaknesses existed in the internal controls over financial reporting while preparing its consolidated financial statements as of March 31, 2021 and 2020. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis. The material weaknesses identified relate to an ineffective control environment due to improper segregation of duties and a lack of qualified personnel to address certain complex accounting transactions and an ineffective risk assessment process resulting in improper design of control activities to address certain risks of material misstatement. Because Reservoir did not identify and address gaps in qualified personnel, Reservoir’s management was unable to appropriately define responsibilities to carry out effective internal controls over financial reporting, resulting in design deficiencies and the absence of segregation of duties. While Reservoir has instituted plans to remediate these issues and continues to take remediation steps, including hiring additional personnel subsequent to March 31, 2021 and implementing new processes and controls in connection with financial reporting, Reservoir continued to have a limited number of personnel with the level of GAAP accounting knowledge, specifically related to complex accounting transactions, commensurate with its financial reporting requirements. Although Reservoir believes the hiring of additional accounting resources and implementation of processes and controls to better identify and manage segregation of duties will remediate the weakness with respect to insufficient personnel, there can be no assurance that the material weaknesses will be remediated on a timely basis or at all, or that additional material weaknesses will not be identified in the future. If Reservoir is unable to remediate the material weaknesses, its ability to record, process and report financial information accurately and to prepare consolidated financial statements within the time periods specified by the rules and regulations of the SEC could be adversely affected, which, in turn, have a material adverse effect on its business, cash flows, financial condition and results of operations.
Reservoir’s independent registered public accounting firm is not required to formally attest to the effectiveness of Reservoir’s internal controls over financial reporting until after it is no longer an “emerging growth company” as defined in the JOBS Act. At such time, Reservoir’s independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which Reservoir’s internal controls over financial reporting are documented, designed or operating. Any failure to implement and maintain effective internal controls over financial reporting also could adversely affect the results of periodic management evaluations and the independent registered public accounting firm’s annual attestation reports regarding the effectiveness of Reservoir’s internal controls over financial reporting that it will eventually be required to include in its periodic reports that are filed with the SEC.
Reservoir has been operating as a private company. Following the consummation of the Business Combination, management of the Combined Company will have significant requirements for enhanced financial reporting and internal controls as a public company. As a result, matters impacting Reservoir’s internal controls over financial reporting may cause it to be unable to report its consolidated financial information on a timely basis and thereby subject it to adverse regulatory consequences, including sanctions by the SEC or violations of applicable Nasdaq listing rules, which may result in a breach of the covenants under the New Senior Credit Facility or future financing arrangements. There also could be a negative reaction in the financial markets due to a loss of investor confidence in the Combined Company and the reliability of its consolidated financial statements. Confidence in the reliability of Reservoir’s consolidated financial statements also could suffer if Reservoir or its independent registered public accounting firm continue to report a material weakness in its internal controls over financial reporting. This could materially adversely affect Reservoir’s business, cash flows, financial condition and results of operations and lead to a decline in the market price of the Combined Company’s common stock.
A significant portion of Reservoir’s revenues are subject to rate regulation either by government entities or by local third-party collecting societies throughout the world and rates on other income streams may be set by governmental proceedings, which may limit Reservoir’s profitability.
Mechanical royalties and performance royalties are two of the main sources of income to Reservoir’s Music Publishing business and mechanical royalties are a significant expense to Reservoir’s Recorded Music business. In the United States, mechanical royalty rates are set every five years pursuant to an administrative process under the U.S. Copyright Act, unless rates are determined through industry negotiations, and performance royalty rates are determined by negotiations with performing rights societies, the largest of which, the American Society of Composers, Authors and Publishers (the “ASCAP”) and Broadcast Music, Inc. (the “BMI”), are subject to a consent decree rate-setting process if negotiations are unsuccessful. In June 2019, the Antitrust Division of the Department of Justice opened a review of its consent decrees with ASCAP and BMI to determine whether the decrees should be maintained in their current form, modified or terminated. Outside the United States, mechanical and performance royalty rates are typically negotiated on an industry-wide basis. In most territories outside the United States, mechanical royalties are based on a percentage of wholesale prices for physical product and based on a percentage of consumer prices for digital formats. The mechanical and performance royalty rates set pursuant to such processes may adversely affect Reservoir by limiting its ability to increase the profitability of its Music Publishing business. If the mechanical and performance royalty rates are set too high it may also adversely affect Reservoir by limiting its ability to increase the profitability of its Recorded Music business. In addition, rates Reservoir’s Recorded Music business receives in the United States for webcasting and satellite radio are set every five years by an administrative process under the U.S. Copyright Act unless rates are determined through industry negotiations. It is important as revenues continue to shift from physical to diversified distribution channels that Reservoir receives fair value for all of the uses of its intellectual property as its business model now depends upon multiple revenue streams from multiple sources. The rates set for recorded music and music publishing income sources through collecting societies or legally prescribed rate-setting processes could have a material adverse impact on Reservoir’s business prospects.
Reservoir may not have full control and ability to direct the operations it conducts through joint ventures.
Reservoir currently has interests in a number of joint ventures and may in the future enter into further joint ventures as a means of conducting its business. In addition, Reservoir structures certain of its relationships with recording artists and songwriters as joint ventures. Reservoir may not be able to fully control the operations and the assets of its joint ventures, and it may not be able to make major decisions or may not be able to take timely actions with respect to its joint ventures unless its joint venture partners agree.
As part of its growth strategy, Reservoir intends to acquire, combine with or invest in other businesses and will face risks inherent in such transactions.
Reservoir has in the past engaged, and will continue from time to time in the future to engage, in opportunistic strategic acquisitions or other transactions, which could involve, in addition to acquisitions, combinations or dispositions of businesses or assets, or strategic alliances or joint ventures with companies engaged in music entertainment, entertainment or other businesses. Any such combination could be material, be difficult to implement, disrupt Reservoir’s business or change its business profile, focus or strategy significantly. In addition, to the extent Reservoir seeks to grow its business through acquisitions, Reservoir may not be able to successfully identify attractive acquisition opportunities or consummate any such acquisitions if it cannot reach an agreement on commercially favorable terms, if it lacks sufficient resources to finance the transaction on its own and cannot obtain financing at a reasonable cost or if regulatory authorities prevent such transaction from being consummated. Furthermore, competition for acquisitions in the markets in which Reservoir operates has increased during recent years, and may continue to increase in the future, which may result in an increase in the costs of acquisitions or may cause Reservoir to refrain from making certain acquisitions. Reservoir may not be able to complete future acquisitions on favorable terms, if at all.
If Reservoir does complete future acquisitions, there can be no assurance that they will ultimately strengthen its competitive position or that they will be viewed positively by customers, financial markets or investors. Furthermore, future acquisitions could pose numerous additional risks to Reservoir’s business, cash flows, financial condition and results of operations, including:
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potential disruption of Reservoir’s ongoing business and distraction of management;

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potential loss of recording artists or songwriters from Reservoir’s rosters;

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difficulty integrating the acquired businesses or segregating assets to be disposed of;

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exposure to unknown and/or contingent or other liabilities, including litigation arising in connection with the acquisition, disposition and/or against any businesses Reservoir may acquire;

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reputational or other damages to Reservoir’s business as a result of a failure to consummate such a transaction for, among other reasons, failure to gain antitrust approval;

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changing Reservoir’s business profile in ways that could have unintended consequences and challenges in achieving strategic objectives, cost savings and other anticipated benefits;

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difficulty in maintaining controls, procedures and policies during the transition and integration;

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challenges in integrating the new workforce and the potential loss of key employees, particularly those of the acquired business; and

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use of substantial portions of Reservoir’s available cash or the incurrence of debt to consummate the acquisition.

If Reservoir enters into significant transactions in the future, related accounting charges may affect its financial condition and results of operations, particularly in the case of any acquisitions. In addition, the financing of any significant acquisition may result in changes in Reservoir’s capital structure, including the incurrence of additional indebtedness, which may be substantial. Conversely, any material disposition could reduce Reservoir’s indebtedness or require the amendment or refinancing of its outstanding indebtedness or a portion thereof. Reservoir may not be successful in addressing these risks or any other problems encountered in connection with any strategic or transformative transactions. Reservoir cannot assure you that if it makes any future acquisitions, investments, strategic alliances or joint ventures or enters into any business combination that they will be completed in a timely manner, or at all, that they will be structured or financed in a way that will enhance Reservoir’s creditworthiness or that they will meet its strategic objectives or otherwise be successful. Reservoir also may not be successful in implementing appropriate operational, financial and management systems and controls to achieve the benefits expected to result from these transactions. Failure to effectively manage any of these transactions could result in material increases in costs or reductions in expected revenues, or both. In addition, if any new business in which Reservoir invests or which it attempts to develop does not progress as planned, Reservoir may not recover the funds and resources it has expended and this could have a negative impact on its businesses or Reservoir’s and its subsidiaries as a whole.
The enactment of legislation limiting the terms by which an individual can be bound under a “personal services” contract could impair Reservoir’s ability to retain the services of key artists.
California Labor Code Section 2855 (“Section 2855”) limits the duration of time any individual can be bound under a contract for “personal services” to a maximum of seven years. In 1987, subsection (b) was added to Section 2855, which provides a limited exception to Section 2855 for recording contracts, creating a damages remedy for record companies. Such legislation could result in certain of Reservoir’s existing contracts with artists being declared unenforceable, or may restrict the terms under which Reservoir enters into contracts with artists in the future, either of which could adversely affect Reservoir’s results of operations. There is no assurance that California will not introduce legislation in the future seeking to repeal subsection

(b) of Section 2855. The repeal of subsection (b) of Section 2855 and/or the passage of legislation similar to Section 2855 by other states could materially adversely affect Reservoir’s business, cash flows, financial condition and results of operations.
If Reservoir’s recording artists and songwriters are characterized as employees, Reservoir would be subject to employment and withholding liabilities.
Although Reservoir believes that the recording artists and songwriters with which it partners are properly characterized as independent contractors, tax or other regulatory authorities may in the future challenge Reservoir’s characterization of these relationships. Reservoir is aware of a number of judicial decisions and legislative proposals that could bring about major reforms in worker classification, including the California legislature’s recent passage of California Assembly Bill 5 (“AB 5”). AB 5 purports to codify a new test for determining worker classification that is widely viewed as expanding the scope of employee relationships and narrowing the scope of independent contractor relationships. Given AB 5’s recent passage, there is no guidance from the regulatory authorities charged with its enforcement, and there is a significant degree of uncertainty regarding its application. In addition, AB 5 has been the subject of widespread national discussion and it is possible that other jurisdictions may enact similar laws. If such regulatory authorities or state, federal or foreign courts were to determine that Reservoir’s recording artists and songwriters are employees, and not independent contractors, Reservoir would be required to withhold income taxes, to withhold and pay Social Security, Medicare and similar taxes and to pay unemployment and other related payroll taxes. Reservoir would also be liable for unpaid past taxes and subject to penalties. As a result, any determination that Reservoir’s recording artists and songwriters are its employees could have a material adverse effect on its business, cash flows, financial condition and results of operations.
If streaming adoption or revenues grows less rapidly or levels off, Reservoir’s prospects, business, cash flows, financial condition and results of operations may be adversely affected.
Streaming revenues are important because they have offset declines in downloads and physical sales and represent a growing area of Reservoir’s Recorded Music business. According to the International Federation of the Phonographic Industry (the “IFPI”), streaming revenues, which includes revenues from ad- supported and subscription services, accounted for approximately 88% of digital revenues in 2019, up approximately 5% year-over-year. There can be no assurance that this growth pattern will persist or that digital revenues will continue to grow at a rate sufficient to offset and exceed declines in downloads and physical sales. If growth in streaming revenues levels off or fails to grow as quickly as it has over the past several years, Reservoir’s Recorded Music business may experience reduced levels of revenues and operating income. Additionally, slower growth in streaming adoption or revenues is also likely to have a negative impact on Reservoir’s Music Publishing business, which generates a significant portion of its revenues from sales and other uses of recorded music.
Reservoir is substantially dependent on a limited number of digital music services for the online distribution and marketing of its music, and they are able to significantly influence the pricing structure for online music stores and may not correctly calculate royalties under license agreements.
Reservoir derives an increasing portion of its revenues from the licensing of music through digital distribution channels. Reservoir is currently dependent on a small number of leading digital music services. Reservoir has limited ability to increase its wholesale prices to digital music services as a small number of digital music services control much of the legitimate digital music business. If these services were to adopt a lower pricing model or if there were structural changes to other pricing models, Reservoir could receive substantially less for its music, which could cause a material reduction in Reservoir’s revenues, unless offset by a corresponding increase in the number of transactions. Reservoir currently enters into short-term license agreements with many digital music services and provides its music on an at-will basis to others. There can be no assurance that Reservoir will be able to renew or enter into new license agreements with any digital music service. The terms of these license agreements, including the royalty rates that Reservoir receives pursuant to them, may change as a result of changes in its bargaining power, changes in the industry, changes in the law, or for other reasons. Decreases in royalty rates, rates of revenue sharing or changes to other terms of these license agreements may materially impact Reservoir’s business, operating results and financial condition. Digital music services generally accept and make available all of the music that Reservoir delivers to them. However, if digital music services in the future decide to limit the types or amount of music they will accept from music entertainment companies like Reservoir, Reservoir’s revenues could be significantly reduced. See “Description of RHI’s Business — Recorded Music — Sales and Digital Distribution.”
Reservoir is also substantially dependent on a limited number of digital music services for the marketing of its music. A significant proportion of the music streamed on digital music services is from playlists curated by those services or generated from those services’ algorithms. If these services were to fail to include Reservoir’s music on playlists, change the position of its music on playlists or give Reservoir less marketing space, it could adversely affect Reservoir’s business, cash flows, financial condition and results of operations.
Under Reservoir’s license agreements and relevant statutes, Reservoir receives royalties from digital music services in order to stream or otherwise offer its music. The determination of the amount and timing of such payments is complex and subject to a number of variables, including the revenue generated, the type of music offered and the country in which it is sold, identification of the appropriate licensor, and the service tier on which music is made available. As a result, Reservoir may not be paid appropriately for its music. Failure to be accurately paid its royalties may adversely affect Reservoir’s business, cash flows, financial condition and results of operations.
Because Reservoir’s success depends substantially on its ability to maintain a professional reputation, adverse publicity concerning Reservoir or its artists, songwriters or key personnel could adversely affect its business.
Reservoir’s professional reputation is essential to its continued success and any decrease in the quality of its reputation could impair its ability to, among other things, recruit and retain qualified and experienced key personnel, retain or attract artists and songwriters and/or enter into licensing or other contractual arrangements. Reservoir’s overall reputation may be negatively impacted by a number of factors, including negative publicity concerning Reservoir or its artists, songwriters or key personnel. Any adverse publicity relating to Reservoir or such individuals or entities that we employ or represent, including from reported or actual incidents or allegations of illegal or improper conduct, such as harassment, discrimination or other misconduct, could result in significant media attention, even if not directly relating to or involving Reservoir, and could have a negative impact on its professional reputation. This could result in termination of licensing or other contractual relationships or Reservoir’s ability to attract and retain artists, songwriters or key personnel, all of which could adversely affect Reservoir business, cash flows, financial condition and results of operations.
Risks Related to Intellectual Property and Data Security
Failure to obtain, maintain, protect and enforce Reservoir’s intellectual property rights could substantially harm its business, operating results and financial condition.
The success of Reservoir’s business depends on its ability to obtain, maintain, protect and enforce its trademarks, copyrights and other intellectual property rights. The measures that Reservoir takes to obtain, maintain, protect and enforce its intellectual property rights, including, if necessary, litigation or proceedings before governmental authorities and administrative bodies, may be ineffective, expensive and time- consuming and, despite such measures, third parties may be able to obtain and use Reservoir’s intellectual property rights without its permission. Additionally, changes in law may be implemented, or changes in interpretation of such laws may occur, that may affect Reservoir’s ability to obtain, maintain, protect or enforce its intellectual property rights. Failure to obtain, maintain, protect or enforce Reservoir’s intellectual property rights could harm its brand or brand recognition and adversely affect Reservoir’s business, financial condition and results of operation.
Reservoir also in-licenses certain major trademarks for certain wholly-owned subsidiaries from third parties pursuant to perpetual, royalty-free license agreements that may be terminated by the licensor under certain circumstances, including Reservoir’s material breach of the terms of such license agreements. Upon any such termination, Reservoir may be required to either negotiate a new or reinstated agreement with less favorable terms or otherwise lose its rights to use the licensed trademarks.

Reservoir’s involvement in intellectual property litigation could adversely affect its business, cash flows, financial condition and results of operations.
Reservoir’s business is highly dependent upon intellectual property, an area that has encountered increased litigation in recent years. If Reservoir is alleged to infringe, misappropriate or otherwise violate the intellectual property rights of a third party, any litigation to defend the claim could be costly and would divert the time and resources of management, regardless of the merits of the claim and whether the claim is settled out of court or determined in Reservoir’s favor. There can be no assurance that Reservoir would prevail in any such litigation. If Reservoir were to lose a litigation relating to intellectual property, it could be forced to pay monetary damages and to cease using certain intellectual property or technologies. Any of the foregoing may adversely affect Reservoir’s business, cash flows, financial condition and results of operations.
Assertions or allegations, even if not true, that Reservoir has infringed or violated intellectual property rights could harm its reputation and business, cash flows, financial condition and results of operations.
Third parties, including artists, copyright owners and other online music platforms, have asserted, and may in the future assert, that Reservoir has infringed, misappropriated or otherwise violated their copyright or other intellectual property rights. As Reservoir faces increasing competition globally, the possibility of intellectual property rights claims against it grows.
Reservoir also sublicenses some of its licensed music content to other platforms. Reservoir’s agreements with such third-party platforms typically require them to comply with the terms of the license and applicable copyright laws and regulations. However, there is no guarantee that the third-party platforms to which Reservoir sublicenses its content will comply with the terms of its license arrangements or all applicable copyright laws and regulations. In the event of any breach or violation by such platforms, Reservoir may be held liable to the copyright owners for damages and be subject to legal proceedings as a result, in which case its reputation and business, cash flows, financial condition and results of operations may be materially and adversely affected.
In addition, music, internet, technology and media companies are frequently subject to litigation based on allegations of infringement, misappropriation, or other violations of intellectual property rights. Other companies in these industries may have larger intellectual property portfolios than Reservoir does, which could make it a target for litigation as it may not be able to assert counterclaims against parties that sue Reservoir for intellectual property infringement. Furthermore, from time to time, Reservoir may introduce new products and services, which could increase its exposure to intellectual property claims. It is difficult to predict whether assertions of third-party intellectual property rights or any infringement or misappropriation claims arising from such assertions will substantially harm Reservoir’s reputation and/or business, cash flows, financial condition and results of operations.
Digital piracy could adversely impact Reservoir’s business, cash flows, financial condition and results of operations.
A substantial portion of Reservoir’s revenue comes from the distribution of music which is potentially subject to unauthorized consumer copying and widespread digital dissemination without an economic return to Reservoir, including as a result of “stream-ripping.” In its Music Listening 2019 report, the IFPI surveyed 34,000 Internet users to examine the ways in which music consumers aged 16 to 64 engage with recorded music across 21 countries. Of those surveyed, 23% used illegal stream-ripping services, the leading form of music piracy. Organized industrial piracy may also lead to decreased revenues. The impact of digital piracy on legitimate music revenues and subscriptions is hard to quantify, but Reservoir believes that illegal file sharing and other forms of unauthorized activity, including stream manipulation, have a substantial negative impact on music revenues. If Reservoir fails to obtain appropriate relief through the judicial process or the complete enforcement of judicial decisions issued in its favor (or if judicial decisions are not in its favor), if Reservoir is unsuccessful in its efforts to lobby governments to enact and enforce stronger legal penalties for copyright infringement or if Reservoir fails to develop effective means of protecting and enforcing its intellectual property (whether copyrights or other intellectual property rights such as patents, trademarks and trade secrets) or Reservoir’s music entertainment-related products or services, its results of operations, financial position and prospects may suffer.

If Reservoir or its service providers do not maintain the security of information relating to its customers, employees and vendors and its music, security information breaches through cyber security attacks or otherwise could damage its reputation with customers, employees, vendors and artists, and it could incur substantial additional costs, become subject to litigation and its results of operations and financial condition could be adversely affected.
Reservoir receives certain personal information about its customers and potential customers, and it also receives personal information concerning Reservoir’s employees, artists and vendors. In addition, Reservoir’s online operations depend upon the secure transmission of confidential information over public networks.
Reservoir maintains security measures with respect to such information, but despite these measures, is vulnerable to security breaches by computer hackers and others that attempt to penetrate the security measures that Reservoir has in place. A compromise of its security systems (through cyber-attacks, which are rapidly evolving and sophisticated or otherwise) that results in personal information being obtained by unauthorized persons or other bad acts could adversely affect Reservoir’s reputation with its customers, potential customers, employees, artists and vendors, as well as Reservoir’s business, cash flows, financial condition and results of operations, and could result in litigation against Reservoir or the imposition of governmental penalties. Unauthorized persons have also attempted to redirect payments to or from Reservoir. If any such attempt were successful, Reservoir could lose and fail to recover the redirected funds, which loss could be material. Reservoir may also be subject to cyber-attacks that target its music, including not-yet- released music. The theft and premature release of this music may adversely affect Reservoir’s reputation with current and potential artists and adversely impact its business, cash flows, financial condition and results of operations. In addition, a security breach could require that Reservoir expend significant additional resources related to its information security systems and could result in a disruption of its business operations.
Reservoir increasingly relies on third-party data storage providers, including cloud storage solution providers, resulting in less direct control over its data. Such third parties may also be vulnerable to security breaches and compromised security systems, which could adversely affect Reservoir’s business, cash flows, financial condition and results of operations.
Evolving laws and regulations concerning data privacy may result in increased regulation and different industry standards, which could increase the costs of operations or limit Reservoir’s activities.
Reservoir engages in a wide array of online activities and is thus subject to a broad range of related laws and regulations including, for example, those relating to privacy, consumer protection, data retention and data protection, online behavioral advertising, geo-location tracking, text messaging, e-mail advertising, mobile advertising, content regulation, defamation, age verification, the protection of children online, social media and other Internet, mobile and online-related prohibitions and restrictions. The regulatory framework for privacy and data security issues worldwide has become increasingly burdensome and complex and is likely to continue to be so for the foreseeable future. Practices regarding the collection, use, storage, transmission, security and disclosure of personal information by companies operating over the Internet and mobile platforms are receiving ever-increasing public and governmental scrutiny. The U.S. government, including Congress, the Federal Trade Commission and the Department of Commerce, has announced that it is reviewing the need for even greater regulation for the collection of information concerning consumer behavior on the Internet and mobile platforms, including regulation aimed at restricting certain targeted advertising practices, the use of location data and disclosures of privacy practices in the online and mobile environments, including with respect to online and mobile applications. State governments are engaged in similar legislative and regulatory activities. In addition, privacy and data security laws and regulations around the world are being implemented rapidly and evolving. These new and evolving laws (including the European Union General Data Protection Regulation effective on May 25, 2018 and the California Consumer Privacy Act effective on January 1, 2020) are likely to result in greater compliance burdens for companies with global operations. Globally, many government and consumer agencies have also called for new regulation and changes in industry practices with respect to information collected from consumers, electronic marketing and the use of third-party cookies, web beacons and similar technology for online behavioral advertising.

The Federal Trade Commission adopted certain revisions to its rule promulgated pursuant to the Children’s Online Privacy Protection Act of 1998, as amended (“COPPA”), effective as of July 1, 2013, that may impose greater compliance burdens on Reservoir. COPPA imposes a number of obligations, such as obtaining verifiable parental permission on operators of websites, apps and other online services to the extent they collect certain information from children who are under 13 years of age. The changes broaden the applicability of COPPA, including by expanding the definition of “personal information” subject to the rule’s parental consent and other obligations.
Reservoir’s business, including its ability to operate and expand internationally, could be adversely affected if laws or regulations are adopted, interpreted or implemented in a manner that is inconsistent with its current business practices and that require changes to these practices. Therefore, Reservoir’s business could be harmed by any significant change to applicable laws, regulations or industry practices regarding the collection, use or disclosure of customer data, or regarding the manner in which the express or implied consent of consumers for such collection, use and disclosure is obtained. Such changes may require Reservoir to modify its operations, possibly in a material manner, and may limit its ability to develop new products, services, mechanisms, platforms and features that make use of data regarding Reservoir’s customers and potential customers. Any actual or alleged violations of laws and regulations relating to privacy and data security, and any relevant claims, may expose Reservoir to potential liability, fines and may require it to expend significant resources in responding to and defending such allegations and claims, regardless of merit. Claims or allegations that Reservoir has violated laws and regulations relating to privacy and data security could also result in negative publicity and a loss of confidence in Reservoir.
Reservoir faces a potential loss of catalog to the extent that its recording artists have a right to recapture rights in their recordings under the U.S. Copyright Act.
The U.S. Copyright Act provides authors (or their heirs) a right to terminate U.S. licenses or assignments of rights in their copyrighted works in certain circumstances. This right does not apply to works that are “works made for hire.” Since the enactment of the Sound Recordings Act of 1971, as amended, which first accorded federal copyright protection for sound recordings in the United States, virtually all of Reservoir’s agreements with recording artists provide that such recording artists render services under a work-made-for-hire relationship. A termination right exists under the U.S. Copyright Act for U.S. rights in musical compositions that are not “works made for hire.” If any of Reservoir’s commercially available sound recordings were determined not to be “works made for hire,” then the recording artists (or their heirs) could have the right to terminate the U.S. federal copyright rights they granted to Reservoir, generally during a five-year period starting at the end of 35 years from the date of release of a recording under a post-1977 license or assignment (or, in the case of a pre-1978 grant in a pre-1978 recording, generally during a five-year period starting at the end of 56 years from the date of copyright). A termination of U.S. federal copyright rights could have an adverse effect on Reservoir’s Recorded Music business. From time to time, authors (or their heirs) have the opportunity to terminate Reservoir’s U.S. rights in musical compositions. Reservoir believes the effect of any potential terminations is already reflected in the financial results of its business.
Because the Combined Company will become a public reporting company by means other than a traditional underwritten initial public offering, the Combined Company’s stockholders may face additional risks and uncertainties.
Because the Combined Company will become a public reporting company by means of consummating the Business Combination rather than by means of a traditional underwritten initial public offering, there is no independent third-party underwriter selling the shares of the Combined Company’s common stock, and, accordingly, the Combined Company’s stockholders will not have the benefit of an independent review and investigation of the type normally performed by an unaffiliated, independent underwriter in a public securities offering. Due diligence reviews typically include an independent investigation of the background of the company, any advisors and their respective affiliates, review of the offering documents and independent analysis of the plan of business and any underlying financial assumptions. Although ROCC performed a due diligence review and investigation of Reservoir in connection with the Business Combination, the lack of an independent due diligence review and investigation increases the risk of investment in the Combined Company because it may not have uncovered facts that would be important to a potential investor.

In addition, because the Combined Company will not become a public reporting company by means of at traditional underwritten initial public offering, security or industry analysts may not provide, or be less likely to provide, coverage of the Combined Company. Investment banks may also be less likely to agree to underwrite secondary offerings on behalf of the Combined Company than they might if the Combined Company became a public reporting company by means of a traditional underwritten initial public offering, because they may be less familiar with the Combined Company as a result of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for the Combined Company’s common stock could have an adverse effect on the Combined Company’s ability to develop a liquid market for the Combined Company’s common stock. See “— Risks Related to the Combined Company’s Common Stock — If securities or industry analysts do not publish research or reports about the Combined Company, or publish negative reports, the Combined Company’s stock price and trading volume could decline.”
The unaudited pro forma condensed combined financial information contained in this prospectus may not be indicative of what the Combined Company’s actual financial condition or results of operations would have been.
The unaudited pro forma condensed combined financial information contained in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what the Combined Company’s actual financial condition or results of operations would have been had the Business Combination been consummated on the dates indicated. The preparation of the unaudited pro forma condensed combined financial information was based upon available information and certain estimates and assumptions that ROCC and Reservoir believe are reasonable. The unaudited pro forma condensed combined financial information reflects adjustments, which are based upon preliminary estimates. See “Unaudited Pro Forma Condensed Combined Financial Information” for more information.
The obligations associated with being a public company will involve significant expenses and will require significant resources and management attention, which may divert from our business operations.
As a result of the Business Combination, the Combined Company will become subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires that the Combined Company file annual, quarterly and current reports with respect to its business, financial condition and results of operations. The Sarbanes-Oxley Act requires, among other things, that the Combined Company establish and maintain effective internal control over financial reporting. As a result, the Combined Company will incur significant legal, accounting and other expenses that it did not previously incur. The Combined Company’s entire management team and many of its other employees will need to devote substantial time to compliance and may not effectively or efficiently manage its transition into a public company.
In addition, the need to establish the corporate infrastructure demanded of a public company may also divert management’s attention from implementing the Combined Company’s business strategy, which could prevent it from improving its business, financial condition, cash flows and results of operations. The Combined Company has made, and will continue to make, changes to its internal control over financial reporting, including information technology controls, and procedures for financial reporting and accounting systems to meet its reporting obligations as a public company. However, the measures the Combined Company takes may not be sufficient to satisfy its obligations as a public company. If the Combined Company does not continue to develop and implement the right processes and tools to manage its changing enterprise and maintain its culture, its ability to compete successfully and achieve its business objectives could be impaired, which could negatively impact its business, financial condition, cash flows and results of operations. In addition, the Combined Company cannot predict or estimate the amount of additional costs it may incur to comply with these requirements. The Combined Company anticipates that these costs will materially increase its general and administrative expenses.
These rules and regulations result in the Combined Company’s incurring legal and financial compliance costs and will make some activities more time-consuming and costly. For example, the Combined Company expects these rules and regulations to make it more difficult and more expensive for it to obtain director and officer liability insurance, and the Combined Company may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for the Combined Company to attract and retain qualified people to serve on the Combined Company’s board of directors, or committees thereof, or as executive officers of the Combined Company.

As a public reporting company, the Combined Company will be subject to rules and regulations established from time to time by the SEC regarding its internal control over financial reporting. If the Combined Company fails to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, it may not be able to accurately report its financial results or report them in a timely manner.
Upon consummation of the Business Combination, the Combined Company will become a public reporting company subject to the rules and regulations established from time to time by the SEC and Nasdaq. These rules and regulations will require, among other things, that the Combined Company establish and periodically evaluate procedures with respect to its internal control over financial reporting. Reporting obligations as a public company are likely to place a considerable strain on the Combined Company’s financial and management systems, processes and controls, as well as on its personnel. In addition, as a public company, the Combined Company will be required to document and test its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that its management can certify as to the effectiveness of its internal control over financial reporting.
The Combined Company will be required to meet the initial listing requirements to be listed on Nasdaq. However, the Combined Company may be unable to maintain the listing of its securities in the future.
If the Combined Company fails to meet the continued listing requirements and Nasdaq delists the Combined Company’s common stock, the Combined Company could face significant material adverse consequences, including:
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a limited availability of market quotations for the Combined Company’s common stock;

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a limited amount of news and analyst coverage for the Combined Company; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The Combined Company’s substantial indebtedness could adversely affect its business, cash flows, financial condition and results of operations.
The Combined Company is expected to enter into the New Senior Credit Facility in an aggregate amount of up to a $248,750,000 that is expected to mature in October 2024.
The Combined Company’s substantial indebtedness could:
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require the Combined Company to dedicate a substantial portion of cash flow from operations to payments in respect of its indebtedness, thereby reducing the availability of cash flow to fund working capital, potential acquisition opportunities and other general corporate purposes;

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increase the amount of interest that the Combined Company has to pay, because some of its borrowings are at variable rates of interest, which will result in higher interest payments if interest rates increase and, if and when the Combined Company is required to refinance any of its indebtedness, an increase in interest rates would also result in higher interest costs;

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increase its vulnerability to adverse general economic or industry conditions;

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require refinancing, which the Combined Company may not be able to do on reasonable terms;

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limit its flexibility in planning for, or reacting to, competition and/or changes in its business or the industry in which it operates;

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limit its ability to borrow additional funds;

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restrict the Combined Company from making strategic acquisitions or necessary divestitures or otherwise exploiting business opportunities; and

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place the Combined Company at a competitive disadvantage compared to its competitors that have less debt and/or more financial resources.

In addition, despite the Combined Company’s anticipated levels of indebtedness, it may be able to incur substantially more indebtedness under the New Senior Credit Facility, which may increase the risks created by its indebtedness and could have a material adverse effect on its business, cash flows, financial condition and results of operations.
The Combined Company may not be able to generate sufficient cash to service all of its indebtedness and may be forced to take other actions to satisfy obligations under its indebtedness, which may not be successful.
The Combined Company’s ability to make scheduled payments on or to refinance its debt obligations will depend on its future operating performance and on economic, financial, competitive, legislative and other factors and any legal and regulatory restrictions on the payment of distributions and dividends to which the Combined Company and its subsidiaries may be subject. Many of these factors may be beyond the Combined Company’s control. The Combined Company cannot assure you that its business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized or that future borrowings will be available to the Combined Company in an amount sufficient to enable it to satisfy its obligations under its indebtedness or to fund its other needs. If the cash flows and capital resources of the Combined Company are insufficient to service its indebtedness, it may be forced to reduce or delay acquisitions, sell assets, seek additional capital or restructure or refinance its indebtedness. These alternative measures may not be successful and may not permit the Combined Company to meet its scheduled debt service obligations. The Combined Company’s ability to restructure or refinance its indebtedness will depend on the condition of the capital markets and its financial condition at such time. Any refinancing of its indebtedness could be at higher interest rates and may require it to comply with more onerous covenants, which could further restrict the business operations of the Combined Company. In addition, the terms of the New Senior Credit Facility or any future debt agreements may restrict the Combined Company from adopting some of these alternatives. In the absence of such operating results and resources, the Combined Company could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service and other obligations. The Combined Company may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that the Combined Company could realize from any such dispositions may not be adequate to meet its debt service obligations then due. The Combined Company’s inability to generate sufficient cash flow to satisfy its debt service or other obligations, or to refinance its indebtedness on commercially reasonable terms or at all, could have a material adverse effect on its business, cash flows, financial condition and results of operations.
Provisions in the Charter and Delaware law may have the effect of discouraging lawsuits against the Combined Company’s directors and officers.
The Charter requires that, unless the Combined Company consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Combined Company, (ii) any action, suit or proceeding asserting a claim of breach of fiduciary duty owed by any of the Combined Company’s directors, officers or stockholders to the Combined Company or its stockholders, (iii) any action, suit or proceeding asserting a claim arising pursuant to the Delaware General Corporation Law, the Charter or the amended and restated bylaws or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine. In addition, subject to the provisions of the preceding sentence, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. If any action the subject matter of which is within the scope of the first sentence of this paragraph is filed in a court other than the courts in the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the first sentence of this paragraph and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Combined Company’s capital stock shall be deemed to have notice of and to have consented to the forum provisions in the Charter. This forum selection clause may discourage claims or limit stockholders’ ability to submit claims in a judicial forum that they find favorable and may result in additional costs for a stockholder seeking to bring a claim. While we believe the risk of a court declining to enforce this forum selection clause is low, if a court were to determine this forum selection clause to be inapplicable or unenforceable in an action, the Combined Company may incur additional costs in conjunction with its efforts to resolve the dispute in an alternative jurisdiction, which could have a negative impact on the Combined Company’s business, cash flows, financial condition and results of operations and result in a diversion of the time and resources of the Combined Company’s management and board of directors.
Anti-takeover provisions contained in the Charter and the proposed amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt.
The Charter and proposed amended and restated bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. The Combined Company is also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for the Combined Company’s common stock.
Risks Related to the Combined Company’s Common Stock
The market price of the Combined Company’s common stock is likely to be highly volatile, and you may lose some or all of your investment.
Following the consummation of the Business Combination, the market price of Combined Company’s common stock is likely to be highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:
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the impact of the COVID-19 pandemic on the Combined Company’s business, financial condition and results of operations; the Combined Company’s quarterly or annual earnings or those of other companies in its industry compared to market expectations;

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the size of the Combined Company’s public float;

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the inability to obtain or maintain the listing of the Combined Company’s common stock on Nasdaq;

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the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the Combined Company’s ability to grow and manage growth profitably and retain its key employees;

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coverage by or changes in financial estimates by securities or industry analysts or failure to meet their expectations;

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changes in accounting standards, policies, guidance, interpretations or principles;

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changes in senior management or key personnel;

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changes in applicable laws or regulations;

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risks relating to the uncertainty of the Combined Company’s projected financial information;

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risks related to the organic and inorganic growth of the Combined Company’s business and the timing of expected business milestones;

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the amount of redemption requests made by the ROCC’s stockholders; and

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changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of the Combined Company’s common stock, regardless of the Combined Company’s actual operating performance. Furthermore, due to their cost of acquiring the Founder Shares being significantly less than the effective price per share of ROCC Common Stock paid by investors in the IPO, the ability of the Initial Stockholders to sustain the negative effects of any such volatility will be much greater than such investors in the IPO or investors that acquired ROCC Common Stock in the open market following the consummation of the IPO.
Volatility in the Combined Company’s stock price could subject the Combined Company to securities class action litigation.
In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If the Combined Company faces such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm its business.
If securities or industry analysts do not publish research or reports about the Combined Company, or publish negative reports, the Combined Company’s stock price and trading volume could decline.
The trading market for the Combined Company’s common stock will depend, in part, on the research and reports that securities or industry analysts publish about the Combined Company. The Combined Company does not have any control over these analysts. If the Combined Company’s financial performance fails to meet analyst estimates or one or more of the analysts who cover the Combined Company downgrade the Combined Company’s common stock or change their opinion, the Combined Company’s stock price would likely decline. If one or more of these analysts cease coverage of the Combined Company or fail to regularly publish reports on the Combined Company, it could lose visibility in the financial markets, which could cause the Combined Company’s stock price or trading volume to decline.
Because the Combined Company does not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.
The Combined Company currently anticipates that it will retain future earnings for the development, operation and expansion of its business and does not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of the Combined Company’s common stock would be your sole source of gain on an investment in the Combined Company’s common stock for the foreseeable future.
The future sales of shares by the Combined Company’s stockholders and future exercise of registration rights may adversely affect the market price of the Combined Company’s common stock.
Sales of a substantial number of shares of the Combined Company’s common stock in the public market could occur at any time. If the Combined Company’s stockholders sell, or the market perceives that the Combined Company’s stockholders intend to sell, substantial amounts of the Combined Company’s common stock in the public market, the market price of the Combined Company’s common stock could decline.
The holders of the Founder Shares are entitled to registration rights pursuant to a registration rights agreement entered into in connection with the IPO. The holders of the majority of these securities are entitled to make up to three demands that ROCC register such securities. The holders of the majority of the Founder Shares, the Private Units and any working capital loans made to ROCC are entitled to make up to two demands that we register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the Founder Shares are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Business Combination. The presence of these additional Founder Shares trading in the public market may have an adverse effect on the market price of the Combined Company’s common stock.
The Combined Company is an emerging growth company, and the Combined Company cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make the Combined Company’s common stock less attractive to investors.
Following the consummation of the Business Combination, the Combined Company will be an emerging growth company, as defined in the JOBS Act. For as long as the Combined Company continues to be an emerging growth company, it may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The Combined Company will remain an emerging growth company until the earlier of (i)(x) December 15, 2025, (y) the date on which the Combined Company has total annual gross revenue of at least $1.07 billion or (z) the date on which the Combined Company is deemed to be a large accelerated filer, which means the market value of shares of the Combined Company’s common stock that are held by non-affiliates exceeds $700 million as of the prior September 30th, and (ii) the date on which the Combined Company has issued more than $1.0 billion in non-convertible debt during the prior three-year period.
In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. The Combined Company has elected to avail itself of this exemption from new or revised accounting standards and, therefore, the Combined Company will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.
Even after the Combined Company no longer qualifies as an emerging growth company, it may still qualify as a “smaller reporting company,” which would allow it to take advantage of many of the same exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in this prospectus and the Combined Company’s periodic reports and proxy statements.
The Combined Company cannot predict if investors will find the Combined Company’s common stock less attractive because the Combined Company may rely on these exemptions. If some investors find the Combined Company’s common stock less attractive as a result, there may be a less active trading market for the Combined Company’s common stock and its market price may be more volatile.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the RMI’s Common Stock by the Selling Stockholders.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Reservoir and ROCC, adjusted to give effect to the consummation of the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.
The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of Reservoir and the historical balance sheet of ROCC on a pro forma basis as if the Business Combination and the PIPE Investment had been consummated on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 combine the derived historical results of operations of Reservoir and historical statements of operations of ROCC for such periods on a pro forma basis as if the Business Combination and the PIPE Investment had been consummated on January 1, 2020, the beginning of the earliest period presented.
The unaudited pro forma condensed combined financial statements have been prepared from and should be read in conjunction with:
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the accompanying notes to the unaudited pro forma condensed combined financial statements;

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the historical audited consolidated financial statements of Reservoir as of and for the years ended March 31, 2021 and 2020 and the related notes, contained elsewhere in this prospectus;

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the historical unaudited condensed financial statements of ROCC as of and for the three months ended March 31, 2021 and the related notes, contained elsewhere in this prospectus;

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the audited financial statements of ROCC as of and for the year ended December 31, 2020 and the related notes, contained elsewhere in this prospectus; and

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other information relating to Reservoir and ROCC contained elsewhere in this prospectus;

Pursuant to the ROCC’s amended and restated certificate of incorporation, ROCC is providing the holders of the Public Shares with the opportunity to have their Public Shares redeemed at the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (which interest shall be net of taxes payable), divided by the number of the then outstanding Public Shares, subject to the limitations described in this prospectus.
Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Reservoir is treated as the acquirer and ROCC is treated as the acquired company for financial statement reporting purposes. Reservoir will be determined to be the accounting acquirer primarily based on the fact, that subsequent to the consummation of the Business Combination, the Reservoir stockholders will have a majority of the voting power of the Combined Company, Reservoir will comprise all of the ongoing operations of the Combined Company, Reservoir will control a majority of the governing body of the Combined Company, and Reservoir’s senior management will comprise all of the senior management of the Combined Company.
The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of the Public Shares:
•
Assuming No Redemptions:   This “minimum scenario” presentation assumes that none of the 11,063,863 Public Shares outstanding as of the Record Date are redeemed by the ROCC stockholders.

•
Assuming Maximum Redemptions:   This “maximum scenario” presentation assumes that the ROCC’s stockholders redeem 10,635,694 of the 11,063,863 Public Shares outstanding as of the Record Date for an aggregate redemption payment of approximately $110.6 million from the Trust Account, which is derived from the number of the Public Shares that could be redeemed in connection with the Business Combination at an assumed redemption price of $10.40 per share based on the

Trust Account balance as of March 31, 2021 while providing for a minimum net tangible asset value of $5,000,000 upon the consummation of the Business Combination and the PIPE Investment on March 31, 2021.
The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and the PIPE Investment taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF MARCH 31, 2021
(in dollars)
	Historical	Historical
	Reservoir Holdings, Inc.	Roth CH Acquisition II Co.	Scenario 1 (Assuming No Additional Redemption into Cash)				Scenario 2 (Assuming Maximum Redemption into Cash)
	March 31, 2021 (A)	March 31, 2021 (B)	Transaction Accounting Adjustments		Note	Pro Forma Combined Company	Transaction Accounting Adjustments		Note	Pro Forma Combined Company
ASSETS
Current Assets:
Cash and cash equivalents	$9,209,920	$549,040	$	―		$269,006,781	$	―		$158,444,930
Cash and cash equivalents	―	―		115,012,821	5(c)1	―		115,012,821	5(c)1	―
Cash and cash equivalents	―	―		―		―		(110,561,851)	5(c)2	―
Cash and cash equivalents	―	―		144,235,000	5(d)	―		144,235,000	5(d)	―
Accounts receivable, net	15,813,384	―		―		15,813,384		―		15,813,384
Current portion of royalty advances	12,840,855	―		―		12,840,855		―		12,840,855
Inventory and prepaid expenses	1,406,379	380,555		―		1,786,934		―		1,786,934
Total current assets	39,270,538	929,595		259,247,821		299,447,954		148,685,970		188,886,103
Cash and marketable securities held in Trust Account	―	115,012,821		(115,012,821)	5(c)1	―		(115,012,821)	5(c)1	―
Property, plant and equipment, net	321,766	―		―		321,766		―		321,766
Intangible assets, net	393,238,010	―		―		393,238,010		―		393,238,010
Royalty advances, net of current portion	28,741,225	―		―		28,741,225		―		28,741,225
Investment in equity affiliate	1,591,179	―		―		1,591,179		―		1,591,179
Other assets	781,735	―		―		781,735		―		781,735
Total assets	$463,944,453	$115,942,416		$144,235,000		$724,121,869		$33,673,149		$613,560,018
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$3,316,768	$125,034		$13,875,000	5(f)	$17,316,802		$13,875,000	5(f)	$17,316,802
Amounts due to related parties	290,172	―		―		290,172				290,172
Accrued payroll	1,634,852	―		―		1,634,852		―		1,634,852
Royalties payable	14,656,566	―		―		14,656,566		―		14,656,566
Other current liabilities	2,615,488	―		―		2,615,488		―		2,615,488
Current portion of loans and secured notes payable	1,000,000	―		(1,000,000)	5(e)	―		(1,000,000)	5(e)	―
Income taxes payable	533,495	―		―		533,495		―		533,495
Deferred revenue	1,337,987	―		―		1,337,987		―		1,337,987
Total current liabilities	25,385,328	125,034		12,875,000		38,385,362		12,875,000		38,385,362
Long-term debt, net of current maturities	17,500,000	―		(17,500,000)	5(e)	―		(17,500,000)	5(e)	―
Debt issue cost, net	(3,058,973)	―		―		(3,058,973)		―		(3,058,973)
Secured line of credit	197,090,848	―		18,500,000	5(e)	215,590,848		18,500,000	5(e)	215,590,848
Fair value of swaps	4,566,537	―		―		4,566,537		―		4,566,537
Deferred income taxes	19,735,537	―		―		19,735,537		―		19,735,537
Warrant liabilities	―	178,750		―		178,750		―		178,750
Other liabilities	6,739,971	―		―		6,739,971		―		6,739,971
Total liabilities	267,959,248	303,784		13,875,000		282,138,032		13,875,000		282,138,032
Commitments and Contingencies
Common stock subject to possible redemption	―	110,638,630		(110,638,630)	5(c)1	―		(110,638,630)	5(c)2	―
Stockholders’ Equity:
Common stock	―	359		―		359		―		359
Common stock	1	―		4,429	5(b)	4,430		4,429	5(b)	4,430
Common stock	―	―		1,106	5(c)1	1,106		43	5(c)2	43
Common stock	―	―		1,500	5(d)	1,500		1,500	5(d)	1,500
Preferred stock	81,632,500	―		(81,632,500)	5(a)	―		(81,632,500)	5(a)	―
Additional paid-in capital		5,370,137		―		5,370,137		―		5,370,137
Additional paid-in capital	110,499,153	―		81,632,500	5(a)	192,131,653		81,632,500	5(a)	192,131,653
Additional paid-in capital	―	―		(4,429)	5(b)	(4,429)		(4,429)	5(b)	(4,429)
Additional paid-in capital	―	―		110,637,524	5(c)1	110,637,524		76,736	5(c)2	76,736
Additional paid-in capital	―	―		144,233,500	5(d)	144,233,500		144,233,500	5(d)	144,233,500
Additional paid-in capital	―	―		(13,875,000)	5(f)	(13,875,000)		(13,875,000)	5(f)	(13,875,000)
Additional paid-in capital	―	―		(370,494)	5(g)	(370,494)		(370,494)	5(g)	(370,494)
Retained earnings (accumulated deficit)	751,496	(370,494)		370,494	5(g)	751,496		370,494	5(g)	751,496
Accumulated other comprehensive income	2,096,358	―		―		2,096,358		―		2,096,358
Noncontrolling interest	1,005,697	―		―		1,005,697		―		1,005,697
Total stockholders’ equity	195,985,205	5,000,002		240,998,630		441,983,837		130,436,779		331,421,986
Total liabilities and stockholders’ equity	$463,944,453	$115,942,416		$144,235,000		$724,121,869		$33,673,149		$613,560,018
See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(in dollars, except share amounts)
	Historical	Historical
	Reservoir Holdings, Inc.	Roth CH Acquisition II Co.	Scenario 1 (Assuming No Additional Redemption into Cash)			Scenario 2 (Assuming Maximum Redemption into Cash)
	Pro forma Three Months Ended March 31, 2021 (A)	Historical Three Months Ended March 31, 2021 (B)	Transaction Accounting Adjustments	Note	Pro Forma Combined Company	Transaction Accounting Adjustments	Note	Pro Forma Combined Company
Revenues	$25,593,599	$—	$—		$25,593,599	$—		$25,593,599
Cost of revenue	9,172,247	—	—		9,172,247	—		9,172,247
Administration expenses	4,585,927	204,239	—		4,790,166	—		4,790,166
Amortization and depreciation	3,681,589	—	—		3,681,589	—		3,681,589
Total costs and expenses	17,439,763	204,239	—		17,644,002	—		17,644,002
Operating income	8,153,836	(204,239)	—		7,949,597	—		7,949,597
Interest expense	(2,304,183)	—	—		(2,304,183)	—		(2,304,183)
Gain on fair value of swaps	1,728,584	—	—		1,728,584	—		1,728,584
Loss on foreign exchange	(361,091)	—	—		(361,091)	—		(361,091)
Change in fair value of warrant liabilities	—	(49,500)	—		(49,500)	—		(49,500)
Interest and other income	7,091	6,208	—		13,299	(6,208)	6(b)	7,091
	(929,599)	(43,292)	—		(972,891)	(6,208)		(979,099)
Income before income taxes	7,224,237	(247,531)	—		6,976,706	(6,208)		6,970,498
Income tax benefit (expense)	(1,117,729)	—	—		(1,117,729)	—		(1,117,729)
Net income (loss)	$6,106,508	$(247,531)	$—		$5,858,977	$(6,208)		$5,852,769
Net income attributable to noncontrolling interests	(34,588)	—	—		(34,588)	—		(34,588)
Net income (loss) attributable to the Company	$6,071,920	$(247,531)	$—		$5,824,389	$(6,208)		$5,818,181
Earnings (loss) per share:
Basic	$26.62	$(0.07)			$0.08			$0.09
Diluted	$26.62	$(0.07)			$0.08			$0.09
Weighted average common shares outstanding:					—			—
Basic	145,560	3,561,384		6(c)	73,950,000		6(c)	63,314,306
Diluted	228,060	3,561,384		6(c)	73,950,000		6(c)	63,314,306
See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in dollars, except share amounts)
	Historical	Historical
	Reservoir Holdings, Inc.	Roth CH Acquisition II Co.	Scenario 1 (Assuming No Additional Redemption into Cash)			Scenario 2 (Assuming Maximum Redemption into Cash)
	Pro forma December 31, 2020 (A)	Historical December 31, 2020 (B)	Transaction Accounting Adjustments	Note	Pro Forma Combined Company	Transaction Accounting Adjustments	Note	Pro Forma Combined Company
Revenues	$79,112,442	$—	$—		$79,112,442	$—		$79,112,442
Cost of revenue	34,332,586	—	—		34,332,586	—		34,332,586
Administration expenses	13,056,548	109,998	345,368	6(a)	13,511,914	345,368	6(a)	13,511,914
Amortization and depreciation	13,007,252	—	—		13,007,252	—		13,007,252
Total costs and expenses	60,396,386	109,998	345,368		60,851,752	345,368		60,851,752
Operating income	18,716,056	(109,998)	(345,368)		18,260,690	(345,368)		18,260,690
Interest expense	(8,610,363)	—	—		(8,610,363)	—		(8,610,363)
Loss on fair value of swaps	(3,426,690)	—	—		(3,426,690)	—		(3,426,690)
Loss on foreign exchange	(540,447)	—	—		(540,447)	—		(540,447)
Change in fair value of warrant liabilities	—	(17,875)	—		(17,875)	—		(17,875)
Initial public offering costs allocated to warrant liabilities	—	(478)	—		(478)	—		(478)
Interest and other income	55,136	6,613	—		61,749	(6,613)	6(b)	55,136
	(12,522,364)	(11,740)	—		(12,534,104)	(6,613)		(12,540,717)
Income before income taxes	6,193,692	(121,738)	(345,368)		5,726,586	(351,981)		5,719,973
Income tax benefit (expense)	(2,427,964)	—	—		(2,427,964)	—		(2,427,964)
Net income (loss)	$3,765,728	$(121,738)	$(345,368)		$3,298,622	$(351,981)		$3,292,009
Net loss attributable to noncontrolling interests	34,942	—	—		34,942	—		34,942
Net income (loss) attributable to the Company	$3,800,670	$(121,738)	$(345,368)		$3,333,564	$(351,981)		$3,326,951
Earnings (loss) per share:
Basic	$16.84	$(0.05)			$0.05			$0.05
Diluted	$16.84	$(0.05)			$0.05			$0.05
Weighted average common shares outstanding:
Basic	143,252	2,545,512		6(c)	73,950,000		6(c)	63,276,309
Diluted	225,629	2,545,512		6(c)	73,950,000		6(c)	63,276,309
See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1.
Description of the Business Combination

Roth CH Acquisition II, Co., a Delaware corporation (“ROCC”), Roth CH II Merger Sub Corp., a Delaware corporation (“Merger Sub”) and Reservoir Holdings, Inc., a Delaware corporation (“Reservoir”), entered into an Agreement and Plan of Merger, dated as of April 14, 2021 (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Reservoir, with Reservoir surviving as a wholly owned subsidiary of ROCC and the securityholders of Reservoir becoming securityholders of ROCC (the “Business Combination”).
Immediately prior to the effective time of the Business Combination (the “Effective Time”), each share of Series A preferred stock of Reservoir, par value $0.00001 per share (the “Reservoir Preferred Stock”), that was issued and outstanding immediately prior to the Effective Time was automatically converted immediately prior to the Effective Time into a number of shares of common stock of Reservoir, par value $0.00001 per share (the “Reservoir Common Stock”), at the then-effective conversion rate as calculated pursuant to Reservoir’s certificate of incorporation then in effect (the “Reservoir Preferred Stock Conversion”). The Reservoir Preferred Stock Conversion was contingent on the occurrence of the Effective Time. All of the shares of Reservoir Preferred Stock converted into shares of Reservoir Common Stock pursuant to the Reservoir Preferred Stock Conversion are no longer be outstanding and ceased to exist, and each holder of Reservoir Preferred Stock thereafter ceased to have any rights with respect to such shares of Reservoir Preferred Stock.
Presentation of two scenarios: (i) a “minimum” scenario, in which none of the outstanding Public Shares are redeemed and (ii) a “maximum” scenario, in which all of the outstanding Public Share are redeemed. The “maximum” scenario is presented as a redemption of 10,635,694 of the 11,063,863 outstanding Public Shares because, while ROCC will only proceed with the consummation of the Business Combination if it has satisfied the Minimum Cash Condition and if, following any redemptions and taking into account the proceeds from the PIPE Investment, it will have net tangible assets of at least $5,000,000, taking into account the amount currently held in the Trust Account, and taking into account ROCC’s estimated expenses as described in this prospectus, assuming the PIPE Investment is consummated, ROCC expects to be able to consummate the Business Combination even if all of its outstanding Public Shares are redeemed.
Immediately following the consummation of the Business Combination, under the “minimum” scenario, assuming no redemptions of the Public Shares, the Reservoir stockholders are expected to own approximately 59.9% of the Combined Company (as per the pro forma financial statements presented in this prospectus). Under the “maximum” scenario, assuming that all of the Public Shares are redeemed, the Reservoir stockholders are expected to own approximately 70.0% of the Combined Company (as per the pro forma financial statements presented in this prospectus). Upon the consummation of the Business Combination, the Reservoir stockholders will receive the Combined Company’s common stock. Under the “minimum” or the “maximum” redemption scenarios, the Reservoir stockholders will own the majority of the outstanding shares of the Combined Company’s common stock, on an as-exchanged basis and the owner of the majority of the voting shares of the Combined Company following the consummation of the Business Combination is determined to be the Reservoir stockholders.
The shares of ROCC Common Stock issued in the Business Combination were issued to the Reservoir stockholders. As noted above, assuming no redemptions of the Public Shares, the Reservoir stockholders were expected to have been issued approximately 59.9% of the Combined Company’s common stock, on an as exchanged basis, which would constitute a majority interest.
Subsequent to the consummation of the Business Combination, the board of directors of the Combined Company is comprised of seven members, of which ROCC initially appointed one member, and Reservoir initially appointed six members.
In connection with the execution of the Merger Agreement, ROCC entered into the Subscription Agreements with certain investors, pursuant to which such investors have agreed to purchase an aggregate of 15,000,000 shares of ROCC Common Stock in a private placement transaction at a price of $10.00 per share for an aggregate commitment of $150.0 million. The closing of the PIPE Investment took place concurrently with the consummation of the Business Combination.

2.
Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (the “Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (the “Management’s Adjustments”). The selected unaudited pro forma condensed combined financial information presents the Transaction Accounting Adjustments, but does not present the Management’s Adjustments. The Transaction Accounting Adjustments in the selected unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the Combined Company following the consummation of the Business Combination and the PIPE Investment.
The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the Business Combination as if it had been consummated on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 gives pro forma effect to the Business Combination as if it had been consummated on January 1, 2020.
The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of the Public Shares:
•
Assuming No Redemptions:   This “minimum scenario” presentation assumes that none of the 11,063,863 Public Shares outstanding as of the Record Date are redeemed by the ROCC’s stockholders.

•
Assuming Maximum Redemptions:   This “maximum scenario” presentation assumes that the ROCC’s stockholders redeem 10,635,694 of the 11,063,863 Public Shares outstanding as of the Record Date for an aggregate redemption payment of approximately $110.6 million in the Trust Account, which is derived from the number of shares that could be redeemed in connection with the Business Combination at an assumed redemption price of $10.40 per share based on the trust account balance as of March 31, 2021 providing for a minimum net tangible asset value of $5.0 million upon the consummation of the Business Combination and the PIPE Investment on March 31, 2021.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following:
•
the historical audited statement of operations of Reservoir for the year ended March 31, 2021 and the related notes, contained elsewhere in this prospectus;

•
ROCC’s unaudited statement of operations for the three months ended March 31, 2021 and the related notes, contained elsewhere in this prospectus.

ROCC’s fiscal year-end is December 31 while Reservoir’s fiscal year-end is March 31. In order for the three months ended March 31, 2021 pro forma results to be comparable, the Reservoir three-month period ended March 31, 2021 was calculated as follows:
	[i] FYE March 31, 2021	[ii] 9 mos. ended 12/31/20	3 mos. March 31, 2021 = [i] – [ii]
		$
Revenues	81,777,789	56,184,190	25,593,599
Costs and expenses:
Cost of revenue	32,991,979	23,819,732	9,172,247
Amortization and depreciation	14,128,604	10,447,015	3,681,589
Administration expenses	14,986,085	10,400,158	4,585,927
Total costs and expenses	62,106,668	44,666,905	17,439,763
Operating income	19,671,121	11,517,285	8,153,836
Interest expense	(8,972,100)	(6,667,917)	(2,304,183)

	[i] FYE March 31, 2021	[ii] 9 mos. ended 12/31/20	3 mos. March 31, 2021 = [i] – [ii]
		$
(Loss) on foreign exchange	(910,799)	(549,708)	(361,091)
Gain on fair value of swaps	2,988,322	1,259,738	1,728,584
Interest and other income	13,243	6,152	7,091
Income before income taxes	12,789,787	5,565,550	7,224,237
Income tax expense	2,454,153	1,336,424	1,117,729
Net income	10,335,634	4,229,126	6,106,508
Net (income) loss attributable to noncontrolling interests	(46,673)	(12,085)	(34,588)
Net income attributable to Reservoir Holdings Inc.	10,288,961	4,217,041	6,071,920

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:
•
the historical audited financial statements of Reservoir as of and for the years ended March 31, 2021 and 2020 and the related notes, contained elsewhere in this prospectus;

•
the historical unaudited condensed consolidated financial statements of Reservoir as of December 31, 2020 and the related notes, contained elsewhere in this prospectus; and

•
ROCC’s audited statement of operations for the year ended December 31, 2020 and the related notes, contained elsewhere in this prospectus.

ROCC’s fiscal year-end is December 31 while Reservoir’s fiscal year-end is March 31. In order for the year end pro forma results to be comparable, the Reservoir’s twelve-month period ended December 31, 2020 was calculated as follows:
		3 mos. ended 3/31/20
	[A] 9 mos. ended 12/31/20	[i] FYE March 31, 2020	[ii] 9 mos. ended 12/31/19	[B] 3 mos. March 31, 2020 = [i] – [ii]	[C] = [A] + [B] 12 mos. ended 12/31/20
		$
Revenues	56,184,190	63,238,672	40,310,420	22,928,252	79,112,442
Costs and expenses:
Cost of revenue	23,819,732	27,305,489	16,792,635	10,512,854	34,332,586
Amortization and depreciation	10,447,015	8,423,197	5,862,960	2,560,237	13,007,252
Administration expenses	10,400,158	12,032,673	9,376,283	2,656,390	13,056,548
Total costs and expenses	44,666,905	47,761,359	32,031,878	15,729,481	60,396,386
Operating Income	11,517,285	15,477,313	8,278,542	7,198,771	18,716,056
Interest expense	(6,667,917)	(6,463,381)	(4,520,935)	(1,942,446)	(8,610,363)
(Loss) gain on foreign exchange	(549,708)	30,700	21,439	9,261	(540,447)
Gain (loss) on fair value of swaps	1,259,738	(5,555,702)	(869,274)	(4,686,428)	(3,426,690)
Interest and other income	6,152	76,894	27,910	48,984	55,136
Gain on retirement of RMM Issuer debt	—	10,644,084	10,644,084	—	—
Income before income taxes	5,565,550	14,209,908	13,581,766	628,142	6,193,692
Income tax expense	1,336,424	4,199,141	3,107,601	1,091,540	2,427,964
Net income	4,229,126	10,010,767	10,474,165	(463,398)	3,765,728
Net loss attributable to noncontrolling interests	(12,085)	47,027	—	47,027	34,942
Net income attributable to Reservoir Holdings Inc.	4,217,041	10,057,794	10,474,165	(416,371)	3,800,670

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Reservoir and ROCC included elsewhere in this prospectus.
3.
Accounting for the Business Combination

The Business Combination represents a reverse merger and will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ROCC will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the consummation of the Business Combination, the Reservoir stockholders will have a majority of the voting power of the Combined Company, Reservoir will comprise all of the ongoing operations of the Combined Company, Reservoir will control a majority of the governing body of the Combined Company, and Reservoir’s senior management will comprise all of the senior management of the Combined Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Reservoir issuing shares for the net assets of ROCC, accompanied by a recapitalization. The net assets of Reservoir will be stated at historical cost. No goodwill or other intangible assets will be recorded. Operations following the consummation of the Business Combination will be those of Reservoir.
4.
Shares of ROCC Common Stock issued to the Reservoir Stockholders upon Consummation of the Business Combination and the PIPE Investment

Based on 145,560 shares of Reservoir Common Stock and 82,500 shares of Reservoir Preferred Stock outstanding immediately prior to the consummation of the Business Combination and the PIPE Investment, assuming closing occurred on March 31, 2021, and based on the estimated Exchange Ratio determined in accordance with the terms of the Merger Agreement of 194.2471, ROCC expects to issue approximately 44,300,000 shares of ROCC Common Stock in the Business Combination, determined as follows:
Reservoir Common Stock assumed outstanding prior to the consummation of the Business Combination and the PIPE Investment	145,560
Assumed Exchange Ratio	194.2471
28,274,612
Reservoir Preferred Stock assumed outstanding prior to the consummation of the Business Combination and the PIPE Investment	82,500
Assumed Exchange Ratio	194.2471
16,025,399
Estimated shares of ROCC Common Stock issued to Reservoir Stockholders upon consummation of the Business Combination and the PIPE Investment	44,300,000

5.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021

Reservoir and ROCC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:
Pro forma notes
(A)
Derived from the audited consolidated balance sheet of Reservoir as of March 31, 2021.

(B)
Derived from the unaudited condensed balance sheet of ROCC as of March 31, 2021.

Pro forma adjustments
a)
To reflect Reservoir preferred stockholders conversion of their Reservoir Preferred Stock to Reservoir Common Stock immediately prior to consummation of the Business Combination.

b)
To reflect the exchange of existing Reservoir Common Stock for new ROCC Common Stock in accordance with the Merger Agreement.

c)
Cash in Trust Account.

1.
To reflect the release of cash held in the Trust Account to Cash and Cash Equivalents assuming no ROCC public stockholders exercise their right to have their Public Shares redeemed for their pro rata share of the Trust Account. Also, to reflect the reclassification, in Scenario 1, which assumes no ROCC common stockholders exercise their redemption rights, of ROCC Common Stock subject to redemption of $110.6 million to permanent equity.

2
To reflect, in Scenario 2, the assumption that ROCC’s public stockholders exercise their redemption rights with respect to a maximum 10.6 million shares of ROCC Common Stock prior to the consummation of the Business Combination at a redemption price of approximately $10.40 per share (including earnings on the Trust Account balance), or $110.6 million in cash. The $110.6 million or 10.6 million shares of common stock represents the maximum redemption amount providing for a minimum net tangible asset value of $5.0 million upon a consummation of the Business Combination and the PIPE Investment on March 31, 2021.

d)
To reflect the issuance of an aggregate of 15.0 million shares of ROCC Common Stock at $10.00 per share, less approximately $5.8 million of issue expenses, in the PIPE Investment. The issue expenses of approximately $5.8 million were accrued and reflected in Additional Paid-In Capital.

e)
To reflect the replacement of $18.5 million outstanding of the existing Reservoir term loan by increasing borrowing capacity under the New Senior Credit Facility, which is required to close upon the consummation of the Business Combination. The Secured line of credit was increased by $18.5 million to a limit of $248.8 million. Because the secured line of credit does not have required principal payments, the Current portion of loans and secured notes payable is reclassified to New Senior Credit Facility. The change in interest rate is expected to result in an immaterial change to interest expense and is not adjusted in the pro forma statements.

f)
To reflect the payment of ROCC’s and Reservoir’s total estimated advisory, legal, and other professional fees of approximately $13.9 million that are deemed to be direct and incremental costs of the Business Combination. The payment of approximately $13.9 million was accrued and reflected in Additional Paid-In Capital.

g)
To reclassify the Accumulated Deficit of ROCC to Additional Paid-In Capital.

6.
Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2021 and year ended December 31, 2020

ROCC and Reservoir did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of ROCC’s shares outstanding at the consummation of the Business Combination and the PIPE Investment, assuming the Business Combination and the PIPE Investment occurred on January 1, 2020.
The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:
Pro forma notes:
(A)
Derived from the audited consolidated statements of operations of Reservoir for the year ended March 31, 2021 and 2020, and the unaudited condensed consolidated statements of income of Reservoir for the nine months ended December 31, 2020 and 2019.

(B)
Derived from the unaudited condensed statements of operations of ROCC for the three months ended March 31, 2021 and the audited statement of operations for the year ended December 31, 2020.

Pro forma adjustments:
a)
To reflect acceleration of stock-based compensation to Reservoir triggered upon consummation of the Business Combination.

b)
To reflect an adjustment to eliminate the interest earned and unrealized gain on marketable securities held in the Trust Account of ROCC for the benefit of the redeeming ROCC stockholders.

c)
As the Business Combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes that the shares issuable in connection with the Business Combination and the PIPE Investment have been outstanding for the entirety of the periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period. Pro forma weighted common shares outstanding — basic and diluted for the three months ended March 31, 2021 and the twelve months ended December 31, 2020 are calculated as follows:

	3 Months Ended March 31, 2021		Year Ended December 31, 2020
	Scenario 1 Combined (Assuming No Additional Redemptions Into Cash)	Scenario 2 Combined (Assuming Maximum Redemptions Into Cash)	Scenario 1 Combined (Assuming No Additional Redemptions Into Cash)	Scenario 2 Combined (Assuming Maximum Redemptions Into Cash)
Weighted-average common shares outstanding, basic and diluted:
Reservoir Holdings, Inc. weighted average shares outstanding(1)	228,060	228,060	225,629	225,629
Reservoir Holdings, Inc. shares of common stock surrendered and cancelled at acquisition	(228,060)	(228,060)	(225,629)	(225,629)
Roth CH Acquisition II, Inc. shares not subject to redemption(2)	3,586,137	3,586,137	3,561,384	3,561,384
Roth CH Acquisition II, Inc. shares subject to redemption reclassified to equity	11,063,863	428,169	11,088,616	414,925
Sale of additional Roth CH Acquisition II, Inc. shares in conjunction with the Recapitalization	15,000,000	15,000,000	15,000,000	15,000,000
Shares issued to Reservoir Holdings, Inc. in recapitalization	44,300,000	44,300,000	44,300,000	44,300,000
Weighted-average common shares outstanding, basic and diluted:	73,950,000	63,314,306	73,950,000	63,276,309

(1)
Derived from the historical financial statements for the three months ended March 31, 2021 and twelve months ended December 31, 2020.

(2)
Derived from the historical financial statements for the three months ended March 31, 2021 and twelve months ended December 31, 2020.

COMPARATIVE PER SHARE INFORMATION
The following table sets forth historical comparative share information for ROCC and Reservoir and unaudited pro forma combined per share information of the Combined Company after giving effect to the Business Combination, assuming two redemption scenarios as follows:
•
Assuming No Redemptions — this scenario assumes that no shares of ROCC Common Stock are redeemed in connection with the consummation of the Business Combination; and

•
Assuming Maximum Redemptions — this scenario assumes that 10,635,694 of the 11,063,863 shares of ROCC Common Stock are redeemed, resulting in an aggregate payment of approximately $110.6 million from the Trust Account, which is the maximum possible redemption of the outstanding ROCC Common Stock in order for ROCC to satisfy the minimum amount of net tangible assets of $5,000,001 remaining after the consummation of the Business Combination.

The unaudited pro forma book value information reflects the Business Combination and the PIPE Investment as if they had been consummated on March 31, 2021. The weighted average shares outstanding and earnings (loss) per share information reflects the Business Combination and the PIPE Investment as if they had been consummated on January 1, 2020, the beginning of the earliest period presented.
The comparative per share information is derived from, and should be read in conjunction with, “Unaudited Pro Forma Condensed Combined Financial Information,” including the accompanying notes, contained elsewhere in this prospectus. In addition, the comparative per share information should be read in conjunction with “Selected Historical Financial Information of ROCC,” “Selected Historical Consolidated Financial Information of Reservoir” and ROCC’s financial statements and Reservoir’s consolidated financial statements, in each case, including the accompanying notes, contained elsewhere in this prospectus. The comparative per share information is presented for illustrative purposes only and is not necessarily indicative of actual or future financial condition or results of operations that would have been realized if the Business Combination and the PIPE Investment had been consummated as of the date indicated or will be realized upon the consummation of the Business Combination and the PIPE Investment.
Because ROCC’s fiscal year-end is December 31 and Reservoir’s fiscal year-end is March 31, in order for the comparative per share information for the three months ended March 31, 2021 and the year ended December 31, 2020 to be comparable, (x) Reservoir’s three-month period ended March 31, 2021 and (y) Reservoir’s twelve-month period ended December 31, 2020 were calculated as described under “Unaudited Pro Forma Condensed Combined Financial Information.”
			Unaudited Combined Pro Forma
	Reservoir (Historical)	ROCC (Historical)	(Assuming No Redemptions)	(Assuming Maximum Redemptions)
As of and for the three months ended March 31,2021(1)
Book value per share(2)	$785.61	$1.39	$5.98	$5.23
Weighted average shares outstanding of common stock — basic	145,560	3,561,384	73,950,000	63,314,306
Weighted average shares outstanding of common stock — diluted	228,060	3,561,384	73,950,000	63,314,306
Earnings (loss) per share of common stock — basic	$26.62	$(0.07)	$0.08	$0.09
Earnings (loss) per share of common stock — diluted	$26.62	$(0.07)	$0.08	$0.09
As of and for the year ended December 31, 2020(1)
Book value per share(2)	$739.57	$1.40	$5.89	$5.13
Weighted average shares outstanding of common stock — basic	143,252	2,545,512	73,950,000	63,276,309
Weighted average shares outstanding of common stock — diluted	225,629	2,545,512	73,950,000	63,276,309
Earnings (loss) per share of common stock — basic	16.84	(0.05)	$0.05	$0.05
Earnings (loss) per share of common stock — diluted	16.84	(0.05)	$0.05	$0.05

(1)
No cash dividends were declared during the periods presented.

(2)
Book value per share = total equity excluding convertible preferred shares / shares outstanding. ROCC’s historical shares outstanding exclude the shares subject to redemption as of March 31, 2021 or December 31, 2020, as applicable.

RHI’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of Reservoir’s financial condition and results of operations should be read in conjunction with Reservoir’s consolidated financial statements, including the accompanying notes, contained elsewhere in this prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. Reservoir’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this prospectus. Unless the context otherwise requires, the terms “we,” “us,” “our,” “RHI” and “Reservoir” refer collectively to Reservoir Holdings, Inc. and its consolidated subsidiaries.
INTRODUCTION
Reservoir was incorporated on April 23, 2019 under the laws of the State of Delaware for the sole purpose of serving as the holding company of Reservoir Media Management. On that date, a reorganization transaction was completed, whereby Reservoir Media Management’s sole stockholder contributed 100% of its equity interests in Reservoir Media Management to Reservoir in exchange for 100% of Reservoir’s common stock, and Reservoir Media Management became a wholly-owned subsidiary of Reservoir. Since Reservoir and Reservoir Media Management were entities under common control, this exchange of common stock resulted in a change in reporting entity with the retrospective combination of Reservoir and Reservoir Media Management for all periods presented as if the combination had been in effect since the inception of common control. As Reservoir had no assets or operations prior to its formation and the reorganization transaction, the historical financial statements of Reservoir Media Management are presented as the historical financial statements of the combined entity.
Reservoir Media Management commenced operations on April 27, 2007, and the activities of Reservoir Media Management are organized into two operating segments: Music Publishing and Recorded Music. Operations of the Music Publishing segment involve the acquisition of interests in music catalogs from which royalties are earned as well as signing songwriters to exclusive agreements which give Reservoir an interest in the future delivery of songs. Operations of the Recorded Music segment involve the discovery and development of recording artists and the marketing, distribution, sale and licensing of the music catalogs.
Reservoir is a holding company that conducts substantially all of its business operations through Reservoir Media Management and Reservoir Media Management’s subsidiaries.
This management’s discussion and analysis of financial condition and results of operations is provided as a supplement to the consolidated financial statements, and the accompanying notes thereto, contained elsewhere in this prospectus, to help provide an understanding of our financial condition and results of operations. This management’s discussion and analysis of financial condition and results of operations is organized as follows:
•
Business overview.   This section provides a general description of our business, as well as a discussion of factors that we believe are important in understanding our results of operations and comparability and in anticipating future trends.

•
Results of operations.   This section provides an analysis of our results of operations for the fiscal years ended March 31, 2021 and March 31, 2020. This analysis is presented on both a consolidated and segment basis.

•
Liquidity and capital resources.   This section provides an analysis of our cash flows for the fiscal years ended March 31, 2021 and March 31, 2020, as well as a discussion of our liquidity and capital resources as of March 31, 2021. The discussion of our liquidity and capital resources includes recent debt financings and a summary of the key debt covenant compliance measures under our debt agreements.

•
Critical accounting policies.   This section identifies those accounting policies that are considered important to Reservoir’s results of operations and financial condition, require significant judgement and/or involve significant management estimates. Reservoir’s significant accounting policies, including those considered to be critical accounting policies, are summarized in Note 2 to the consolidated financial statements for the fiscal years ended March 31, 2021 and March 31, 2020, in each case, contained elsewhere in this prospectus.
Use of OIBDA
We evaluate our operating performance based on several factors, including our primary financial measure of operating income (loss) before non-cash depreciation of tangible assets and non-cash amortization of intangible assets (“OIBDA”). We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses and believe this non-GAAP measure provides useful information to investors because it removes the significant impact of amortization from our results of operations. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses and other non-operating income (loss). Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) attributable to Reservoir and other measures of financial performance reported in accordance with GAAP. In addition, our definition of OIBDA may differ from similarly titled measures used by other companies. A reconciliation of consolidated OIBDA to operating income (loss) and net income (loss) attributable to Reservoir is provided in “—Results of Operations.”
BUSINESS OVERVIEW
We are an independent music company operating in music publishing and recorded music. We represent over 130,000 copyrights in our publishing business and over 30,000 master recordings in our recorded music business. Both of our business areas are populated with hit songs dating back to the early 1900s representing an array of artists across genre and geography. We classify our business interests into two fundamental operations: Music Publishing and Recorded Music. A brief description of each of those operations is presented below.
Components of Our Results of Operations
Music Publishing Operations
Music Publishing is an intellectual property business focused on generating revenue from uses of the musical composition itself. In return for promoting, placing, marketing, and administering the creative output of a songwriter, or engaging in those activities for other rightsholders, our Music Publishing business garners a share of the revenues generated from use of the musical compositions.
The operations of our Music Publishing business are conducted principally through Reservoir Media Management, our global music publishing company headquartered in New York City, with operations in multiple countries through various subsidiaries, affiliates, and non-affiliated licensees and sub-publishers. We own or control rights to more than 130,000 musical compositions, including numerous pop hits, American standards, folk songs, and motion picture and theatrical compositions. Assembled over many years, our current award-winning active songwriters exceed 100, while the catalog includes over 5,000 clients representing a diverse range of genres, including pop, rock, jazz, classical, country, R&B, hip-hop, rap, reggae, Latin, folk, blues, symphonic, soul, Broadway, techno, alternative, and gospel.
Music Publishing revenues are derived from five main sources:
•
Performance:   the rightsholder receives revenues if the musical composition is performed publicly through broadcast of music on television, radio and cable and in retail locations (e.g., bars and restaurants), live performance at a concert or other venue (e.g., arena concerts and nightclubs), and performance of music in staged theatrical productions;

•
Digital:   the rightsholder receives revenues with respect to musical compositions embodied in recordings distributed in streaming services, download services and other digital music services;

•
Mechanical:   the rightsholder receives revenues with respect to musical compositions embodied in recordings sold in any machine readable format or configuration such as streaming, downloads, vinyl, CDs and DVDs;

•
Synchronization:   the rightsholder receives revenues for the right to use the musical composition in combination with visual images such as in films or television programs, television commercials and video games as well as from other uses such as YouTube and other digital media platforms such as TikTok and Peloton; and

•
Other:   the rightsholder receives revenues for use in sheet music and other uses.

The principal costs associated with our Music Publishing business are as follows:
•
Writer royalties and other publishing costs:   the artist and repertoire (“A&R”) costs associated with (i) paying royalties to songwriters, co-publishers, and other copyright holders in connection with income generated from the uses of their works and (ii) signing and developing songwriters; and

•
Administration expenses:   the costs associated with general overhead, and other administrative expenses, as well as selling and marketing.

Recorded Music Operations
Our Recorded Music business consists of three primary areas of sound recording ownership. First is the active marketing, promotion, distribution, sale and licensing of newly created frontline sound recordings from Current Artists that we own and control. This is a new area of focus for Reservoir and does not yet produce significant revenue. The second is the active marketing, promotion, distribution, sale and license of previously recorded and subsequently acquired Catalog recordings. The third is acquisition of full or partial interests in existing record labels, sound recording catalogs, or income rights to a royalty stream associated with an established recording artist or producer contract in connection with existing sound recordings. Acquisition of these income participation interests are typically in connection with recordings that are owned, controlled, and marketed by other record labels.
Our Current Artist and Catalog recorded music businesses are both primarily handled by our Chrysalis Records label based in London. In the United States, we manage some select Catalog recorded music under our Philly Groove Records and Reservoir Records labels. We also own income participation interests in recordings by The Isley Brothers, The Commodores, Wisin and Yandel, and an interest in the Loud Records catalog containing recordings by the Wu Tang Clan. Our core Catalog includes recordings by artists such as Sinéad O’Connor, The Specials, Generation X, and The Waterboys.
Our Current Artist and Catalog recorded music distribution is handled by a network of distribution partners. Chrysalis Records Catalog releases are distributed through AWAL while our Chrysalis Records Current Artist releases are distributed through PIAS. Both of these distributors market, distribute and sell products of independent labels and artists to digital music services, retail and wholesale distributors, and various distribution centers and ventures operating internationally. AWAL and PIAS use select physical product distributors to sell our CDs and vinyl. Such distributors include ADA and Alliance. We also distribute select recordings and video products directly to digital music services through licenses we secure via our membership with MERLIN. MERLIN is one of the top global digital rights agencies in the world negotiating licenses on behalf of many independent record labels, distributors, and other music rights holders.
Through our distribution network, our music is being sold in physical retail outlets as well as in physical form to online physical retailers, such as amazon.com, and distributed in digital form to an expanding universe of digital partners, including streaming services such as Amazon, Apple, Deezer, SoundCloud, Spotify, Tencent Music Entertainment Group and YouTube, radio services such as iHeart Radio and SiriusXM, and download services. We also license music digitally to fitness platforms such as Apple Fitness+, Equinox, Hydrow and Peloton and social media outlets such as Facebook, Instagram, TikTok and Triller.
Recorded Music revenues are derived from four main sources:
•
Digital:   the rightsholder receives revenues with respect to streaming and download services;

•
Physical:   the rightsholder receives revenues with respect to sales of physical products such as vinyl, CDs and DVDs;

•
Synchronization:   the rightsholder receives royalties or fees for the right to use sound recordings in combination with visual images such as in films or television programs, television commercials and video games; and

•
Neighboring Rights:   the rightsholder also receives royalties if sound recordings are performed publicly through broadcast of music on television, radio, and cable, and in public spaces such as shops, workplaces, restaurants, bars and clubs.

The principal costs associated with our Recorded Music business are as follows:
•
Artist royalties and other recorded costs:   the A&R costs associated with (i) paying royalties to recording artists, producers, songwriters, other copyright holders and trade unions, (ii) signing and developing recording artists and (iii) creating master recordings in the studio; and product costs to manufacture, package and distribute products to wholesale and retail distribution outlets; and

•
Administration expenses:   the costs associated with general overhead and other administrative expenses as well as the costs associated with the promotion and marketing of recording artists and music, including costs to produce music videos for promotional purposes and artist tour support.

Business Combination
On April 14. 2021, Reservoir entered into a definitive merger agreement with ROCC, a publicly traded special purpose acquisition company with $115 million in the Trust Account. The transaction will be funded by a combination of ROCC’s cash held in the Trust Account (after any redemptions by its public stockholders in connection with consummation of the Business Combination), a full equity roll-over from existing Reservoir’s stockholders and proceeds from the PIPE Investment in the amount of $150 million of ROCC Common Stock at $10.00 per share that is expected to close concurrently with the consummation of the Business Combination. The board of directors of Reservoir and the ROCC Board have unanimously approved the Business Combination. The Business Combination was approved by the ROCC’s stockholders on [•], 2021 and was consummated on [•], 2021 and will be accounted for as a reverse recapitalization, with Reservoir determined to be the accounting acquirer.
COVID-19 Pandemic
In January 2020, a new strain of coronavirus, COVID-19, was identified in Wuhan, China. On March 11, 2020, the World Health Organization declared a global pandemic. The global pandemic and governmental responses thereto have disrupted physical and manufacturing supply chains and required the closures of physical retailers. Additionally, stay-at-home orders, limited indoor and outdoor gatherings and other restrictions have negatively affected our business in other ways, such as, making it impossible to hold live concert tours, delaying the release of new recordings and disrupting the production and release of motion pictures and television programs. However, the disruption from the COVID-19 pandemic may have accelerated growth of other revenue streams such as fitness and interactive gaming (including augmented reality and virtual reality).
Government-imposed restrictions and general behavioral changes in response to the COVID-19 pandemic adversely affected our results of operations for the fiscal year ended March 31, 2021. This included performance revenue generated from retail, restaurants, bars, gyms and live shows, synchronization revenue, and the release schedule of physical products. This also included reduced expenses related to travel and entertainment.
Factors Affecting Results of Operations and Comparability
Investment in Acquisitions and Signings
Throughout Reservoir’s history, we have constantly acquired new assets and subsidiaries and signed new writers and more recently new recording artists. These investing activities have had the largest impact on our growth over time. Reservoir has also invested in its operations to create a platform for the Music Publishing and Recorded Music segments to scale and grow. The most significant acquisitions of size during the fiscal years ended March 31, 2021 and March 31, 2020, were as follows:

•
On June 5, 2019, we acquired 100% of the equity of Blue Raincoat Music Ltd, a UK operating company, which owns 100% of Chrysalis Records Ltd, a UK recorded music company, through a stock purchase agreement, which brought an iconic record label, recorded music platform, and catalog into Reservoir.

•
On January 15, 2020, we acquired, through three mainly identical asset purchase agreements, all the music assets of three entities doing business as Hearts Bluff in the United States, which included a diverse catalog of primarily music publishing rights, both writer and publisher share, as well as some recorded music rights, and producer rights.

•
On April 13, 2020, we acquired, through an asset purchase agreement, all the music assets of three entities doing business as Shapiro, Bernstein & Co, a century old United States music publishing company, which included a diverse catalog of primarily music publishing rights and some ancillary rights. The investment also included the acquisition, through a share purchase agreement, of Shapiro, Bernstein & Co. Limited, a UK company, which enabled us to take advantage of an at source network of collections across Europe.

•
On June 29, 2020, we acquired, through an asset purchase agreement, all the music publishing assets of the estate of Bob Crewe, which included writer share and publisher share of his diverse music catalog.

RESULTS OF OPERATIONS
Fiscal Year Ended March 31, 2021 vs. Fiscal Year Ended March 31, 2020
Consolidated Results
Income Statement
Our income statement was composed of the following amounts (in thousands):
	For the Fiscal Year Ended March 31,		2021 vs. 2020
	2021	2020	$ Change	% Change
Revenues	81,778	63,239	18,539	29%
Costs and expenses:
Cost of revenue	32,992	27,305	5,687	21%
Amortization and depreciation	14,129	8,423	5,706	68%
Administration expenses	14,986	12,033	2,953	25%
Total costs and expenses	62,107	47,761	14,346	30%
Operating Income	19,671	15,477	4,194	27%
Interest expense	(8,972)	(6,463)	(2,509)	39%
(Loss) Gain on foreign exchange	(911)	31	(942)	N/A%
Gain (Loss) on fair value of swaps	2,988	(5,556)	8,544	(154)%
Interest and other income	13	77	(64)	(83)%
Gain on retirement of RMM Issuer debt	—	10,644	(10,644)	N/A%
Income before income taxes	12,790	14,210	(1,420)	(10)%
Income tax expense	2,454	4,199	(1,745)	(42)%
Net income	10,336	10,011	325	3%
Net loss attributable to noncontrolling interests	(47)	47	(94)	N/A%
Net income attributable to Reservoir Holdings Inc.	10,289	10,058	231	2%

Revenues
Our revenues were composed of the following amounts (in thousands):
	For the Fiscal Year Ended March 31,		2021 vs. 2020
	2021	2020	$ Change	% Change
Revenue by Type
Performance	$16,515	$13,656	$2,859	21%
Digital	35,028	28,798	6,230	22%
Mechanical	3,050	2,473	577	23%
Synchronization	9,891	6,892	2,999	44%
Other	2,607	2,124	483	23%
Total Music Publishing	67,091	53,942	13,149	24%
Digital	7,603	4,569	3,034	66%
Physical	3,963	1,432	2,531	177%
Synchronization	492	1,385	(893)	(64)%
Neighboring rights	1,537	1,642	(105)	(6)%
Total Recorded Music	13,595	9,028	4,567	51%
Other revenue	1,092	268	824	307%
Total Revenue	$81,778	$63,239	$18,539	29%
Revenue by Geographical Location
U.S. Music Publishing	$34,683	$30,803	$3,880	13%
U.S. Recorded Music	4,892	3,476	1,416	41%
U.S. Other Revenue	1,092	268	824	307%
Total U.S.	40,667	34,547	6,120	18%
International Music Publishing	32,408	23,139	9,269	40%
International Recorded Music	8,703	5,553	3,150	57%
Total International	41,111	28,692	12,419	43%
Total Revenue	$81,778	$63,239	$18,539	29%
Total Revenues
Fiscal Year Ended March 31, 2021 vs. Fiscal Year Ended March 31, 2020
Total revenues increased by $18,539 thousand, or 29%, to $81,778 thousand for the fiscal year ended March 31, 2021 from $63,239 thousand for the fiscal year ended March 31, 2020. Music Publishing revenues represented 82% and 85% of total revenues for the fiscal years ended March 31, 2021 and March 31, 2020, respectively. Recorded Music revenues represented 17% and 14% of total revenues for the fiscal years ended March 31, 2021 and March 31, 2020, respectively. U.S. and international revenues represented 50% each of total revenues for the fiscal year ended March 31, 2021, and 55% and 45% of total revenues for the fiscal year ended March 31, 2020, respectively.
Total digital revenues increased by $9,264 thousand, or 28%, to $42,631 thousand for the fiscal year ended March 31, 2021 from $33,367 thousand for the fiscal year ended March 31, 2020. Total digital revenues represented 52% and 53% of consolidated revenues for the fiscal years ended March 31, 2021 and March 31, 2020, respectively. The increase in digital revenue as a percentage of consolidated revenue is due to the continued growth in revenue at the music streaming services.

Music Publishing revenues increased by $13,149 thousand, or 24%, to $67,091 thousand for the fiscal year ended March 31, 2021 from $53,942 thousand for the fiscal year ended March 31, 2020. U.S. Music Publishing revenues were $34,683 thousand, or 52% of consolidated Music Publishing revenues for the fiscal year ended March 31, 2021, and $30,803 thousand, or 57% of consolidated Music Publishing revenues for the fiscal year ended March 31, 2020. International Music Publishing revenues were $32,408 thousand, or 48% of consolidated Music Publishing revenues for the fiscal year ended March 31, 2021, and $23,139 thousand, or 43% of consolidated Music Publishing revenues for the fiscal year ended March 31, 2020.
The overall increase in Music Publishing revenue was mainly driven by acquisitions of catalogs such as Hearts Bluff in January 2020, Shapiro Bernstein in April, 2020, and Bob Crewe in June 2020 which contributed $2,218 thousand, $6,810 thousand, and $545 thousand to revenue growth from fiscal year March 31, 2021 compared to March 31, 2020, respectively. These acquisitions, along with revenue from the existing writer roster, led to an increase in digital revenue of $6,230 thousand or 22%, performance revenue of $2,859 thousand or 21%, mechanical revenue of $577 thousand or 23%, synchronization revenue of $2,999 thousand, or 44%, and other revenue of $483 thousand, or 23%. The increase in digital revenue partially reflects the continued shift to streaming services for music consumption, while the increase in performance, mechanical, synchronization, and other revenue reflects the results of these acquisitions and existing writer roster.
Recorded Music revenues increased by $4,567 thousand, or 51%, to $13,595 thousand for the fiscal year ended March 31, 2021 from $9,028 thousand for the fiscal year ended March 31, 2020. U.S. Recorded Music revenues were $4,892 thousand and $3,476 thousand, or 36% and 39% of consolidated Recorded Music revenues for the fiscal years ended March 31, 2021 and March 31, 2020, respectively. International Recorded Music revenues were $8,703 thousand and $5,553 thousand, or 64% and 62% of consolidated Recorded Music revenues for the fiscal years ended March 31, 2021 and March 31, 2020, respectively.
The overall increase in Recorded Music revenue was driven primarily by the acquisition of Blue Raincoat Music Ltd (its subsidiary Chrysalis Records Ltd) in June of 2019, which contributed $9,884 thousand and $6,617 thousand to Recorded Music revenue from fiscal year March 31, 2021 compared to March 31, 2020, respectively. Digital revenue increased by $3,034 thousand primarily due to this acquisition and because of the continued growth at music streaming services. Physical revenue increased by $2,531 thousand primarily due to this acquisition. Synchronization revenue decreased by $893 thousand primarily due the impact of COVID 19. Neighboring rights revenue decreased by $105 thousand primarily due to the collection of historical royalties from performing rights societies in the Fiscal year ended March 31, 2020.
Revenue by Geographical Location
Fiscal Year Ended March 31, 2021 vs. Fiscal Year Ended March 31, 2020
U.S. revenue increased by $6,120 thousand, or 18%, to $40,667 thousand for the fiscal year ended March 31, 2021 from $34,547 thousand for the fiscal year ended March 31, 2020. U.S. Music Publishing revenue increased by $3,880 thousand or 13%. This was primarily driven by acquisitions of catalogs, writer signings, and the continued growth in music streaming. U.S. Recorded Music revenue increased by $1,416 thousand or 41%. This was primarily driven by acquisitions, and increases in U.S digital revenue, which increased due to the continued growth in streaming services.
International revenue increased by $12,419 thousand, or 43%, to $41,111 thousand for the fiscal year ended March 31, 2021 from $28,692 thousand for the fiscal year ended March 31, 2020. International Music Publishing revenue increased $9,269 thousand or 40%. This was primarily driven by acquisitions of catalogs, signings of writers, and increases in digital revenue, primarily due to growth in streaming. International Recorded Music revenue increased $3,150 thousand primarily due to acquisitions, and the continued growth of music streaming services.

Cost of revenues
Our cost of revenues was composed of the following amounts (in thousands):
	For the Fiscal Year Ended March 31,		2021 vs. 2020
	2021	2020	$ Change	% Change

Writer royalties and other publishing costs	$29,129	$23,493	$5,636	24%
Artist royalties and other recorded costs	3,863	3,812	51	1%
Total cost of revenues	$32,992	$27,305	$5,687	21%
Fiscal Year Ended March 31, 2021 vs. Fiscal Year Ended March 31, 2020
Our cost of revenues increased by $5,687 thousand, or 21%, to $32,992 thousand for the fiscal year ended March 31, 2021 from $27,305 thousand for the fiscal year ended March 31, 2020. Cost of revenues as a percentage of revenues decreased to 40% for the fiscal year ended March 31, 2021 from 43% for the fiscal year ended March 31, 2020. Total cost of revenues as a percentage of revenues decreased primarily because of acquisitions catalogs with higher margins.
Writer royalties and other publishing costs increased by $5,636 thousand, or 24%, to $29,129 thousand for the fiscal year ended March 31, 2021 from $23,493 thousand for the fiscal year ended March 31, 2020. Writer royalties and other publishing costs as a percentage of music publishing revenues decreased to 43% for the fiscal year ended March 31, 2021 from 44% for the fiscal year ended March 31, 2020. The increase in margins is due to the change in the mix of earnings by type and what songwriting clients with their specific contractual royalty rates are contributing to the revenues.
Artist royalties and other recorded music costs increased by $51 thousand, or 1%, for the fiscal year ended March 31, 2021 from $3,812 thousand for the fiscal year ended March 31, 2020. Artist royalties and other recorded music costs as a percentage of recorded music revenues decreased to 28% for the fiscal year ended March 31, 2021 from 42% for the fiscal year ended March 31, 2020. This was driven by the acquisition of recorded music assets with higher margins.
Administration expenses
Our administration expenses are composed of the following amounts (in thousands):
	For the Fiscal Year Ended March 31,		2021 vs. 2020
	2021	2020	$ Change	% Change
Administration expenses	$14,986	$12,033	$2,953	25%
Total administration expenses	$14,986	$12,033	$2,953	25%
Fiscal Year Ended March 31, 2021 vs. Fiscal Year Ended March 31, 2020
Total administration expenses increased by $2,953 thousand, or 25%, to $14,986 thousand for the fiscal year ended March 31, 2021 from $12,033 thousand for the fiscal year ended March 31, 2020. Expressed as a percentage of revenues, administration expenses decreased to 18% for the fiscal year ended March 31, 2021 from 19% for the fiscal year ended March 31, 2020. Despite the acquisition of offices and employees at Blue Raincoat Music Ltd. (its subsidiary Chrysalis Records Ltd), affiliate Blue Raincoat Artists Ltd., PopArabia FZ-LLC, margin after administration expenses increased.
Interest expense
Fiscal Year Ended March 31, 2021 vs. Fiscal Year Ended March 31, 2020
Our interest expense increased by $2,509 thousand, or 39%, to $8,972 thousand for the fiscal year ended March 31, 2021 from $6,463 thousand for the fiscal year ended March 31, 2020. This was primarily driven by increased debt balances due to use of funds in catalog and business acquisitions, and writer signings, partially offset by a decline in LIBOR rates as well as lower interest rates as a result of refinancing transactions, the impact of which was in turn partially offset by interest rate swap hedges.
(Loss) Gain on foreign exchange
Fiscal Year Ended March 31, 2021 vs. Fiscal Year Ended March 31, 2020
(Loss) gain on foreign exchange decreased by $942 thousand to a loss of $911 thousand for the fiscal year ended March 31, 2021 from a gain of $31 thousand for the fiscal year ended March 31, 2020. This change is due to fluctuations in the two foreign currencies we are directly exposed to, namely GBP and EUR.
Gain (loss) on fair value of swaps
Fiscal Year Ended March 31, 2021 vs. Fiscal Year Ended March 31, 2020
Gain (loss) on fair value of swaps increased by $8,544 thousand to a gain of $2,988 thousand for the fiscal year ended March 31, 2021 from a loss of $5,556 thousand for the fiscal year ended March 31, 2020. This change is due to a rising forward yield curve for LIBOR and the marking to market of our interest rate swap hedges.
Interest and other income
Fiscal Year Ended March 31, 2021 vs. Fiscal Year Ended March 31, 2020
Our interest and other income decreased by $64 thousand, or 83%, to $13 thousand for the fiscal year ended March 31, 2021 from $77 thousand for the fiscal year ended March 31, 2020. This was primarily driven by a decline in cash on hand on average throughout the year and lower interest rates.
Gain on retirement of debt
Fiscal Year Ended March 31, 2021 vs. Fiscal Year Ended March 31, 2020
We recorded a gain on retirement of debt in the amount of $10,644 thousand for the fiscal year ended March 31, 2020. See Note 7 to Reservoir’s consolidated financial statements for the years ended March 31, 2021 and 2020 for further discussion.
Income before income taxes
Fiscal Year Ended March 31, 2021 vs. Fiscal Year Ended March 31, 2020
Our income before income taxes decreased by $1,420 thousand, or 10%, to a gain of $12,790 thousand for the fiscal year ended March 31, 2021 from income before income taxes of $14,210 thousand for the fiscal year ended March 31, 2020 as a result of the factors described above.
Income tax expense
Fiscal Year Ended March 31, 2021 vs. Fiscal Year Ended March 31, 2020
Our income tax expense decreased by $1,745 thousand, or 42%, to $2,454 thousand for the fiscal year ended March 31, 2021 from $4,199 thousand for the fiscal year ended March 31, 2020. The net decrease in income tax expense primarily relates to a lower increase to deferred tax expense due to a change in tax rates for the fiscal year ended March 31, 2021 as compared to the impact for the fiscal year ended March 31, 2020. Also, income tax expense decreased for the fiscal year ended March 31, 2021 due to the tax effect of the decrease in income before taxes for the fiscal year ended March 31, 2021 versus March 31, 2020.

Net income
Fiscal Year Ended March 31, 2021 vs. Fiscal Year Ended March 31, 2020
Our net income increased by $325 thousand, or 3%, to a gain of $10,336 thousand for the fiscal year ended March 31, 2021 from income of $10,011 thousand for the fiscal year ended March 31, 2020 as a result of the factors described above.
Noncontrolling interest
Fiscal Year Ended March 31, 2021 vs. Fiscal Year Ended March 31, 2020
Towards the end of the fiscal year ended March 31, 2020, RMM acquired a majority share in two different businesses (see Note 4 to Reservoir’s consolidated financial statements for the years ended March 31, 2020 for further discussion). There was $47 thousand of loss attributable to noncontrolling interests for the fiscal year ended March 31, 2021. There was $47 thousand of gain attributable to noncontrolling interests for the fiscal year ended March 31, 2020.
Reconciliation of Operating Income to OIBDA
We use OIBDA as our primary measure of financial performance. The following table reconciles operating income to OIBDA (in thousands):
	For the Fiscal Year Ended March 31,		2021 vs. 2020
	2021	2020	$ Change	% Change
Operating income	$19,671	$15,477	$4,194	27%
Amortization expense	13,907	8,250	5,657	69%
Depreciation expense	222	173	49	28%
OIBDA	$33,800	$23,901	$9,901	41%
OIBDA
Fiscal Year Ended March 31, 2021 vs. Fiscal Year Ended March 31, 2020
Our OIBDA increased by $9,901 thousand, or 41%, to $33,800 thousand for the fiscal year ended March 31, 2021 as compared to $23,901 thousand for the fiscal year ended March 31, 2020 primarily as a result of an increase in revenue of $18,539 thousand, partially offset by an increase in cost of revenue of $5,686 thousand, and an increase in administration expenses of $2,953 thousand. Expressed as a percentage of total revenue, OIBDA margin increased to 41% for the fiscal year ended March 31, 2021 from 38% for the fiscal year ended March 31, 2020.
Depreciation expense
Fiscal Year Ended March 31, 2021 vs. Fiscal Year Ended March 31, 2020
Our depreciation expense increased by $49 thousand, or 28%, to $222 thousand for the fiscal year ended March 31, 2021 from $173 thousand for the fiscal year ended March 31, 2020, primarily due to the increased capital expenditures around the acquisition of offices at Blue Raincoat Music Ltd (its subsidiary Chrysalis Records Ltd), and its affiliate Blue Raincoat Artists Ltd, and the acquisition of offices at PopArabia FZ-LLC.
Amortization expense
Fiscal Year Ended March 31, 2021 vs. Fiscal Year Ended March 31, 2020
Amortization expense increased by $5,657 thousand, or 69%, to $13,907 thousand for the fiscal year ended March 31, 2021 from $8,250 thousand for the fiscal year ended March 31, 2020, primarily due to the acquisition of additional music catalogs and music company purchases.

Business Segment Results
Revenues, operating income and OIBDA by business segment were as follows (in thousands):
	For the Fiscal Year Ended March 31,		2021 vs. 2020
	2021	2020	$ Change	% Change
Music Publishing
Revenues	$67,091	$53,942	$13,149	24%
Operating income	15,075	13,637	1,438	11%
OIBDA	26,867	20,290	6,577	32%
Recorded Music
Revenues	13,595	9,028	4,567	51%
Operating income	4,334	1,709	2,625	154%
OIBDA	6,565	3,479	3,086	89%
Other
Revenues	1,092	268	824	307%
Operating income	262	132	130	100%
OIBDA	368	132	236	181%
Total
Revenues	81,778	63,239	18,539	29%
Operating income	19,671	15,477	4,194	27%
OIBDA	33,800	23,901	9,899	41%
Music Publishing
Revenues
Fiscal Year Ended March 31, 2021 vs. Fiscal Year Ended March 31, 2020
Music Publishing revenues increased by $13,149 thousand, or 24%, to $67,091 thousand for the fiscal year ended March 31, 2021 from $53,942 thousand for the fiscal year ended March 31, 2020. The increase was primarily attributed to the increase in digital revenue from $28,798 thousand to $35,028 thousand, or 22%. Additionally, Performance, Mechanical, Synchronization, and Other revenues increased by 21%, 23%, 44% and 23%, respectively.
The overall increase in Music Publishing revenue was mainly driven by reasons described in the “— Total Revenues” and “— Revenue by Geographical Location” sections.
Cost of revenues
Music Publishing cost of revenues was composed of the following amounts (in thousands):
	For the Fiscal Year Ended March 31,		2021 vs. 2020
	2021	2020	$ Change	% Change
Writer royalties and other publishing costs	$29,129	$23,493	$5,636	24%
Total cost of revenues	$29,129	$23,493	$5,636	24%
Fiscal Year Ended March 31, 2021 vs. Fiscal Year Ended March 31, 2020
Music Publishing cost of revenues increased by $5,636 thousand, or 24%, to $29,129 thousand for the fiscal year ended March 31, 2021 from $23,493 thousand for the fiscal year ended March 31, 2020. This increase is due primarily to acquisitions of catalogs and writer signings. Expressed as a percentage of Music Publishing revenue, Music Publishing cost of revenues decreased to 43% for the fiscal year ended March 31, 2021 from 44% for the fiscal year ended March 31, 2020. The increase in margins is due to the change in the mix of earnings by type and what songwriting clients with their specific contractual royalty rates are contributing to the revenues.
Administration expenses
Music Publishing administration expenses were comprised of the following amounts (in thousands):
	For the Fiscal Year Ended March 31,		2021 vs. 2020
	2021	2020	$ Change	% Change
Administration expenses	$11,095	$10,159	$936	9%
Total administration expenses	$11,095	$10,159	$936	9%
Fiscal Year Ended March 31, 2021 vs. Fiscal Year Ended March 31, 2020
Music Publishing administration expenses increased by $936 thousand, or 9%, to $11,095 thousand for the fiscal year ended March 31, 2021 as compared to $10,159 thousand for the fiscal year ended March 31, 2020 This is primarily due to new hires, the acquisition of offices and employees at PopArabia FZ-LLC, and other administration expenses. Expressed as a percentage of Music Publishing revenues, Music Publishing administration expenses declined to 17% for the fiscal year ended March 31, 2021 from 19% for the fiscal year ended March 31, 2020.
Operating income and OIBDA
Music Publishing OIBDA includes the following amounts (in thousands):
	For the Fiscal Year Ended March 31,		2021 vs. 2020
	2021	2020	$ Change	% Change
Operating income	$15,075	$13,637	$1,438	11%
Depreciation and amortization	11,792	6,653	5,139	77%
OIBDA	$26,867	$20,290	$6,577	32%
Fiscal Year Ended March 31, 2021 vs. Fiscal Year Ended March 31, 2020
Music Publishing OIBDA increased by $6,577 thousand, or 32%, to $26,867 thousand for the fiscal year ended March 31, 2021 from $20,290 thousand for the fiscal year ended March 31, 2020. Expressed as a percentage of Music Publishing revenues, Music Publishing OIBDA margin increased to 40% for the fiscal year ended March 31, 2021 from 38% for the fiscal year ended March 31, 2020. The increase in Music Publishing OIBDA can primarily be attributed to higher Music Publishing revenues, partially offset by higher cost of revenues as a percentage of revenue, and lower administration expenses as a percentage of revenue.
Music Publishing operating income increased by $1,438 thousand, or 11%, to $15,075 thousand for the fiscal year ended March 31, 2021 from $13,637 thousand for the fiscal year ended March 31, 2020 due to the factors that led to the increase in Music Publishing OIBDA noted above.
Recorded Music
Revenues
Fiscal Year Ended March 31, 2020 vs. Fiscal Year Ended March 31, 2019
Recorded Music revenues increased by $4,567 thousand, or 51%, to $13,595 thousand for the fiscal year ended March 31, 2021 from $9,028 thousand for the fiscal year ended March 31, 2020. The increase was primarily attributed to the increase in digital revenue from $4,569 thousand to $7,603 thousand, or 66%. Additionally, Physical revenues increased by 177%, while Synchronization, and Neighboring Rights revenues fell by 65%, and 6%, respectively.
The overall increase in Recorded Music revenue was driven reasons described in the “— Total Revenues” and “— Revenue by Geographical Location” sections. Specifically, the increase in Recorded Music revenue was driven by the acquisition of Blue Raincoat Music Ltd (its subsidiary Chrysalis Records Ltd) in June of 2019 which generated $9,884 thousand in revenue in the fiscal year ended March 31, 2021 compared to $6,865 thousand in revenue in the fiscal year ended March 31, 2020.
Cost of revenues
Recorded Music cost of revenues was composed of the following amounts (in thousands):
	For the Fiscal Year Ended March 31,		2021 vs. 2020
	2021	2020	$ Change	% Change
Artist royalties and other recorded music costs	$3,863	$3,812	$51	1%
Total cost of revenues	$3,863	$3,812	$51	1%
Fiscal Year Ended March 31, 2021 vs. Fiscal Year Ended March 31, 2020
Recorded Music cost of revenues increased by $51 thousand, or 1%, to $3,863 thousand for the fiscal year ended March 31, 2021 from $3,812 thousand for the fiscal year ended March 31, 2020. Expressed as a percentage of Recorded Music revenue, cost of revenues decreased to 28% for the fiscal year ended March 31, 2021 from 42% for the fiscal year ended March 31, 2020. This was driven by the acquisition of recorded music assets with higher margins.
Administration expenses
Recorded Music administration expenses were composed of the following amounts (in thousands):
	For the Fiscal Year Ended March 31,		2021 vs. 2020
	2021	2020	$ Change	% Change
Administration expenses	$3,167	$1,738	$1,429	82%
Total administration expenses	$3,167	$1,738	$1,429	82%
Fiscal Year Ended March 31, 2021 vs. Fiscal Year Ended March 31, 2020
Recorded Music administration expenses increased to $3,167 thousand for the fiscal year ended March 31, 2021 from $1,738 thousand for the fiscal year ended March 31, 2020. The increase in administration expenses was primarily due to the acquisition of Blue Raincoat Music Ltd. (its subsidiary Chrysalis Records Ltd.). Expressed as a percentage of Recorded Music revenue, Recorded Music administration expense increased to 29% for the fiscal year ended March 31, 2021 from 21% for the fiscal year ended March 31, 2020.
Operating income and OIBDA
Recorded Music OIBDA included the following amounts (in thousands):
	For the Fiscal Year Ended March 31,		2021 vs. 2020
	2021	2020	$ Change	% Change
Operating income	$4,334	$1,709	$2,625	154%
Depreciation and amortization	2,231	1,770	461	26%
OIBDA	$6,565	$3,479	$3,086	89%

Fiscal Year Ended March 31, 2021 vs. Fiscal Year Ended March 31, 2020
Recorded Music OIBDA increased by $3,086 thousand, or 89%, to $6,565 thousand for the fiscal year ended March 31, 2021 from $3,479 thousand for the fiscal year ended March 31, 2020 primarily as a result of the acquisition of Blue Raincoat Music Ltd (its subsidiary Chrysalis Records Ltd). Expressed as a percentage of Recorded Music revenues, Recorded Music OIBDA margin increased to 48% for the fiscal year ended March 31, 2021 from 39% for the fiscal year ended March 31, 2020.
Recorded Music operating income increased by $2,625 thousand to $4,334 thousand for the fiscal year ended March 31, 2021 from $1,709 thousand for the fiscal year ended March 31, 2020 due to the factors that led to the increase in Recorded Music OIBDA noted above.
Liquidity and Capital Resources
Capital Resources at March 31, 2021
At March 31, 2021, we had $211,532 thousand of debt (net of $3,059 thousand of deferred financing costs), $9,210 thousand of cash and equivalents and net debt of $202,322 thousand (defined as total debt, less cash and equivalents and deferred financing costs).
Cash Flows
The following table summarizes our historical cash flows (in thousands).
	For the Fiscal Year Ended March 31,		2021 vs. 2020
	2021	2020	$ Change	% Change
Cash provided by (used in):
Operating activities	$16,247	$11,882	$4,365	37%
Investing activities	(120,147)	(107,806)	(12,341)	11%
Financing activities	47,220	147,030	(99,810)	-68%
Fiscal Year Ended March 31, 2020 vs. Fiscal Year Ended March 31, 2019
Operating Activities
Cash provided by operating activities was $16,247 thousand for the fiscal year ended March 31, 2021 compared to $11,882 thousand for the fiscal year ended March 31, 2020. The primary driver of the $4,365 thousand increase in cash provided by operating activities during the current year was due to an increase in net income, after adjustments to reconcile net income to cash provided by operations, which is primarily due to acquisitions and a decreased use of cash from changes in working capital, which was primarily driven by increases in accounts payable and accrued expenses.
Investing Activities
Cash used in investing activities was $120,147 thousand for the fiscal year ended March 31, 2021 compared to $107,806 thousand for the fiscal year ended March 31, 2020. The increase in cash used in investing activities was primarily due to increased acquisitions of music catalogs.
Cash used in investing activities for the fiscal year ended March 31, 2021 consisted of $119,967 thousand purchase of music catalogs, $13 thousand business combination and investment in equity affiliate, $86 thousand decrease in deferred music composition acquisition costs, and $80 thousand purchase of property, plant, and equipment.
Cash used in investing activities for the fiscal year ended March 31, 2020 consisted of $106,842 thousand purchase of music catalogs, $380 thousand business combination and investment in equity affiliate,

$54 thousand increase in deferred music composition acquisition costs, and $530 thousand purchase of property, plant, and equipment.
Financing Activities
Cash provided by financing activities was $47,220 thousand for the fiscal year ended March 31, 2021 compared to cash provided by financing activities of $147,030 thousand for the fiscal year ended March 31, 2021. Cash provided by financing activities for the fiscal year ended March 31, 2021 consisted of proceeds from issuance of preferred shares net of issuance costs of $7,973 thousand, proceeds from secured line of credit of $40,600 thousand, partially offset by, a repayment of secured notes of $1,000 thousand, deferred financing costs paid of $649 thousand, and draw on related party loans of $296 thousand.
Cash provided by financing activities for the fiscal year ended March 31, 2020 consisted of proceeds from issuance of preferred shares net of issuance costs of $81,632 thousand, proceeds from the issuance of additional common shares, net of issuance costs, of $14,957 thousand, proceeds from secured line of credit of $20,000 thousand, proceeds from secured loans of $236,491 thousand, partially offset by a common stock dividend paid of $16,875 thousand, repayment of secured notes of $1,625 thousand, repayment of secured line of credit of $7,077 thousand, repayments of secured loans of $178,248 thousand, deferred financing costs paid of $2,149 thousand, and draw on related party loans of $77 thousand.
Liquidity
Our primary sources of liquidity are the cash flows generated from our subsidiaries’ operations, available cash and equivalents and funds available for drawing under our secured line of credit and loans. These sources of liquidity are needed to fund our debt service requirements, working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and dividends, retirement of or refinancing of our outstanding debt, privately negotiated purchases or otherwise, we may elect to pay or make in the future.
During the fiscal year ended March 31, 2021, we borrowed $617 thousand (the “PPP Loan”)under the Paycheck Protection Program (the “PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act of 2020, as amended (the “CARES Act”), provided for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. In accordance with the terms of the program, we applied for and received confirmation of loan forgiveness for the entire amount borrowed under the PPP.
We believe that our primary sources of liquidity will be sufficient to support our existing operations over the next twelve months.
Debt Capital Structure
Since 2014, Reservoir Media Management has been the borrower under a revolving credit and term loan agreement with SunTrust Bank (Truist Bank) as the administrative agent and lead arranger. This agreement has been amended and restated a number of times since then, generally leading to extensions on maturity dates (current maturity date is October 16, 2024), increases in the facility size (currently $250,000 thousand), and reductions in interest rates (currently LIBOR plus 2.5%). Subject to market conditions, we expect to continue to take opportunistic steps to extend our maturity dates and reduce related interest expense. From time to time, we may incur additional indebtedness for, among other things, working capital, repurchasing, redeeming or tendering for existing indebtedness and acquisitions or other strategic transactions.
Revolving Credit and Term Loan Facility
On December 19, 2014, Reservoir Media Management entered into a credit agreement (the “Credit Facility”) governing its secured term loan and secured revolving credit facility. The Credit Facility was subsequently amended and restated multiple times with the most recent Third Amended and Restated

Revolving Credit and Term Loan Agreement, dated as of October 16, 2019 (as amended by the first amendment, dated as of May 20, 2020 and the second amendment, dated as of December 23, 2020) for a senior secured revolving credit and term loan facility with SunTrust Bank (Truist Bank) as administrative agent, and other financial institutions and lenders party thereto.
Reservoir Media Management is the borrower under the Credit Facility which provides for a $20,000 thousand senior secured term loan and a $230,000 thousand senior secured revolving credit facility. The Credit Facility has a maturity date of October 16, 2024. Borrowings under the Credit Facility bear interest at a rate equal to LIBOR plus 2.5% per annum. Principal repayment for the $20,000 thousand senior secured term loan is $250 thousand per quarter.
General Terms of Our Indebtedness
Certain terms of the Credit Facility are described below.
Guarantees and Security
The obligations under the Credit Facility are guaranteed by Reservoir Media Management and its subsidiaries. All obligations of Reservoir Media Management and each guarantor under the Credit Facility are secured by substantially all the assets of Reservoir Media Management and each subsidiary guarantor.
Covenants, Representations and Warranties
The Credit Facility contain customary representations and warranties and customary affirmative and negative covenants. The negative covenants Credit Facility limit the ability of Reservoir and its subsidiaries to, among other things, incur additional indebtedness or issue certain preferred shares; pay dividends, redeem stock or make other distributions; repurchase, prepay or redeem subordinated indebtedness; make investments; create restrictions on the ability of its subsidiaries to pay dividends to it or make other intercompany transfers; create liens; transfer or sell assets; consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; enter into certain transactions with its affiliates.
Interest Rate Swaps
As of March 31, 2021, Reservoir Media Management had entered into four interest rate swaps, two of which expire on March 10, 2022, one with a notional amount of $57,775 thousand and one for $39,758 thousand. Under the terms of the interest rate swaps, Reservoir Media Management pays a fixed rate of 2.8% and 3.0% respectively, to the counterparty and receives a floating interest from the counter party based on LIBOR with reference to notional amounts adjusted to match the original scheduled principal repayments pursuant to the indenture agreement. The notional amount of the interest rate swaps is $97,533 thousand at March 31, 2021.
During the fiscal year ended March 31, 2020, Reservoir Media Management added two additional interest rate swaps with notional amounts of $8,875 thousand and $88,098 thousand. These swaps have an effective date of March 10, 2022 which coincides with the expiration of the previous two swaps, and Reservoir Media Management will pay a fixed rate of 1.6% and 1.5%, respectively, and receive a floating interest rate from the counter party based on LIBOR with reference to notional amounts adjusted to match the original scheduled principal repayments pursuant to the indenture agreement.
Events of Default
Events of default under the Credit Facility include, as applicable, nonpayment of principal when due, nonpayment of interest or other amounts, inaccuracy of representations or warranties in any material respect, violation of covenants, certain bankruptcy or insolvency events, certain ERISA events, certain material judgments, in each case subject to customary thresholds, notice and grace period provisions.

Existing Debt as of March 31, 2021
As of March 31, 2021, our outstanding debt under the Credit Facility, was as follows (in thousand):
Term Loan	$19,500
Revolving Credit	197,091
Total outstanding debt	$216,591
Reservoir uses cash generated from operations to pay current interest and principal obligation on the Credit Facility. Reservoir expects to continue to refinance and extend maturity on the Credit Facility for the foreseeable future.
Dividends
Reservoir Media Management’s ability to pay dividends is restricted by covenants in the credit agreements Credit Facility. For the fiscal year ended March 31, 2021, Reservoir Media Management did not pay any dividends to stockholders. For the fiscal year ended March 31, 2020, Reservoir Media Management paid an aggregate of $16,875 thousand in cash dividends to stockholders.
Covenant Compliance
Reservoir Media Management was in compliance with its covenants under its outstanding Credit Facility as of March 31, 2021.
The Credit Facility contains a leverage ratio that is tied to NPS plus Recorded Music EBITDA, which is defined under the Credit Facility. Reservoir Media Management’s ability to borrow funds under the Credit Facility may depend upon its ability to meet the leverage ratio test at the end of a fiscal quarter to the extent we have outstanding debt. This leverage ratio carries a maximum of 5.5x. As of March 31, 2021, Reservoir Media Management’s leverage ratio was 4.8x.
The Credit Facility contains a loan to value ratio that is tied to the library value, which is defined under the Credit Facility. Reservoir Media Management’s ability to borrow funds under the Credit Facility may depend upon its ability to meet the loan to value test at the end of a fiscal quarter to the extent it has outstanding debt. This loan to value ratio carries a maximum of 0.55x. This loan to value ratio is further subject to a valuation variance test, which is defined under the Credit Facility, and which may further limit its borrowing ability. As of March 31, 2021, Reservoir Media Management’s loan to value was 0.38x.
The Credit Facility contains a fixed charge coverage ratio that is tied to in the ability to service outstanding debt, which is defined in the Credit Facility. Reservoir Media Management’s ability to borrow funds under the Credit Facility may depend upon its ability to meet the fixed charge coverage test at the end of a fiscal quarter to the extent we have outstanding debt. This fixed charge coverage ratio carries a minimum of 1.25x. As of March 31, 2021, Reservoir Media Management’s fixed charge coverage ratio was 5.1x.
Non-compliance with the leverage ratio, loan to value ratio, or the fixed charge coverage ratio could result in the inability to use the Credit Facility, which could have a material adverse effect on Reservoir’s business, cash flows, financial condition and results of operations.
The Credit Facility requires that the leverage ratio, loan to value ratio, and fixed charge coverage ratio be calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four quarter period or any complete fiscal year. In addition, the Credit Facility requires that the leverage ratio, loan to value ratio, and fixed charge coverage ratio be calculated on a pro forma basis for certain transactions including acquisitions as if such transactions had occurred on the first date of the measurement period and may include expected cost savings and synergies resulting from or related to any such transaction. There can be no assurances that any such cost savings or synergies will be achieved in full.
Summary
Management believes that funds generated from our operations and borrowings under the Credit Facility and available cash and equivalents will be sufficient to fund our debt service requirements, working capital requirements and capital expenditure requirements for the foreseeable future. We also have additional borrowing capacity under the Credit Facility. However, our ability to continue to fund these items and to reduce debt may be affected by general economic, financial, competitive, legislative and regulatory factors, as well as other industry-specific factors such as the ability to control music piracy and the continued transition from physical to digital formats in the recorded music and music publishing industries. It could also be affected by the severity and duration of natural or man-made disasters, including pandemics such as the COVID-19 pandemic. We and our affiliates continue to evaluate opportunities to, from time to time, depending on market conditions and prices, contractual restrictions, our financial liquidity and other factors, seek to pay dividends or prepay outstanding debt or repurchase or retire Reservoir’s outstanding debt, privately negotiated purchases or otherwise. The amounts involved in any such transactions, individually or in the aggregate, may be material and may be funded from available cash or from additional borrowings. In addition, from time to time, depending on market conditions and prices, contractual restrictions, our financial liquidity, and other factors, we may seek to refinance the Credit Facility with existing cash and/or with funds provided from additional borrowings.
Contractual and Other Obligations
Firm Commitments
The following table summarizes Reservoir Media Management’s aggregate contractual obligations at March 31, 2021, and the estimated timing and effect that such obligations are expected to have on liquidity and cash flow in future periods.
Firm Commitments and Outstanding Debt	Less than 1 year	2 – 3 years	4 – 5 years	After 5 years	Total
	(in thousands)
Term Loan	$1,000	$2,000	$16,500	—	$19,500
Revolving Credit	—	—	197,091	—	197,091
Interest on Term Loan(1)	665	1,225	289	—	2,179
Interest on Revolving Credit(1)	6,898	13,796	6,898	—	27,593
Operating leases(2)	818	835	—	—	1,653
Artist, songwriter, and co-publisher commitments(3)*	5,733	796	—	—	6,529
Asset acquisition and share purchase acquisition commitments(4)	5,713	400	558	—	6,671
Total firm commitments and outstanding debt	$20,827	$19,052	$221,336	$—	$261,215

The following is a description of our firmly committed contractual obligations at March 31, 2021:
(1)
Interest obligations under the Credit Facility are presented in consideration of 1.0% as a substitute for LIBOR, plus 2.5%. These obligations have been presented based on the principal amounts due, current and long term as of March 31, 2021. Amounts do not include any unamortized deferred financing costs.

(2)
Operating lease obligations primarily relate to the minimum lease rental obligations for our real estate in various locations around the world.

(3)
We routinely enter into long-term commitments with recording artists and songwriters for the future delivery of music. Such commitments generally become due only upon delivery or release and Reservoir’s acceptance of albums from the artists or future musical compositions by songwriters and publishers. Based on contractual obligations, and managements estimate of aggregate firm commitments to such talent approximates $6,529 thousand at March 31, 2021. The aggregate firm commitments expected for the next twelve-month period based on contractual obligations and expected release schedule approximates $5,733 thousand at March 31, 2021.

(4)
We routinely enter into asset acquisition agreements and less often share purchase agreements, which can have deferred minimum funding commitments and other related obligations, which are reflected in the table above.

*
Because the timing of payment, and even whether payment occurs, is dependent upon the timing of delivery of albums and musical compositions, the timing and amount of payment of these commitments as presented in the above summary can vary significantly.

Critical Accounting Policies
We believe that the following accounting policies involve a high degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of our operations. See Note 2 to Reservoir’s consolidated condensed financial statements for the fiscal year ended March 31, 2021 and 2020, in each case, contained elsewhere in this prospectus for a description of our other significant accounting policies. The preparation of our consolidated financial statements in conformity with GAAP requires us to make estimates and judgments that affect the amounts reported in those financial statements and related notes thereto. The future effects of the COVID-19 pandemic on our results of operations, cash flows and financial position are unclear. However, we believe we have used reasonable estimates and assumptions in preparing the unaudited condensed consolidated financial statements. Although we believe that the estimates we use are reasonable, due to the inherent uncertainty involved in making those estimates, actual results reported in future periods could differ from those estimates.
Revenue and Cost Recognition
Revenues
As required by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), Reservoir recognizes revenue when, or as, control of the promised services or goods is transferred to its customers and in an amount that reflects the consideration Reservoir is contractually due in exchange for those services or goods.
Music Publishing
Music Publishing revenues are earned from the receipt of royalties relating to the licensing of rights in musical compositions and the sale of published sheet music and songbooks. The receipt of royalties principally relates to amounts earned from the public performance of musical compositions, the mechanical reproduction of musical compositions on recorded media including digital formats and the use of musical compositions in synchronization with visual images. Music publishing royalties, except for synchronization royalties, generally are recognized when the sale or usage occurs. The most common form of consideration for publishing contracts is sales- and usage-based royalties. The collecting societies submit usage reports, typically with payment for royalties due, often on a quarterly or biannual reporting period, in arrears. Royalties are recognized as the sale or usage occurs based upon usage reports and, when these reports are not available, royalties are estimated based on historical data, such as recent royalties reported, company-specific information with respect to changes in repertoire, industry information and other relevant trends. Synchronization revenue is typically recognized as revenue when control of the license is transferred to the customer in accordance with ASC 606.
Recorded Music
Revenues from the sale or license of Recorded Music products through digital distribution channels are typically recognized when the sale or usage occurs based on usage reports received from the customer. Digital licensing contracts are generally long-term with consideration in the form of sales- and usage-based royalties that are typically received monthly. For certain licenses where the consideration is fixed and the intellectual property being licensed is static, revenue is recognized at the point in time when control of the licensed content is transferred to the customer.
Revenues from the sale of physical Recorded Music products are recognized upon delivery, which occurs once the product has been shipped and control has been transferred.

Accounting for Royalty Costs and Royalty Advances
Reservoir incurs royalty costs that are payable to our recording artists and songwriters generated from the sale or license of our music publishing copyrights and recorded music catalogue. Royalties are calculated using negotiated rates in accordance with recording artist and songwriter contracts. Calculations are based on revenue earned or user/usage measures or a combination of these. There are instances where such data is not available to be processed and royalty cost calculations may be complex or involve judgments about significant volumes of data to be processed and analyzed.
In many instances, Reservoir commits to pay our recording artists and songwriters royalties in advance of future sales. Reservoir accounts for these advances under the related guidance in FASB ASC Topic 928, Entertainment — Music (“ASC 928”). Under ASC 928, Reservoir capitalizes as assets certain advances, which it believes are recoverable from future royalties to be earned by the recording artist or songwriter, when paid. Recoverability is assessed upon initial commitment of the advance based upon Reservoir’s forecast of anticipated revenue from the sale of future and existing albums or musical compositions. In determining whether the advance is recoverable, Reservoir evaluates the current and past popularity of the recording artist or songwriter, the sales history of the recording artist or songwriter, the initial or expected commercial acceptability of the product, the current and past popularity of the genre of music that the product is designed to appeal to, and other relevant factors. Advances vary in both amount and expected life based on the underlying recording artist or songwriter. To the extent that a portion of an outstanding advance is no longer deemed recoverable, that amount will be expensed in the period the determination is made.
Acquisitions and Business Combinations
In conjunction with each acquisition transaction, Reservoir  assesses whether the transaction should follow accounting guidance applicable to an asset acquisition or a business combination. This assessment requires an evaluation of whether the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, resulting in an asset acquisition or, if not, resulting in a business combination. If treated as an asset acquisition, the asset is recorded in accordance with Reservoir’s intangible asset policy and related acquisition costs are capitalized as part of the asset.
In a business combination, Reservoir  recognizes identifiable assets acquired, liabilities assumed, and non-controlling interests at their fair values at the acquisition date. Any consideration paid in excess of the net fair value of the identifiable assets and liabilities acquired in a business combination is recorded to goodwill and acquisition-related costs are expensed as incurred.
Intangible Assets
Intangible assets consist primarily of music catalogs (publishing and recorded). Intangible assets are recorded at fair value in a business combination and relative fair value in an asset acquisition. Intangible assets are amortized over their expected useful lives using the straight-line method.
Reservoir  periodically reviews the carrying value of its amortizable intangible assets, whenever events or changes in circumstances indicate that the carrying value may not be recoverable or that the lives assigned may no longer be appropriate. To the extent the estimated future cash inflows attributable to the asset, less estimated future cash outflows, are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value. If it is determined that events and circumstances warrant a revision to the remaining period of amortization, an asset’s remaining useful life would be changed, and the remaining carrying amount of the asset would be amortized prospectively over that revised remaining useful life.

DESCRIPTION OF RHI’S BUSINESS
Unless the context otherwise requires, all references in this section to “Reservoir,” “we,” “us,” or “our” refer to Reservoir Holdings, Inc. and its subsidiaries prior to the consummation of the Business Combination and to the Combined Company following the consummation of the Business Combination.
Introduction
Reservoir was formed on April 23, 2019. We are the direct parent of Reservoir Media Management, which was formed on April 27, 2007. Reservoir is a holding company that conducts substantially all of its business operations through Reservoir Media Management and Reservoir Media Management’s subsidiaries.
Our Company
We are one of the world’s leading independent music companies based in New York with offices in Los Angeles, Nashville, Toronto, London and Abu Dhabi. We hold a regular Top 10 U.S. Market Share according to Billboard’s Publishers Quarterly, were twice named Publisher of the Year by Music Business Worldwide’s The A&R Awards in 2017 and 2019, won Independent Publisher of the Year at the 2020 Music Week Awards and are nominated again for the same category in 2021. We operate a music publishing business, a record label, a management business and a rights management society in the Middle East. Our publishing catalog includes historic pieces written and performed by greats like Billy Strayhorn, Hoagy Carmichael and John Denver. Our stable of active songwriters, including James Fauntleroy, Ali Tamposi and Jamie Hartman, have contributed to current award-winning hits performed by the likes of Justin Bieber, Ariana Grande, Camila Cabello, Bruno Mars, John Legend, Lizzo and more.
Our Music Publishing business contributed approximately $67 million to our revenues for the year ended March 31, 2021, representing approximately 83% of our revenues. Reservoir now represents over 130,000 copyrights with titles dating back as far as 1900 and hundreds of #1 releases worldwide. The music is at the heart of everything we do and, as such, our M&A practice and our active songwriter business is committed to both catalog acquisition and expansion of the roster strategically, driven by the quality of the music.
Our Recorded Music business is home to Chrysalis Records and Philly Groove Records representing artists like The Delfonics, Sinead O’Connor and Generation X. Our Recorded Music business contributed approximately $12 million to our revenues for the year ended March 31, 2021, representing approximately 15% of our revenues. We look at our Recorded Music business as one that is poised for growth and ingestion of new master recordings through our M&A practice.
We are operating in an industry benefitting from sector tailwinds attributed to growth in global paid subscriptions to digital service providers, increased penetration of in-home voice activated devices, in-home fitness products and wi-fi enabled vehicles. As connectivity and mobile phone usage increase, people are listening to more music, more often, and in more places. More music is being created, too, as the tools to make and distribute music, which were at one time expensive and limited, are now free and accessible to creators of all levels. As a result, global music companies and music rightsholders are more valuable than ever.
We excel in the independent segment because of our value enhancement practice, as a result of which we have outpaced industry growth of 7% from 2018 through 2021 by an incremental 8%, yielding 15% organic growth for Reservoir during the same period. Our exceptional creative team is able to not only create new opportunities for the existing catalog of copyrights but also to source and sign songwriters and artists to our active roster. Our outstanding M&A practice is able to source and close acquisitions contributing to continued scale of our business.
Our History
Established in 2007, we have grown through acquisitions. We made a firm commitment in the early days to be an active music company, one that is actively owning and administering rights, and we looked to build our business based on long-term ownership of rights. Our portfolio on the publishing side is 76% owned for life of copyright as well as 97% owned versus administered as of June 30, 2019.

In 2010, we acquired TVT Music Publishing, home to some of the most important rap, hip-hop and pop music of the 1990s and 2000s. Replete with hit songs, the catalog set the stage and strategy for the kinds of catalogs we sought next. At the time, the advent of streaming forced a shift in the manner in which people were consuming music. It was no longer about the album, but a playlist of favorite songs. This confirmed our investment thesis that investing in hit songs had to be a key driver of our acquisition strategy. Following the acquisition of TVT Music Publishing, we acquired Philly Groove Records, which brought in recorded music assets and publishing hits, including the Delfonics’ “Ready or Not” which has been covered by artists ranging from The Fugees to Missy Elliot.
In 2012, we acquired the 30,000 copyright strong Reverb Music and its stable of active songwriters. This catalog further diversified our holdings, adding film and television music, such as the theme for the “Got Talent” franchise. We also acquired FS Media in 2014, thereby adding what is considered to be the best of American music with the catalogs of Sheryl Crow, John Denver, Billy Strayhorn, Evanescence and Creed to the repertoire. This catalog included evergreen hits, such as “Take Me Home, Country Roads,” and extended our portfolio back to the 1930s with titles by legendary jazz musician Duke Ellington.
In 2014, the opportunity arose for us to share in the royalty streams of Hans Zimmer’s portfolio of film scores dating back to 1989’s “Driving Miss Daisy.” This enabled us to be in business with one of the most prolific contemporary composers and also to complement our music catalog with music for film. Our acquisitions continued, adding such luminaries as the Commodores, the Isley Brothers, Bob Crewe and many others, plus acquiring the catalog of historic American music publisher Shapiro Bernstein, thereby adding titles from the turn of the century to our portfolio. In addition, on June 2, 2021, we entered into a membership interest purchase agreement (the “Tommy Boy Purchase Agreement”) to acquire U.S. based record label and music publishing company Tommy Boy Music, LLC (“Tommy Boy”), which helped launch the careers of Queen Latifah, Afrika Bambaataa, Digital Underground, Coolio, De La Soul, House of Pain and Naughty By Nature. See “RHI’s Management's Discussion and Analysis of Financial Condition and Results of Operations — Business Overview and Recent Developments — Tommy Boy Purchase Agreement” for additional information regarding the Tommy Boy Purchase Agreement.
In the past five years, we have focused on being a music company and have strategically expanded to include management services through Big Life Management and Blue Raincoat Artists in the United Kingdom and further develop our Recorded Music business through Chrysalis Records. In tandem with this diversification, we have focused on emerging markets which are expected to be responsible for much of the future growth in the music industry. To this end, we acquired a stake in PopArabia in January 2020 with a focus on signing artists, acquiring catalogs and establishing a rights management company in the Middle East and North Africa region. We have executed on these strategic initiatives and expect substantial growth from PopArabia in the years to come.
We have also focused on populating an active songwriter roster. We understand that participating in the contemporary music marketplace at a high level can contribute to capturing market share and create ancillary marketing and licensing opportunities for the rest of the catalog. Today, our active roster is responsible for some of the biggest hits by some of the most well-known artists around the world. To date, we have deployed over $500 million in capital on all of the initiatives outlined above.
Industry Overview
The global music entertainment industry is massive and growing. Within the larger music entertainment space, the recorded music and music publishing industries are thriving, driven by powerful tailwinds.
As music has become more accessible, consumers today listen to more music on more platforms. According to the MRC Data and Billboard, total audio consumption increased by approximately 12% year-over-year in 2020 in the United States alone. Factors driving consumer engagement with music include demographics and technology. For example, younger consumers are typically early adopters of new technologies, including music-enabled devices. According to Nielsen, 78% of U.S. adults aged 18 to 34 used their smartphones to listen to music as of March 2020, compared to the overall average of 64% of all U.S. adults aged over 18 years. All generations are leveraging streaming to increase their engagement with music. As of March 2020, 71% of U.S. adults aged 35 to 49 years and 59% of U.S. adults aged 50 to 64 years, stream audio via their smartphones, according to Nielsen.

Technology has increased the accessibility of music for consumers across all demographics. As of July 2020, U.S. listeners relied upon an average of 3.7 devices per month for music, according to Nielsen. We believe increased availability of music on smartphones, computers, smart speakers, tablets and radios increases overall listening hours by bringing music to consumers no matter where they are. Devices like smart speakers are also helping to drive growth in streaming, as casual listeners become drawn in by music as a critical application for these devices and ultimately become paying subscribers. Indeed, according to Nielsen, 61% of U.S. consumers who use a smart speaker weekly to listen to music currently pay for a subscription as well.
The growth of global digital streaming presents a significant opportunity to expand music listenership worldwide. According to the IFPI, 443 million subscribers paid for music streaming services in 2020, reflecting a year-over-year increase of 30% and a compound annual growth rate of 45% since 2015. This translated into a year-over-year increase of 20% in streaming revenues in 2020. Even with this growth, paid subscribers represented only 12% of the 3.6 billion smartphone users globally in 2020, according to Statista. In 2020, MRC Data and Billboard reported global on-demand audio reached 2.2 trillion streams worldwide, representing an increase of 23% year-over-year. And with over 400 music streaming services across the world, according to the IFPI, there is no shortage of players seeking to meet this robust demand.
The paid streaming opportunity is global, with opportunities for further expansion in both developed and emerging markets. According to the MRC Data and Billboard, in 2020, on-demand audio streaming increased by 17% year-over-year in the United States and by approximately 23% year-over-year worldwide. The global growth was led by countries, such as Japan, Australia, Belgium, Switzerland, Turkey, Spain, Brazil and Germany, which accounted for 23% of total on-demand audio streams in 2020. Even smaller countries exhibited strong growth in streaming adoption in 2020, including Paraguay, Greece, Cyprus, Thailand, Czech Republic, Lithuania, Slovakia and Guatemala, which accounted for 1.4% of total on-demand audio streams in 2020.
The global opportunity for streaming is further demonstrated by the penetration rates across various markets. According to the IFPI, the top five music markets of 2020 were the United States, Japan, the United Kingdom, Germany and France. In 2020, paid music streaming subscribers as a percentage of national populations for these countries were 30%, 9%, 30%, 19% and 15%, respectively, according to Goldman Sachs Global Investment Research. In emerging markets, the story is even clearer, with Mexico, Brazil, Russia, China and India representing compelling opportunities, with paid music streaming subscribers as a percentage of national population in 2020 of 5%, 5%, 7%, 4%, and 1%, respectively, according to Goldman Sachs Global Investment Research. With historically low streaming penetration and massive populations, China and India represent a particularly exciting opportunity for the future of music entertainment.
Recent developments suggest that streaming pricing may have room for further optimization. Beyond growth in paying subscribers, we believe there is an opportunity for streaming revenues to further expand from pricing increases over time. As consumers grow to appreciate the value proposition of streaming, streaming services will explore premium product initiatives. This is supported by streaming services’ ongoing efforts to experiment with pricing increases in recent years. In April 2021, Spotify raised its prices for some of its premium subscription offerings across some of the major markets, including the United States, the United Kingdom and parts of Europe. Previously in 2018, Spotify increased monthly prices for its services in Norway. In 2019, Amazon launched its high-quality audio streaming offering, Amazon Music HD, for a premium price in the United States. We believe the strong and growing appetite for streaming services, as well as the demonstrated pricing power of premium streaming services, presents a significant opportunity for growth for the music entertainment industry.
Expansion of emerging music monetization platforms has enhanced listener engagement. While the traditional on-demand subscription model continues to dominate much of the growth in the music industry, emerging music monetization platforms involving short-form videos, connected fitness, gaming and podcasts have all surged in popularity during the COVID-19 pandemic. These music monetization platforms enable incremental consumption of music, oftentimes appealing to varied, younger audiences, and represent new monetization opportunities for music content owners. The opportunity presented by these music monetization platforms is significant. For example, since its launch in 2017, TikTok has been downloaded over 2 billion times and has reached more than 700 million monthly unique visitors as of October 2020.

Moreover, it has always been true that consumer engagement with music goes beyond the music itself — consumers care about the musicians as well. Today, consumers have greater access to artists with the advent of social media. According to Statista, as of March 2021, six out of the top ten most followed accounts on Twitter belonged to musicians and, according to YouTube, the majority of videos that have achieved more than one billion lifetime views, as well as the top ten most watched videos of all time, belong to musicians.
In addition to their growing popularity with consumers, these music emerging monetization platforms are now proactively engaging with the music entertainment industry to properly compensate rightsholders for use of music. For example, in July 2020, TikTok announced a multi-year agreement with the U.S. National Music Publishers’ Association which also covers past use of musical works. Separately, Facebook’s gaming platform entered into a new multi-year licensing agreement with the major record labels (i.e., Universal Music Group, Sony Music Group and Warner Music Group) in September 2020. And, in the first half of 2020, Peloton agreed to settle a lawsuit brought by music publishers for approximately $49 million, according to Peloton’s public filings. We believe these emerging music monetization platforms are now a permanent part of the music entertainment industry and have helped expand access to and listenership of music globally.
Increased government intervention to curb piracy and improve monetization rates for content owners helps secure the future of the industry. Government interventions in the United States and the European Union are expected to be a boon for the music entertainment industry, at least in the near-term.
In 2018, the United States enacted the Music Modernization Act (the “MMA”), which resulted in reforms to music listening through the regulation of digital music services’ relationship to content owners. This includes improving the way digital music services procure mechanical licenses, requiring digital radio services, such as SiriusXM and Pandora, to make royalty payments to recording artists for recordings before 1972, and providing for direct payments of royalties owed to producers, mixers and engineers when their original works are streamed on non-interactive webcasting services. Also in 2018, the U.S. Copyright Royalty Board (the “CRB”) issued an updated slate of royalty rates and terms. This ruling by the CRB included increased mechanical royalty rates for musical compositions in the United States from 2018 through 2022. While this decision was vacated in part on appeal in August 2020, the case was remanded back to the CRB for further proceedings. In 2018, the CRB also significantly increased the royalty rates for sound recordings in the United States paid by SiriusXM from 2018 through 2022, and the MMA extended the term of this increase through 2027.
In 2019, the European Union passed legislation to protect music rightsholders and recording artists. Specifically, the European Union Copyright Directive was designed to limit safe harbors from liability for copyright infringement and to ensure that rightsholders and recording artists are remunerated fairly when their music is shared online by user-uploaded content services such as YouTube.
Recorded Music
The recorded music industry involves the identification and development of songs and artists to create, market and promote recordings. Royalty income in the recorded music industry is paid on a specific recording of a song. According to the IFPI, the recorded music industry generated nearly $22 billion of revenue globally in 2020, reflecting a compound annual growth rate of 8% since 2015. The recorded music industry generates revenues from various royalty types, including digital (including streaming), physical, synchronization and performance rights. Digital revenues reflect the largest and fastest growing category of recorded music revenues, reaching nearly $15 billion in 2020, reflecting a compound annual growth rate of 18% since 2015 and nearly 70% of global recorded music revenues in 2020. Within digital revenues, streaming is by far the largest driver, accounting for approximately 90% of digital revenues in 2020, reflecting a compound annual growth of nearly 40% since 2015.
Physical royalties are generated from the physical reproduction and distribution of copyrighted works and is the only recorded music revenue category that has contracted since 2015, totaling $4 billion of revenues in 2020, representing a little more than 19% of global recorded music revenues in 2020 (as compared to 39% of global recorded music revenues in 2015). Performance rights royalties are generated from the use of recorded music by broadcasters and public venues, representing approximately 11% of global recorded music revenues in 2020. Synchronization royalties are generated by the use of recorded music in advertisements, film, video games, television and other content, representing approximately 2% of global recorded music revenues in 2020.
Music Publishing
The music publishing industry involves the licensing and acquisition of rights in musical compositions from content owners (e.g., songwriters, composers and other rightsholders). According to Music & Copyright, the music publishing industry generated $6 billion in revenues worldwide in 2020, representing a compound average annual growth rate of 7% since 2015. Music publishing royalties include, among others, mechanical, performance, synchronization and digital.
Our Competitive Strengths
Well-Positioned to Capitalize on the Growth of the International Music Industry Driven by Streaming
As the global music industry continues to benefit from a sustained expansion, our catalog of evergreen hits and active artist and songwriter roster with expertise in chart-topping hip-hop and pop music positions us to capitalize on the positive industry tailwinds. In its 2021 Global Music Report, the IFPI confirmed that 2020 marked a sixth consecutive year of growth for the global recorded music industry. The year-over-year growth of 7.4% for 2020 was driven primarily by streaming, especially by a growth of 18.5% in revenue generated by paid subscription services. The 443 million paid subscription accounts as of December 2020 generated $13.4 billion, or 62.1% of global recorded music revenues.
Value Enhancement
Active marketing, licensing and advocacy work has enabled us to outpace industry growth of 7% from 2018 through 2021 by an incremental 8%, yielding 15% organic growth for Reservoir during the same period. Our synchronization team is comprised of 10 people worldwide dedicated to marketing and licensing our music for use in films, trailers, television shows, advertisements and video games. For the year ended March 31, 2020, our synchronization income, which includes traditional synchronization income and digital synchronization income, accounted for 27% of our total revenues. Digital licensing is an area we embraced early on in 2012 as the first independent publisher to strike a direct deal with YouTube. Digital licensing also extends to the digital service providers, social media platforms like Facebook, Instagram and TikTok, in addition to in-home fitness products such as Peloton and Apple Fitness+. These are all music distribution vehicles which are now distributing content with licensed copyrights. Our advocacy work is a result of several executives at Reservoir serving as elected officials on the boards of non-profit groups upholding the rights of songwriters and fighting for fair compensation. Our service on these boards has resulted in over $11 million in settlements over the last four years, and we will continue to look at digital platforms that are distributing content while infringing on music copyrights.
Emerging Markets Presence
We believe that a significant portion of the growth in paid music subscriptions will be coming from the emerging markets, and our stake in PopArabia has put us in a strong position to be on the frontline to take advantage of this growth. Since we made this investment, we have already signed artists from India, Palestine and Lebanon and are looking at catalog M&A opportunities. We have also established the subsidiary ESMAA which is a United Arab Emirates-based rights management entity working with global music rights organizations, music publishers, songwriters, record labels and artists to ensure their music and rights are fully administered and licensed in the region. We have formed a joint venture with Outdustry, which has pioneered music licensing in China, and we expect this will contribute to a growing portion of our revenues.
Platform Positioned for Growth
Our investment in infrastructure over the years has now put us in a position where we can continue to scale our Music Publishing business with little impact on our operating expenses, and our Recorded Music business is well-positioned to ingest additional master recordings.
Creative and Artists and Repertoire Services
The quality of our roster coupled with the excellence of our creative and artists and repertoire (“A&R”) teams has contributed to sourcing the best talent. Our longstanding collaborations with our clients have resulted in chart topping hits with our creative and A&R teams contributing to nurturing their talents and careers. Our creative and A&R teams are further complemented by our marketing services team providing high-touch bespoke services.
•
Ali Tamposi was named BMI’s 2019 Songwriter of the Year, following mega hit singles “Havana” by Camila Cabello featuring and also co-written by Reservoir catalog writer Young Thug, “Youngblood” by 5 Seconds of Summer, “Let Me Go” by Hailee Steinfeld x Alesso featuring Florida Georgia Line and Watt, and “Wolves” by Selena Gomez x Marshmello.

•
Mr. Franks earned three concurrent Top 10 Billboard Hot 100 singles with Justin Bieber featuring Chance The Rapper’s “Holy” and Ariana Grande’s “Positions” and “(34+35).”

•
Jamie Hartman wrote the breakout songs for three BRITs Rising Star winners Celeste (“Strange”), Rag’N’Bone Man (“Human”), James Bay (“Move Together”).

Strong Financial Profile with Robust Growth, Operating Leverage and Free Cash Flow Generation
For the years ended March 31, 2018 to 2021, we have grown revenues at a compound annual growth rate of 36%, driven by value enhancement, strategic acquisitions, successful releases and secular tailwinds. For the year ended March 31, 2021, our business generated net income and operating income (loss) before non-cash depreciation of tangible assets and non-cash amortization of intangible assets (“OIBDA”) of $10 million and $34 million, respectively, implying an OIBDA margin of approximately 41%. We believe our financial profile provides a strong foundation for continued growth.
Experienced Leadership Team
Reservoir has sustained no management turnover since inception creating a team that has been working together long-term and is incentivized to continue to scale the business, taking pride in their team, their clients and the company. In addition to its excellent track record, the team is extremely experienced in the music entertainment business with a firm commitment to executing on its strategy on an ongoing basis.

M&A
A highly disciplined approach coupled with the ability to cultivate acquisitions and close on transactions on an off-market basis has enabled Reservoir to continue to scale the business.
Advocacy and Education
Protecting the livelihoods of creators and preserving the legacies of songwriters is at the core of our ethos. Several of our executive officers have been elected to, and maintain board positions at, not-for-profit organizations in the United States, Canada and the United Kingdom, leading the charge on advocating for songwriter rights and fair compensation. We also have developed several educational initiatives with leading universities in which the students learn about our legacy artists and their catalogs, ensuring that the music lives on for generations to come. As of the date of this prospectus, these collaborations are ongoing at Drexel University and New York University.
Our Growth Strategies
M&A
We plan to continue to execute on our M&A strategy of acquiring high-quality copyrights and recordings at an attractive return and capitalizing on upside potential with our value enhancement capabilities. Asset and company acquisitions have been our path to growth since inception and we expect to continue to execute on a strategy to scale the business with the addition of high-quality assets to the existing base.
Active Songwriter and Artist Roster
We will continue to execute on our active songwriter and artist roster, attracting world-class talent across genres with the intention of growing our presence in the contemporary music marketplace. Creative services, the existing roster and our value enhancement platform all contribute to our ability to add talent to our songwriter and frontline artist signings. In this area, we are focused on unique talent that represents diversity across a variety of genres and sounds. Through this collaboration, we to partner with our clients to create new music, some of which tops the biggest music charts, helping achieve increased market share.
Listenership
While we are firmly rooted in the music business, we also acknowledge that we are, more broadly, in the business of listenership and are interested in owning content to which people are actively or passively listening. As such, we will continue to evaluate opportunities that allow us to own film score and production music content. We are interested in seeing how listening habits will shift over time, as consumers balance the time they spend listening to music versus time allocated to other kinds of content, such as podcasts or social media platforms. To this end, we expect to continue to explore these alternative avenues in the business of listenership, making investments in companies such as Audio Up Inc. — a company in which we invested in April 2021 — focusing on original podcast content featuring premium music.
Invest in Local Content in Emerging Markets
Our emerging markets platform is currently centralized at PopArabia. To date, we have signed talent from India, Lebanon and Palestine. We will continue to add local talent to the roster and buy regional catalogs. We are pursuing this strategy to take advantage of the projected growth in music consumption in the emerging markets by owning both global and regional content. The convergence of consumers’ increased access to music and our participation in content, will allow us to maximize the emerging market opportunity. We are also interested in the global movement of sound and talent and will look to play a pivotal role in exporting and importing talent from one geography to the next and create global collaborative opportunities for our roster.
Embrace Commercial Innovation with New Digital Distributors and Partners
Over the past year, we have seen significant licensing growth in in-home fitness platforms, with new licenses issued to Peloton, Hydrow and Apple Fitness+. We expect our licensing volume to increase and also extend to new market entrants in this area, in addition to new digital platforms across social media, non-fungible tokens (“NFTs”) or other categories, such as online gaming platforms. These licenses and the associate revenues are on balance accretive to our overall revenues, and we view being on the forefront of digital licensing to be a significant growth area for us. Our strategy is equally focused on the active issuance of licenses, and the pursuit of copyright infringement, with an eye on resolution and the establishment of mechanisms for future licensing and monetization,
In addition, an NFT is a unit of data stored on the blockchain that certifies the unique identity of a digital asset. NFTs have applications in the music industry as a means to distribute standalone musical content or in conjunction with a related experience, merchandise or visual art.
As an owner and administrator of copyrights, we are able to issue licenses for the use of our intellectual property on an NFT. Similarly, as an owner and administrator of master recordings, we are able to issue licenses for the use of these master recordings on an NFT. We are also providing consultative services to artist and songwriter clients interested in developing NFT products. We are actively engaged with Serenade Sound PTY Ltd. to explore issuances and monetization of these licenses and are in discussions with other companies active in the NFT marketplace.
We view this as an area of increased activity that qualifies as a new distribution vehicle for potentially enhanced musical content that could be accretive to revenues and foresee licensing our music for use with NFTs in addition to supporting our clients with strategies and products focused on NFTs.
Music Publishing
Music publishing is an intellectual property business focused on generating revenues from uses of the musical composition itself. In return for promoting, placing, marketing and administering the creative output of a songwriter, or engaging in those activities for other rightsholders, our Music Publishing business garners a share of the revenues generated from use of the musical compositions.
The operations of our Music Publishing business are conducted through all of our offices as well as through various subsidiaries and sub-publishers. We owned or controlled rights to more than 130,000 compositions as of March 31, 2021, including numerous pop hits, American standards and motion picture and theatrical compositions. Assembled over decades, our award-winning catalog included over 5,000 clients as of March 31, 2021 and boasted a diverse range of genres, including pop, rock, jazz, classical, country, R&B, hip-hop, rap, reggae, Latin, folk, blues, symphonic, soul, Broadway, techno, alternative and gospel.
Royalties
As a copyright owner and administrator of musical compositions, Reservoir is entitled to receive royalties for the use of musical compositions. We continually add new musical compositions to our catalog and seek to acquire rights in musical compositions that will generate substantial revenues over the long term.
Music publishers generally receive royalties pursuant to public performance, digital, mechanical, synchronization and other licenses. In the United States, music publishers collect and administer mechanical royalties, and statutory rates are established pursuant to the U.S. Copyright Act of 1976, as amended, for the royalty rates applicable to musical compositions for sale and licensing of recordings embodying those musical compositions. In the United States, public performance income is administered and collected by music publishers and their performing rights organizations and, in most countries outside the United States, collection, administration and allocation of both mechanical and performance income are undertaken and regulated by governmental or quasi-governmental authorities. Throughout the world, each synchronization license is generally subject to negotiation with a prospective licensee, and music publishers pay a contractually required percentage of synchronization income to the songwriters or their heirs and to any co-publishers.
Reservoir acquires copyrights or portions of copyrights and administration rights from songwriters or other third-party holders of rights in musical compositions. Typically, in either case, the grantor of these rights retains a right to receive a percentage of revenues collected by Reservoir. As an owner and administrator of musical compositions, we promote the use of those musical compositions by others. For example, we encourage recording artists to record and include our musical compositions on their recordings, offer opportunities to include our musical compositions in filmed entertainment, advertisements and digital media and advocate for the use of our musical compositions in live stage productions. Examples of music that generate music publishing revenue include, among others:
Performance — performance of the song to the general public
•
Broadcast of musical compositions on television, radio and cable

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Live performance at a concert or other venue (e.g., arena concerts, nightclubs)

•
Broadcast of musical compositions at sporting events, restaurants or bars

•
Performance of musical compositions in staged theatrical productions

Digital — licensing of recorded music in various digital formats and digital performance of musical compositions to the general public
•
Streaming and download services

Mechanical — sale of recorded music in various physical formats
•
Vinyl, CDs and DVDs

Synchronization — use of the musical composition in combination with visual images
•
Films or television programs

•
Television commercials

•
Video games

•
Merchandising, toys or novelty items

Other
•
Licensing of copyrights for use in printed sheet music

In the United States, mechanical royalties are collected directly by music publishers, from recorded music companies or via The Harry Fox Agency, a non-exclusive licensing agent affiliated with the Society of European Stage Authors and Composers (the “SESAC”) and, outside the United States, mechanical royalties are collected directly by music publishers or from collecting societies. Once mechanical royalties reach the publisher, percentages of those royalties are paid or credited to the songwriter or other rightsholder of the copyright in accordance with the underlying rights agreement. Mechanical royalties are paid at a rate of 9.1 cents per song per unit in the United States for physical formats (e.g., CDs and vinyl albums) and permanent digital downloads (recordings in excess of five minutes attract a higher rate). Rates are also set for interactive streaming and non-permanent downloads based on a formula that takes into account revenues paid by consumers or advertisers with certain minimum royalties that may apply depending on the type of service. “Controlled composition” provisions contained in some recording contracts may apply to the rates mentioned above pursuant to which artists and/or songwriters license their rights to their record companies for as little as 75% of the statutory rates. The current U.S. statutory mechanical rates will remain in effect through December 31, 2022. In most other jurisdictions, mechanical royalties are based on a percentage of wholesale prices for physical formats and based on a percentage of consumer prices for digital formats. In international markets, these rates are determined by multi-year collective bargaining agreements and rate tribunals.
Throughout the world, performance royalties are collected by publishers directly or on behalf of music publishers and songwriters by performance rights organizations and collecting societies. Key performing rights organizations and collecting societies include:
•
the ASCAP, the SESAC and the BMI in the United States;

•
the Mechanical-Copyright Protection Society and the Performing Right Society in the United Kingdom;

•
the German Copyright Society in Germany; and

•
the Japanese Society for Rights of Authors, Composers and Publishers in Japan.

The societies pay a percentage (which is set in each country) of the performance royalties to the copyright owner(s) or administrators (i.e., the publisher(s)), and a percentage directly to the songwriter(s), of the composition. Thus, the publisher generally retains the performance royalties it receives other than any amounts attributable to co-publishers.
Composers’ and Lyricists’ Contracts
Reservoir derives its rights through contracts with composers, lyricists (songwriters) or their heirs and with third-party music publishers. In some instances, those contracts grant either 100% or some lesser percentage of copyright ownership in musical compositions and/or administration rights. In other instances, those contracts only convey to Reservoir rights to administer musical compositions for a period of time without conveying a copyright ownership interest. Our contracts grant us exclusive use rights in the jurisdictions concerned excepting any pre-existing arrangements. Many of our contracts grant us rights on a global basis. Reservoir customarily possesses administration rights for every musical composition created by the writer or composer during the exclusive acquisition term of the contract.
While the duration of the administration rights under contracts may vary, some of our contracts grant us ownership and/or administration rights for the duration of copyright. See “— Intellectual Property — Copyrights.” U.S. copyright law permits authors or their estates to terminate an assignment or license of copyright (for the United States only) after a set period of time. See “Risk Factors — Risks Related to Intellectual Property and Data Security — Reservoir faces a potential loss of catalog to the extent that its recording artists have a right to recapture rights in their recordings under the U.S. Copyright Act.”
Recorded Music
Our Recorded Music business consists of three types of sound recording rights ownership. The first type is the active marketing, promotion, distribution, sale and licensing of newly created frontline sound recordings from current artists. The second type is the active marketing, promotion, distribution, sale and licensing of previously recorded and subsequently acquired catalog recordings. The third type is the acquisition of full or partial interests in existing record labels, sound recording catalogs or income rights to a royalty stream associated with an established recording artist or producer. Acquisition of these income participation interests is typically in connection with recordings that are owned, controlled and marketed by the major record labels.
Our frontline and catalog Recorded Music businesses are primarily handled by our Chrysalis Records team in London. In the United States, we manage some select catalogs of recorded music under our Philly Groove Records and Reservoir Records labels.
Our frontline and catalog Recorded Music distribution is handled by a network of distribution partners. Chrysalis Records catalog releases are distributed through AWAL, while our Chrysalis Records frontline releases are distributed through PIAS. Both of these distributors market, distribute and sell products of independent labels and artists to digital music services, retail and wholesale distributors and various distribution centers and ventures operating internationally. AWAL and PIAS use select physical product distributors to sell our CDs and vinyl, such as Alliance in Europe and Amped in the United States. We also distribute select recordings and video products directly to digital music services through licenses we secure via our membership with Merlin. Merlin is one of the top global digital rights agencies in the world negotiating licenses on behalf of many independent record labels, distributors and other music rightsholders.
Through our distribution network, our music is being sold in physical retail outlets, as well as via online retailers, such as amazon.com, and distributed in digital form to an ever expanding universe of digital partners including streaming services such as Amazon, Apple, Deezer, SoundCloud, Spotify, Tencent Music Entertainment Group and YouTube, radio services such as iHeart Radio and SiriusXM, and download services. We also license music digitally to fitness platforms such as Apple Fitness+, Equinox, Hydrow and Peloton, as well as to social media outlets such as Facebook, Instagram, TikTok and Triller.

A&R
Our staff has years of experience in identifying and contracting with recording artists who become commercially successful. Our ability to select recording artists who are likely to be successful is a key element of our frontline Recorded Music business strategy that targets recording artists who will achieve national, regional and international success. The frontline Recorded Music business line was launched in 2019 through the announcement that we would relaunch Chrysalis Records as an active frontline record label signing and developing new talent. Our first frontline release went on to receive critical acclaim, a Mercury Award shortlist nomination and a Grammy nomination.
Many of our catalog artists continue to appeal to audiences long after they cease releasing new music. We have an efficient process for sustaining sales across our catalog releases. We maximize the value of our catalog of recorded music through new marketing initiatives and we use our catalog as a source of material for re-releases, compilations, box sets and special package releases, which provide consumers with incremental exposure to familiar music and recording artists.
Recording Artists’ Contracts
Our recording artists’ contracts define the commercial relationship between our recording artists and our record labels. We negotiate recording contracts with recording artists that define our rights to use the recording artists’ music. For recordings that we acquire as part of a catalog acquisition, we do not have the ability to negotiate these recording artists’ contracts and, as a result, we step into the position of the previous catalog owner. In accordance with the terms of the recording artists’ contracts, the recording artists receive royalties based on sales and other uses of their music. We customarily provide up-front payments to recording artists, called advances, which are recoupable by us from future royalties otherwise payable to such recording artists. We also typically pay costs associated with the recording and production of any new music, as well as costs associated with marketing and video production, which are typically treated as advances recoupable by us from future royalties.
Our frontline recording artists’ contracts generally provide for more favorable terms to the recording artist, entitling us to a set amount of albums and an exclusive license to exploit those albums for a fixed period of time. In contrast, our catalog recording artists’ contracts typically grant us ownership for the duration of copyright. See “— Intellectual Property — Copyrights.” U.S. copyright law permits authors or their estates to terminate an assignment or license of copyright (for the United States only) after a set period of time. See “Risk Factors — Risks Related to Intellectual Property and Data Security — Reservoir faces a potential loss of catalog to the extent that its recording artists have a right to recapture rights in their recordings under the U.S. Copyright.”
Marketing and Promotion
Our approach to marketing and promoting our recording artists and their music is comprehensive. Our goal is to maximize the likelihood of success for new releases as well as to further the success of catalog releases. We seek to increase the value of music and help our recording artists connect with their fans. The marketing and promotion of recorded music is carefully coordinated to create the greatest sales momentum while maintaining financial discipline. We have significant experience in our marketing and promotion departments, which we believe allows us to achieve an optimal balance between our marketing expenditure and the sale of our recordings. We use a budget-based approach to plan marketing and promotions, and we monitor all expenditures related to each release to ensure compliance with the agreed-upon budget. These planning processes are regularly evaluated based on updated sales reports, streaming service data and, to the extent applicable, radio airplay data, so that a promotion plan can be quickly adjusted if necessary.
Manufacturing, Packaging and Physical Distribution
We have arrangements with various suppliers and distributors as part of our manufacturing, packaging and physical distribution services throughout the world. We believe that our manufacturing, packaging and physical distribution arrangements are sufficient to meet our business needs.

Sales and Digital Distribution
We generate revenues from the new releases of frontline artists and our catalog of recordings. In addition, we actively repackage music from our catalog to form new products. Our revenues are generated in digital formats, including streaming and downloads, CD format, as well as through historical formats, such as vinyl albums.
In connection with the digital distribution of our music, we currently partner with a broad range of digital music services, such as Amazon, Apple, Deezer, Spotify, YouTube and Google, and are actively seeking to develop and grow our digital business. We also sell traditional physical formats through both the online distribution arms of traditional retailers, such as fye.com and walmart.com, and traditional online physical retailers, such as amazon.com. Streaming services stream our music on an ad-supported or paid subscription basis. In addition, downloading services download our music on a per-album or per-track basis. In digital formats, per-unit costs relate directly to physical products, such as manufacturing, distribution, inventory, and return costs do not apply. While there are some digital-specific variable costs and infrastructure investments needed to produce, market and license digital products, it is reasonable to expect that we will generally derive a higher contribution margin from streaming and downloads than from physical sales. We sell our physical recorded music products through a variety of different retail and wholesale outlets including music specialty stores, general entertainment specialty stores, supermarkets, mass merchants and discounters, independent retailers and other traditional retailers. Although some of our retailers are specialized, many of our customers offer a substantial range of products other than music.
Most of our physical sales represent purchases by a wholesale or retail distributor. Our sale and return policies are in accordance with wholesale and retail distributor’s requirements, applicable laws and regulations, jurisdictional and customer-specific negotiations and industry practice.
We or our distributor will enter into license agreements with digital music services to make our music available for access in digital formats (e.g., streaming and downloads). We then provide digital assets for our music to these services in an accessible form. License agreements with these services establish our fees for the distribution of our music, which vary based on the service. We typically receive accounting from these services on a monthly basis, detailing the distribution activity, with payments rendered on a monthly basis. Since the emergence of digital formats, our business has become less seasonal in nature.
Our Recording Artist and Songwriter Value Proposition
Our success is a function of attracting exceptional talent and helping them build long and lucrative careers. In an environment where music entertainment companies often fiercely compete to sign recording artists and songwriters, our ability to differentiate our core capabilities is crucial. We are constantly strengthening our skill sets, as well as evolving and expanding the comprehensive suite of services we provide. Our goal is not to be the biggest music entertainment company, but the best.
In the digital world, consumers have more than 50 million tracks at their fingertips, growing at a rate of approximately 40,000 songs per day. The sheer volume of music being released on digital music services is making it harder for recording artists and songwriters to stand out and get noticed. Consequently, music that is fresh and original is currently what resonates most strongly on digital music services. We believe our Recorded Music and Music Publishing businesses remain not just relevant but essential to the booming music entertainment economy. Our proven ability to cut through the noise is more necessary and valuable than ever.
Below is an overview of the many creative and commercial services we provide to our recording artists and songwriters. Our interests are aligned with theirs. By creating value for our recording artists and songwriters, we create value for ourselves. This philosophy drives our current momentum, and we believe it will continue to propel our business into the future.
Welcoming Talent
We offer recording artists and songwriters numerous pathways into our ecosystem. Whether it is an up-and-coming songwriter making music in his or her bedroom, a superstar artist selling out stadiums or an icon looking to curate a legacy, we offer tailored support and resources.

We are not just searching for immediate hits. We scout and sign talent with the market potential for longevity and lasting impact. As a result, we are constantly investing in new music every year without reducing our commitment to each recording artist and songwriter. It is that focus, patience and passion that has built and sustained the reputation that perpetuates our cycle of success.
Creative Partnership
Our A&R executives both champion and challenge the talent they sign, empowering them to realize their visions and evolve over time. Our longstanding relationships within the creative community also provide our recording artists and songwriters with a wide network of collaborators, which is a vital part of helping them to realize their best work. We provide the investment that gives our recording artists and songwriters the requisite time and space to experiment and flourish. This includes access to a multitude of songwriters’ rooms and recording studios around the globe with more to come.
Marketing and Promotion
We are experts in the art of amplification, with proven specialties in every aspect of marketing and promotion. From every meaningful digital music service and social media network to radio, press, film, television and retail, we are plugged into the most influential people and platforms for music entertainment. At the same time, by combining our collective experience with billions of transactions each and every week, we gather the insights needed to make meaningful commercial decisions grounded in data-based discipline. Most importantly, we quickly adapt to changes in how music is consumed to maximize the opportunities for our recording artists and songwriters. For example, we quickly honed our expertise in securing placement on playlists and other valuable positioning on digital music services.
Global Reach and Local Expertise
As of March 31, 2021, we employed approximately 70 persons worldwide, including temporary and part-time employees as well as employees that were added through acquisitions. This team is distributed across our offices from Los Angeles to Abu Dhabi and operates cohesively as a global team. The small size of our team allows us to be nimble and the geographic distribution enables us to look at music through a culturally relevant lens as required by different regions.
A Broad Universe of Opportunity
Albums, singles, videos and songs are still the primary drivers for our business. But as the demand for music has grown, music has been woven into the fabric of our daily lives in new and increasingly sophisticated ways. It is our job to help our recording artists and songwriters capitalize on this expanding universe.
In our Recorded Music business, beyond digital and physical revenue streams, we provide a wide array of artist services, including merchandise and e-commerce. In our Music Publishing business, we take an active role in expanding the consumption of music, through performance, digital, mechanical, synchronization and the original music publishing revenue stream, sheet music.
The centralization of our technology capabilities and data insights has resulted in increased transparency of our royalty reporting to our recording artists and songwriters. We defend and protect our recording artists’ and songwriters’ creative output by remaining vigilant in the collection of different types of royalties around the world and defending against illegitimate and illegal uses of our owned and controlled copyrights.
Representative Sample of Recording Artists and Songwriters
Our Recorded Music business includes music from:
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Legacy acts, such as Sinéad O’Connor, Billy Idol (Generation X), The Specials, The Delfonics, The Waterboys and Vladimir Horowitz

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Contemporary talent, including Laura Marling, Liz Phair and William The Conqueror

Our Music Publishing business includes musical compositions by:
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Global superstars Migos, 2 Chainz, A Boogie Wit Da Hoodie, Young Thug, Ben Harper, Twysted Genius, David Guetta, Rascal Flatts, and Scott Stapp

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Internationally renowned music icons, including John Denver, Sheryl Crow, Nick Drake, a-ha, Billy Strayhorn, Hoagy Carmichael and Big & Rich

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Award-winning hitmakers, such as Ali Tamposi, Jamie Hartman, James Fauntleroy, Lauren Christy, Nitin Sawhney, and The Orphanage

Competition
We believe Reservoir is a competitive player in the recorded music and music publishing industries because of its strong reputation among creators and content owners and its value enhancement capabilities. In addition to competing against the major music companies, we also compete against other independent music companies, of which there are many. To a lesser extent, we compete with other uses of disposable consumer income for media and entertainment, however much of these alternatives present an opportunity for monetization for our business (e.g., television, motion pictures, and video games — all of which contain and license music).
The recorded music industry is highly competitive and subject to changing consumer preferences. The recorded music business requires ongoing discovery, development and marketing of new recording artists who achieve widespread popularity and commercial success. In 2020, the three largest recorded music companies — Universal Music Group, Sony Music Entertainment and Warner Music Group — accounted for approximately 70% of the global recorded music revenues, according to public company filings and Goldman Sachs Global Investment Research. Outside of these three companies, the landscape is highly fragmented with numerous players that collectively accounted for approximately 30% of the global recorded music market in 2020.
The music publishing industry is also highly competitive and dominated by three major players. According to Music & Copyright, Sony/ATV, Universal Music Publishing and Warner Music Group accounted for 61% of the global music publishing revenues in 2020. As in the recorded music industry, there are many smaller players that collectively accounted for the remaining 39% of the global music publishing revenues in 2020. These players also include individual songwriters who self-publish their work.
Intellectual Property
Copyrights
Our business, like that of other companies involved in the music entertainment industry, rests on our ability to maintain rights in sound recordings and musical compositions through copyright protection. In the United States, copyright protection for works created as “works made for hire” (e.g., works of employees or certain specially commissioned works) on or after January 1, 1978 generally lasts for 95 years from first publication or 120 years from creation, whichever expires first. The period of copyright protection for works created on or after January 1, 1978 that are not “works made for hire” lasts for the life of the author plus 70 years. Works created and published or registered in the United States prior to January 1, 1978 generally enjoy copyright protection for 95 years, subject to compliance with certain statutory provisions including notice and renewal. Additionally, the MMA extended federal copyright protection in the United States to sound recordings created prior to February 15, 1972. The duration of copyright protection for such sound recordings varies based on the year of publication, with all such sound recordings receiving copyright protection for at least 95 years, and sound recordings published between January 1, 1957 and February 15, 1972 receiving copyright protection until February 15, 2067. The term of copyright in the European Union for musical compositions in all member states lasts for the life of the author plus 70 years.
In the European Union, the term of copyright for sound recordings lasts for 70 years from the date of release in respect of sound recordings that were still in copyright on November 1, 2013 and for 50 years from date of release in respect of sound recordings the copyright in which had expired by that date. The European Union also harmonized the copyright term for joint musical works. In the case of a musical composition with words that is protected by copyright on or after November 1, 2013, the member states of the European Union are required to calculate the life of the author plus 70 years term from the date of death of the last surviving author of the lyrics and the composer of the musical composition, provided that both contributions were specifically created for the musical composition.
We are largely dependent on legislation in each jurisdiction in which we operate to protect our rights against unauthorized reproduction, distribution, public performance or rental. In all jurisdictions where we operate, our intellectual property receives some degree of copyright protection, although the extent of effective protection varies widely. In a number of developing countries, the protection of copyright remains inadequate.
Technological changes have focused attention on the need for new legislation that will adequately protect the rights of producers. We actively lobby in favor of industry efforts to increase copyright protection and support the efforts of organizations, such as the Recording Industry Association of America, the IFPI, the National Music Publishers’ Association, the International Confederation of Music Publishers and the World Intellectual Property Organization.
In the United States, rates for some copyright royalties are set and regularly reviewed by the CRB, a three-judge panel that functions as an independent unit within the Library of Congress. During the most recent review by the CRB of phonorecord royalties for the period from 2018 through 2022, the CRB recommended an increase of 44% in the mechanical streaming royalty rate paid to publishers by the digital services. There was an appeal by some of the digital streaming services (Amazon, Google, Pandora, Spotify) but not all of them (Apple did not appeal). The rate increase is currently under review and in a remand process. The next reply briefs are due by July 2, 2021, after which time the CRB judges may decide, in their discretion, whether to request additional briefing, oral argument and/or live testimony. The final rate determination is expected to follow later in 2021. In the interim, the phonorecord streaming rate set prior to 2018 remains in place. We have not accrued any revenues related to this rate increase by the CRB.
Trademarks
We consider our trademarks to be valuable assets to our business. Although we cannot assure you that any future trademark applications, even for major trademarks, will register, we endeavor to register our major trademarks in those countries where we believe the protection of such trademarks is important for our business. Our major trademarks include the “Reservoir” name and circular “R” logo with blue stripe. We also use certain trademarks, including those of certain subsidiaries, pursuant to perpetual license agreements. We actively monitor and protect against activities that might infringe, dilute or otherwise harm our trademarks. However, the actions we take to protect our trademarks may not be adequate to prevent third parties from infringing, diluting or otherwise harming our trademarks, and the laws of foreign countries may not protect our trademark rights to the same extent as do the laws of the United States.
Joint Ventures
We have entered into various contractual joint venture arrangements pursuant to which we or certain of our subsidiaries jointly acquire publishing, administration, recording, songwriting and related rights and interests with third parties. These contractual joint venture arrangements differ from a traditional joint venture arrangement in that we typically do not form a new standalone special purpose vehicle to enter into such arrangement or hold any such assets.
Employees
As of March 31, 2021, we employed approximately 70 persons worldwide, including temporary and part-time employees as well as employees that were added through acquisitions. As of March 31, 2021, none of our employees in the United States were subject to a collective bargaining agreement, although certain employees in our non-domestic companies were covered by national labor agreements. We believe that our relationship with our employees is good.
Corporate Information
Reservoir and Reservoir Media Management are both Delaware corporations. Our principal executive offices are located at 75 Varick Street, 9th Floor, New York, New York 10013, and our telephone number is (212) 675-0541. Our website is www.reservoir-media.com. Information on, or accessible through, our website, or any other website accessible through our website, is not incorporated by reference into, and does not form a part of, this prospectus and is intended to be inactive textual reference only.

MANAGEMENT OF THE COMBINED COMPANY
Overview of Executive Officers and Directors
Following the consummation of the Business Combination, the business and affairs of the Combined Company will be managed by or under the direction of the board of directors of the Combined Company. The following persons are serving as executive officers and directors of the Combined Company following the consummation of the Business Combination.
Name	Age	Position
Golnar Khosrowshahi(1)	49	Chief Executive Officer and Director
Rell Lafargue(1)	49	President, Chief Operating Officer and Director
Jim Heindlmeyer	49	Chief Financial Officer
Stephen M. Cook(1)	45	Director
Ezra S. Field(1)	51	Chair of the Board of Directors
Neil de Gelder(1)	68	Director
Adam Rothstein(2)	49	Director
Ryan P. Taylor(1)	45	Director

(1)
Reservoir’s designee.

(2)
ROCC’s designee.

Golnar Khosrowshahi, 49, is the Chief Executive Officer and a member of the board of directors of the Combined Company following the consummation of the Business Combination. Ms. Khosrowshahi founded Reservoir in 2007 and is the Chief Executive Officer and a member of the board of directors of Reservoir. Under Ms. Khosrowshahi’s leadership, Reservoir has grown to own and administer over 130,000 copyrights and over 30,000 master recordings, with titles dating as far back as 1900. Ms. Khosrowshahi continues to lead the team in building a well-attended roster and an established catalog and was one of Billboard’s Most Powerful Female Executives for 2017, 2018, 2019 and 2020 and a Billboard Indie Power Player for 2017 and 2018. Furthermore, under Ms. Khosrowshahi’s leadership, Reservoir was awarded Publisher of the Year by Music Business Worldwide’s The A&R Awards in 2017 and 2019 and won Independent Publisher of the Year at the 2020 Music Week Awards. Prior to her foray into the music industry, Ms. Khosrowshahi worked in a number of different roles in advertising, design and experiential marketing.
In addition to her role as the Chief Executive Officer of Reservoir, Ms. Khosrowshahi serves as a member of the board of directors of the National Music Publishers’ Association, which is an association that works to ensure fair compensation and property rights for songwriters and their representatives. She sits on the National Music Publishers’ Association’s SONGS Foundation Board of directors, working alongside musical talent including Steven Tyler, Jewel and Kara DioGuardi to raise funds to support career songwriters. Working alongside artist director and cellist Yo-Yo Ma, Ms. Khosrowshahi served as board chair of Silkroad, a non-profit organization formed in 2000, and now serves as a director. In addition, she sits on ASCAP’s board of review. Ms. Khosrowshahi also is a member of the boards of directors of Reservoir’s various subsidiaries and affiliates. Furthermore, she is involved in a number of educational institutions, including being a Trustee Emeritus of Pearson College, one of the United World Colleges located in the Province of British Columbia, Canada, a Director Emeritus of the Hospital for Sick Children Foundation in Toronto, Canada, a former member of the President’s Advisory Council at Bryn Mawr College in Pennsylvania and a former Trustee of the Encyclopaedia Iranica Foundation at the Columbia University Center for Iranian Studies in New York City. In 2018, Ms. Khosrowshahi was elected to the board of directors of Restaurant Brands International Inc. and, in 2021, she was named a member of the board of directors of Nomad Foods. Ms. Khosrowshahi also served on the inaugural Steering Committee for the Asia Society’s Triennial of Asia. Ms. Khosrowshahi received her BA from Bryn Mawr College and her MBA from Columbia University.
Rell Lafargue, 49, is the President, Chief Operating Officer and a member of the board of directors of the Combined Company following the consummation of the Business Combination. Mr. Lafargue has been the President and Chief Operating Officer of Reservoir since October 2013 and oversees all aspects of Reservoir’s day-to-day operations in New York, Los Angeles, Nashville, London and Abu Dhabi. When Mr. Lafargue joined Reservoir in 2008, the company represented four songwriters and 2,000 songs. Building on over twenty years of industry experience, Mr. Lafargue built Reservoir’s infrastructure, established its administration systems and developed the international network that oversees Reservoir’s copyrights to this day. Under his direction, Reservoir has grown to own and administer over 130,000 copyrights and over 30,000 master recordings, with titles dating as far back as 1900. Mr. Lafargue continues to spearhead Reservoir’s international and domestic expansion efforts, having overseen the acquisitions and integrations of the historic Shapiro Bernstein catalog, TVT Music Publishing catalog, First State Media Group catalog, UK publishers Reverb Music and P&P Songs and iconic record labels, Philly Groove Records and Chrysalis Records. In addition, Mr. Lafargue was instrumental in signing Nate “Danja” Hills, one of Reservoir’s first high-profile writer-producers, to the Reservoir roster. From 2005 until 2008, Mr. Lafargue was a Vice President at TVT Records and TVT Music Publishing, where he worked with artists including Nine Inch Nails, Lil Jon, Snoop Dogg, Scott Storch and Pitbull.
Mr. Lafargue is a member of the board of directors and the compensation committee of Reservoir and a member of the boards of directors of Reservoir’s various subsidiaries and affiliates. He has also served on the board of directors and publisher nominating committee of the Mechanical Licensing Collective since March 2020, the Association of Independent Music Publishers  —  New York Chapter since December 2018 and the board of directors of Music Publishers Canada since March 2018, working to promote the interests of music publishers and their songwriting partners. Beyond his career in music publishing, Mr. Lafargue is an accomplished producer, performer, arranger, software consultant and university lecturer. He holds a master’s degree in Music Business and Entertainment Industries from the University of Miami and a bachelor of arts degree from the University of Louisiana.
Jim Heindlmeyer, 49, is the Chief Financial Officer of the Combined Company following the consummation of the Business Combination. Mr. Heindlmeyer has been the Chief Financial Officer of Reservoir since April 2021, in which capacity he has overseen all of the accounting functions company-wide as well as managed other information technology, human resources, business development and label operations functions. Prior to being appointed as the Chief Financial Officer, Mr. Heindlmeyer was the Executive Vice President of Operations of Reservoir from January 2020 until March 2021. He was an independent consultant from December 2017 until January 2020. From July 2013 until October 2017, Mr. Heindlmeyer served as the President and Chief Operating Officer of Yonder Music, where he led the launch of the music service in multiple countries in Southeast and South Asia, including creating subsidiaries in each of the markets and establishing local offices staffed by professionals responsible for working with the company’s partners in the region. Mr. Heindlmeyer started his career at KPMG LLP, went on to lead finance at TVT Records for over ten years and subsequently moved into the digital music space holding positions at The Orchard and streaming platforms Beyond Oblivion and Yonder Music. Mr. Heindlmeyer graduated from the Boston University with a Bachelor of Science in Business Administration, magna cum laude.
Stephen M. Cook, 45, joined the board of directors of the Combined Company following the consummation of the Business Combination. Mr. Cook has served on the board of directors of Reservoir since April 2019. He has been an investment partner at Slate Path Capital, an investment firm based in New York that he co-founded, since 2012. Prior to co-founding Slate Path Capital, Mr. Cook worked at Blue Ridge Capital from 2005 until 2012. Prior to receiving his MBA from the Stanford Graduate School of Business in May 2005, Mr. Cook worked at Hicks, Muse, Tate & Furst in Dallas, Texas, where he focused on leveraged buy-outs and corporate restructuring. He began his career as an analyst at Credit Suisse First Boston working on corporate mergers and acquisitions. Mr. Cook received his MBA from the Stanford Graduate School of Business in May 2005 and his undergraduate degree in business administration from the University of Texas. We believe Mr. Cook is well qualified to serve as a member of the board of directors of the Combined Company due to his extensive investment experience in the public and private markets.
Ezra S. Field, 51, joined the board of directors of the Combined Company following the consummation of the Business Combination. Mr. Field has been a Senior Advisor of Roark Capital Group since December 2020. He joined Roark Capital Group in 2007 and served in a variety of roles, including the Chief Investment Officer and the Co-Chief Investment Officer from April 2016 until December 2020.

Previously, he worked at ACI Capital Co. from 2001 until 2007. Mr. Field was an entrepreneur and venture capitalist with TeachScape and Open Venture Group in 2000. He also served as a law clerk to the Honorable Ralph K. Winter, Chief Judge on the U.S. Court of Appeals for the Second Circuit, from 1998 until 1999. Mr. Field currently serves on the board of directors of Mursion, a leader in immersive virtual reality training for emotional intelligence in the workplace, since February 2021. He served on the board of directors of GAM Holdings, A.G., a public company based in Switzerland, from 2016 until 2019. In addition, Mr. Field has served on a number of boards of directors at Roark Capital Group and ACI Capital Co. Since 2014, Mr. Field has served on the board of directors of the not-for-profit Business Executives for National Security. His prior not-for-profit board experience includes serving on the board of directors for Global Kids from 2014 until 2019, the board of trustees for the Baltimore Leadership School for Young Women Support Foundation from 2008 until 2015 and the board of trustees of the Asian University for Women Support Foundation from 2003 until 2012. Mr. Field served as an Adjunct Professor at Pace Law School in 2005, where he taught mergers and acquisitions. He earned his J.D. from Columbia Law School in 1998, where he was a Senior Review and Essay Editor for the Columbia Law Review, a Harlan Fiske Stone Scholar and a John M. Olin Law & Economics Fellow. He earned his M.B.A. from Columbia Business School in the same year, where he was a member of the Beta Gamma Sigma Honorary Society. Mr. Field earned his B.A., with honors, from Wesleyan University in 1991.
Neil de Gelder, 68, joined the board of directors of the Combined Company following the consummation of the Business Combination. Since January 2021, Mr. de Gelder has served as the vice chair of the board of directors of Stern Partners Inc., a Vancouver-based private investment firm with a portfolio of controlling interests in numerous operating companies across a wide range of industry sectors, including manufacturing, distribution, retailing, environmental services, publishing and printing and real estate development. Prior to his retirement in December 2020, Mr. de Gelder served as the Executive Vice President of Stern Partners Inc. from 2005, where he held senior executive roles with responsibilities for various activities, including strategic advice to operating companies, acquisitions and divestitures and capital deployment generally. In addition, Mr. de Gelder is a director of Highgate Investments LLC, which will own approximately 1.5% of the Combined Company following consummation of the Business Combination. Mr. de Gelder has provided conflict of interest advisory services to TransLink, the largest public transportation services provider in British Columbia, since 2008. He also provided conflict of interest advisory services to HSBC Global Asset Management (Canada) Inc., the portfolio manager of HSBC’s Canadian mutual funds, from 2015 until March 2021. Previously, Mr. de Gelder worked in private legal practice from 1990 until 2005, specializing in public company financing, mergers & acquisitions, and corporate governance for clients across a variety of industry sectors. He was frequently identified as a leading lawyer in Canada in his field and was appointed Queen’s Counsel by British Columbia’s Attorney General in 1999. Mr. de Gelder began his legal career in 1978 and practiced corporate and commercial law until 1987, when he was appointed the Executive Director of the British Columbia Securities Commission, where he led its regulatory, policy and enforcement operations, until 1990. Mr. de Gelder serves as an independent director and, since 2012, has chaired the nominating and governance committee and served as a member of the audit committee of Pan American Silver Corp., a Nasdaq- and TSX-listed precious metals mining company with operations in Latin America, Mexico and Canada. He was also the vice chair of the board of directors and the chair of the governance committee of ICBC, a multi-billion-dollar auto insurer owned by the Province of British Columbia, from 2004 until 2011. Mr. de Gelder also served as the chair of the board of directors and the chair of the audit committee of Discovery Fund VCC, a public, unlisted venture capital fund for British Columbia-based technology companies, from 2002 until 2016. He received his law degree from Osgoode Hall Law School in Toronto, Canada. We believe Mr. de Gelder is well qualified to serve as a member of the board of directors of the Combined Company due to his four decades of legal, regulatory and investment experience in the public and private markets both domestically and internationally as well as his experience serving on the boards of directors of public and private companies.
Adam Rothstein, 49, resigned from the ROCC Board and joined the board of directors of the Combined Company following the consummation of the Business Combination. Mr. Rothstein served as a member of the board of directors of Roth CH Acquisition I Co. (NASDAQ: ROCH) from May 2020 until March 2021 and is a member of the board of directors of Roth CH Acquisition III Co. (NASDAQ: ROCR) since March 2021, each of which is a special purpose acquisition company. Mr. Rothstein is a Co-Founder and General Partner of Disruptive Technology Partners, an Israeli technology-focused early-stage investment fund, and Disruptive Growth, a collection of late-stage investment vehicles focused on Israeli technology, which he co-founded in 2013 and 2014, respectively. Since September 2020, Mr. Rothstein has also been the Executive Chairman of 890 5th Avenue Partners, Inc., a special purpose acquisition company focused on the media and entertainment sectors, which completed its public offering in January 2021. Since 2014, Mr. Rothstein has been the Managing Member of 1007 Mountain Drive Partners, LLC, which is a consulting and investment vehicle. Previously, from July 2019 until January 2021, Mr. Rothstein was a director of Subversive Capital Acquisition Corp. (NEO: SVC.A.U) (OTCQX: SBVCF), a special purpose acquisition company that partnered with Shawn “JAY-Z” Carter and Roc Nation in January 2021 to acquire CMG Partners Inc. and Left Coast Ventures, Inc., and which now trades as TPCO Holding Corp. (NEO: GRAM.U) (OTCQX: GRAMF). Mr. Rothstein has over 20 years of investment experience, and currently sits on the boards of directors of several early- and mid-stage technology and media companies both in the United States and in Israel and is on the Advisory Board for the Leeds School of Business at the University of Colorado, Boulder. Mr. Rothstein graduated summa cum laude with a Bachelor of Science in Economics from the Wharton School of Business at the University of Pennsylvania and has a Master of Philosophy (MPhil) in Finance from the University of Cambridge. We believe Mr. Rothstein is well-qualified to serve as a member of the board of directors of the Combined Company due to his two decades of investment experience in the public and private markets both domestically and internationally.
Ryan P. Taylor, 45, joined the board of directors of the Combined Company following the consummation of the Business Combination. Mr. Taylor has served on the board of directors of Reservoir since April 2019. He has been the Managing Partner of Richmond Hill Investment Co., LP since its founding in 2010 and has also served as a Managing Director of Richmond Hill Investments, LLC since its founding in 2008. Richmond Hill is based in New York City and is a registered investment adviser that manages private investment partnerships that invest on an opportunistic basis across a variety of industries and asset classes. Before joining Richmond Hill, Mr. Taylor worked at the global investment bank, Greenhill & Co. Inc., from 1998 until 2008, most recently as a Principal. Mr. Taylor has served on the board of directors of Tommy Boy Music, LLC since 2017 until the consummation of the acquisition of Tommy Boy by Reservoir in June 2021. He currently serves on the board of directors of a number of private companies, including several involved in the music business. He earned a B.B.A. in Finance with Honors from the University of Texas at Austin in 1998. We believe Mr. Taylor is well qualified to serve as a member of the board of directors of the Combined Company due to his extensive investment experience in the music industry, his experience investing in the public and private markets, as well as his experience serving on the boards of directors of public and private companies.
Classified Board of Directors
The Combined Company’s board of directors will consist of seven members following the consummation of the Business Combination. In accordance with the Charter, the board of directors of the Combined Company will be divided into three classes. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. The directors will be divided among the three classes as follows:
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the Class I directors will be Mr. Rell Lafargue and Mr. Neil de Gelder their terms will expire at the annual meeting of stockholders to be held in 2022;

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the Class II directors will be Mr. Stephen M. Cook and Mr. Adam Rothstein, and their terms will expire at the annual meeting of stockholders to be held in 2023; and

•
the Class III directors will be Ms. Golnar Khosrowshahi, Mr. Ezra S. Field and Mr. Ryan P. Taylor, and their terms will expire at the annual meeting of stockholders to be held in 2024.

The Combined Company expects that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the board of directors of the Combined Company into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Committees of the Board of Directors
The Combined Company’s board of directors will have the authority to appoint committees to perform certain management and administration functions. Following the consummation of the Business Combination, the Combined Company will have the audit committee, the compensation committee and the nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of the board of directors of the Combined Company when necessary to address specific issues. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the board of directors of the Combined Company. Following the consummation of the Business Combination, the charters for each of these committees will be available on Reservoir’s website at [•].com. Information contained on or accessible through Reservoir’s website is not a part of this prospectus, and the inclusion of such website address in this prospectus is an inactive textual reference only.
Audit Committee
The Combined Company’s audit committee is expected to consist of Mr. Ezra S. Field, Mr. Neil de Gelder and Mr. Adam Rothstein. The Board has determined that each proposed member of the audit committee is independent under the Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of the audit committee is expected to be Mr. Neil de Gelder. The Board has determined that Mr. Adam Rothstein is an “audit committee financial expert” within the meaning of the SEC rules and regulations. In addition, the Board has determined that each proposed member of the audit committee has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at this determination, the Board has examined each proposed member’s scope of experience and the nature of his or her employment in the corporate finance sector.
The primary purpose of the audit committee is to discharge the responsibilities of the Combined Company’s board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. The audit committee of the Combined Company will be responsible for, among other things:
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appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

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discussing with our independent registered public accounting firm their independence from management;

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reviewing, with our independent registered public accounting firm, the scope and results of their audit;

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approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

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overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

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overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

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reviewing our policies on risk assessment and risk management;

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reviewing related person transactions; and

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establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Compensation Committee
The Combined Company’s compensation committee is expected to consist of Mr. Stephen M. Cook, Mr. Ezra S. Field and Mr. Neil de Gelder. The Board has determined that each proposed member of the compensation committee is a “non-employee director” as defined in Rule 16b-3 promulgated under the

Exchange Act and an “outside director” as defined in Section 162(m) of the Code. The chairperson of the compensation committee is expected to be Mr. Ezra S. Field.
The primary purpose of the compensation committee is to discharge the responsibilities of the Combined Company’s board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate. The compensation committee of the Combined Company will be responsible for, among other things:
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reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving (either alone or, if directed by the board of directors of the Combined Company, in conjunction with a majority of the independent members of the board of directors of the Combined Company) the compensation of the Combined Company’s Chief Executive Officer and other executive officers;

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reviewing and approving or making recommendations to the board of directors of the Combined Company regarding the Combined Company’s incentive compensation and equity-based plans, policies and programs;

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reviewing and approving any employment agreement or compensatory transaction with an executive officer of the Combined Company involving compensation in excess of $120,000 per year;

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making recommendations to the board of directors of the Combined Company regarding the executive officer and director indemnification and insurance matters; and

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retaining and overseeing any compensation consultants.

Nominating and Corporate Governance Committee
The nominating and corporate governance committee of the Combined Company is expected to consist of Mr. Stephen M. Cook, Mr. Neil de Gelder and Mr. Ryan P. Taylor. The Board has determined that each proposed member of the nominating and corporate governance committee is independent under the Nasdaq listing standards. The chairperson of the nominating and corporate governance committee is expected to be Mr. Stephen M. Cook.
The nominating and corporate governance committee will be responsible for, among other things:
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identifying individuals qualified to become members of the board of directors of the Combined Company, consistent with criteria approved by the board of directors of the Combined Company;

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overseeing succession planning for the Combined Company’s Chief Executive Officer and other executive officers;

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periodically reviewing the leadership structure of the board of directors of the Combined Company and recommending any proposed changes to the board of directors of the Combined Company;

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overseeing an annual evaluation of the effectiveness of the board of directors of the Combined Company and its committees; and

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developing and recommending to the board of directors of the Combined Company a set of corporate governance guidelines.

Risk Oversight
The Combined Company’s board of directors will be responsible for overseeing the Combined Company’s risk management process. The Combined Company’s board of directors will focus on the Combined Company’s general risk management strategy, the most significant risks facing the Combined Company, and will oversee the implementation of risk mitigation strategies by management. The audit committee of the Combined Company will also be responsible for discussing the Combined Company’s policies with respect to risk assessment and risk management. The Combined Company’s board of directors believes its administration of its risk oversight function has not negatively affected the leadership structure of the Combined Company’s board of directors.

Code of Ethics
The Combined Company will adopt the code of ethics that will apply to all of its employees, officers and directors, including those officers responsible for financial reporting. Following the consummation of the Business Combination, the code of ethics will be available on the Combined Company’s website at [•]. Information contained on or accessible through Combined Company’s website is not a part of this prospectus, and the inclusion of such website address in this prospectus is an inactive textual reference only. The Combined Company intends to disclose any amendments to the code of ethics, or any waivers of its requirements, on its website to the extent required by the requirements of applicable law and Nasdaq listing rules.
Compensation Committee Interlocks and Insider Participation
No member of the board of directors or compensation committee of the Combined Company has ever been an officer or employee of either ROCC or Reservoir. None of the Combined Company’s expected executive officers serve, or have served during the last year, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other entity that has one or more executive officers serving as a member of the board of directors or the compensation committee of either ROCC or Reservoir.
Non-Employee Director Compensation
Following the consummation of the Business Combination, the board of directors of the Combined Company intends to approve a non-employee director compensation program. Pursuant to this non-employee director compensation program, the Combined Company’s non-employee directors will receive both cash and equity compensation for his or her service as a member of the Combined Company’s board of directors.
Executive Compensation
Following the consummation of the Business Combination, the following individuals will serve as executive officers of the Combined Company: Ms. Golnar Khosrowshahi as the Chief Executive Officer, Mr. Rell Lafargue as the President and Chief Operating Officer and Mr. Jim Heindlmeyer as the Chief Financial Officer. See “Management of Reservoir — Compensation of Executive Officers and Directors” for historical compensation for the above-named executive officers.
Following the consummation of the Business Combination, Reservoir intends to develop an executive compensation program that is designed to align compensation with the Combined Company’s business objectives and the creation of stockholder value, while enabling the Combined Company to attract, retain, incentivize and reward individuals who contribute to the long-term success of the Combined Company. Decisions on the executive compensation program will be made by the Combined Company’s compensation committee.

EXECUTIVE COMPENSATION
Compensation of Executive Officers and Directors
Introduction
As an emerging growth company, Reservoir has opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. The discussion below sets forth the material components of the executive compensation program for Reservoir’s executive officers who were Reservoir’s “named executive officers” and are expected to be “named executive officers” of the Combined Company following the consummation of the Business Combination. Ms. Golnar Khosrowshahi and Mr. Rell Lafargue were Reservoir’s “named executive officers” for the year ended March 31, 2021.
Summary Compensation Table
The following table sets forth compensation that Reservoir’s principal executive officer and the next highest paid executive officer (together, the “NEOs”) earned during the year ended March 31, 2021.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)	Total ($)
Golnar Khosrowshahi Chief Executive Officer	2021	370,000	—	200,000	—	570,000
Rell Lafargue President and Chief Operating Officer	2021	367,889	—	1,408,918	—	1,776,807

(1)
Represents cash amounts earned based on performance for the fiscal year.

Narrative to Summary Compensation Table
Employment Agreements
Golnar Khosrowshahi
On April 1, 2021, Ms. Khosrowshahi entered into an employment agreement (the “Khosrowshahi Employment Agreement”) with Reservoir Media Management, to serve as the Chief Executive Officer for a term beginning on April 1, 2021 through April 1, 2024, which will automatically be extended for successive two-year periods, unless either party provides written notice to the other party at least 180 days prior to the expiration of the term of its intent not to extend the Khosrowshahi Employment Agreement. Under the Khosrowshahi Employment Agreement, Ms. Khosrowshahi’s annual base salary is $400,000 and she will be eligible to receive a target annual bonus equal to 50% of her then current base salary based on the attainment of certain company revenue targets and qualitative measures, as determined by the board of directors of Reservoir in consultation with Ms. Khosrowshahi. In addition, as soon as practicable after April 1, 2021, she is entitled to a long-term equity award with a grant date fair value of $3,680,000 (equal to $920,000 per year for four years). The Khosrowshahi Employment Agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances. See “— Potential Payments upon Termination of Employment or Change in Control” for a description of such severance benefits.
Ms. Khosrowshahi is subject to certain post-termination restrictive covenants under the Khosrowshahi Employment Agreement, including 12-month non-competition, 12-month non-solicitation of employees, perpetual mutual non-disparagement and perpetual confidentiality covenants. The Khosrowshahi Employment Agreement may be assigned to Reservoir in connection with the Business Combination.
Rell Lafargue
On April 1, 2020, Mr. Lafargue entered into an employment agreement (the “Prior Lafargue Employment Agreement”) with Reservoir Media Management to serve as the President and Chief Operating Officer for a term beginning on April 1, 2020 through April 1, 2023, which would automatically extend for additional two-year periods, unless either party provided written notice to the other party at least 180 days prior to the expiration of the term of its intend not to extend the Prior Lafargue Employment Agreement. Under the Prior Lafargue Employment Agreement, Mr. Lafargue’s annual base salary was $367,890, subject to certain increases in each subsequent year during the employment term through April 2024. In addition, Mr. Lafargue was eligible to receive a target annual bonus equal to 20% of his then current base salary and an additional cash bonus based on EBITDA performance.
On April 1, 2021, Mr. Lafargue entered into an amended and restated employment agreement (the “Current Lafargue Employment Agreement”) with Reservoir Media Management, pursuant to which Mr. Lafargue would continue to serve as the President and Chief Operating Officer for a term beginning on April 1, 2021 through April 1, 2024, which automatically extends for additional two-year periods, unless either party provides written notice to the other party at least 180 days prior to the expiration of the term of its intend not to extent the Current Lafargue Employment Agreement. Under the Current Lafargue Employment Agreement, Mr. Lafargue’s annual base salary increased to $370,000, which is subject to an additional 2.5% increase (or such greater amount as determined by the Chief Executive Officer) on April 1, 2022 and on each subsequent anniversary during the employment term. In addition, Mr. Lafargue’s target annual bonus was decreased to 10% of his then current base salary, and Mr. Lafargue is entitled to an additional cash bonus equal to 3.5% of EBITDA for each fiscal year during the employment term (the “Lafargue Annual EBITDA Bonus”). To the extent the Lafargue Annual EBITDA Bonus exceeds $500,000, such excess may be paid in cash or equity in the form of restricted stock (the “Lafargue Additional Awards”). The Lafargue Additional Awards vest equally over two years (unless terminated earlier by Reservoir Media Management without “cause,” by Mr. Lafargue for “good reason” or due to disability or death, in which case 50% will vest on the earlier of the first and second anniversary of (A) the date on which Mr. Lafargue receives the cash portion of the Lafargue Annual EBITDA Bonus, and (ii) the grant date of the restricted stock. With respect to the year ended March 31, 2021, Mr. Lafargue is entitled to receive a cash payment for the Lafargue Annual EBITDA Bonus equal to (i) $496,193, plus an amount equal to one-third of the amount equal to the Lafargue Annual EBITDA Bonus for the year ended March 31, 2021, payable on May 21, 2021, (ii) an additional cash payment of $500,000 payable in July 2021 and (iii) a grant of equity or equity-based awards in the form of restricted stock with a fair value equal to the amount which would be owed for the remaining two-thirds of the Lafargue Annual EBITDA Bonus for the year ended March 31, 2021 in May 2021 in the form of restricted stock that vests over two years.
The Current Lafargue Employment Agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances. See “— Potential Payments upon Termination of Employment or Change in Control” for a description of such severance benefits.
Mr. Lafargue is subject to certain post-termination restrictive covenants under the Current Lafargue Employment Agreement, including 6-month non-solicitation of employees, perpetual non-disparagement and perpetual confidentiality covenants. The Current Lafargue Employment Agreement may be assigned to Reservoir in connection with the Business Combination.
Jim Heindlmeyer
On January 14, 2020, Mr. Heindlmeyer entered into an employment agreement (the “Prior Heindlmeyer Employment Agreement”) with Reservoir Media Management, pursuant to which he is employed as Executive Vice President, Operations, commencing on January 24, 2020. Under the Prior Heindlmeyer Employment Agreement, Mr. Heindlmeyer’s annual base salary was $240,000 and he was eligible to receive a target annual bonus of 20% of his then current base salary based on attainment of certain criteria designated by the Chief Executive Officer, including, without limitation, company revenue targets and qualitative measures. Mr. Heindlmeyer was not an executive office for the year ended March 31, 2021 but he is an executive officer for the year ending March 31, 2022.
On April 1, 2021, Mr. Heindlmeyer entered into an amended and restated employment agreement (the “Current Heindlmeyer Employment Agreement”) with Reservoir Media Management, pursuant to which he was promoted to the position of the Chief Financial Officer commencing April 1, 2021. Effective as of April 1, 2021, Mr. Heindlmeyer’s annual base salary increased from $240,000 to $247,200, and his target annual bonus remained the same. Under the Current Heindlmeyer Employment Agreement, Mr. Heindlmeyer is subject to certain post-termination restrictive covenants, including perpetual mutual non-disparagement and confidentiality covenants.
Equity Awards Outstanding as of March 31, 2021
The following table sets forth the number of unexercised options held by the NEOs as of March 31, 2021.
		Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
Golnar Khosrowshahi	May 1, 2019	862.50	937.50	1,000	May 1, 2029
Rell Lafargue	May 1, 2019	862.50	937.50	1,000	May 1, 2029

(1)
These options vest over a four-year period as follows: 25% vest on the first anniversary of the grant date and the remaining 75% vest in 36 equal monthly installments thereafter, in each case, subject to the NEO’s continued service as an active, full-time employee of Reservoir or one of its subsidiaries through the applicable vesting date. All options will fully vest in connection with the Business Combination.

Potential Payments Upon Termination of Employment or Change in Control
The discussion below sets forth a summary of the severance payments and benefits that Ms. Khosrowshahi and Mr. Lafargue would receive upon a termination without “cause” or resignation for “good reason.” Mr. Heindlmeyer is not entitled to any severance benefits under the Current Heindlmeyer Employment Agreement. None of the NEOs is entitled to any additional severance payments or benefits upon his or her death, disability or a non-renewal of the contract, or upon a change in control absent a termination of employment. None of the NEOs is entitled to any enhanced change in control severance payments or benefits.
Golnar Khosrowshahi
Pursuant to the Khosrowshahi Employment Agreement, upon a termination of employment for any reason (other than for “cause”), Ms. Khosrowshahi will be entitled to receive her accrued but unpaid (i) base salary, (ii) benefits under any employee benefit plans, programs or arrangements (other than severance plans, programs or arrangements), (iii) vacation or sick day pay and (iv) business expenses eligible for reimbursement, in each case, through the date of termination. In addition, upon a termination of employment by Reservoir Media Management without “cause” or Ms. Khosrowshahi’s resignation for “good reason,” subject to her execution of a mutual general release of claims, Ms. Khosrowshahi will be eligible to receive (i) a prorated annual bonus for the year of termination and (ii) a lump sum payment equal to the sum of her base salary at the rate in effect at the time of termination and target bonus as if she continued to remain employed for the balance of her then-current employment term or, if greater, two times the sum of her base salary and target bonus.
For purposes of the Khosrowshahi Employment Agreement, “cause” generally means willful fraud, misappropriation, embezzlement or any other act of misconduct which is demonstrably and materially injurious to Reservoir taken as a whole, or material failure to comply with a material provision of the Khosrowshahi Employment Agreement, which results in material harm to Reservoir taken as a whole. Ms. Khosrowshahi would not be deemed to have been terminated for “cause” unless and until there shall have been delivered to her a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the entire membership of the board of directors of Reservoir at a meeting of the board of directors of Reservoir called and held for the purpose of making a determination of whether “cause” for termination exists (after reasonable notice to Ms. Khosrowshahi and an opportunity for cure (to the extent curable) and an opportunity for her (and her counsel) to be heard before the board of directors of Reservoir), finding that in the good faith opinion of the board of directors of Reservoir, she is guilty of misconduct as set forth above and specifying the particulars thereof in detail.
For purposes of the Khosrowshahi Employment Agreement, “good reason” generally means, without Ms. Khosrowshahi’s consent, (i) a reduction in base salary, (ii) a reduction in bonus opportunity, (iii) any failure by Reservoir to pay or provide any material compensation, (iv) any material diminution of the duties, responsibilities, authority, positions or titles, (v) Reservoir’s requiring Ms. Khosrowshahi to be based at any location more than a 30 mile radius from her current work location that increases her commute (it being understood that temporary relocations on account of disaster or other disruption shall not constitute “good reason” as long as she is permitted to work remotely or (vi) any material breach by Reservoir of any material term or provision of the Khosrowshahi Employment Agreement; provided, however, that none of the events described in the foregoing clauses shall constitute “good reason” unless Ms. Khosrowshahi has notified Reservoir in writing describing the events that constitute “good reason” within 90 calendar days following the first occurrence of such events and then only if Reservoir fails to cure such events within 30 calendar days after Reservoir’s receipt of such written notice, and she will have terminated her employment with Reservoir within sixty (60) calendar days following the expiration of such cure period.
Rell Lafargue
Under the Prior Lafargue Employment Agreement, upon a termination by Reservoir Media Management without “cause” or Mr. Lafargue’s resignation for “good reason,” subject to his execution of a general release of claims, Mr. Lafargue was eligible to receive continued payment of his then current base salary for the balance of the term and prorated annual bonus for the year of termination (the “Base Salary Continuation”).
Effective as of April 1, 2021, Mr. Lafargue’s severance benefits were revised pursuant to the Current Lafargue Employment Agreement, such that upon a termination of employment by Reservoir Media Management without “cause” or Mr. Lafargue’s resignation for “good reason,” subject to his execution of a general release of claims, Mr. Lafargue will be eligible to receive (i) the Base Salary Continuation described above under the Prior Lafargue Employment Agreement, (ii) payment by Reservoir Media Management of the employer-portion of his medical premiums for twelve months, (iii) prorated Lafargue Annual EBITDA Bonus for the year of termination (and full vesting of any equity granted pursuant to the prorated Lafargue Annual EBITDA Bonus), (iv) the unpaid cash portion of the prior year’s Lafargue Annual EBITDA Bonus and full vesting of any equity outstanding pursuant to a prior year Lafargue Annual EBITDA Bonus, and (v) prorated target annual bonus. In addition to the foregoing severance benefits, upon a termination of employment for any reason (other than for “cause”), Mr. Lafargue will be entitled to receive his accrued but unpaid (i) base salary, (ii) benefits under any employee benefit plans, programs or arrangements (other than severance plans, programs or arrangements), (iii) vacation or sick day pay and (iv) business expenses eligible for reimbursement, in each case, through the date of termination.
For purposes of the Current Lafargue Employment Agreement, “cause” generally means any one of the following as determined by Reservoir in its good faith reasonable discretion: (i) fraud, misappropriation, embezzlement or any other act of misconduct; (ii) conviction of any crime; (iii) uncurable material breach of the Current Lafargue Employment Agreement or any material Reservoir policy (e.g., the Workplace Harassment and Discrimination Policy, Confidentiality Policy, Safe Workplace Policy, Professional Conduct Policy, Travel and Entertainment Expense Policy); (iv) any act that has or may have a materially adverse effect on Reservoir’s reputation; (v) repeated failure, inability or neglect to perform the duties and responsibilities of Mr. Lafargue’s position, to perform such duties in a manner acceptable to Reservoir, or to obey a lawful directive of Reservoir; and/or (vi) a good faith determination by Reservoir that the use of drugs or alcohol is interfering with the performance of Mr. Lafargue’s duties. Prior to any termination for “cause” under clauses (iii), (iv) or (v) of the “cause” definition, Reservoir must furnish a written notice generally describing the conduct that is alleged to constitute “cause” and give Mr. Lafargue 30 days from the date of receipt of such notice to cure such conduct, if curable. Such notice shall not be required more than once during the employment term.
For purposes of the Current Lafargue Employment Agreement, “good reason” generally means, without Mr. Lafargue’s consent, (i) a reduction in base salary, (ii) a reduction in bonus opportunity, (iii) any failure by Reservoir to pay or provide any material compensation (other than by reason of clerical error),

(iv) any material diminution of the responsibilities, authority, positions or titles or (v) Reservoir requiring Mr. Lafargue to be based at any location more than a 30 mile radius from his current work location that increases his commute (it being understood that temporary relocations on account of disaster or other disruption shall not constitute “good reason” as long as he is permitted to work remotely). Prior to any resignation for “good reason,” Mr. Lafargue must give written notice to Reservoir within 60 calendar days following the first occurrence of such alleged failure and allow Reservoir 30 days in which to cure the deficiency. If Reservoir fails to cure within the 30 day period, he may resign after such 30 day period has expired.
Director Compensation
Reservoir does not have a formal director compensation policy. The members of Reservoir’s board of directors have not received any compensation for their services as directors, other than reimbursement of out-of-pocket expenses.
Compensation of Directors Following the Consummation of the Business Combination
Following the consummation of the Business Combination, we expect that each of our non-employee directors will receive an annual fee for his or her service on the Combined Company’s board of directors, fees for attending meetings of the Combined Company’s board of directors and committees thereof and equity awards for his or her service on the Combined Company’s board of directors. In addition, each director will be reimbursed for out-of-pocket expenses for his or her service on the Combined Company’s board of directors. As of the date of this prospectus, we are in the process of evaluating the specific terms of the compensation program for the members of the Combined Company’s board of directors.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of shares of ROCC Common Stock prior to the consummation of the Business Combination (pre-Business Combination) and of shares of the Combined Company’s common stock immediately following the consummation of the Business Combination (post-Business Combination), assuming that no Public Shares are redeemed and, alternatively, that the maximum number of Public Shares is redeemed, by:
•
each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known by ROCC to be the beneficial owner of more than 5% of shares of ROCC Common Stock or of the Combined Company’s common stock (assuming no redemptions);

•
each of ROCC’s former executive officers and directors (each of whom shall have resigned upon consummation of the Business Combination) and all of ROCC’s former executive officers and directors as a group; and

•
each person who will (or is expected to) become an executive officer or director of the Combined Company following the consummation of the Business Combination and all executive officers and directors of the Combined Company as a group following the consummation of the Business Combination.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, ROCC believes, based on the information furnished to it, that the persons and entities named in the table below have, or will have immediately following the consummation of the Business Combination, sole voting and investment power with respect to all shares of ROCC Common Stock that they beneficially own, subject to applicable community property laws. Any shares of ROCC Common Stock subject to options or warrants exercisable within 60 days following the consummation of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.
The beneficial ownership of shares of ROCC Common Stock prior to the consummation of the Business Combination (pre-Business Combination) is based on 14,650,000 issued and outstanding shares of ROCC Common Stock as of [•], 2021. The beneficial ownership of shares of ROCC Common Stock following the consummation of the Business Combination (post-Business Combination) is based on 73,299,387 shares of ROCC Common Stock to be outstanding and assumes (i) the issuance of the Merger Consideration Shares and (ii) the issuance of 15,000,000 shares in the PIPE Investment.
The expected beneficial ownership of shares of ROCC Common Stock following the consummation of the Business Combination (post-Business Combination) assuming none of our Public Shares are redeemed has been determined based upon the following: (i) no ROCC’s stockholder has exercised its redemption rights to receive cash from the Trust Account in exchange for its ROCC Common Stock and we have not issued any additional ROCC Common Stock; and (ii) there will be an aggregate of 14,650,000 shares of ROCC Common Stock issued and outstanding at the Closing (after accounting for certain de minimis rounding adjustments that may occur in the allotment of the Merger Consideration Shares).
The expected beneficial ownership of shares of ROCC Common Stock following the consummation of the Business Combination (post-Business Combination) assuming the maximum of 10,635,694 Public Shares have been redeemed has been determined based on the following: (i) the ROCC’s stockholders (other than the ROCC’s stockholders listed in the table below) have exercised their redemption rights with respect to Public Shares; and (ii) there will be an aggregate of 4,014,306 shares of ROCC Common Stock issued and outstanding at the Closing (after accounting for certain de minimis rounding adjustments that may occur in the allotment of the Merger Consideration Shares).

	Pre-Business Combination		Post-Business Combination
	Common Stock		Assuming No Redemptions		Assuming 100% Redemptions
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	% of Outstanding Shares of Common Stock	Number of Shares	%	Number of Shares	%
Former Directors and Executive Officers of ROCC:
Byron Roth(2)	2,234,000	15.2%	2,234,000	3.0%	2,234,000	3.6%
Gordon Roth(3)	2,097,063	14.3	2,097,063	2.9	2,097,063	3.3
Aaron Gurewitz(4)	35,425	*	35,425	*	35,425	*
John Lipman(5)	397,638	2.5	397,638	*	397,638	*
Rick Hartfiel(6)	—	—	15,000	*	15,000	*
Molly Montgomery(7)	88,189	*	88,189	*	88,189	*
David M. Friedberg(8)	88,189	*	88,189	*	88,189	*
Adam Rothstein(9)	113,189	*	113,189	*	113,189	*
All Former Directors and Executive Officers of ROCC as a Group (8 Individuals)	3,000,441	20.2	3,000,441	4.1	3,000,441	4.8
ROCC’s 5% Stockholders:
CR Financial Holdings, Inc.(10)	2,068,252	19.1	2,068,252	2.8	2,068,252	3.3
Polar Asset Management Partners Inc.(11)	750,000	5.1	750,000	1.0	750,000	1.2
Castle Creek Arbitrage, LLC(12)	849,501	5.8	849,501	1.2	849,501	1.4
683 Capital Management, LLC(13)	936,624	6.4	936,624	1.2	936,624	1.5
Directors and Executive Officers of the Combined Company:
Golnar Khosrowshahi	—	—	369,054	*	369,054	*
Rell Lafargue	—	—	369,054	*	369,054	*
Jim Heindlmeyer	—	—	55,714	*	55,714	*
Stephen M. Cook(14)	—	—	960,699	1.3	960,699	1.5
Ezra S. Field	—	—	—	—	—	—
Neil de Gelder	—	—	—	—	—	—
Adam Rothstein(9)	113,189	*	113,189	*	113,189	*
Ryan P. Taylor(15)	—	—	13,268,949	18.1	13,268,949	21.2
All Directors and Executive Officers of the Combined Company as a Group (8 Individuals)			15,136,658	20.7	15,136,658	24.2
5% Stockholders of the Combined Company:
Wesbild Inc.(16)	—	—	27,554,085	37.6	27,554,085	44.0
ER Reservoir LLC(17)	—	—	13,268,949	18.1	13,268,949	21.2

*
Less than 1%.

(1)
Unless otherwise indicated, the business address of each of the stockholders is (i) c/o Roth CH Acquisition II Co., 888 San Clemente Drive, Newport Beach, California 92660 prior to the consummation of the Business Combination and (ii) c/o Reservoir Media, Inc., 75 Varick Street, 9th Floor, New York, New York 10013 following the consummation of the Business Combination.
(2)
Consists of 2,068,252 shares of ROCC Common Stock owned by CR Financial Holdings, Inc., over which each of Mr. Byron Roth and Mr. Gordon Roth have voting and dispositive power, 105,643 Founder Shares and 10,105 shares of ROCC Common Stock underlying the Private Units and, following the consummation of the Business Combination, 50,000 PIPE Shares to be issued in the PIPE Investment to 8 is Awesome, LLC, an entity affiliated with Byron Roth.

(3)
Consists of 2,068,252 shares owned by CR Financial Holdings, Inc., over which Mr. Byron Roth and Mr. Gordon Roth have voting and dispositive power, 21,732 Founder Shares and 2,079 shares of ROCC Common Stock underlying the Private Units and, following the consummation of the Business Combination, 5,000 PIPE Shares to be issued in the PIPE Investment.

(4)
Consists of 30,425 shares owned by AMG Trust Established January 23, 2007, for which Mr. Aaron Gurewitz is trustee, consisting of 27,769 Founder Shares and 2,656 shares of ROCC Common Stock underlying the Private Units and, following the consummation of the Business Combination, 5,000 PIPE Shares to be issued in the PIPE Investment.

(5)
Consists of 271,654 Founder Shares and 25,984 shares of ROCC Common Stock underlying the Private Units and, following the consummation of the Business Combination, 100,000 PIPE Shares to be issued in the PIPE Investment.

(6)
Consists of 15,000 PIPE Shares to be issued in the PIPE Investment following the consummation of the Business Combination.

(7)
Consists of 80,490 Founder Shares and 7,699 shares of ROCC Common Stock underlying the Private Units.

(8)
Consists of shares of ROCC Common Stock owned by Hampstead Park Capital Management LLC, of which Mr. Friedberg is the managing member. Consists of 80,490 Founder Shares and 7,699 shares of ROCC Common Stock underlying the Private Units.

(9)
Consists of 80,490 Founder Shares and 7,699 shares of ROCC Common Stock underlying the Private Units and, following the consummation of the Business Combination, 25,000 PIPE Shares to be issued in the PIPE Investment.

(10)
Byron Roth and Gordon Roth have voting and dispositive power over the shares owned by CR Financial Holdings, Inc.

(11)
The information reported is based on a Schedule 13G filed on February 10, 2021. According to the Schedule 13G, as of December 31, 2020, Polar Asset Management Partners Inc. (“Polar”), which serves as the investment advisor to Polar Multi-Strategy Master Fund, a Cayman Islands exempted company and certain managed accounts, has sole voting and dispositive power with respect to 750,000 shares of ROCC Common Stock. The address for Polar is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada.

(12)
The information reported is based on a Schedule 13G filed on February 16, 2021. According to the Schedule 13G, as of December 31, 2020, Castle Creek Arbitrage, LLC (“Castle Creek”) and Mr. Allan Weine may be deemed to beneficially own the shares of ROCC Common Stock directly owned by CC ARB West, LLC (“CC Arb”) and CC Arbitrage, Ltd. (“CC Arbitrage”). Each of Castle Creek and Mr. Weine has shared voting and dispositive power with respect to 849,501 shares of ROCC Common Stock. CC Arb has shared voting and dispositive power with respect to 715,280 shares of ROCC Common Stock. CC Arbitrage has shared voting and dispositive power with respect to 134,221 shares of ROCC Common Stock. The address for each of Castle Creek, Mr. Weiner, CC Arb and CC Arbitrage is 190 South LaSalle Street, Suite 3050, Chicago, Illinois 60603.

(13)
The information reported is based on a Schedule 13G filed on April 26, 2021. According to the Schedule 13G, as of April 26, 2021, 683 Capital Partners, LP and 683 Maiden Fund LP beneficially owned 911,624 (not including 175,000 shares of Common Stock issuable upon the exercise of warrants that are not exercisable within 60 days) and 25,000 shares of Common Stock, respectively. 683 Capital Management, LLC, as the investment manager of each of 683 Capital Partners, LP and 683 Maiden Fund LP, may be deemed to have beneficially owned the 936,624 shares of Common Stock beneficially owned by 683 Capital Partners, LP and 683 Maiden Fund LP. Ari Zweiman, as the managing member of

683 Capital Management, LLC, may be deemed to have beneficially owned the 936,624 shares of Common Stock beneficially owned by 683 Capital Management, LLC. The business address for each of 683 Capital Management, LLC, 683 Capital Partners, LP, 683 Maiden Fund LP and Ari Zweiman is 3 Columbus Circle, Suite 2205, New York, NY 10019.
(14)
Consists of the Merger Consideration Shares. The address of Mr. Stephen M. Cook is 617 Blanco Street, Austin, Texas 78703.

(15)
Consists of the Merger Consideration Shares. Mr. Taylor shares voting and dispositive power over the shares of the Combined Company’s common stock owned by ER Reservoir LLC following the consummation of the Business Combination. The address of Mr. Taylor is c/o Richmond Hill Investment Co., LP, 375 Hudson Street, 12th Floor, New York, New York 10014.

(16)
Consists of the Merger Consideration Shares. Hassan Khosrowshahi is the father of Golnar Khosrowshahi and the chairman of Wesbild Inc.

(17)
Consists of the Merger Consideration Shares. Mr. Taylor shares voting and dispositive power over the shares of the Combined Company’s common stock owned by ER Reservoir LLC following the consummation of the Business Combination. The address of ER Reservoir LLC is c/o Richmond Hill Investment Co., LP, 375 Hudson Street, 12th Floor, New York, New York 10014.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
ROCC’s Relationships and Related Party Transactions
Founder Shares
In February 2019, CR Financial Holdings, Inc., an entity affiliated with Roth, purchased an aggregate of 100 shares of ROCC Common Stock for an aggregate purchase price of $25,000. On June 29, 2020, we effected a stock dividend of 43,125 shares of ROCC Common Stock for each share of ROCC Common Stock outstanding, resulting in an aggregate of 4,312,500 shares of ROCC Common Stock being held by CR Financial Holdings, Inc. On August 31, 2020, CR Financial Holdings, Inc. transferred back to us 1,437,500 shares of ROCC Common Stock, for nominal consideration, which shares were cancelled, resulting in there being an aggregate of 2,875,000 shares of ROCC Common Stock outstanding and being held by CR Financial Holdings, Inc. Furthermore, on August 31, 2020, CHLM Sponsor-1 LLC, an entity affiliated with Craig-Hallum, and certain of our directors and executive officers purchased from CR Financial Holdings, Inc. an aggregate of 745,840 shares of ROCC Common Stock for an aggregate purchase price of $6,485.56. Immediately prior to the consummation of the Business Combination, there were 3,150,000 shares of ROCC Common Stock outstanding and held by the Initial Stockholders.
The Initial Stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until (i) with respect to 50% of the Founder Shares, the earlier of six months after the consummation of the Business Combination and the date on which the closing price of ROCC Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the consummation of the Business Combination and (ii) with respect to the remaining 50% of the Founder Shares, six months after the consummation of the Business Combination or earlier, in either case, if, subsequent to the consummation of the Business Combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of ROCC Common Stock for cash, securities or other property.
Promissory Note
On August 23, 2020, we issued an unsecured promissory note to CR Financial Holdings, Inc., an entity affiliated with Roth, pursuant to which we borrowed an aggregate principal amount of $200,000 as of September 30, 2020. The promissory note was repaid at the closing of the IPO on December 15, 2020.
Private Units
In addition, simultaneously with the closing of the IPO, the Initial Stockholders purchased in a private placement transaction an aggregate of 275,000 Private Units at a price of $10.00 per Private Unit for an aggregate purchase price of $2,750,000. Each Private Unit consists of one share of common stock and one-half of one redeemable warrant, with each whole warrant entitling the holder to purchase one share of ROCC Common Stock at a price of $11.50 per full share, subject to adjustment. The proceeds from the sale of the Private Units were added to the proceeds from the IPO held in the Trust Account. If we do not consummate the Business Combination prior to December 15, 2022, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares, subject to the requirements of applicable law.
ROCC Registration Rights Agreement
Pursuant to the registration rights agreement, dated as of December 10, 2020 (the “ROCC Registration Rights Agreement”), the holders of the Founder Shares, the Private Units (and underlying securities) and any securities issued to the Initial Stockholders, officers, directors or their affiliates in payment of any working capital loans made to ROCC will be entitled to registration rights. The holders of the majority of the Founder Shares, the Private Units and any working capital loans made to ROCC are entitled to make up to two demands that we register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the Founder Shares are to be released from escrow. The holders of the majority of the Private Units (and underlying securities) and securities issued in payment of any working capital loans made to ROCC (or underlying securities) can elect to exercise these registration rights at any time after the consummation of the Business Combination. In addition, the holders of the Founder Shares and the Private Units any working capital loans made to ROCC have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Business Combination. The ROCC Registration Rights Agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering our securities. We will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding the foregoing, we may not exercise demand or piggyback rights after five and seven years, respectively, from the effective date of the IPO and may not exercise demand rights on more than one occasion in respect of all registrable securities.
The ROCC Registration Rights Agreement was amended and restated in connection with the execution of the Merger Agreement. See “— The Combined Company’s Relationships and Related Party Transactions — Amended and Restated Registration Rights Agreement.”
Participation in PIPE Investment
Each of Roth and Craig-Hallum participated in the PIPE Investment, subscribing for 473,000 PIPE Shares and 393,000 PIPE Shares, respectively, at $10.00 per share. In addition, Mr. Byron Roth subscribed for 50,000 PIPE Shares, Mr. Gordon Roth subscribed for 5,000 PIPE Shares, Mr. Aaron Gurewitz subscribed for 5,000 PIPE Shares, Mr. Adam Rothstein subscribed for 25,000 PIPE Shares, Mr. John Lipman subscribed for 100,000 PIPE Shares and Mr. Rick Hartfiel subscribed for 15,000 PIPE Shares, in each case, in the PIPE Investment for $10.00 per share, either directly or through entities with which they are affiliated.
Relationships with Roth and Craig-Hallum
Each of Mr. Byron Roth, Mr. Gordon Roth and Mr. Aaron Gurewitz is affiliated with Roth, and each of Mr. John Lipman and Mr. Rick Hartfiel is affiliated with Craig-Hallum, in addition to being our former executive officers or directors (or both, in the case of Mr. Byron Roth and Mr. John Lipman), as applicable. While no direct compensation arrangements regarding such individuals have been entered into regarding fees, such individuals may benefit indirectly from any amounts payable to Roth and Craig-Hallum, as applicable, in respect of marketing fees, costs and expenses incurred by Roth and Craig-Hallum in connection with the identification, review and negotiation and approval of the Business Combination.
Code of Ethics and Related Party Transactions Policy
Our code of ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the ROCC Board or the audit committee of the ROCC Board. Related party transactions are defined as transactions in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) we or any of our subsidiaries is a participant, and (iii) any (x) executive officer, director or nominee for election as a director, (y) greater than 5% beneficial owner of ROCC Common Stock, or (z) immediate family member of the persons referred to in clauses (x) and (y) has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position. The audit committee of the ROCC Board, pursuant to its written charter, is responsible for reviewing and approving related party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our executive officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by the audit committee of the ROCC Board and a majority of our disinterested independent directors, or the members of the ROCC Board who do not have an interest in the transaction, in either case, who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any related party transaction unless the audit committee of the ROCC Board and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such transaction from unaffiliated third parties. We also require each of our executive officers and directors to complete on an annual basis a directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, executive officer or employee.
Reservoir’s Relationships and Related Party Transactions
There were no related party transactions for the years ended March 31, 2021 and 2020 that are required to be disclosed pursuant to Item 404 of Regulation S-K. See note 11 to Reservoir’s consolidated financial statements for the years ended March 31, 2021 and 2020 for the amounts due to and from related parties for such periods pursuant to various shared services agreements relating to (x) information technology, employee benefits and payroll, accounting and administration services and (y) employees who perform services for Reservoir and its subsidiaries and related parties.
The Combined Company’s Relationships and Related Party Transactions
Tommy Boy Purchase Agreement
On June 2, 2021, Reservoir entered into the Tommy Boy Purchase Agreement to acquire U.S. based record label and music publishing company Tommy Boy for approximately $100 million. Stephen M. Cook and Ryan P. Taylor, who are members of the board of directors of Reservoir as of the date of this prospectus and are director nominees to the Combined Company’s board of directors, were members of the board of managers of Tommy Boy and had an equity interest in both Reservoir and Tommy Boy prior to the Tommy Boy Purchase Closing Date. See “RHI’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Business Overview and Recent Developments — Tommy Boy Purchase Agreement” for additional information regarding the Tommy Boy Purchase Agreement.
Stockholders Agreement
In connection with the execution of the Merger Agreement, on April 14, 2021, ROCC entered into the Stockholders Agreement with the Sponsor and Reservoir. The Stockholders Agreement will become effective upon the consummation of the Business Combination. Pursuant to the terms of the Stockholders Agreement, for a period of two years following the Closing, the Combined Company will be obligated to nominate an individual for election to the Combined Company’s board of directors, or any committee thereof, that is mutually selected by the Sponsor and the Combined Company. The initial designee to the Combined Company’s board of directors is Adam Rothstein. In addition, pursuant to the Stockholders Agreement, for a period of two years following the Closing, the Sponsor has agreed to vote, or cause to be voted, at any meeting of the Combined Company’s stockholders called for the purpose of electing the applicable class of directors all of the shares of ROCC Common Stock held by the Sponsor in favor of the election of an individual mutually selected by the Sponsor and the Combined Company.
Amended and Restated Registration Rights Agreement
In connection with the execution of the Merger Agreement, on April 14, 2021, ROCC entered into the Amended and Restated Registration Rights Agreement with certain holders of ROCC Common Stock and the holders of all of Reservoir Common Stock. The Amended and Restated Registration Rights Agreement will become effective upon the consummation of the Business Combination. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, ROCC has agreed to grant to the holders of Reservoir Common Stock the same rights to registration of the shares of ROCC Common Stock to be received by the holders of Reservoir Common Stock in connection with the consummation of the Business Combination as the holders of ROCC Common Stock signatory to the ROCC Registration Rights Agreement were granted in connection with the IPO. The registration statement of which this prospectus forms a part was filed pursuant to the exercise of such rights by the recipients of the Merger Consideration Shares. See “— ROCC’s Relationships and Related Party Transactions — ROCC Registration Rights Agreement” for a description of the ROCC Registration Rights Agreement.
Indemnification Agreements
The Charter will contain provisions limiting the liability of the members of the Combined Company’s board of directors, and the Combined Company’s amended and restated bylaws, which will be effective upon the consummation of the Business Combination, will provide that the Combined Company will indemnify each of the members of the Combined Company’s board of directors and officers to the fullest extent permitted under Delaware law. The Combined Company’s bylaws will also provide the board of directors with discretion to indemnify employees and agents of the Combined Company.
The Combined Company intends to enter into indemnification agreements with each of its directors and executive officers and certain other key employees. The indemnification agreements will provide that the Combined Company will indemnify each of its directors and executive officers and such other key employees against any and all expenses incurred by such director, executive officer or other key employee because of his or her status as one of the Combined Company’s directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, the Charter and the Combined Company’s amended and restated bylaws. In addition, the indemnification agreements will provide that, to the fullest extent permitted by Delaware law, the Combined Company will advance all expenses incurred by its directors, executive officers and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.
Related Party Transactions Policy
Effective upon the consummation of the Business Combination, the Combined Company’s board of directors expects to adopt a written policy on transactions with related parties that is in conformity with the requirements for issuers having publicly held common stock that is listed on Nasdaq. Related party transactions are defined as transactions in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) we or any of our subsidiaries is a participant, and (iii) any executive officer, director or nominee for election as a director, (y) greater than 5% beneficial owner of the Combined Company’s common stock, or (z) immediate family member of the persons referred to in clauses (x) and (y) has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Under the policy, the Combined Company’s general counsel will be primarily responsible for developing and implementing processes and procedures to obtain information regarding related parties with respect to potential related party transactions and then determining, based on the facts and circumstances, whether such potential related party transactions do, in fact, constitute related party transactions requiring compliance with the policy. If the Combined Company’s general counsel determines that a transaction or relationship is a related party transaction requiring compliance with the policy, the Combined Company’s general counsel will be required to present to the Combined Company’s audit committee all relevant facts and circumstances relating to the related party transaction. The Combined Company’s audit committee will be required to review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the Combined Company’s code of ethics (which will also be put in place in connection with the consummation of the Business Combination), and either approve or disapprove the related party transaction. If the Combined Company’s audit committee’s approval of a related party transaction requiring the Combined Company’s audit committee’s approval is not feasible in advance of such related party transaction, then the transaction may be preliminarily entered into upon prior approval of the transaction by the chair of the Combined Company’s audit committee, subject to ratification of the transaction by the Combined Company’s audit committee at the Combined Company’s audit committee’s next regularly scheduled meeting; provided, however, that, if the ratification is not forthcoming, the Combined Company’s management will make all reasonable efforts to cancel or annul the related party transaction. If a transaction was not initially recognized as a related party transaction, then, upon such recognition, the related party transaction will be presented to the Combined Company’s audit committee for ratification at the Combined Company’s audit committee’s next regularly scheduled meeting; provided, however, that, if the ratification is not forthcoming, the Combined Company’s management will make all reasonable efforts to cancel or annul the related party transaction. The Combined Company’s management will update the Combined Company’s audit committee as to any material changes to any approved or ratified related party transaction and will provide a status report at least annually of all then current related party transactions. No member of the Combined Company’s board of directors will be permitted to participate in approval of a related party transaction for which he or she is a related party.

DESCRIPTION OF CAPITAL STOCK
The following summary sets forth the material terms of our securities following the Business Combination. The following summary is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Charter, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Combined Company’s amended and restated bylaws, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the Charter and the Combined Company’s amended and restated bylaws in their entirety for a complete description of the rights and preferences of our securities following the consummation of the Business Combination.
Authorized and Outstanding Stock
The Charter authorizes the issuance of 825,000,000 shares of capital stock, consisting of 750,000,000 shares of the Combined Company’s common stock, $0.0001 par value per share, and 75,000,000 shares of preferred stock, $0.0001 par value per share. As of the Record Date, there were [•] shares of ROCC Common Stock outstanding. No shares of preferred stock are outstanding as of the date of this prospectus.
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Combined Company’s common stock possess all voting power for the election of the Combined Company’s directors and all other matters requiring stockholder action. Holders of the Combined Company’s common stock are entitled to one vote per share on matters to be voted on by stockholders.
Dividends
Subject to applicable law and the rights and preferences of any holders of any outstanding series of the Combined Company’s preferred stock, the holders of the Combined Company’s common stock, as such, shall be entitled to the payment of dividends on the Combined Company’s common stock when, as and if declared by the board of directors of the Combined Company in accordance with applicable law.
Liquidation
Subject to the rights and preferences of any holders of any shares of any outstanding series of the Combined Company’s preferred stock, in the event of any liquidation, dissolution or winding up of the Combined Company, whether voluntary or involuntary, the funds and assets of the Combined Company that may be legally distributed to the Combined Company’s stockholders shall be distributed among the holders of the then outstanding the Combined Company’s common stock pro rata in accordance with the number of shares of the Combined Company’s common stock held by each such holder.
Preemptive or Other Rights
There are no sinking fund provisions applicable to the Combined Company’s common stock.
Anti-Takeover Provisions
Charter and Amended and Restated Bylaws
Among other things, the Charter and the amended and restated bylaws will include the following provisions:
•
a staggered board, which means that the Combined Company’s board of directors is classified into three classes of directors with staggered three-year terms and directors are only able to be removed from office for cause;

•
limitations on convening special meetings of stockholders, which could make it difficult for the Combined Company’s stockholders to adopt desired governance changes;

•
a prohibition on stockholder action by written consent, which means that the Combined Company’s stockholders will only be able to take action at a meeting of stockholders and will not be able to take action by written consent for any matter;

•
the authorization of undesignated preferred stock, the terms of which may be established and shares of which may be issued without further action by the Combined Company’s stockholders; and

•
advance notice procedures, which apply for stockholders to nominate candidates for election as directors or to bring matters before an annual meeting of stockholders.

The amendment of any of these provisions would require approval by the holders of at least 66 2∕3% of all of the then outstanding capital stock entitled to vote generally in the election of directors.
The combination of these provisions will make it more difficult for the existing stockholders to replace the Combined Company’s board of directors as well as for another party to obtain control of the Combined Company by replacing the Combined Company’s board of directors. Because the Combined Company’s board of directors has the power to retain and discharge its officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Combined Company’s board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to enhance the likelihood of continued stability in the composition of the Combined Company’s board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce the Combined Company’s vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Combined Company’s shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.
Delaware Anti-Takeover Law
As a Delaware corporation, the Combined Company is also subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation Law, which prevents interested stockholders, such as certain stockholders holding more than 15% of the Combined Company’s outstanding Common Stock, from engaging in certain business combinations unless (i) prior to the time such stockholder became an interested stockholder, the board of directors of the Combined Company approved the transaction that resulted in such stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the Combined Company’s outstanding Common Stock or (iii) following approval by the board of directors of the Combined Company, such business combination receives the approval of the holders of at least two-thirds of the Combined Company’s outstanding Common Stock not held by such interested stockholder at an annual or special meeting of stockholders.
Choice of Forum
The Charter and the amended and restated bylaws each of which became effective prior to the consummation of the Business Combination, provide that, unless we consent in writing to the selection of an alternative forum, the Chancery Court of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on our behalf, (ii) any action, suit or proceeding asserting a claim of breach of fiduciary duty owed by any of our directors, officers, or stockholders to us or to our stockholders, (iii) any action, suit or proceeding asserting a claim arising pursuant to the Delaware General Corporation Law, the Charter or the amended and restated bylaws or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine. In addition, subject to the provisions of the preceding sentence, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. If any action the subject matter of which is within the scope of the first sentence of this paragraph is filed in a court other than the courts in the State of Delaware in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the first sentence of this paragraph and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.
Notwithstanding the foregoing, the inclusion of such provisions in the Charter will not be deemed to be a waiver by the Combined Company’s stockholders of its obligation to comply with federal securities laws, rules and regulations, and the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Although we believe these provisions benefit the Combined Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, these provisions may have the effect of discouraging lawsuits against the Combined Company’s directors and officers. Furthermore, the enforceability of choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

SELLING STOCKHOLDERS
The shares of RMI’s Common Stock being offered by the Selling Stockholders are those previously issued to the Selling Stockholders in connection with the Business Combination. We are registering the shares of RMI’s Common Stock in order to permit the Selling Stockholders to offer the shares RMI’s Common Stock for resale from time to time. Except for the ownership of the shares of RMI’s Common Stock, the Selling Stockholders have not had any material relationship with us within the past three years.
The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of RMI’s Common Stock by each of the Selling Stockholders. The second column lists the number of shares of RMI’s Common Stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of RMI’s Common Stock, as of            , 2021.
The third column lists the number of shares of RMI’s Common Stock being offered by this prospectus by each of the Selling Stockholders.
The fourth column lists the number of shares of RMI’s Common Stock owned by each of the Selling Stockholders following the sale of the maximum number of shares of RMI’s Common Stock listed in the third column by such Selling Stockholder.
The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”
Name of Selling Shareholder	Number of Shares of RMI’s Common Stock Owned Prior to the Offering	Maximum Number of Shares of RMI’s Common Stock To Be Sold Pursuant to this Prospectus	Number of Shares of RMI’s Common Stock Owned After the Offering
EBTKS, LLC(1)	50,000	50,000	—
Karl W. Brewer(2)	100,000	100,000	—
MYDA SPAC Select, LP(3)	75,000	75,000	—
Patriot Strategy Partners LLC(4)	400,000	400,000	—
R8 Capital Partners LLC(5)	200,000	200,000	—
Skylands Special Investment LLC(6)	50,000	50,000	—
Skylands Special Investment II LLC(6)	15,000	15,000	—
Harbour Holdings Ltd.(6)	10,000	10,000	—
Granite Ventures Inc.(7)	500,000	500,000	—
Calm Waters Partnership(8)	25,000	25,000	—
Meridian Small Cap Growth Fund(9)	800,000	800,000	—
Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds(10)	1,500,000	1,500,000	—
Cruiser Capital Master Fund LP(11)	70,000	70,000	—
Boxwood Row LP(12)	30,000	30,000	—
District 2 Capital Fund LP(13)	50,000	50,000	—
Kingsbrook Opportunities Master Fund LP(14)	20,000	20,000	—
Boothbay Absolute Return Strategies, LP(15)	52,992	52,992	—
Boothbay Diversified Alpha Master Fund LP(16)	27,008	27,008	—
EZ Colony Partners, LLC (17)	25,000	25,000	—
MAZ Partners LP(18)	41,900	25,000	16,900
Shannon River Partners, L.P.(19)	63,660	63,660	—
Doonbeg Master Fund, L.P.(20)	936,340	936,340	—
Miura Global Partners II, LP(21)	122,800	122,800	—

Name of Selling Shareholder	Number of Shares of RMI’s Common Stock Owned Prior to the Offering	Maximum Number of Shares of RMI’s Common Stock To Be Sold Pursuant to this Prospectus	Number of Shares of RMI’s Common Stock Owned After the Offering
Miura Global Master Fund, Ltd(22)	377,200	377,200	—
Maryam Khosrowshahi(23)	500,000	500,000	—
CVI Investments, Inc.(24)	100,000	100,000	—
Special Situations Fund III QP, L.P.(25)	221,900	221,900	—
Special Situations Private Equity Fund, L.P.(26)	100,000	100,000	—
Special Situations Cayman Fund, L.P.(25)	78,100	78,100	—
Caledonia US, LP and Caledomia (Private) Investments Pty Limited, on behalf of various funds it manages(28)	3,700,000	3,700,000	—
MC OPPORTUNITIES FUND LP(29)	25,000	25,000	—
Mark Mays(30)	30,000	30,000	—
Swedbank Robur Fonder AB on behalf of Swedbank Robur Smabolagsfond Global	2,000,000	2,000,000	—
Pinnacle Family Office Investments, LP(31)	100,000	100,000	—
William F. Hartfiel III(32)	15,000	15,000	—
John Lipman(32)	100,000	100,000	—
James Zavoral(32)	10,000	10,000	—
Bradley W. Baker(32)	10,000	10,000	—
Kevin Harris(32)	15,000	15,000	—
Adam Rothstein(33)	25,000	25,000	—
RAJ Capital, LLC(34)	15,000	15,000	—
Craig-Hallum Capital Group LLC(35)	393,000	393,000	—
Juniper Capital Partners, LLC(36)	50,000	50,000	—
Eight is Awesome, LLC(37)	50,000	50,000	—
Source One Global, Inc.(38)	10,000	10,000	—
Aaron Gurewitz(39)	5,000	5,000	—
Gordon Roth(40)	5,000	5,000	—
Roth Capital Partners, LLC(41)	473,000	473,000	—
DANIEL ALPERT TRUST UAD 12/27/90(42)	5,000	5,000	—
ALPERT, HILLARY(42)	5,000	5,000	—
ALPERT, FALAN HARRIMAN(42)	5,000	5,000	—
ALPERT, ROBERT(42)	15,000	15,000	—
BALL, GEORGE(42)	5,000	5,000	—
BERGER, JIM(42)	15,000	15,000	—
THE AMENDED & STATED CRAIG & PATRICIA BIGGIO MANAGEMENT TRUST DTD 02/17/04(42)	5,000	5,000	—
BINION, DONNA(42)	1,000	1,000	—
CHRISTMAS, EILEEN(42)	20,000	20,000	—
CHRISTMAS, JAMES(42)	50,000	50,000	—
CLARK, DANIEL J(42)	25,000	25,000	—

Name of Selling Shareholder	Number of Shares of RMI’s Common Stock Owned Prior to the Offering	Maximum Number of Shares of RMI’s Common Stock To Be Sold Pursuant to this Prospectus	Number of Shares of RMI’s Common Stock Owned After the Offering
CLAWSON, SHERRY(42)	5,000	5,000	—
1992 CLEMENS FAM TR UAD 08/27/92 A B HENDRICKS & K A CLEMENS TTEE AMD 10/31/15(42)	10,000	10,000	—
WILLIAM ROGER CLEMENS & DEBBIE LYNN CLEMENS JTWROS(42)	25,000	25,000	—
COURTNEY COHN HOPSON SEPARATE ACCOUNT(42)	10,000	10,000	—
MORTON A. COHN PRIVATE EQUITY(42)	25,000	25,000	—
COVINGTON, KIRK L.(42)	40,000	40,000	—
DILLARD GROUP OF TEXAS LTD(42)	10,000	10,000	—
JULIA ANN HAYASHI(42)	6,000	6,000	—
DILLCO INC(42)	20,000	20,000	—
DRURY, LUKE(42)	5,000	5,000	—
LUKE J DRURY EXEMPT TRST U/W JOHN DRURY(42)	10,000	10,000	—
LUKE J DRURY NON-EXEMPT TRST(42)	20,000	20,000	—
MATTHEW DRURY(42)	5,000	5,000	—
MATTHEW J DRURY EXEMPT TRUST U/W JOHN DRURY(42)	5,000	5,000	—
MATTHEW J DRURY NON EXEMPT TRUST(42)	10,000	10,000	—
DRURY, TANYA J(42)	50,000	50,000	—
TANYA JP DRURY TRUST(42)	40,000	40,000	—
INTEGRITY BANKPLEDGE ACCOUNT FBO PAUL FERGUSON JR(42)	17,500	17,500	—
DIEGO FERNANDEZ & MARLLORY FERNANDEZ JT TEN(42)	3,000	3,000	—
FERTITTA, TILMAN J & PAIGE JTTIC(42)	15,000	15,000	—
ARIANA J GALE 2006 TRUST DTD 03/26/2006(42)	10,000	10,000	—
GALE, JAMES(42)	30,000	30,000	—
RICHARD MCKEE HARMON LIFE INSURANCE TRUST U/T/A DTD 06/19/2006(42)	5,000	5,000	—
HARTER, STEVE(42)	30,000	30,000	—
HAYS, WAYNE(42)	17,500	17,500	—
EDWARD HEIL(42)	40,000	40,000	—
EDWARD F HEIL III SEP PROP TR U/A EDWARD F HEIL III TR PURSUAN TO 1983 DTD 12/1/1983 AS AMENDED AND RESTATED(42)	40,000	40,000	—

Name of Selling Shareholder	Number of Shares of RMI’s Common Stock Owned Prior to the Offering	Maximum Number of Shares of RMI’s Common Stock To Be Sold Pursuant to this Prospectus	Number of Shares of RMI’s Common Stock Owned After the Offering
LARRY A JACOBSON & ADRIENNE C JACOBSON JTWROS(42)	10,000	10,000	—
WOLF CANYON LTD — SPECIAL(42)	12,500	12,500	—
KEENAN LIMITED PARTNERSHIP SPECIAL(42)	12,500	12,500	—
KOSBERG HOLDINGS LLC(42)	50,000	50,000	—
THAD MINYARD & DONNA P MINYARD JTWROS(42)	25,000	25,000	—
MITCHAM, PAUL(42)	15,000	15,000	—
J. MOORE AND J, MOORE TRUST UAD 02/13/92(42)	7,500	7,500	—
MOORE, JACKIE S.(42)	5,000	5,000	—
JACKIE S MOORE IRREVOCABLE TRUST UAD 02/13/92(42)	1,000	1,000	—
MORRIS 2021 FAMILY TRUST UAD 03/26/21(42)	5,000	5,000	—
MOSS, THOMAS MARSHALL(42)	10,000	10,000	—
MUNDY,MICHELLE(42)	7,500	7,500	—
PETERSEN, GARY R(42)	30,000	30,000	—
RYAN, NOLAN(42)	10,000	10,000	—
NOLAN REESE RYAN & ALISON A RYAN JTTEN(42)	10,000	10,000	—
ROBERT REID RYAN(42)	10,000	10,000	—
2009 SANDERS CHILDREN’S TRUST UAD 10/21/09 FBO CHRISTOPHER COLLMER(42)	5,000	5,000	—
SANDERS 1998 CHILDREN’S TR DTD 12/01/97 AMD 01/29/98(42)	50,000	50,000	—
2009 SANDERS CHILDREN’S TRUST UAD 10/21/09 FBO CHELSEA COLLMER(42)	5,000	5,000	—
ALBERT SANDERS KELLER U/T/D 02/11/97(42)	7,500	7,500	—
BRAD D SANDERS SEPARATE PROPERTY ACCOUNT(42)	5,000	5,000	—
SELA RIVAS SANDERS 2003 TRUST FBO SELA RIVAS SANDERS UAD 06/16/03(42)	5,000	5,000	—
NOLAN BRDALEY SANDERS 2005 TRUST FBO NOLAN SANDERS UAD 06/16/03(42)	5,000	5,000	—
SANDERS, BRET D(42)	5,000	5,000	—
PATTERSON, CHRISTINE M(42)	12,500	12,500	—
SANDERS 1998 CHILDREN’S TR DTD 12/01/97 AMD 1/29/89(42)	50,000	50,000	—
SANDERS, KATHERINE(42)	70,000	70,000	—

Name of Selling Shareholder	Number of Shares of RMI’s Common Stock Owned Prior to the Offering	Maximum Number of Shares of RMI’s Common Stock To Be Sold Pursuant to this Prospectus	Number of Shares of RMI’s Common Stock Owned After the Offering
SANDERS, LAURA K(42)	50,000	50,000	—
QUINCY CATALINA SANDERS 2009 TRUST(42)	5,000	5,000	—
SUSAN SANDERS SEPARATE PROPERTY(42)	5,000	5,000	—
ANDREW SCHATTE & ANNETTE SCHATTE JT TEN(42)	10,000	10,000	—
SHAHEEN, N. ANNA(42)	7,500	7,500	—
MELANIE E. SHAW 2015 CHILDREN’S TRUST UAD 12/07/15(42)	3,500	3,500	—
SHAWN PAUL KETTLER 2015 GRANDCHILDREN’S TRUST UAD 12/07/15 FBO S K KETTLER ET AL(42)	3,000	3,000	—
ARTHUR HAAG SHERMAN(42)	12,500	12,500	—
JULIA GRACE SHERMAN TRUST UAD 12/26/06(42)	2,500	2,500	—
CARSON ALAINA SHERMAN TRUST UAD 03/11/01(42)	2,500	2,500	—
SILVERMAN, HOWARD & PHYLLIS(42)	20,000	20,000	—
CRAIG A SMITH & LISA J SMITH JTWROS(42)	12,500	12,500	—
PLATINUM BUSINESS INVESTMENT COMPANY LTD(42)	40,000	40,000	—
Summer Lynn Cunningham 2015 Children’s Trust UAD 12/07/15 FBO D L Lindsay ET AL(42)	3,000	3,000	—
SWARTS, MATTHEW(42)	5,000	5,000	—
TANGLEWOOD FAMILY LIMITED PARTNERSHIP C/O J.M. BURLEY C/O J.M. BURLEY INTERESTS INC(42)	17,500	17,500	—
KENDALL MICHELLE TATE 2002 TRUST(42)	2,500	2,500	—
DAVID TOWERY TOD DTD 05-15-2015(42)	15,000	15,000	—
1991 INVESTMENT CO.(42)	10,000	10,000	—
REECE ELLEN WEIR U/A WEIR 2003 GRANDCHILDREN TRUS DTD 062603(42)	2,500	2,500	—
COURTNEY PAIGE TATE U/A WEIR GRANDCHILDREN TRST DTD 062603(42)	2,500	2,500	—
CLAIRE ELIZABETH TATE U/A WEIR 2003 GRANDCHILDREN TRST DTD 62603(42)	2,500	2,500	—
KELLY NICOLE TATE U/A WEIR 2003 GRANDCHILDREN TRST DTD 06262003(42)	2,500	2,500	—
WEIR 2003 GRANDCHILDREN TRUST FBO LUKE FIELDING WEIR DTD 06262003(42)	2,500	2,500	—
WEIR, DON & JULIE(42)	10,000	10,000	—
WEIR, ERIC GLENN(42)	5,000	5,000	—
KATE AUCLAIR WEIR 2003 TRUST(42)	2,500	2,500	—

Name of Selling Shareholder	Number of Shares of RMI’s Common Stock Owned Prior to the Offering	Maximum Number of Shares of RMI’s Common Stock To Be Sold Pursuant to this Prospectus	Number of Shares of RMI’s Common Stock Owned After the Offering
WEIR, LISA(42)	10,000	10,000	—
WHITMIRE, JOHN(42)	12,500	12,500	—
WHITMIRE, JOHN CAMPAIGN(42)	30,000	30,000	—
JOHN HARRIS WHITMIRE 2015 GRANDCHILDREN’S TRS UAD 12/07/15 JOHN HARRIS WHITMIRE TTEE(42)	3,000	3,000	—
EILEEN COLGIN 2015 GRANDCHILDREN’S TRUST UAD 12/03/15 FBO MM THOMAS ET AL(42)	3,000	3,000	—
RUSSELL HARDIN, JR. GRANDCHILDREN’S TRU UAD 12/03/15 RUSSELL HARDIN JR TTEE(42)	3,000	3,000	—
MIA SCARLET BATISTICK 2016 TRUST UAD 12/23/16 FBO MIA SCARLET BATISTICK(42)	4,000	4,000	—
Terry Bratton(42)	500	500	—
Sheldrake Holdings, LLC(43)	15,000	15,000	—
The Donald J. Draizin Revocable Trust DTD 10/04/2006(44)	10,000	10,000	—
Wesbild Inc.(45)	27,554,085	27,554,085	—
ER Reservoir LLC(46)	13,268,949	13,268,949	—
Highgate Investments LLC(47)	960,653	960,653	—
Canareal II Corporation(48)	480,325	480,325	—
Asteya Capital Fund I LP(49)	38,853	38,853	—
Asteya Partners Delaware, LP(49)	88,744	88,744	—
Joel Herold(50)	116,963	116,963	—
Stephen M. Cook(51)	852,626	852,626	—
BTCSJC Music LLC(52)	108,073	108,073	—
William R. Snellings(53)	180,122	180,122	—

(1)
The address of EBTKS, LLC is 31 St. James Ave., Suite 740, Boston, MA 02116.

(2)
The address is 726 Asbury Avenue, Evansten, IL 60202.

(3)
Jason Lieber is the Manager of the General Partner of MYDA SPAC Select, LP. Mr. Lieber is the control person of MYDA SPAC Select, LP whose address is 45 Bayview Avenue, Inwood, NY 11096.

(4)
Lara Brody is the Managing Director of Patriot Strategy Partners LLC whose address is 2 Greenwich Office Park, Ste 300, Greenwich, CT 06831.

(5)
Bruce V. Rauner is the control person of R8 Capital Partners LLC whose address is c/o Truvvo Partners LLC, 1407 Broadway, Suite 448, New York, NY 10018.

(6)
Charles A. Paquelet is the control person of Skylands Capital, LLC, Skylands Capital Investment II, LLC, and Harbour Holdings Ltd. The address of Skylands Capital, LLC, Skylands Capital Investment II, LLC, and Harbour Holdings Ltd. are c/o Skylands Capital, LLC, 1200 N. Mayfair Rd., Suite 250, Milwaukee, WI 53226.

(7)
Bahman Mottaghi Irvani is the control person of Granite Holdings, Inc. whose address is c/o Granite Ventures Inc., 1201 West Peachtree St., 31st Fl, Atlanta, GA 30309.

(8)
Richard S. Strong is the Managing Partner of Calm Waters Partnerships whose address is 115 S. 84th Street, Suite 200, Milwaukee, WI 53214.

(9)
Rick Grove is the CCO of Meridian Small Cap Growth Fund whose address is 100 Fillmore Street, Suite 325, Denver, CO 80206.

(10)
Beneficial ownership consists of 1,500,000 shares of common stock held by Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds, (the “Federated Fund”). The address of the Federated Fund is 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561. The Federated Fund is managed by Federated Equity Management Company of Pennsylvania and subadvised by Federated Global Investment Management Corp., which are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Hermes, Inc. (the “Federated Parent”). All of the Federated Parent's outstanding voting stock is held in the Voting Shares Irrevocable Trust, or the Federated Trust, for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue, who are collectively referred to as Federated Trustees, act as trustees. The Federated Parent's subsidiaries have the power to direct the vote and disposition of the securities held by the Federated Fund. Each of the Federated Parent, its subsidiaries, the Federated Trust, and each of the Federated Trustees expressly disclaim beneficial ownership of such securities.

(11)
Keith Rosenbloom is the Managing Member of Cruiser Capital Master Fund LP. The address of Boxwood Row LP is 45 East 62nd Street, Ste. 1B, New York, NY 10065.

(12)
Keith Rosenbloom is the Managing Member of Investment Manager of Boxwood Row LP whose address is c/o Cruiser Capital Master Fund LP, 45 East 62nd Street, Ste. 1B, New York, NY 10065.

(13)
Eric J. Schlanger is Partner of District 2 Capital Fund LP whose address is 175 W Carver St., Huntington, NY 11743.

(14)
Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities. The address of Kingsbrook Partners is 689 Fifth Avenue, 12th Floor, New York, NY 10022.

(15)
Boothbay Absolute Return Strategies, LP, a Delaware limited partnership (“BBARS”), is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (“Boothbay”). Boothbay, in its capacity as the investment manager of BBARS, has the power to vote and the power to direct the disposition of all securities held by BBARS. Ari Glass is the Managing Member of Boothbay. Each of BBARS, Boothbay and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The address of BBARS is c/o Boothbay Fund Management, LLC, 140 East 45th Street, 14th Floor, New York, New York 10017.

(16)
Boothbay Diversified Alpha Master Fund LP, a Cayman Islands limited partnership (“BBDAMF”), is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (“Boothbay”). Boothbay, in its capacity as the investment manager of BBDAMF, has the power to vote and the power to direct the disposition of all securities held by BBDAMF. Ari Glass is the Managing Member of Boothbay. Each of BBDAMF, Boothbay and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The address of BBDAMF is c/o Boothbay Fund Management, LLC, 140 East 45th Street, 14th Floor, New York, New York 10017.

(17)
Bryan Ezralow as Trustee of the Bryan Ezralow 1994 Trust u/t/d 12.22.1994 is the control person of EZ Colony Partners, LLC whose address is 23622 Calabasas Road, Suite 200, Calabasas, CA 91302.

(18)
Walter Schenker is the principal and control person of MAZ Partners LP whose address is 1130 Route 46, Ste. 12, Parsippany, NJ 07054.

(19)
Spencer Waxman is the Managing Member of the General Partner of Shannon River Partners LP whose address is 850 Third Avenue, 13th Floor, New York, NY 10022.

(20)
Spencer Waxman is the Managing Member of the General Partner of Doonbeg Master Fund, L.P. whose address is 850 Third Avenue, 13th Floor, New York, NY 10022.

(21)
Francisco Alfaro is the Managing Member of Miura Global Investment, LLC which is the Investment Manager to Miura Global Partners II, L.P. The address of Miura Global Partners II, L.P. is 101 Park Avenue, 48th Floor, New York, NY 10178.

(22)
Francisco Alfaro is the Managing Member of Miura Global Management, LLC which is the Investment Manager to Miura Global Master Fund, Ltd. The address of Miura Global Master Fund, Ltd. is 101 Park Avenue, 48th Floor, New York, NY 10178.

(23)
The address is c/o Hassan Khosrowshahi is 4719 Belmont Ave.,Vancouver, BC V6T 1A8 Canada.

(24)
Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc. is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in this Registration Statement. The address of Heights Capital Management, Inc. is 101 California Street, Suite 3250, San Francisco, CA 94111.

(25)
David Greenhouse, Adam Stettner and Austin Marxe are the principal owners of AWM Investment Company Inc, the investment adviser to Special Situations Fund III QP, L.P. MGP Advisers Limited Partnership is the general partner of Special Situations Fund III QP, L.P. whose address is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(26)
David Greenhouse, Adam Stettner and Austin Marxe are the principal owners of AWM Investment Company Inc, the investment adviser to Special Situations Private Equity Fund, L.P. MG Advisers LLC is the general partner of Special Situations Private Equity Fund, L.P. whose address is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(27)
David Greenhouse, Adam Stettner and Austin Marxe are the principal owners of AWM Investment Company Inc, the investment adviser to Special Situations Cayman Fund, L.P. SSCayman LLC is the general partner of Special Situations Cayman Fund, L.P. whose address is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(28)
Caledonia US, LP and Caledomia (Private) Investments Pty Limited, on behalf of various funds it manages, hold the shares. The address of Caledonia (Private) Investments Pty Limited is Level 10, 131 Macquarie, Sydney NSW 2000 and the address of Caledonia US, LP is New York, NY 10022.

(29)
Theodore L. Koenig is the manager of MC Opportunities Fund GP LLC, which is the General Partner of MC Opportunities Fund LP. The address of MC Opportunities Fund LP is 311 South Wacker Drive, Suite 6400, Chicago, IL 60606.

(30)
The address is 24 Tall Pines Dr., Weston, CT 06883.

(31)
Pinnacle Familiy Office, LLC (“Pinnacle Family”) is the general partner of Pinnacle Family Office Investments, LP (“Pinnacle”). Mr. Kitt ist he manager of Pinnacle Family and may be deemed to be the benficial owners of the shares of Common Stock beneficially owned by Pinnacle. Mr. Kitt expressly disclaims beneficial ownership of all shares of Common Stock beneficially owned by Pinnacle whose address is 5910 N. Central Expy, Ste 1475, Dallas, TX 75206.

(32)
The address of each of the individuals is c/o Craig-Hallum, 222 S 9th Street, Suite 350, Minneapolis, MN 55402.

(33)
The address of each of the selling stockholders is 101 Cross Hwy, Westport, CT 06880.

(34)
Alexander Stegmann Bhathal is Manager of RAJ Capital LLC whose address is 1400 Newport Center Drive, Suite 270, Newport Beach, CA 92660.

(35)
Mr. Hartfiel and at least three other individuals each have voting and dispositive power over the shares owned by Craig-Hallum Capital Group LLC. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, the aforementioned individuals do not exercise voting or dispositive control over any of the securities held by Craig-Hallum Capital Group LLC, even those in which he directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. The address is c/o Craig-Hallum, 222 S 9th Street, Suite 350, Minneapolis, MN 55402.
(36)
Jay Wolf is the Managing Member of Juniper Capital Partners, LLC whose address is 11150 Santa Monica Blvd., Suite 1400, Los Angeles, CA 90025.

(37)
Byron Roth has voting and dispositive power over the shares held by Eight is Awesome, LLC whose address is 1601 Washington Ave, Suite 320, Miami Beach, FL 33139.

(38)
The address of Source One Global, Inc. is 1000 Venetian Way, Unit #508, Miami, FL 33139.

(39)
The address is c/o Roth Capital Partners, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

(40)
The address is 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

(41)
Byron Roth and Gordon Roth, both members of Roth Capital Partners, LLC, have voting and dispositive power over the shares held by Roth Capital Partners, LLC. The address is 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

(42)
The address is c/s Sanders Morris Harris, 600 Tavis, Suite 5900, Houston, TX 77002.

(43)
Adam R. Draizin is the Managing Member of Sheldrake Holdings, LLC whose address is 571 Golf Course Road, Friday Harbor, WA 98250.

(44)
Donald J. Draizin is the trustee and control person of The Donald J. Draizin Revocable Trust DTD 10/04/2006 whose address is 120 Saint Edwards Place, Palm Beach Gardens, FL 33418.

(45)
Hassan Khosrowshahi is the father of Golnar Khosrowshahi and the chairman of Wesbild Inc., accordingly he exercises voting and dispositive control over the shares of the Combined Company’s common stock owned by Wesbild, Inc. The address of Wesbild, Inc. is c/o DL Services Inc., 701 5th Ave Suite 6100, Seattle, WA 98104.

(46)
Mr. Ryan P. Taylor shares voting and dispositive power over the shares of the Combined Company’s common stock owned by ER Reservoir LLC. The address of each of ER Reservoir LLC and Mr. Taylor is c/o Richmond Hill Investment Co., LP, 375 Hudson Street, 12th Floor, New York, New York 10014.

(47)
The address of Highgate Investments LLC is 2900-650 West Georgia Street, Vancouver, British Columbia V6B 4N8, Canada.

(48)
The address of Canareal II Corporation is 1356 Beverly Road, Suite 250, Mclean, Virginia 22101.

(49)
Asteya Capital Fund I LP, an Ontario limited partnership, and Asteya Partners Delaware, LP, a Delaware limited partnership (together, the “Asteya Funds”), are managed by Maryana Capital Inc., a Canadian limited liability company (“Maryana”). Maryana, in its capacity as the investment manager of the Asteya Funds, has the power to vote and the power to direct the disposition of all securities held by the Asteya Funds. Ali Hedayat is the Managing Director of Maryana. Each of Maryana, the Asteya Funds and Mr. Hedayat disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The address of the Asteya Funds is c/o Maryana Capital Inc., One St. Clair Avenue East, Suite 608, Toronto, Ontario M4T 2V7, Canada.

(50)
The address of Mr. Joel Herold is c/o Reservoir Media, Inc., 75 Varick Street, 9th Floor, New York, New York 10013.

(51)
The address of Mr. Stephen M. Cook is 617 Blanco Street, Austin, Texas 78703.

(52)
Mr. Stephen M. Cook has voting and dispositive power over the shares of the Combined Company’s common stock owned by BTCSJC Music LLC. The address of BTCSJC Music LLC is 617 Blanco Street, Austin, Texas 78703.

(53)
The address of William R. Snellings is 300 E. Main Street, Suite 301, Charlottesville, Virginia 22902.

PLAN OF DISTRIBUTION
Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market for such securities or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits Subscribers;

•
block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
settlement of short sales;

•
in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the Subscriber of securities, from the Subscriber) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.
In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
The Company is required to pay certain fees and expenses incurred incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to keep this prospectus effective until the earlier of (i) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect, (ii) they may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, as determined by RMI; or (iii) it has been two years from the Closing Date. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each Subscriber at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXPERTS
The financial statements of Reservoir Holdings, Inc. and subsidiaries as of March 31, 2021 and 2020, and for each of the two years in the period ended March 31, 2021 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The financial statements of Roth CH Acquisition II Co. as of December 31, 2020 and 2019 and for the year ended December 31, 2020 and for the period from February 13, 2019 (inception) through December 31, 2019 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an experts in auditing and accounting.
LEGAL MATTERS
Loeb & Loeb LLP, New York, New York, will pass upon the validity of the securities offered hereby.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of RMI’s Common Stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to ROCC, RHI, RMI and RMI’s Common Stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement is this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

INDEX TO FINANCIAL STATEMENTS
Page
Roth CH Acquisition II Co. Financial Statements
Balance Sheets as of March 31, 2021 and December 31, 2020	F-2
Statements of Operation for the Three Months Ended March 31, 2021 and 2020	F-3
Statements of Changes in Stockholders’ Equity for the Three Months Ended March 31, 2021 and 2020	F-4
Statements of Cash Flows for the Three Months Ended March 31, 2021 and 2020	F-5
Notes to Condensed Financial Statements	F-6
Report of Independent Registered Public Accounting Firm	F-21
Balance Sheets as of December 31, 2020 and 2019	F-22
Statements of Operations for the Year Ended December 31, 2020 and for the Period from February 13, 2019 (Inception) to December 31, 2019	F-23
Statements of Changes in Stockholders’ Equity for the Year Ended December 31, 2020 and for the Period from February 13, 2019 (Inception) to December 31, 2019	F-24
Statements of Cash Flows for the Year Ended December 31, 2020 and for the Period from February 13, 2019 (Inception) to December 31, 2019	F-25
Notes to Financial Statements	F-26
Reservoir Holdings, Inc. and Subsidiaries Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-38
Consolidated Statements of Income for the Years Ended March 31, 2021 and 2020	F-39
Consolidated Statements of Comprehensive Income for the Years Ended March 31, 2021 and 2020	F-40
Consolidated Balance Sheets as of March 31, 2021 and 2020	F-41
Consolidated Statements of Shareholders’ Equity for the Years Ended March 31, 2021 and 2020	F-42
Consolidated Statements of Cash Flows for the Years Ended March 31, 2021 and 2020	F-43
Notes to the Consolidated Financial Statements	F-44

ROTH CH ACQUISITION II CO.
CONDENSED BALANCE SHEETS
	March 31, 2021	December 31, 2020
	(unaudited)	(as Revised)
ASSETS
Current assets
Cash	$549,040	$696,567
Prepaid expenses and other current assets	380,555	395,887
Total Current Assets	929,595	1,092,454
Cash and marketable securities held in Trust Account	115,012,821	115,006,613
TOTAL ASSETS	$115,942,416	$116,099,067
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$125,034	$83,654
Total current liabilities	125,034	83,654
Warrant liabilities	178,750	129,250
Total Liabilities	303,784	212,904
Commitments and Contingencies
Common stock subject to possible redemption; 11,063,863 and 11,088,616 shares at redemption value at March 31, 2021 and December 31, 2020, respectively	110,638,630	110,886,160
Stockholders’ Equity
Common stock, $0.0001 par value; 50,000,000 shares authorized; 3,586,137 and 3,561,384 shares issued and outstanding (excluding 11,063,863 and 11,088,616 shares subject to possible redemption) at March 31, 2021 and December 31, 2020, respectively	359	357
Additional paid-in capital	5,370,137	5,122,609
Accumulated deficit	(370,494)	(122,963)
Total Stockholders’ Equity	5,000,002	5,000,003
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$115,942,416	$116,099,067
The accompanying notes are an integral part of the unaudited condensed financial statements.

ROTH CH ACQUISITION II CO.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Operating and formation costs	$204,239	$85
Loss from operations	(204,239)	(85)
Other income (expense):
Interest earned on marketable securities held in Trust Account	6,208	—
Change in fair value of warrant liabilities	(49,500)
Other expense, net	(43,292)	—
Loss before income taxes	(247,531)	(85)
Net Loss	$(247,531)	$(85)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	11,088,616	—
Basic and diluted net loss per share, Common stock subject to possible redemption	$0.00	$0.00
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	3,561,384	2,500,000
Basic and diluted net loss per share, Non-redeemable common stock	$(0.07)	$(0.00)
The accompanying notes are an integral part of the unaudited condensed financial statements.

ROTH CH ACQUISITION II CO.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
THREE MONTHS ENDED MARCH 31, 2021
(UNAUDITED)
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance – January 1, 2021	3,561,384	$357	$5,122,609	$(122,963)	$5,000,003
Common stock subject to possible redemption	24,753	2	247,528	—	247,530
Net loss	—	—	—	(247,531)	(247,531)
Balance – March 31, 2021	3,586,137	$359	$5,370,137	$(370.494)	$5,000,002
	Common Stock		Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance – January 1, 2020	2,875,000	$288	$24,712	$(1,225)	$23,775
Net loss	—	—	—	(85)	(85)
Balance – March 31, 2020	2,875,000	$288	$24,712	$(1,310)	$23,690
The accompanying notes are an integral part of the unaudited condensed financial statements.

ROTH CH ACQUISITION II CO.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Cash Flows from Operating Activities:
Net loss	$(247,531)	$(85)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(6,208)	—
Unrealized gain on marketable securities held in Trust Account	—	—
Change in fair value of warrant liabilities	49,500	—
Changes in operating assets and liabilities:
Prepaid expenses	15,332	—
Accrued expenses	41,380	(225)
Net cash used in operating activities	(147,527)	(310)
Net Change in Cash	(147,527)	(310)
Cash – Beginning of period	696,567	25,000
Cash – End of period	$549,040	$24,690
Non-Cash investing and financing activities:
Change in value of common stock subject to possible redemption	$(247,530)	$—
The accompanying notes are an integral part of the unaudited condensed financial statements.

ROTH CH ACQUISITION II CO.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Roth CH Acquisition II Co. (formerly known as Roth Acquisition I Co.) (the “Company”) was incorporated in Delaware on February 13, 2019. The Company is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”).
The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of March 31, 2021, the Company had not commenced any operations. All activity for the period from February 13, 2019 (inception) through March 31, 2021 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on December 10, 2020. On December 15, 2020, the Company consummated the Initial Public Offering of 11,500,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Units, at $10.00 per Unit, generating gross proceeds of $115,000,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 275,000 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to certain of the Company’s stockholders, generating gross proceeds of $2,750,000, which is described in Note 4.
Transaction costs amounted to $1,654,977 consisting of $1,150,000 of underwriting fees, and $504,977 of other offering costs.
Following the closing of the Initial Public Offering on December 15, 2020, an amount of $115,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (the “Trust Account”), located in the United States and will be held in cash items or invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

ROTH CH ACQUISITION II CO.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC containing substantially the same information as would be included in a proxy statement prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the holders of the Company’s shares prior to the Initial Public Offering (the “Initial Stockholders”) have agreed to vote their Founder Shares (as defined in Note 5), Private Shares (as defined in Note 4) and any Public Shares purchased during or after the Initial Public Offering (a) in favor of approving a Business Combination and (b) not to redeem any shares in connection with a stockholder vote to approve a Business Combination or sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of how or whether they vote on the proposed transaction or don’t vote at all.
The Initial Stockholders have agreed (a) to waive their redemption rights with respect to their Founder Shares, Private Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect a public stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until December 15, 2022 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than five business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of

ROTH CH ACQUISITION II CO.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Initial Stockholders have agreed to waive their liquidation rights with respect to the Founder Shares and Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Initial Stockholders have agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per Public Share, except as to any claims by a third party who executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Initial Stockholders will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that Initial Stockholders will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual report on Form 10-K, as filed with the SEC on March 29, 2021. The interim results for

ROTH CH ACQUISITION II CO.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the period ending December 31, 2021 or for any future periods.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2021 and 2020.
Marketable Securities Held in Trust Account
December 31, 2020 substantially all of the assets held in the Trust Account were held in U.S. Treasury Bills.

ROTH CH ACQUISITION II CO.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
Common Stock Subject to Possible Redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2020, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.
Warrant Liability
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the warrants was estimated using a Binomial Lattice Model (see Note 9).
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The

ROTH CH ACQUISITION II CO.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
Company is subject to income tax examinations by major taxing authorities since inception. The effective tax rate differs from the statutory tax rate of 21% for the three months ended March 31, 2021 and 2020, due to the valuation allowance recorded on the Company’s net operating losses.
Net income (Loss) per Common Share
Net income (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 5,887,500 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events.
The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income (loss) per common share, basic and diluted, for Common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of Common stock subject to possible redemption outstanding since original issuance.
Net income (loss) per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net income (loss), adjusted for income or loss on marketable securities attributable to Common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the period.
Non-redeemable common stock includes Founder Shares and non-redeemable shares of common stock as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on marketable securities based on non-redeemable shares’ proportionate interest.

ROTH CH ACQUISITION II CO.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):
	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Common stock subject to possible redemption
Numerator: Earnings allocable to Common stock subject to possible redemption
Interest earned on marketable securities held in Trust Account	$5,973	$—
Unrealized gain on marketable securities held in Trust Account	—	—
Less: interest available to be withdrawn for payment of taxes	(5,973)	—
Net income	$—	$—
Denominator: Weighted Average Common stock subject to possible redemption
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	11,088,616	—
Basic and diluted net income per share, Common stock subject to possible redemption	$0.00	$—
Non-Redeemable Common Stock
Numerator: Net Loss minus Net Earnings
Net loss	$(247,531)	$(85)
Net income allocable to Common stock subject to possible redemption	—	—
Non-Redeemable Net Loss	$(247,531)	$(85)
Denominator: Weighted Average Non-redeemable common stock	—	—
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	3,561,384	2,500,000
Basic and diluted net loss per share, Non-redeemable common stock	$(0.07)	$(0.00)
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives

ROTH CH ACQUISITION II CO.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.
NOTE 3. PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units, which includes a full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 7).
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Initial Stockholders purchased an aggregate of 275,000 Private Units at a price of $10.00 per Private Unit, for an aggregate purchase price of $2,750,000, in a private placement. Each Private Unit consists of one share of common stock (“Private Share”) and one-half of one redeemable warrant (“Private Warrant”). Each whole Private Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per full share, subject to adjustment (see Note 7). The proceeds from the Private Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).

ROTH CH ACQUISITION II CO.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
In February 2019, the Initial Stockholders purchased an aggregate of 100 shares of the Company’s common stock for an aggregate price of $25,000. On June 29, 2020, the Company effected a stock dividend of 43,125 shares of common stock for each share of common stock outstanding, resulting in an aggregate of 4,312,500 shares of common stock being held by the Initial Stockholders. On August 31, 2020, the Initial Stockholders transferred back to the Company 1,437,500 shares of common stock, for nominal consideration, which shares were cancelled, resulting in there being an aggregate of 2,875,000 shares of common stock outstanding and being held by the Initial Stockholders (the “Founder Shares”). That same day, CHLM Sponsor-1 LLC, an entity affiliated with Craig-Hallum Capital Group LLC, and certain of the Company’s directors, officers and affiliates of the Company’s management team purchased from CR Financial Holdings, Inc. an aggregate of 745,840 shares for an aggregate purchase price of $6,486. All share and per-share amounts have been retroactively restated to reflect the stock dividend and cancellation. The Founder’s Shares included an aggregate of up to 375,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would collectively own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (excluding the Private Shares underlying the Private Securities). As a result of the underwriters’ election to fully exercise their over-allotment option, no Founder Shares are currently subject to forfeiture.
The Initial Stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until (1) with respect to 50% of the Founder Shares, the earlier of six months after the completion of a Business Combination and the date on which the closing price of the common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30- trading day period commencing after a Business Combination and (2) with respect to the remaining 50% of the Founder Shares, six months after the completion of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Promissory Note — Related Party
On August 23, 2020, the Company issued an unsecured promissory note to the sponsor (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $200,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) the consummation of the Initial Public Offering or (ii) the date on which the Company determines not to proceed with the Initial Public Offering. The outstanding balance under the Promissory Note of $200,000 was repaid at the closing of the Initial Public Offering on December 15, 2020.
Related Party Loans
In addition, in order to finance transaction costs in connection with a Business Combination, the Initial Stockholders, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no

ROTH CH ACQUISITION II CO.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
written agreements exist with respect to such loans. The Working Capital Loans would be repaid upon consummation of a Business Combination, without interest.
NOTE 6. COMMITMENTS AND CONTINGENCIES
Registration Rights
Pursuant to a registration rights agreement entered into on December 10, 2020, the holders of the Founder Shares, as well as the holders of the Private Units (and underlying securities) and any securities issued to the Initial Stockholders, officers, directors or their affiliates in payment of Working Capital Loans made to Company, will be entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) and securities issued in payment of Working Capital Loans (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to consummation of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding the foregoing, the Company may not exercise demand or piggyback rights after five (5) and seven (7) years, respectively, from the effective date of the Initial Public Offering and may not exercise demand rights on more than one occasion in respect of all registrable securities.
Underwriting Agreement
The underwriters were paid a cash underwriting discount of 1.00% of the gross proceeds of the Initial Public Offering, or $1,150,000.
Business Combination Marketing Agreement
The Company entered into a business combination marketing agreement with the representatives of the underwriters as advisors in connection with a Business Combination. The Company will pay the representatives of the underwriters a marketing fee for such services upon the consummation of a Business Combination in an amount equal to, in the aggregate, 4.5% of the gross proceeds of the Initial Public Offering, including any proceeds from the full or partial exercise of the underwriters’ over-allotment option. As a result, the representatives of the underwriters will not be entitled to such fee unless the Company consummates its initial business combination.
NOTE 7 — STOCKHOLDERS’ EQUITY
Common Stock — The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.0001 per share. At March 31, 2021 and December 31, 2020, there were 3,586,137 and 3,561,384 shares of common stock issued and outstanding, excluding 11,063,863 and 11,088,616 shares of common stock subject to possible redemption, respectively.
NOTE 8 — WARRANTS
Warrants — The Company will not issue fractional warrants. The Public Warrants will become exercisable 30 days after the completion of a Business Combination. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common

ROTH CH ACQUISITION II CO.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within 120 days following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. The warrants will expire five years from the closing of a Business Combination.
Once the warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
at any time after the warrants become exercisable;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•
if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•
if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Initial Stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Price.
The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the shares of common stock issuable upon the

ROTH CH ACQUISITION II CO.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
exercise of the Private Warrants will not be transferable, assignable or saleable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 9. FAIR VALUE MEASUREMENTS
The Company follows the guidane in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at March 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	March 31, 2021	December 31, 2020
Assets:
Marketable securities held in Trust Account	1	$115,012,821	$115,006,613
Liabilities
Warrant liabilities – Private Placement Warrants	3	$178,750	$129,250
The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on our accompanying March 31, 2021 condensed balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed statement of operations.
The Warrants were valued using a binomial lattice model incorporating the Cox-Ross-Rubenstein methodology, which is considered to be a Level 3 fair value measurement. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the Warrants is the expected volatility of the common stock. The expected volatility as of the IPO date was derived from observable public warrant

ROTH CH ACQUISITION II CO.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own public warrant pricing.
There were no transfers between Levels 1, 2 or 3 during the three months ended March 31, 2021.
The following table provides quantitative information regarding Level 3 fair value measurements:
	At December 31, 2020	As of March 31, 2021
Stock price	$9.54	$9.91
Strike price	$11.50	$11.50
Volatility	17.5%	19.1%
Risk-free rate	0.41%	0.94%
Probability of Business Combination occurring	75%	75%
Dividend yield	0.0%	0.0%
Fair value of warrants	$0.94	$1.30
The following table presents the changes in the fair value of warrant liabilities:
Warrant Liabilities
Fair value as of December 31, 2020	$129,250
Change in valuation inputs or other assumptions	49,500
Fair value as of March 31, 2021	178,750
NOTE 10. Revision to Prior Period Financial Statements Footnote
During the course of preparing the quarterly report on Form 10-Q for the three-month period ended March 31, 2021, the Company identified a misstatement in its misapplication of accounting guidance related to the Company’s warrants in the Company’s previously issued audited balance sheet dated December 15, 2020, filed on Form 8-K on December 21, 2020 (the “Post-IPO Balance Sheet”) and its Annual Report, filed on Form 10-K on March 29, 2021.
On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since their issuance on December 15, 2020, the Company’s Private Placement warrants have been accounted for as equity within the Company’s previously reported balance sheets. After discussion and evaluation, including with the Company’s independent registered public accounting firm and the Company’s audit committee, management concluded that the Private Placement warrants should be presented as liabilities with subsequent fair value remeasurement.
The Private Placement warrants were reflected as a component of equity in the Post-IPO Balance Sheet as opposed to liabilities on the balance sheet, based on the Company’s application of Financial Accounting Standards Board ASC Topic 815-40, Derivatives and Hedging, Contracts in Entity’s Own Equity (“ASC 815-40”). The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of the specific provisions within its warrant agreement and the Company’s application of ASC 815-40 to the warrant agreement. The Company reassessed its accounting for warrants issued on

ROTH CH ACQUISITION II CO.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
December 15, 2020, in light of the SEC Staff’s published views. Based on this reassessment, management determined that the warrants should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in the Company Statement of Operations each reporting period.
The Company concluded that the misstatement was not material to the Post-IPO Balance Sheet or the Annual Report for the year ended December 31, 2020, and the misstatement had no material impact to any prior interim period. The effect of the revisions to the Post-IPO Balance Sheet and its Annual Report for the year ended December 31, 2020 is as follows:
	As Previously Reported	Adjustments	As Revised
Balance sheet as of December 15, 2020 (audited)
Warrant Liabilities	$—	$111,375	$111,375
Common Stock Subject to Possible Redemption	111,117,520	(111,375)	111,006,145
Common Stock	355	1	356
Additional Paid-in Capital	5,002,148	477	5,002,625
Accumulated Deficit	(2,500)	(478)	(2,978)
Balance sheet as of December 31, 2020 (audited)
Warrant Liabilities	$—	$129,250	$129,250
Common Stock Subject to Possible Redemption	111,015,410	(129,250)	110,886,160
Common Stock	355	2	357
Additional Paid-in Capital	5,104,258	18,351	5,122,609
Accumulated Deficit	(104,610)	(18,353)	(122,963)
Year ended December 31, 2020 (audited)
Change in fair value of warrant liabilities	$—	$(17,875)	$(17,875)
Initial public offering costs allocated to warrant liabilities	—	(478)	(478)
Net loss	(103,385)	(18,353)	(121,738)
Cash Flow Statement for the Year ended December 31, 2020 (audited)
Net loss	$(103,385)	$(18,353)	$(121,738)
Change in fair value of warrant liabilities	—	17,875	17,875
Initial public offering costs allocated to warrant liabilities	—	478	478
Initial classification of warrant liabilities	—	111,375	111,375
Initial classification of common stock subject to possible redemption	111,117,520	(111,375)	111,006,145
Change in value of common stock subject to possible redemption	(102,110)	(17,875)	(119,985)
Statement of Changes in Stockholders’ Equity for the Year ended December 31, 2020 (audited)
Sale of 275,000 private units	$2,750,000	$(111,375)	$2,638,625
Common stock Subject to Possible Redemption	111,015,410	(129,250)	110,886,160
Net Loss	(103,385)	(18,353)	(121,738)

ROTH CH ACQUISITION II CO.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 11. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, other than as described in Note 9 and below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.
On April 14, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Roth CH II Merger SubCorp. (“Merger Sub”) and Reservoir Holdings, Inc. (“Reservoir”). Pursuant to the terms of the Merger Agreement, the business combination (the “Business Combination”) between the Company and Reservoir will be effected through the merger of Merger Sub with and into Reservoir (the “Merger”), with Reservoir surviving the Merger as a wholly owned subsidiary of the Company. The Business Combination is subject to customary conditions to closing, including receipt of approval of the Company’s stockholders and the concurrent closing of a $150 million private placement of the Company’s common stock to certain institutional and accredited investors. There can be no assurance that such conditions will be satisfied or that the Business Combination will be consummated on the terms contemplated by the Merger Agreement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Roth CH Acquisition II Co.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Roth CH Acquisition II Co. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ equity and cash flows for each of the year ended December 31, 2020 and for the period from February 13, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from February 13, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Marcum llp
Marcum llp
We have served as the Company’s auditor since 2020.
Melville, NY
March 29, 2021

ROTH CH ACQUISITION II CO.
BALANCE SHEETS
	December 31,
	2020	2019
ASSETS
Current assets
Cash	$696,567	$25,000
Prepaid expenses	395,887	—
Total Current Assets	1,092,454	25,000
Cash and marketable securities held in Trust Account	115,006,613	—
TOTAL ASSETS	$116,099,067	$25,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$83,654	$1,225
TOTAL LIABILITIES	83,654	1,225
Commitments and Contingencies (see Note 6)
Common stock subject to possible redemption 11,101,541 shares at redemption value	111,015,410	—
Stockholders’ Equity
Common stock, $0.0001 par value; 50,000,000 shares authorized; 3,548,459 and 2,875,000 shares issued and outstanding (excluding 11,101,541 shares subject to possible redemption) at December 31, 2020 and 2019, respectively	355	288
Additional paid-in capital	5,104,258	24,712
Accumulated deficit	(104,610)	(1,225)
Total Stockholders’ Equity	5,000,003	23,775
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$116,099,067	$25,000
The accompanying notes are an integral part of these financial statements.

ROTH CH ACQUISITION II CO.
STATEMENTS OF OPERATIONS
	Year Ended December 31, 2020	For the Period from February 13, 2019 (inception) through December 31, 2019
Formation and operational costs	$109,998	$1,225
Loss from operations	(109,998)	(1,225)
Other income:
Interest earned on marketable securities held in Trust Account	5,785	—
Unrealized gain on marketable securities held in Trust Account	828	—
Other income	6,613	—
Net loss	$(103,385)	$(1,225)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	11,111,752	—
Basic and diluted net loss per share, Common stock subject to possible redemption	$0.00	$—
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	2,545,512	2,500,000
Basic and diluted net loss per share, Non-redeemable common stock	$(0.04)	$(0.00)
The accompanying notes are an integral part of these financial statements.

ROTH CH ACQUISITION II CO.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
	Common Stock		Additional Paid-in Deficit	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance – February 13, 2019 (inception)	—	$—	$—	$—	$—
Issuance of common stock to Sponsor	2,875,000	288	24,712	—	25,000
Net loss	—	—	—	(1,225)	(1,225)
Balance – December 31, 2019	2,875,000	288	24,712	(1,225)	23,775
Sale of 11,500,000 Units, net of underwriting discount and offering expenses	11,500,000	1,150	113,343,873	—	113,345,023
Sale of 275,000 Private Units	275,000	28	2,749,972	—	2,750,000
Common stock subject to possible redemption	(11,101,541)	(1,111)	(111,014,299)	—	(111,015,410)
Net loss	—	—	—	(103,385)	(103,385)
Balance – December 31, 2020	3,548,459	$355	$5,104,258	$(104,610)	$5,000,003
The accompanying notes are an integral part of these financial statements.

ROTH CH ACQUISITION II CO.
STATEMENTS OF CASH FLOWS
	Year Ended December 31, 2020	For the Period from February 13, 2019 (inception) through December 31, 2019
Cash Flows from Operating Activities:
Net loss	$(103,385)	$(1,225)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(5,785)	—
Unrealized gain on marketable securities held in Trust Account	(828)	—
Changes in operating assets and liabilities:
Prepaid expenses	(395,887)	—
Accrued expenses	82,429	1,225
Net cash used in operating activities	(423,456)	—
Cash Flows from Investing Activities:
Investment of cash in Trust Account	(115,000,000)	—
Net cash used in investing activities	(115,000,000)	—
Cash Flows from Financing Activities:
Proceeds from issuance of common stock to Sponsor	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	113,850,000	—
Proceeds from sale of Private Units	2,750,000	—
Proceeds from promissory note – related party	200,000	—
Repayment of promissory note – related party	(200,000)	—
Payment of offering costs	(504,977)	—
Net cash provided by financing activities	116,095,023	25,000
Net Change in Cash	671,567	25,000
Cash – Beginning of period	25,000	—
Cash – End of period	$696,567	$25,000
Non-Cash investing and financing activities:
Initial classification of common stock subject to possible redemption	$111,117,520	$—
Change in value of common stock subject to possible redemption	$(102,110)	$—
The accompanying notes are an integral part of these financial statements.

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Roth CH Acquisition II Co. (formerly known as Roth Acquisition I Co.) (the “Company”) was incorporated in Delaware on February 13, 2019. The Company is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”).
The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from February 13, 2019 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on December 10, 2020. On December 15, 2020, the Company consummated the Initial Public Offering of 11,500,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Units, at $10.00 per Unit, generating gross proceeds of $115,000,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 275,000 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to certain of the Company’s stockholders, generating gross proceeds of $2,750,000, which is described in Note 4.
Transaction costs amounted to $1,654,977 consisting of $1,150,000 of underwriting fees, and $504,977 of other offering costs.
Following the closing of the Initial Public Offering on December 15, 2020, an amount of $115,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (the “Trust Account”), located in the United States and will be held in cash items or invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC containing substantially the same information as would be included in a proxy statement prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the holders of the Company’s shares prior to the Initial Public Offering (the “Initial Stockholders”) have agreed to vote their Founder Shares (as defined in Note 5), Private Shares (as defined in Note 4) and any Public Shares purchased during or after the Initial Public Offering (a) in favor of approving a Business Combination and (b) not to redeem any shares in connection with a stockholder vote to approve a Business Combination or sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of how or whether they vote on the proposed transaction or don’t vote at all.
The Initial Stockholders have agreed (a) to waive their redemption rights with respect to their Founder Shares, Private Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect a public stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until December 15, 2022 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than five business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Initial Stockholders have agreed to waive their liquidation rights with respect to the Founder Shares and Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Initial Stockholders have agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per Public Share, except as to any claims by a third party who executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Initial Stockholders will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that Initial Stockholders will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020 and 2019.
Marketable Securities Held in Trust Account
December 31, 2020 substantially all of the assets held in the Trust Account were held in U.S. Treasury Bills.
Common Stock Subject to Possible Redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2020, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
On March 27, 2020, the CARES Act was enacted in response to COVID-19 pandemic. Under ASC 740, the effects of changes in tax rates and laws are recognized in the period which the new legislation is enacted. The CARES Act made various tax law changes including among other things (i) increasing the limitation under Section 163(j) of the Internal Revenue Code of 1986, as amended (the “IRC”) for 2019 and

2020 to permit additional expensing of interest (ii) enacting a technical correction so that qualified improvement property can be immediately expensed under IRC Section 168(k), (iii) making modifications to the federal net operating loss rules including permitting federal net operating losses incurred in 2018, 2019, and 2020 to be carried back to the five preceding taxable years in order to generate a refund of previously paid income taxes and (iv) enhancing the recoverability of alternative minimum tax credits. Given the Company’s full valuation allowance position and capitalization of all costs, the CARES Act did not have an impact on the financial statements.
Net Income (Loss) per Common Share
Net income (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. At December 31, 2019, weighted average shares were reduced for the effect of an aggregate of 375,000 shares of common stock that were subject to forfeiture if the over-allotment option was not exercised by the underwriters (see Note 7). The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 5,887,500 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events.
The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income (loss) per common share, basic and diluted, for Common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of Common stock subject to possible redemption outstanding since original issuance.
Net income (loss) per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net income (loss), adjusted for income or loss on marketable securities attributable to Common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the period.
Non-redeemable common stock includes Founder Shares and non-redeemable shares of common stock as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on marketable securities based on non-redeemable shares’ proportionate interest.

The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):
	Year Ended December 31, 2020	For the Period from February 13, 2019 (inception) through December 31, 2019
Common stock subject to possible redemption
Numerator: Earnings allocable to Common stock subject to possible redemption
Interest earned on marketable securities held in Trust Account	$5,785	$—
Unrealized gain on marketable securities held in Trust Account	828	—
Less: interest available to be withdrawn for payment of taxes	(6,613)	—
Net income	$—	$—
Denominator: Weighted Average Common stock subject to possible redemption
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	11,111,752	—
Basic and diluted net income per share, Common stock subject to possible redemption	$0.00	$—
Non-Redeemable Common Stock
Numerator: Net Loss minus Net Earnings
Net loss	$(103,385)	$(1,225)
Net income allocable to Common stock subject to possible redemption	—	—
Non-Redeemable Net Loss	$(103,385)	$(1,225)
Denominator: Weighted Average Non-redeemable common stock
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	2,545,512	2,500,000
Basic and diluted net loss per share, Non-redeemable common stock	$(0.04)	$(0.00)
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3 — PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units, which includes a full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of common stock and one-half of one redeemable warrant

(“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 7).
NOTE 4 — PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Initial Stockholders purchased an aggregate of 275,000 Private Units at a price of $10.00 per Private Unit, for an aggregate purchase price of $2,750,000, in a private placement. Each Private Unit consists of one share of common stock (“Private Share”) and one-half of one redeemable warrant (“Private Warrant”). Each whole Private Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per full share, subject to adjustment (see Note 7). The proceeds from the Private Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).
NOTE 5 — RELATED PARTY TRANSACTIONS
Founder Shares
In February 2019, the Initial Stockholders purchased an aggregate of 100 shares of the Company’s common stock for an aggregate price of $25,000. On June 29, 2020, the Company effected a stock dividend of 43,125 shares of common stock for each share of common stock outstanding, resulting in an aggregate of 4,312,500 shares of common stock being held by the Initial Stockholders. On August 31, 2020, the Initial Stockholders transferred back to the Company 1,437,500 shares of common stock, for nominal consideration, which shares were cancelled, resulting in there being an aggregate of 2,875,000 shares of common stock outstanding and being held by the Initial Stockholders (the “Founder Shares”). That same day, CHLM Sponsor-1 LLC, an entity affiliated with Craig-Hallum Capital Group LLC, and certain of the Company’s directors, officers and affiliates of the Company’s management team purchased from CR Financial Holdings, Inc. an aggregate of 745,840 shares for an aggregate purchase price of $6,486. All share and per-share amounts have been retroactively restated to reflect the stock dividend and cancellation. The Founder’s Shares included an aggregate of up to 375,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would collectively own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (excluding the Private Shares underlying the Private Securities). As a result of the underwriters’ election to fully exercise their over-allotment option, no Founder Shares are currently subject to forfeiture.
The Initial Stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until (1) with respect to 50% of the Founder Shares, the earlier of six months after the completion of a Business Combination and the date on which the closing price of the common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after a Business Combination and (2) with respect to the remaining 50% of the Founder Shares, six months after the completion of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Promissory Note — Related Party
On August 23, 2020, the Company issued an unsecured promissory note to the sponsor (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $200,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) the consummation of the Initial Public Offering or (ii) the date on which the Company determines not to proceed with the Initial Public Offering. The outstanding balance under the Promissory Note of $200,000 was repaid at the closing of the Initial Public Offering on December 15, 2020.

Related Party Loans
In addition, in order to finance transaction costs in connection with a Business Combination, the Initial Stockholders, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would be repaid upon consummation of a Business Combination, without interest.
NOTE 6 — COMMITMENTS AND CONTINGENCIES
Registration Rights
Pursuant to a registration rights agreement entered into on December 10, 2020, the holders of the Founder Shares, as well as the holders of the Private Units (and underlying securities) and any securities issued to the Initial Stockholders, officers, directors or their affiliates in payment of Working Capital Loans made to Company, will be entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) and securities issued in payment of Working Capital Loans (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to consummation of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding the foregoing, the Company may not exercise demand or piggyback rights after five (5) and seven (7) years, respectively, from the effective date of the Initial Public Offering and may not exercise demand rights on more than one occasion in respect of all registrable securities.
Underwriting Agreement
The underwriters were paid a cash underwriting discount of 1.00% of the gross proceeds of the Initial Public Offering, or $1,150,000.
Business Combination Marketing Agreement
The Company entered into a business combination marketing agreement with the representatives of the underwriters as advisors in connection with a Business Combination. The Company will pay the representatives of the underwriters a marketing fee for such services upon the consummation of a Business Combination in an amount equal to, in the aggregate, 4.5% of the gross proceeds of the Initial Public Offering, including any proceeds from the full or partial exercise of the underwriters’ over-allotment option. As a result, the representatives of the underwriters will not be entitled to such fee unless the Company consummates its initial business combination.
NOTE 7 — STOCKHOLDERS’ EQUITY
Common Stock — The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.0001 per share. At December 31, 2020 and 2019, there were 3,548,459 and 2,875,000 shares of common stock issued and outstanding, excluding 11,101,541 and no shares of common stock subject to possible redemption, respectively.

Warrants — The Company will not issue fractional warrants. The Public Warrants will become exercisable 30 days after the completion of a Business Combination. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within 120 days following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. The warrants will expire five years from the closing of a Business Combination.
Once the warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
at any time after the warrants become exercisable;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•
if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•
if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Initial Stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Price.
The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the shares of common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or saleable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 8 — INCOME TAX
The Company’s net deferred tax assets are as follows:
	December 31, 2020	December 31, 2019
Deferred tax assets
Net operating loss carryforward	$17,142	$257
Unrealized gain on marketable securities	(1,389)	—
Startup and organizational costs	6,215	—
Total deferred tax assets	21,968	257
Valuation Allowance	(21,968)	(257)
Deferred tax assets	$—	$—
The income tax provision consists of the following:
	December 31, 2020	December 31, 2019
Federal
Current	$—	$—
Deferred	(21,711)	(257)
State and Local
Current	—	—
Deferred	—	—
Change in valuation allowance	21,711	257
Income tax provision	$—	$—
As of December 31, 2020 and 2019, the Company had $104,610 and $1,225, respectively of U.S. federal net operating loss carryovers available to offset future taxable income.
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2020, the change in the valuation allowance was $21,711.

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:
	December 31, 2020	December 31, 2019
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
Meals and entertainment	0.0%	0.0%
Valuation allowance	(21.0)	(21.0)
Income tax provision	0.0%	0.0%
The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open to examination by the taxing authorities. The Company considers California to be a significant state tax jurisdiction.
NOTE 9 — FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	December 31, 2020
Assets:
Cash and marketable securities held in Trust Account	1	$115,006,613
NOTE 10 — SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
On February 15, 2021, the Company entered into a mutually exclusive non-binding letter of intent (the “Letter of Intent”) with a target company (“Target Company”) for a potential business combination which would qualify as its initial business combination (the “Business Combination”).

Under the terms of the Letter of Intent, the Company and Target Company intend to enter into a definitive agreement pursuant to which the Company and Target Company would combine, with the former equity holders of both entities (following the completion of the Business Combination) holding equity in the combined publicly listed company. The completion of the Business Combination is subject to the completion of due diligence to the Company’s satisfaction, the negotiation and execution of definitive documentation and satisfaction of the conditions contained therein, including (i) completion of any required stock exchange and regulatory review and (ii) approval of the transaction by the Company’s stockholders and the Target Company’s stockholders. Accordingly, no assurances can be made by either party that the parties will successfully negotiate and enter into a definitive agreement, or that the proposed transaction will be consummated.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the shareholders and the Board of Directors of Reservoir Holdings Inc. and Subsidiaries
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Reservoir Holdings Inc. and subsidiaries (the “Company”) as of March 31, 2021 and 2020, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the two years in the period ended March 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP
New York, New York
June 25, 2021
We have served as the Company’s auditor since 2021.

Reservoir Holdings Inc. and Subsidiaries
Consolidated statements of income
(Expressed in U.S. dollars)
	March 31, 2021	March 31, 2020
	$	$
Revenues	81,777,789	63,238,672
Costs and expenses:
Cost of revenue	32,991,979	27,305,489
Amortization and depreciation	14,128,604	8,423,197
Administration expenses	14,986,085	12,032,673
Total costs and expenses	62,106,668	47,761,359
Operating income	19,671,121	15,477,313
Interest expense	(8,972,100)	(6,463,381)
(Loss) gain on foreign exchange	(910,799)	30,700
Gain (loss) on fair value of swaps	2,988,322	(5,555,702)
Interest and other income	13,243	76,894
Gain on retirement of RMM Issuer debt	—	10,644,084
Income before income taxes	12,789,787	14,209,908
Income tax expense	2,454,153	4,199,141
Net income	10,335,634	10,010,767
Net (income) loss attributable to noncontrolling interests	(46,673)	47,027
Net income attributable to Reservoir Holdings Inc.	10,288,961	10,057,794
Earnings per common share (Note 14):
Basic	$45.29	$51.38
Diluted	$45.29	$51.38
Weighted average common shares outstanding (Note 14):
Basic	144,698	128,875
Diluted	227,198	195,740
See accompanying notes to the consolidated financial statements.

Reservoir Holdings Inc. and Subsidiaries
Consolidated statements of comprehensive income
(Expressed in U.S. dollars)
	March 31, 2021	March 31, 2020
	$	$
Net income	10,335,634	10,010,767
Other comprehensive loss:
Translation adjustments	6,481,973	(1,981,753)
Total comprehensive income	16,817,607	8,029,014
Comprehensive (income) loss attributable to noncontrolling interests	(46,673)	47,027
Total comprehensive income attributable to Reservoir Holdings, Inc.	16,770,934	8,076,041
See accompanying notes to the consolidated financial statements.

Reservoir Holdings Inc. and Subsidiaries
Consolidated balance sheets
(Expressed in U.S. dollars)
	March 31, 2021	March 31, 2020
	$	$
Assets
Current assets
Cash and cash equivalents	9,209,920	58,240,123
Accounts receivable	15,813,384	9,745,206
Amounts due from related parties (Note 11)	—	5,671
Current portion of royalty advances	12,840,855	13,845,419
Inventory and prepaid expenses	1,406,379	431,029
Total current assets	39,270,538	82,267,448
Intangible assets, net	393,238,010	285,109,108
Investment in equity affiliates	1,591,179	1,498,399
Royalty advances, net of current portion	28,741,225	26,418,020
Property, plant and equipment, net	321,766	602,976
Other assets	781,735	695,252
Total assets	463,944,453	396,591,203
Liabilities
Current liabilities
Accounts payable and accrued liabilities	3,316,768	876,144
Royalties payable	14,656,566	12,169,249
Accrued payroll	1,634,852	1,532,047
Deferred revenue	1,337,987	473,022
Other current liabilities	2,615,488	7,089,780
Amounts due to related parties (Note 11)	290,172	—
Current portion of loans and secured notes payable	1,000,000	1,000,000
Income taxes payable	533,495	297,112
Total current liabilities	25,385,328	23,437,354
Loans and secured notes payable	211,531,875	171,785,432
Deferred income taxes	19,735,537	16,415,239
Fair value of swaps	4,566,537	7,554,859
Other liabilities	6,739,971	6,306,430
Total liabilities	267,959,248	225,499,314
Contingencies and commitments (Note 16)
Shareholders’ Equity
Preferred stock, $0.00001 par value 500,000 shares authorized; 82,500 shares issued and outstanding at March 31, 2021 and 2020	81,632,500	81,632,500
Common stock, $0.00001 par value; 1,000,000 shares authorized, 145,560 shares issued and outstanding at March 31, 2021; and 140,227 shares issued and outstanding at March 31, 2020	1	1
Additional paid-in capital	110,499,153	102,423,444
Retained earnings (accumulated deficit)	751,496	(9,537,465)
Accumulated other comprehensive income (loss)	2,096,358	(4,385,615)
Total Reservoir Holdings Inc. shareholders’ equity	194,979,508	170,132,865
Noncontrolling interest	1,005,697	959,024
Total shareholders’ equity	195,985,205	171,091,889
Total liabilities and shareholders’ equity	463,944,453	396,591,203
See accompanying notes to the consolidated financial statements.

Reservoir Holdings Inc. and Subsidiaries
Consolidated statements of shareholders’ equity
(Expressed in U.S. dollars, except share amounts)
	Preferred Stock		Common Stock		Additional Paid-In Capital	Retained earnings (Accumulated deficit)	Accumulated other comprehensive income (loss)	Noncontrolling interest	Shareholders’ equity
	Shares	Amount	Shares	Amount
		$		$	$	$	$	$	$
Balance, March 31, 2019	—	—	125,227	1	104,250,000	(19,595,259)	(2,403,862)	—	82,250,880
Common share dividend	—	—	—	—	(16,875,000)	—	—	—	(16,875,000)
Issuance of preferred shares	82,500	81,632,500	—	—	—	—	—	—	81,632,500
Issuance of common shares	—	—	15,000	—	14,957,500	—	—	—	14,957,500
Share-based compensation	—	—	—	—	90,944	—	—	—	90,944
Net income (loss)	—	—	—	—	—	10,057,794	—	(47,027)	10,010,767
Other comprehensive loss	—	—	—	—	—	—	(1,981,753)	—	(1,981,753)
Acquisition of noncontrolling interests	—	—	—	—	—	—	—	1,006,051	1,006,051
Balance, March 31, 2020	82,500	81,632,500	140,227	1	102,423,444	(9,537,465)	(4,385,615)	959,024	171,091,889
Issuance of common shares	—	—	5,333	—	7,973,009	—	—	—	7,973,009
Share-based compensation	—	—	—	—	102,700	—	—	—	102,700
Net income (loss)	—	—	—	—	—	10,288,961	—	46,673	10,335,634
Other comprehensive income	—	—	—	—	—	—	6,481,973	—	6,481,973
Balance, March 31, 2021	82,500	81,632,500	145,560	1	110,499,153	751,496	2,096,358	1,005,697	195,985,205
See accompanying notes to the consolidated financial statements.

Reservoir Holdings Inc. and Subsidiaries
Consolidated statements of cash flows
(Expressed in U.S. dollars)
	March 31, 2021	March 31, 2020
	$	$
Cash flows from operating activities
Net income	10,335,634	10,010,767
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	13,906,199	8,250,305
Depreciation of property, plant and equipment	222,405	172,892
Share-based compensation	102,700	90,944
Gain on retirement of RMM Issuer debt	—	(10,644,084)
Non-cash interest charges	795,212	674,331
(Gain) loss on fair value of derivative instruments	(2,988,322)	5,555,703
Share of earnings of equity affiliates, net of tax	(7,089)	4,407
Deferred income tax	2,080,622	3,651,234
Changes in operating assets and liabilities:
Accounts receivable	(6,068,178)	(532,805)
Inventory and prepaid expenses	(975,350)	(203,929)
Royalty advances	(1,318,641)	(6,912,500)
Other assets	138,706	(103,595)
Accounts payable and accrued expenses	(213,335)	1,684,961
Income tax payable	236,383	182,911
Net cash provided by operating activities	16,246,946	11,881,542
Cash flows from investing activities:
Purchases of music catalogs	(119,966,806)	(106,841,628)
Business combination and investment in equity affiliate	(13,366)	(380,417)
Increase (decrease) in deferred music composition acquisition costs	(86,483)	(54,386)
Purchase of property, plant and equipment	(79,901)	(529,950)
Net cash used for investing activities	(120,146,556)	(107,806,381)
Cash flows from financing activities:
Common stock dividend paid	—	(16,875,000)
Issuance of preferred shares, net of issuance costs	—	81,632,500
Issuance of common shares, net of issuance costs	7,973,009	14,957,500
Repayment of secured notes	—	(1,625,000)
Proceeds from secured line of credit	40,600,000	20,000,000
Repayment of secured line of credit	—	(7,076,870)
Proceeds from secured loans	—	236,490,849
Repayments of secured loans	(1,000,000)	(178,247,825)
Deferred financing costs paid	(648,769)	(2,149,017)
Repayments of related party loans	—	(77,496)
Draw on related party loans	295,843	—
Net cash provided by financing activities	47,220,083	147,029,641
Foreign exchange impact on cash	7,649,324	(1,981,753)
(Decrease) increase in cash, cash equivalents and restricted cash	(49,030,203)	49,123,049
Cash, cash equivalents and restricted cash beginning of year	58,240,123	9,117,074
Cash and cash equivalents end of year	9,209,920	58,240,123
See accompanying notes to the consolidated financial statements.

Reservoir Holdings Inc. and Subsidiaries
Notes to the consolidated financial statements
March 31, 2021 and 2020
(Expressed in U.S. dollars)
1. Description of business
Reservoir Holdings Inc. (the “Company”) was incorporated on April 23, 2019 under the laws of Delaware for the sole purpose of serving as the holding company of Reservoir Media Management, Inc. (“RMM”). On that date a reorganization transaction was completed, whereby RMM’s sole shareholder contributed its 100% equity interest in RMM to the Company in exchange for 100% of the Company’s common stock, and RMM became a wholly-owned subsidiary of the Company. Since the Company and RMM were entities under common control, this exchange of common stock resulted in a change in reporting entity with the retrospective combination of RMM and the Company for all periods presented as if the combination had been in effect since the inception of common control. As the Company had no assets or operations prior to its formation and the reorganization transaction, the historical financial statements of RMM are presented as the historical financial statements of the combined entity.
On March 16, 2020, the Company amended its certificate of incorporation to effect a 1-for-100 reverse split of the Company’s issued and outstanding shares of its preferred stock and common stock. The consolidated financial statements and notes thereto give retrospective effect to the reverse stock split for all periods presented. All issued and outstanding preferred stock, common stock and stock options exercisable for common stock, and per share amounts contained in the Company’s consolidated financial statements have been retrospectively adjusted.
RMM commenced operations on April 27, 2007 and the activities of RMM are organized into two operating segments: Music Publishing and Recorded Music. Operations of the Music Publishing segment involve the acquisition of interests in music catalogs from which royalties are earned. The publishing catalog includes ownership or control rights to more than 130,000 musical compositions that span across historic pieces, motion picture scores and current award-winning hits. Operations of the Recorded Music segment involve the discovery and development of recording artists and the marketing, distribution, sale and licensing of the music catalog. The Recorded Music operations are primarily conducted through the Chrysalis Records platform and include the ownership of over 26,000 sound recordings.
The Company’s operations are concentrated primarily in the U.S. and UK and, to a lesser degree, United Arab Emirates.
COVID-19 Pandemic
In March 2020, the World Health Organization characterized the coronavirus (“COVID-19”) as a pandemic, and the President of the United States declared the COVID-19 outbreak a national emergency. The rapid spread of COVID-19 and the continuously evolving responses to combat it have had a negative impact on the global economy.
The Company has evaluated and continues to evaluate the potential impact of the COVID-19 pandemic on its consolidated financial statements. Government-imposed restrictions and general behavioral changes in response to the pandemic adversely affected the Company’s results of operations for the fiscal year ended March 31, 2021. This included performance revenue generated from retail, restaurants, bars, gyms and live shows, synchronization revenue, and the release schedule of physical product. Even as government restrictions are lifted and consumer behavior starts to return to pre-pandemic norms, it is unclear for how long and to what extent the Company’s operations will continue to be affected.
Although the Company has not made material changes to any estimates or judgments that impact its consolidated financial statements as a result of COVID-19, the extent to which the COVID-19 pandemic may impact the Company will depend on future developments, which are highly uncertain and cannot be predicted. Future developments could negatively affect the Company’s operating results, including reductions in revenue and cash flow and could impact the Company’s impairment assessments of accounts receivable or intangible assets, which may be material to our consolidated financial statements.

Reservoir Holdings Inc. and Subsidiaries
Notes to the consolidated financial statements
March 31, 2021 and 2020
(Expressed in U.S. dollars)
Paycheck Protection Program Loan
During the fiscal year ended March 31, 2021 (“fiscal 2021”), the Company borrowed $616,847 under the Paycheck Protection Program (“PPP”) (the “PPP Loan”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provided for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. In accordance with the terms of the program, the Company applied for and received confirmation of loan forgiveness for the entire amount borrowed under the PPP.
The Company accounted for the PPP Loan as an in-substance government grant because it expected to meet the PPP Loan eligibility criteria and concluded that the loan represented, in substance, a grant that was expected to be forgiven. Proceeds from the PPP Loan were initially recognized as a deferred income liability and presented as an operating activity within the Company’s consolidated statement of cash flows. Subsequently, the Company reduced this liability and recognized a reduction in payroll expenses on a systematic basis over the period in which the related costs for which the PPP Loan was intended were incurred. No interest for the PPP Loan was recognized in the Company’s financial statements.
2. Summary of significant accounting policies
Basis of presentation
These consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). In the opinion of management, all adjustments considered necessary for a fair presentation have been included.
The following include significant accounting policies that have been adopted by the Company:
(a)
Principles of consolidation

The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and its majority-owned subsidiaries. The Company records a noncontrolling interest in its consolidated balance sheets and statements of operations with respect to the remaining economic interests in majority-owned subsidiaries it does not own. All intercompany transactions and balances have been eliminated upon consolidation.
The equity method of accounting is used to account for investments in entities in which the Company has the ability to exert significant influence over the investee’s operating and financial polices.
As of March 31, 2021 and 2020, the Company was not involved with any entities identified as variable interest entities.
(b)
Use of significant accounting estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the related disclosure of contingent assets and liabilities. Significant estimates are used for, but not limited to, determining useful lives of intangible assets, intangible asset recoverability and impairment and accrued revenue. Actual results could differ from these estimates.
(c)
Foreign currencies

The Company has determined the U.S. dollar to be the functional currency of the Company and certain subsidiaries as it is the currency of the primary economic environment in which the companies operate while other subsidiaries have been determined to have the British Pound as their functional currencies.

Reservoir Holdings Inc. and Subsidiaries
Notes to the consolidated financial statements
March 31, 2021 and 2020
(Expressed in U.S. dollars)
(i) Transactions and balances
Monetary assets and liabilities denominated in foreign currencies other than the functional currency are translated into the respective functional currencies at the exchange rate in effect at the balance sheet date and non-monetary assets and liabilities at the exchange rates in effect at the time of acquisition or issue. Revenues and expenses are translated at rates approximating the exchange rates in effect at the time of the transactions. All exchange gains and losses are included in operations.
(ii) Translation
Financial statements of subsidiaries with functional currencies other than the U.S. dollar are translated into the presentation currency using the current rate method. Under this method, assets and liabilities are translated at the rate of exchange in effect at the balance sheet date. Revenue and expenses are translated at the average rate of exchange for the fiscal year. Exchange gains and losses are deferred and reflected on the balance sheet in accumulated other comprehensive income and subsequently recognized in income upon substantial disposal of the net investment in the foreign operation.
(d)
Cash and cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.
(e)
Restricted cash

Prior to their repurchase, pursuant to the terms of the indenture agreement in connection with the issuance of secured notes, RMM Issuer, a subsidiary of the Company, was required to maintain a trust account in the name of the indenture trustee (the “Trustee”) into which royalty payments received, advances and other collections were required to be deposited after deduction of the applicable writer’s share. On a semi-annual basis, the Trustee distributed the amounts collected to various interested parties as fees for services or, in the case of secured note holders, for the payment of interest and principal. This arrangement was terminated upon the Company’s purchase of the secured notes on April 2, 2019 (see Note 7).
(f)
Accounts receivable

Credit is extended to customers based upon an evaluation of the customer’s financial condition. The time between the Company’s issuance of an invoice and payment due date is not significant. Customer payments that are not collected in advance of the transfer of promised services or goods are generally due 30-60 days from invoice date. The Company monitors customer credit risk related to accounts receivable and, when deemed necessary, maintains a provision for estimated uncollectible accounts, which is estimated based on historical experience, aging trends and in certain cases, management judgments about specific customers. Based on this analysis, the Company did not record a provision for estimated uncollectible accounts at March 31, 2021 or 2020.
(g)
Concentrations of credit risk

Customer credit risk represents the potential for financial loss if a customer is unwilling or unable to meet its agreed upon contractual payment obligations. Two customers accounted for approximately 43% of total accounts receivable at March 31, 2021 and three customers accounted for approximately 67% of total accounts receivable at March 31, 2020. No other single customer accounted for more than 10% of accounts receivable in either period.
In the Music Publishing business, the Company collects a significant portion of its royalties from global copyright collecting societies. Collecting societies and associations generally are not-for-profit organizations that represent composers, songwriters and music publishers. These organizations seek to

Reservoir Holdings Inc. and Subsidiaries
Notes to the consolidated financial statements
March 31, 2021 and 2020
(Expressed in U.S. dollars)
protect the rights of their members by licensing, collecting license fees and distributing royalties for the use of the members’ works. The Company does not believe there is any significant collection risk from such societies.
In the Recorded Music business, the majority of the revenue is collected from the Company’s distribution partners rather than directly from many customers. Those distribution partners pay through the revenue to the Company on a monthly basis. The Company routinely assesses the financial strength of its distribution partners and the Company does not believe there is any significant collection risk.
(h)
Acquisitions and business combinations

In conjunction with each acquisition transaction, the Company assesses whether the transaction should follow accounting guidance applicable to an asset acquisition or a business combination. This assessment requires an evaluation of whether the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, resulting in an asset acquisition or, if not, resulting in a business combination. If treated as an asset acquisition, the asset is recorded in accordance with the Company’s intangible asset policy and related acquisition costs are capitalized as part of the asset.
In a business combination, the Company recognizes identifiable assets acquired, liabilities assumed, and non-controlling interests at their fair values at the acquisition date. Any consideration paid in excess of the net fair value of the identifiable assets and liabilities acquired in a business combination is recorded to goodwill and acquisition-related costs are expensed as incurred.
(i)
Intangible assets

Intangible assets consist primarily of music catalogs (publishing and recorded). Intangible assets are recorded at fair value in a business combination and relative fair value in an asset acquisition. Intangible assets are amortized over their expected useful lives using the straight-line method.
The Company periodically reviews the carrying value of its amortizable intangible assets, whenever events or changes in circumstances indicate that the carrying value may not be recoverable or that the lives assigned may no longer be appropriate. To the extent the estimated future cash inflows attributable to the asset, less estimated future cash outflows, are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value. If it is determined that events and circumstances warrant a revision to the remaining period of amortization, an asset’s remaining useful life would be changed, and the remaining carrying amount of the asset would be amortized prospectively over that revised remaining useful life.
(j)
Goodwill

The Company has $402,067 of goodwill at March 31, 2021 and 2020, which is classified with Other assets in the Company’s consolidated balance sheet. All of the goodwill arose in connection with an acquisition on December 29, 2019 (see Note 4) and has been assigned to a reporting unit within the Music Publishing segment. There was no impairment, disposals, or other acquisitions of goodwill in the fiscal years ended March 31, 2021 and 2020.
Goodwill represents the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. The Company evaluates goodwill for potential impairment on an annual basis on the first day of the fiscal fourth quarter (January 1), or at other times during the year if events or circumstances indicate that it is more-likely-than-not (greater than 50%) that the fair value of a reporting unit, is below the carrying amount.
In reviewing goodwill for impairment, the Company has the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more-likely-than-not that the estimated fair value of a reporting unit is less than its carrying amount. If the Company elects to bypass the qualitative assessment for any reporting unit, or if a qualitative assessment indicates it is

Reservoir Holdings Inc. and Subsidiaries
Notes to the consolidated financial statements
March 31, 2021 and 2020
(Expressed in U.S. dollars)
more-likely-than-not that the estimated fair value of a reporting unit is less than its carrying amount, the Company performs a quantitative goodwill impairment test by comparing the fair value of the reporting unit with its carrying amount. If the fair value of the reporting unit is less than its carrying amount, the Company will measure any goodwill impairment loss as the amount by which the carrying amount of a reporting unit exceeds its fair value, not to exceed the total amount of goodwill allocated to that reporting unit.
(k)
Investments in equity affiliates

The Company holds 50% interests in two UK companies, Big Life Management Ltd. (“Big Life Management”) and Big Life Music Ltd. (“Big Life Music” and together with Big Life Management, “Big Life”). The Company is accounting for these investments using the equity method of accounting to reflect the significant influence it has over the operations of these two companies. The Company’s share of investee net income or loss and basis difference amortization is classified as Interest and other income in the consolidated statements of income.
(l)
Deferred revenue

Deferred revenue principally relates to fixed fees and minimum guarantees received in advance of the Company’s performance or usage by the licensee. Reductions in deferred revenue are a result of the Company’s performance under the contract or usage by the licensee.
(m) Deferred finance costs
Deferred finance costs consist of costs incurred in connection with the issuance of secured notes payable and bank loans and are amortized on an effective interest basis over the original term of the related obligation. Deferred finance charges are netted against the debt (see Note 7).
(n)
Deferred charges

Deferred charges consist of direct costs incurred in connection with the potential acquisition of entertainment interests in music compositions pursued by the Company. Such costs are deferred when closing of the transaction is deemed probable and are added to the cost of the asset once acquired or expensed if the acquisition does not proceed.
(o)
Revenues

The Company recognizes revenue when, or as, control of the promised services or goods is transferred to its customers and in an amount that reflects the consideration the Company is contractually due in exchange for those services or goods.
Music Publishing
Music Publishing revenues are earned in the form of royalties relating to the licensing of rights in musical compositions and the sale of published sheet music and songbooks. Royalties principally relate to amounts earned from the public performance of musical compositions, the mechanical reproduction of musical compositions on recorded media including digital formats and the use of musical compositions in synchronization with visual images. Music publishing royalties, except for synchronization royalties, are recognized when the sale or usage occurs. The most common form of consideration for publishing contracts is sales- and usage-based royalties. The collecting societies submit usage reports, typically with payment for royalties due, often on a quarterly or biannual reporting period, in arrears. Royalties are recognized as the sale or usage occurs based upon usage reports when these reports are available for the reporting period or estimates of royalties based on historical data, such as recent royalties reported, company-specific information with respect to changes in repertoire, industry information and other relevant trends when usage reports are not available for the reporting period. Synchronization revenue is recognized as revenue when control of the license is transferred to the customer.

Reservoir Holdings Inc. and Subsidiaries
Notes to the consolidated financial statements
March 31, 2021 and 2020
(Expressed in U.S. dollars)
Recorded Music
Revenues from the sale or license of Recorded Music products through digital distribution channels are recognized when the sale or usage occurs based on usage reports received from the customer. Digital licensing contracts are generally long-term with consideration in the form of sales- and usage-based royalties that are received monthly. For certain licenses where the consideration is fixed and the intellectual property being licensed is static, revenue is recognized at the point in time when control of the licensed content is transferred to the customer.
Revenues from the sale of physical Recorded Music products are recognized upon delivery, which occurs once the product has been shipped and control has been transferred.
(p) Principal versus agent revenue recognition
The Company reports revenue on a gross or net basis based on management’s assessment of whether the Company acts as a principal or agent in the transaction. The determination of whether the Company acts as a principal or an agent in a transaction is based on an evaluation of whether the Company controls the good or service before transfer to the customer. When the Company concludes that it controls the good or service before transfer to the customer, the Company is considered a principal in the transaction and records revenue on a gross basis. When the Company concludes that it does not control the good or service before transfer to the customer but arranges for another entity to provide the good or service, the Company acts as an agent and records revenue on a net basis in the amount it earns for its agency service.
The Company is typically required to pay a specified portion of the fees, earnings, payments and revenues received from the exploitation of the underlying music compositions to the original songwriter (“Royalty Costs”). The Company records revenues on a gross basis reflecting its position as a principal in the transaction and any royalties payable to third parties, including the Writer’s Fees, are recorded as expenses.
(q)
Royalty costs and royalty advances

The Company incurs royalty costs that are payable to its recording artists and songwriters generated from the sale or license of its music publishing copyrights and recorded music catalog. Royalties are calculated using negotiated rates in accordance with recording artist and songwriter contracts. Calculations are based on revenue earned or user/usage measures or a combination of these. There are instances where such data is not available to be processed and royalty cost calculations may be complex or involve judgments about significant volumes of data to be processed and analyzed.
In many instances, the Company commits to pay its recording artists and songwriters royalties in advance of future sales. The Company accounts for these advances under the related guidance in FASB ASC Topic 928, Entertainment — Music (“ASC 928”). Under ASC 928, the Company capitalizes as assets certain advances, which it believes are recoverable from future royalties to be earned by the recording artist or songwriter, when paid. Recoverability is assessed upon initial commitment of the advance based upon the Company’s forecast of anticipated revenue from the sale of future and existing albums or musical compositions. In determining whether the advance is recoverable, the Company evaluates the current and past popularity of the recording artist or songwriter, the sales history of the recording artist or songwriter, the initial or expected commercial acceptability of the product, the current and past popularity of the genre of music that the product is designed to appeal to, and other relevant factors. Advances vary in both amount and expected life based on the underlying recording artist or songwriter. To the extent that a portion of an outstanding advance is no longer deemed recoverable, that amount will be expensed in the period the determination is made.
(r)
Share-based compensation

Compensation expense related to the issuance of share-based awards to the Company’s employees is measured at fair value on the grant date. We use the Black-Scholes option pricing model to value stock

Reservoir Holdings Inc. and Subsidiaries
Notes to the consolidated financial statements
March 31, 2021 and 2020
(Expressed in U.S. dollars)
options. The compensation expense for awards that vest over a future service period is recognized over the requisite service period on a straight-line basis. The Company recognizes share-based award forfeitures as they occur rather than estimating by applying a forfeiture rate.
(s)
Earnings per share

The consolidated statements of income present basic and diluted earnings per share (“EPS”). Basic earnings per share is computed using the two-class method which includes the weighted average number of shares of common stock outstanding during the period and other securities that participate in dividends (a “participating security”). Since the Preferred Shares (as defined in Note 12) participate in dividends alongside the Company’s common shares, the Preferred Shares constitute participating securities. Under the two-class method, all earnings (distributed and undistributed) are allocated to common shares and participating securities based on their respective rights to receive dividends.
Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional shares for potential dilutive effects of the Preferred Shares and stock options outstanding during the period. The dilutive effects of the Preferred Shares are calculated in accordance with the if-converted method, or two-class method, whichever is more dilutive and the dilutive effects of stock options is calculated in accordance with the treasury stock method. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.
(t)
Employee Benefit Plans

The Company has a 401(k) retirement savings plan (the “RHI Plan”) open to U.S. based employees who have completed three months of eligible service. The Company contributes $0.60 for every $1.00 of employee contributions up to a maximum of 6% of the employee’s salary based upon each individual participant’s election. Expenses totaled $109,265 and $98,000 for employer contributions to the RHI Plan in the fiscal years ended March 31, 2021 and 2020, respectively.
(u)
Income taxes

Income taxes are determined using the asset and liability method of accounting. Under this method, deferred tax assets and liabilities are recognized for the differences between the accounting bases of assets and liabilities and their corresponding tax basis. Deferred taxes are measured using enacted tax rates expected to apply when the asset is realized, or the liability is settled. A deferred tax asset is recognized when it is considered more likely than not to be realized. Through April 24, 2019, the Company filed income taxes as part of a consolidated group return with the Company’s then sole shareholder, Wesbild, Inc. Income taxes for the period subsequent to April 24, 2019 have been filed separately by the Company.
RMM has elected to treat taxes on GILTI as period costs and no deferred tax asset or liability is recorded.
(v)
Comprehensive income

The Company reports in accordance with ASC 220, Comprehensive Income. This standard requires companies to classify items of other comprehensive income/loss by their nature in the financial statements and display the accumulated balance of other comprehensive income (loss) separately from capital stock and accumulated deficit in the shareholders’ equity section of a statement of financial position.
(w) Derivative financial instruments
The Company’s interest rate swaps have not been designated as a hedging instrument and, therefore, are recognized at fair value at the end of each reporting period with changes in fair value recorded in income.
(x)
Fair value measurement and hierarchy

Reservoir Holdings Inc. and Subsidiaries
Notes to the consolidated financial statements
March 31, 2021 and 2020
(Expressed in U.S. dollars)
The Company reports in accordance with ASC 820, Fair Value Measurements and Disclosures, (“ASC 820”). Under this standard, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.
ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions as to what market participants would use in pricing the asset or liability and are based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the observability of inputs as follows:
•
Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

•
Level 2 — Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•
Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes the level in the fair value hierarchy within which the fair value measurement falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety. See Note 15.
(y)
Recent Accounting Pronouncements

Accounting Standards Not Yet Adopted
As an “emerging growth company” (“EGC”), the Jumpstart Our Business Startups Act (“JOBS Act”) allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to use this extended transition period under the JOBS Act. The adoption dates discussed below reflect this election.
In February 2016, the FASB issued ASU 2016-02, Leases: (Topic 842) (“ASU 2016-02”), which establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the consolidated statements of income. For public entities, this guidance was effective for annual reporting periods beginning after December 15, 2018, including interim periods within that annual reporting period. Under the guidance of ASU 2020-05, the new standard is effective for the Company April 1, 2022 and interim periods within the fiscal year beginning April 1, 2023. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company has not yet completed an analysis of the impact of the new lease guidance. Under current accounting guidance for leases, the Company does not recognize an asset or liability created by operating leases where the Company is the lessee. Therefore, the Company expects an increase to its assets and liabilities on the Company’s consolidated balance sheet as a result of recognizing assets and liabilities for operating leases where the Company is the lessee on the date of initial application of the new guidance. However, the Company cannot currently quantify this increase or the impact, if any, on its consolidated statements of income. The

Reservoir Holdings Inc. and Subsidiaries
Notes to the consolidated financial statements
March 31, 2021 and 2020
(Expressed in U.S. dollars)
Company does not expect the adoption of this new guidance will have a material impact on the amount or timing of the Company’s cash flows or liquidity.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the incurred loss impairment methodology in current US GAAP, with a methodology that reflects expected credit losses. Subsequent to ASU 2016-13, the FASB has issued several related ASUs amending the original ASU. The updates are intended to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. For public entities, this guidance was effective for annual reporting periods beginning after December 15, 2019, including interim periods within that annual reporting period. For the Company, this update is effective April 1, 2023, including interim periods within that fiscal year, with early adoption permitted for annual periods beginning after December 15, 2018. The Company has not yet evaluated the effect that this ASU will have on the Company’s consolidated financial statements.
In April 2020, the FASB issued Accounting Standards Update No. 2020-04, Reference Rate Reform (Topic 848) (“ASU 2020-04”), which provides optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting; particularly as it relates to the risk of cessation of LIBOR. The amendments in this ASU apply only to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The expedients and exceptions provided by this ASU do not apply to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022, except for hedging relationships existing as of December 31, 2022, that an entity has elected certain optional expedients for and that are retained through the end of the hedging relationship. The Company has not yet evaluated the effect that this ASU will have on the Company’s consolidated financial statements.
3. Revenue recognition
For our operating segments, Music Publishing and Recorded Music, the Company accounts for a contract when it has legally enforceable rights and obligations and collectability of consideration is probable. The Company identifies the performance obligations and determines the transaction price associated with the contract. Revenue is recognized when, or as, control of the promised services or goods is transferred to the Company’s customers, and in an amount that reflects the consideration the Company is contractually due in exchange for those services or goods. Certain of the Company’s arrangements include licenses of intellectual property with consideration in the form of sales- and usage-based royalties. Royalty revenue is recognized when the subsequent sale or usage occurs using the best estimates available of the amounts that will be received by the Company. The Company recognized revenue of $2,263,778 and $788,364 from performance obligations satisfied in previous periods for the fiscal years ended March 31, 2021 and March 31, 2020, respectively.

Reservoir Holdings Inc. and Subsidiaries
Notes to the consolidated financial statements
March 31, 2021 and 2020
(Expressed in U.S. dollars)
Disaggregation of Revenue
The Company’s revenue consists of the following categories during the fiscal years ended March 31:
	2021	2020
	$	$
Revenue by Type
Performance	16,514,790	13,656,061
Digital	35,028,049	28,798,051
Mechanical	3,050,120	2,472,527
Synchronization	9,891,034	6,891,554
Other	2,606,632	2,124,043
Total Music Publishing	67,090,625	53,942,236
Digital	7,603,040	4,569,106
Physical	3,962,596	1,432,026
Synchronization	492,258	1,384,959
Neighboring rights	1,537,087	1,642,405
Total Recorded Music	13,594,981	9,028,496
Other revenue	1,092,183	267,940
Total revenues	81,777,789	63,238,672
	2021	2020
	$	$
Revenue by Geographical Location
United States Music Publishing	34,682,505	30,803,165
United States Recorded Music	4,891,800	3,475,647
United States other revenue	1,092,183	267,940
Total United States	40,666,488	34,546,752
International Music Publishing	32,408,121	23,139,071
International Recorded Music	8,703,180	5,552,849
Total international	41,111,301	28,691,920
Total revenues	81,777,789	63,238,672
Only the United States represented 10% or more of the Company’s total revenues in the fiscal years ended March 31, 2021 and 2020.
Music Publishing
Music Publishers act as a copyright owner and/or administrator of the musical compositions and generate revenues related to the exploitation of musical compositions (as opposed to recorded music). Music publishers receive royalties from the use of the musical compositions in public performances, digital and physical recordings, and through synchronization (the combination of music with visual images).
Performance revenues are received when the musical composition is performed publicly through broadcast of music on television, radio and cable and in retail locations (e.g., bars and restaurants), live performance at a concert or other venue (e.g., arena concerts and nightclubs) and performance of musical

Reservoir Holdings Inc. and Subsidiaries
Notes to the consolidated financial statements
March 31, 2021 and 2020
(Expressed in U.S. dollars)
compositions in staged theatrical productions. Digital revenues are derived from musical compositions being embodied in recordings licensed to digital streaming services and digital download services and for digital performance. Mechanical revenues are generated with respect to the musical compositions embodied in recordings sold in any physical format such as vinyl, CDs and DVDs. Synchronization revenues represent the right to use the composition in combination with visual images such as in films or television programs, television commercials and video games as well as from other uses such as in toys or novelty items and merchandise. Other revenues represent earnings for use in printed sheet music and other uses. Digital and synchronization revenue recognition is similar for both Recorded Music and Music Publishing, therefore refer to the discussion within Recorded Music.
Included in these revenue streams, excluding synchronization and other, are licenses with performing rights organizations or collecting societies (e.g., ASCAP, BMI, SESAC and GEMA), which are long-term contracts containing a single performance obligation, which is ongoing access to all intellectual property in an evolving content library. The most common form of consideration for these contracts is sales- and usage-based royalties. The collecting societies submit usage reports, typically with payment for royalties due, often on a quarterly or biannual reporting period, in arrears. Royalties are recognized as the sale or usage occurs based upon usage reports and, when these reports are not available, royalties are estimated based on historical data, such as recent royalties reported, company-specific information with respect to changes in repertoire, industry information and other relevant trends.
The Company excludes from the measurement of transaction price all taxes assessed by governmental authorities that are both (i) imposed on and concurrent with a specific revenue-producing transaction and (ii) collected from customers.
Recorded Music
Recorded Music mainly involves selling, marketing, distribution and licensing of recorded music owned by the Company. Recorded Music revenues are derived from four main sources, which include digital, physical, synchronization and neighboring rights.
Digital revenues are generated from the expanded universe of digital partners, including digital streaming services and download services. Digital licensing contracts are generally long-term with consideration in the form of sales- and usage-based royalties that are typically received monthly. Additionally, for certain licenses, including synchronization licenses, where the consideration is fixed and the intellectual property being licensed is static, revenue is recognized at the point in time when control of the licensed content is transferred to the customer.
Physical revenues are generated from the sale of physical products such as vinyl, CDs and DVDs. The Company uses distribution partners to facilitate the sale of physical products. Revenues from the sale of physical Recorded Music products are recognized upon transfer of control to the customer, which typically occurs once the product has been shipped and the ability to direct use and obtain substantially all of the benefit from the asset have been transferred. In accordance with industry practice and as is customary in many territories, certain products, such as CDs and DVDs, are sold to customers with the right to return unsold items. Revenues from such sales are generally recognized upon shipment based on gross sales.
Synchronization revenues represent royalties or fees for the right to use sound recordings in combination with visual images such as in films or television programs, television commercials and video games. In certain territories, the Company may also receive royalties when sound recordings are performed publicly through broadcast of music on television, radio and cable and in public spaces such as shops, workplaces, restaurants, bars and clubs. These public performance royalties on sound recordings are classified as Neighboring Rights revenue. For fixed-fee contracts, revenue is recognized at the point in time when control of the licensed content is transferred to the customer. Royalty based contracts are recognized as the underlying sales or usage occurs.

Reservoir Holdings Inc. and Subsidiaries
Notes to the consolidated financial statements
March 31, 2021 and 2020
(Expressed in U.S. dollars)
The following table reflects the change in deferred revenue during the fiscal years ended March 31:
	2021	2020
	$	$
Balance at beginning of period	473,022	287,406
Cash received during period	6,716,569	347,407
Revenue recognized during period	(5,851,604)	(161,791)
Balance at end of period	1,337,987	473,022
4. Acquisitions
In the ordinary course of business, the Company regularly acquires music catalogs (publishing and recorded), which are typically accounted for as asset acquisitions. During the fiscal years ended March 31, 2021 and 2020, the Company completed such acquisitions totaling $116,323,171 and $114,480,181, inclusive of deferred acquisition payments. Significant acquisition transactions completed during the fiscal years ended March 31, 2021 and 2020 included the following:
(a)
Business combination

On December 29, 2019, the Company acquired 51% of the equity of PopArabia FZ LLC (“PopArabia”) through a stock purchase agreement in a transaction accounted for as a business combination (the “PopArabia Acquisition”). The acquisition enabled the company to expand its operations to include a renewed focus in United Arab Emirates and the Middle East, which are becoming increasingly important global markets. Total purchase price consideration was $350,000, which resulted in purchase price allocations to net working capital of $284,207, including royalty payable of $1,198,472, cash and receivables of $1,417,974, goodwill of $402,067 and noncontrolling interest of $336,274. Goodwill is primarily attributable to intangible assets that do not qualify for separate recognition and has been assigned to the Music Publishing segment. Goodwill will not be amortizable or deductible for tax purposes.
The PopArabia Acquisition is not material to the Company’s consolidated financial statements, and therefore, revenue and earnings since the acquisition date and supplemental pro forma financial information related to this business combination is not included herein.
(b)
Asset acquisitions

On June 5, 2019, the Company acquired 100% of the equity of Blue Raincoat Music Limited (“BRM”), a UK operating company, which owns 100% of Chrysalis Records Limited, a UK recorded music company, through a stock purchase agreement. The transaction was accounted for as an asset acquisition as a result of the significant concentration of the fair value of gross assets acquired in a recorded music catalog intangible asset. Total consideration transferred was $51,554,223, of which $49,965,308 pertained to the acquired recorded music catalog (weighted average useful life of 30 years), with the remainder pertaining to net working capital and other assets.
On February 21, 2020, the Company acquired 50.1% of the equity of Blue Raincoat Artists Ltd (“BRA”) through a stock purchase agreement. The transaction was accounted for as an asset acquisition as a result of the significant concentration of the fair value of gross assets acquired in artist management contracts (weighted average useful life of 10 years). Total consideration transferred was $678,423, of which $925,398 pertained to the acquired artist management contracts, noncontrolling interest of $675,715, with the remainder pertaining to net working capital.
On April 13, 2020, the Company acquired all of the copyrights to the musical compositions owned by Shapiro, Bernstein & Co., Inc. (“SBI”), one of the oldest music publishers in the United States. The

Reservoir Holdings Inc. and Subsidiaries
Notes to the consolidated financial statements
March 31, 2021 and 2020
(Expressed in U.S. dollars)
transaction was accounted for as an asset acquisition as a result of the significant concentration of the fair value of gross assets acquired in a publishing catalog intangible asset (weighted average useful life of 30 years).
5. Intangible assets
Intangible assets subject to amortization consist of the following at March 31:
	March 31, 2021	March 31, 2020
	$	$
Intangible assets subject to amortization:
Music catalogs (publishing and recorded)	457,662,303	335,137,807
Artist management contracts	995,464	925,398
Gross intangible assets	458,657,767	336,063,205
Accumulated amortization	(65,419,757)	(50,954,097)
Intangible assets, net	393,238,010	285,109,108
Amortization expense totaled $13,906,199 in 2021 and $8,250,305 in 2020. The expected amortization expense of intangible assets for each of the five succeeding fiscal years and thereafter is as follows:
$
2022	14,864,256
2023	14,864,256
2024	14,864,256
2025	14,864,256
2026	14,864,256
Thereafter	318,916,730
Total	393,238,010
6. Royalty advances
The Company made unsecured royalty advances totaling $14,474,288 during the fiscal year ended March 31, 2021 and $21,130,420 during the fiscal year ended March 31, 2020, recoupable from the writer’s share of future royalties otherwise payable, in varying amounts. Advances expected to be recouped within the next 12 months are classified as current assets, with the remainder classified as noncurrent assets.
	2021	2020
	$	$
Opening balance	40,263,439	33,350,939
Additions	14,474,288	21,130,420
Recoupments	(13,155,647)	(14,217,920)
Closing balance	41,582,080	40,263,439
7. Loans and secured notes payable
Long-term debt consists of the following:
	2021	2020
	$	$
Secured loan bearing interest at LIBOR plus a spread	18,500,000	19,500,000

Reservoir Holdings Inc. and Subsidiaries
Notes to the consolidated financial statements
March 31, 2021 and 2020
(Expressed in U.S. dollars)
	2021	2020
	$	$
Secured line of credit bearing interest at LIBOR plus a spread	197,090,848	156,490,848
Debt issuance costs, net	(3,058,973)	(3,205,416)
	212,531,875	172,785,432
Less: short term portion of Secured loan	1,000,000	1,000,000
	211,531,875	171,785,432

Credit Facilities
On December 19, 2014, the Company entered into a credit agreement (the “Credit Agreement”) governing the Company’s secured term loan (the “secured loan”) and secured revolving credit facility (the “secured line of credit” and together with the secured loan, the “Credit Facilities”). The Credit Facilities were subsequently amended multiple times with the most recent amendment consummated on December 23, 2020, as noted below.
The principal amount of the term loan amortizes in quarterly instalments equal to $250,000 through June 30, 2024, with the balance due in full by October 16, 2024, subject to certain prepayment conditions as defined in the loan agreements. Repayment of the line of credit is due in full by October 16, 2024, subject to certain conditions. The Credit Facilities also include an incremental commitment amount (the “accordion feature”) that is not to exceed a $50,000,000 increase to the revolving credit facility.
On May 20, 2020, the Company expanded the borrowing capacity of the secured line of credit by $25,000,000 to $205,000,000 pursuant to the accordion feature. The accordion feature was concurrently increased by $25,000,000 to $50,000,000. On December 23, 2020, the Company expanded the borrowing capacity of its secured line of credit by $25,000,000 to $230,000,000 pursuant to the accordion feature. The accordion feature was also concurrently increased by $25,000,000 to $50,000,000.
At March 31, 2021, the secured line of credit has a borrowing capacity of $230,000,000, of which $197,090,848 was drawn on at March 31, 2021.
Borrowings under the Credit Facilities are secured by all the Company’s assets. The interest rate applicable to borrowings under the Credit Facilities is 1M LIBOR plus 2.50%.
Capitalized debt issuance costs are amortized over the term of the Credit Agreement into interest expense using the effective interest method.
As of March 31, 2021, the expected principal repayment is as follows:
$
2022	1,000,000
2023	1,000,000
2024	213,590,848
215,590,848
Restrictions and Covenants
Restrictions and Covenants
The Credit Agreement contains a number of customary affirmative and negative covenants that, among other things, limits or restricts the Company’s ability and the ability of certain of the Company’s subsidiaries to: incur additional indebtedness; incur liens; engage in mergers, consolidations, liquidations and

Reservoir Holdings Inc. and Subsidiaries
Notes to the consolidated financial statements
March 31, 2021 and 2020
(Expressed in U.S. dollars)
dissolutions; sell assets; pay dividends and make other payments in respect of capital stock; make investments, loans and advances; pay or modify the terms of certain indebtedness; and engage in certain transactions with affiliates. In addition, under the Credit Agreement, the Company is not permitted to exceed a leverage ratio of 5.50 to 1.0 or maintain a fixed charge coverage ratio of less than 1.25 to 1.0 as of the end of any fiscal quarter. The Company’s consolidated senior debt, as defined in the Credit Agreement, cannot exceed 55% of the value of the music library, as defined in the Credit Agreement and as adjusted in certain circumstances.
Interest rate swaps
As of March 31, 2019, the Company had entered into two interest rate swaps, both of which expire on March 10, 2022, one with a notional amount of $40,228,152 and one for $59,325,388. Under the terms of the interest rate swaps, the Company pays a fixed rate of 2.812% and 2.972% respectively, to the counterparty and receives a floating interest from the counter party based on LIBOR with reference to notional amounts adjusted to match the original scheduled principal repayments pursuant to the indenture agreement. The notional amount of the interest rate swaps is $97,533,496 at March 31, 2021 and $98,285,140 at March 31, 2020.
In October 2019 and January 2020, the Company added two additional interest rate swaps in the amounts of $8,875,000 and $88,098,862, respectively. These swaps have an effective date of March 10, 2022 which coincides with the expiration of the previous two swaps, and the Company will pay a fixed rate of 1.602% and 1.492%, respectively, and receives a floating interest from the counterparty based on LIBOR with reference to notional amounts adjusted to match the original scheduled principal repayments pursuant to the indenture agreement.
Secured Notes
The Series 2007-A notes were issued by RMM Issuer, a wholly-owned subsidiary of RMM, and were secured by its assets without recourse to the Company (the “Notes”). Under the terms of the indenture, payment of interest and principal was based on the available cash of RMM Issuer and in the stated order of priority as provided for within the indenture agreement and interest not paid in cash was added to the outstanding principal. On April 2, 2019, the Company purchased the secured notes payable of RMM Issuer for $1,625,000 plus the vendors legal costs, which reflects the decline in fair value of the collateral securing the Notes and resulted in the Company recognizing a gain of $10,644,084 on the retirement of the debt.
8. Other non-current liabilities
At March 31, 2021, the Company’s other non-current liabilities, which consist primarily of obligations related to certain asset purchases and acquisitions that are due more than a year in the future, are as follows:
$
2023	5,738,348
2024	213,783
2025	213,783
2026 and later	574,057
6,739,971

Reservoir Holdings Inc. and Subsidiaries
Notes to the consolidated financial statements
March 31, 2021 and 2020
(Expressed in U.S. dollars)
9. Income taxes
The following table presents domestic and foreign income before income taxes for the fiscal years ended March 31:
	2021	2020
	$	$
Domestic	11,126,090	12,174,556
Foreign	1,663,697	2,035,352
Income before income taxes	12,789,787	14,209,908
The provision for income taxes consists of the following for the fiscal years ended March 31:
	2021	2020
	$	$
Current income taxes:
U.S. federal	(216,528)	236,057
State and local	8,827	192,141
Foreign	581,232	119,709
Total current	373,531	547,907
Deferred income taxes:
U.S. federal	2,188,194	2,775,979
State and local	259,182	(114,785)
Foreign	(366,754)	990,040
Total deferred	2,080,622	3,651,234
Income tax expense	2,454,153	4,199,141
We have determined that undistributed earnings of certain non-U.S. subsidiaries will be reinvested for an indefinite period of time. We have both the intent and ability to indefinitely reinvest these earnings. Given our intent to reinvest these earnings for an indefinite period of time, we have not accrued a deferred tax liability on these earnings. A determination of an unrecognized deferred tax liability related to these earnings is not practicable.
A reconciliation of the statutory tax rate to the effective rate is as follows for the fiscal years ended March 31:
	2021	2020
Federal income tax statutory rate	21.0%	21.0%
State and local income taxes, net of federal income tax benefit	1.7%	1.4%
Foreign subsidiary earnings	2.1%	0.4%
Return to provision adjustments	(4.9)%	(1.5)%
Impact of change in tax rates	0.3%	8.2%
Other, net	(1.0)%	0.1%
Effective income tax rate	19.2%	29.6%
The Company’s effective tax rate may vary from period to period depending on, among other factors, the geographic and business mix of earnings and losses. These same and other factors, including history of pre-tax earnings and losses, are taken into account in assessing the ability to realize deferred tax assets.

Reservoir Holdings Inc. and Subsidiaries
Notes to the consolidated financial statements
March 31, 2021 and 2020
(Expressed in U.S. dollars)
Significant components of the Company’s deferred income tax liability at March 31 are as follows:
	2021	2020
	$	$
Deferred tax assets:
Net operating loss carryforward	785,902	481,360
Fair value of swaps	1,046,459	1,718,059
Compensation	44,375	20,682
Charitable contributions	8,951	—
Unrealized foreign exchange losses	51,924	—
Total deferred tax assets	1,937,611	2,220,101
Deferred tax liabilities:
Fixed assets and leasehold improvements	(44,393)	(72,006)
Intangible assets	(21,628,755)	(18,563,334)
Deferred charges	—	—
Total deferred tax liabilities	(21,673,148)	(18,635,340)
Net deferred tax liabilities	(19,735,537)	(16,415,239)
At March 31, 2021, the Company has income tax Net operating loss carry forwards of $48,971,281 related to the US operations. The Company has recorded a deferred tax asset of $785,902 reflecting the benefit of $48,971,281 in loss carry forwards. Such net operating loss carry forwards will expire as follows:
Federal	$1,795,951	No expiration date
New York	46,903,391	2035 – 2040
California	151,988	2040
Tennessee	119,951	2035
Tax Uncertainties
In the normal course of business, the Company’s tax returns are subject to examination by various taxing authorities. Such examinations may result in future tax and interest assessments by these taxing jurisdictions. Accordingly, the Company accrues liabilities when it believes that it is not more likely than not that it will realize the benefits of tax positions that it has taken in its tax returns or for the amount of any tax benefit that exceeds the cumulative probability threshold in accordance with ASC 740-10. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits in income tax expense (benefit). Differences between the estimated and actual amounts determined upon ultimate resolution, individually or in the aggregate, are not expected to have a material adverse effect on the Company’s consolidated financial position but could possibly be material to the Company’s consolidated results of operations or cash flow in any given quarter or annual period.
As of March 31, 2021, the Company has not recorded any unrecognized tax benefits.
Tax Audits
The Company and its eligible subsidiaries file a consolidated U.S. federal income tax return and applicable state and local income tax returns and non-U.S. income tax returns. The Company is subject to examination by federal, state and local, and foreign tax authorities. RMM’s Federal income tax returns for

Reservoir Holdings Inc. and Subsidiaries
Notes to the consolidated financial statements
March 31, 2021 and 2020
(Expressed in U.S. dollars)
the years 2018 through 2020 are subject to examination by the Internal Revenue Service, and RMM’s state tax returns are subject to examination by the respective tax authorities for the years 2017 through 2020. Non-U.S. tax returns are subject to examination by the respective tax authorities for the years 2017 through 2020. The Company regularly assesses the likelihood of additional assessments by each jurisdiction and have established tax reserves that the Company believes are adequate in relation to the potential for additional assessments. Examination outcomes and the timing of examination settlements are subject to uncertainty. Although the results of such examinations may have an impact on the Company’s unrecognized tax benefits, the Company does not anticipate that such impact will be material to its consolidated financial position or results of operations. The Company does not expect to settle any material tax audits in the next twelve months.
10. Supplementary cash flow information
Summary of interest paid and income taxes paid for the fiscal years ended March 31 comprised the following:
	2021	2020
	$	$
Interest paid	8,176,888	6,099,653
Income taxes paid	131,414	205,067
11. Amounts due to / (from) related parties
The Company has various shared services agreements with its majority shareholder and other affiliated entities under the control of its majority shareholder. These agreements cover services such as IT support and re-billed services of staff who perform services across multiple entities.
	2021	2020
	$	$
Due to Wesbild Inc.
Unsecured, bears no interest, with no specific terms of repayment	—	—
Due to Wesbild Holdings Ltd., parent company of Wesbild Inc.
Unsecured, bears no interest, with no specific terms of repayment	83,480	7,665
Sub-total	83,480	7,665
Due to (from) DRI Capital Inc., a subsidiary of Wesbild Holdings Ltd.
Unsecured, bears no interest, with no specific terms of repayment	81,738	(60,444)
Due to Reservoir Media Management (Canada) Inc., a subsidiary of Wesbild Holdings Ltd.
Unsecured, bears no interest, with no specific terms of repayment	124,954	47,108
Sub-total	206,692	(13,336)
	290,172	(5,671)

Reservoir Holdings Inc. and Subsidiaries
Notes to the consolidated financial statements
March 31, 2021 and 2020
(Expressed in U.S. dollars)
12. Shareholders’ equity
(a)
April 23, 2019 Equity restructuring

RMM and the Company completed a series of transactions with shareholders on April 23, 2019, as follows:
The board of directors of RMM declared a dividend payable to RMM’s sole shareholder in an amount of $16,875,000 and issued a demand promissory note to the shareholder in a principal amount of $16,875,000 (the “RMM Shareholder Promissory Note”).
As discussed in Note 1, RMM’s sole shareholder contributed its 100% equity interest in RMM to the Company in exchange for 125,227 shares of the Company’s common stock (par value $0.00001 per share) (the “common shares”), resulting in RMM becoming a wholly-owned subsidiary of the Company. Since the Company and RMM were entities under common control, this exchange of RMM’s common stock for the common shares resulted in the retrospective combination of RMM and the Company for all periods presented as if the combination had been in effect since the inception of common control.
The Company issued 67,500 Series A-1 preferred shares (the “Series A-1 Preferred Shares”) for aggregate consideration of $67,500,000 ($1,000 per Series A-1 Preferred Share). The Company incurred $825,000 of issuance costs in connection with the issuance of the Series A-1 Preferred Shares, which the Company accounted for as a reduction in the proceeds from the Series A-1 Preferred Shares. The RMM Shareholder Promissory Note was paid using $16,875,000 of the proceeds from the issuance of the Series A-1 Preferred Shares.
(b)
Additional Equity Transactions

During the first quarter of fiscal 2021, the Company issued 5,333 shares of common stock for aggregate consideration of $8,000,009 to existing shareholders to fund further acquisitions. The Company incurred $27,000 of issuance costs in connection with the issuance of this common stock, which the Company accounted for as a reduction in the proceeds from the common stock.
On January 3, 2020, the Company issued 15,000 Series A-2 preferred shares (the Series A-2 Preferred Shares) for aggregate consideration of $15,000,000 and 15,000 common shares for aggregate consideration of $15,000,000 to existing shareholders. The Company incurred $85,000 of issuance costs in connection with the issuance of the Series A-2 Preferred Shares and common shares, which the Company accounted for as a reduction in the proceeds from the Series A-2 Preferred Shares and common shares on a pro rata basis.
In October and November 2018, RMM’s sole shareholder contributed $8,300,000 to RMM to support continued acquisitions by RMM. No additional shares were issued and the shareholder contribution is reflected as contributed capital in the Company’s consolidated statement of equity.
(c)
Preferred Shares

The Series A-1 Preferred Shares and Series A-2 Preferred Shares have the same terms and are therefore presented together in the Company’s consolidated financial statements as a single series of preferred stock (the “Preferred Shares”).
The Preferred Shares are convertible into an equal number of common shares at the option of the preferred shareholder and are mandatorily converted into an equal number of common shares upon a qualified public offering of common shares. The Preferred Shares have voting rights equal to one vote per each Preferred Share. Holders of the Preferred Shares and common shares vote together as a single class.
The Preferred Shares participate in dividends declared on common shares, if any, on the basis as if the Preferred Shares were converted to common shares. The Company has not declared any dividends since issuance of the Preferred Shares through March 31, 2020. A 6.0% annual compounded cumulative dividend accrues on the original investment amount only if the Preferred Shares are not automatically converted

Reservoir Holdings Inc. and Subsidiaries
Notes to the consolidated financial statements
March 31, 2021 and 2020
(Expressed in U.S. dollars)
and there is a liquidation, dissolution or winding up of the Company’s affairs. There are no redemption provisions for the Preferred Shares.
In the event of a liquidation, dissolution or winding up of the Company’s affairs, whether voluntary or involuntary, after satisfaction of all liabilities and obligations to the Company’s creditors, the holder of the Preferred Shares shall be entitled to receive payment in full, in cash, equal to the original investment amount, plus accrued and unpaid dividends, before any distributions may be made to the Company’s common shareholders (the “Preferred Liquidation Preference”). If the Preferred Liquidation Preference has been paid in full on all Preferred Shares, the holders of the Company’s common shares shall be entitled to receive all of the Company’s remaining assets (or proceeds thereof) according to their respective rights and preferences.
13. Share-based compensation
In April 2019, the Company adopted a Long-Term Incentive Plan (the “Plan”) to grant awards to its current or prospective employees, officers, directors or consultants of the company and its subsidiaries. The aggregate number of shares of common stock available for issuance under the Plan is 12,000. No awards were granted during the fiscal year ended March 31, 2021. During the fiscal year ended March 31, 2020, the Company granted a total of 7,700 stock options under the Plan.
Stock option awards are granted with an exercise price equal to the estimated fair value of our common shares on the date of grant. We will satisfy stock option exercises through the issuance of authorized but previously unissued common shares. Stock option grants vest over 4 years with 25% vested after one year from the original grant date and the remaining 75% vesting in 36 equal monthly installments thereafter, provided the employee is continuously employed by us or one of our affiliates, and the stock options expire 10 years following the grant date.
The Company records share-based compensation expense for stock options based on the estimated fair value of the options on the date of the grant using the Black-Scholes option-pricing model. The absence of a public market for the Company’s common stock required the Company’s board of directors to estimate the fair value of its common stock for purposes of granting options and for determining share-based compensation expense by considering several objective and subjective factors, including third-party valuations, actual and forecasted operating and financial results, market conditions and performance of comparable publicly traded companies, developments and milestones in the Company, the rights and preferences of common and convertible preferred stock, and transactions involving the Company’s stock. The fair value of the Company’s common stock was determined in accordance with applicable elements of the American Institute of Certified Public Accountants guide, Valuation of Privately Held Company Equity Securities Issued as Compensation.
The following assumptions were used in the Black-Scholes option-pricing model to determine the fair value of stock option awards at the grant date:
(i)
risk-free interest rate of 1.74% – 2.41%, based on the U.S. Treasury bond yield with a remaining term equal to the expected option life assumed at the date of grant.

(ii)
expected term (in years) of 8; which is based on consideration of the contractual terms of the stock-based awards, vesting schedules, and expectations of future employee behavior.

(iii)
expected volatility of 39.1% to 57.7% determined by using an average of historical volatilities of selected companies deemed to be comparable to the Company corresponding to the expected term of the awards.

(iv)
expected dividend yield of 0%, which reflects the Company’s lack of history or expectation of declaring dividends on its common stock.

Reservoir Holdings Inc. and Subsidiaries
Notes to the consolidated financial statements
March 31, 2021 and 2020
(Expressed in U.S. dollars)
Share-based compensation expense totaled $102,700 ($79,165, net of taxes) and $90,944 ($70,262, net of taxes) during the fiscal years ended March 31, 2021 and 2020, respectively, and is classified as Administration expenses in the accompanying consolidated statements of income.
The following table is a summary of stock option activity under the Plan for the fiscal year ended March 31, 2021:
	Total Number of Options	Weighted Average Exercise Price	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Term (Years)
		$	$
Outstanding at April 1, 2020	7,624	1,000
Granted	—
Exercised	—
Forfeited	—
Outstanding at March 31, 2021	7,624	1,000	4,933,306	8.1
Exercisable at March 31, 2021	—	—
Vested or expected to vest at March 31, 2021	7,624	1,000	4,933,306	8.1
The weighted average grant date fair value per stock option granted was $53.88 during the fiscal year ended March 31, 2020. Pre-tax unrecognized compensation expense for unvested stock options was $217,152 as of March 31, 2021, which will be recognized as expense over a weighted-average period of approximately 2.1 years.
14. Earnings per share
The following table summarizes the basic and diluted earnings per share calculations for the fiscal years ended March 31:
	2021	2020
Basic earnings per common share
Net income attributable to Reservoir Holdings Inc.	$10,288,961	$10,057,794
Less: income allocated to participating securities	(3,736,121)	$(3,435,754)
Net income attributable to common shareholders	$6,552,840	$6,622,040
Basic weighted average common shares outstanding	144,698	128,875
Basic earnings per common share	$45.29	$51.38
Diluted earnings per common share
Net income attributable to common shareholders	$6,552,840	$6,622,040
Add: income allocated to participating securities	3,736,121	3,435,754
Net income attributable to Reservoir Holdings Inc.	$10,288,961	$10,057,794
Basic weighted average common shares outstanding	144,698	128,875
Impact of assumed preferred share conversion	82,500	66,865
Diluted weighted average common shares outstanding	227,198	195,740
Diluted earnings per common share	$45.29	$51.38
Because of their anti-dilutive effect, 7,624 common share equivalents comprised of stock options have been excluded from the diluted earnings per share calculation for the fiscal years ended March 31, 2021 and 2020.
15. Financial instruments
The Company is exposed to the following risk related to its financial instruments:

Reservoir Holdings Inc. and Subsidiaries
Notes to the consolidated financial statements
March 31, 2021 and 2020
(Expressed in U.S. dollars)
(a)
Credit risk

Credit risk arises from the possibility that the Company’s debtors may be unable to fulfill their financial obligations. Revenues earned from publishing and distribution companies are concentrated in the music and entertainment industry. The Company monitors its exposure to credit risk on a regular basis.
(b)
Interest rate risk

The Company is exposed to market risk from changes in interest rates on its secured loan. As described in Note 7, the Company entered into interest rate swap agreements to partially reduce its exposure to fluctuations in interest rates on its secured loans.
The fair value of the outstanding interest rate swaps was a $4,566,537 liability at March 31, 2021 and a $7,554,859 liability at March 31, 2020. Fair value is determined using Level 2 inputs, which are based on quoted prices and market observable data of similar instruments. The change in the unrealized fair value of the swaps of $2,988,322 during the fiscal year ended March 31, 2021 was recorded as a gain on changes in fair value of derivative instruments. The change in the unrealized fair value of the swaps of $5,555,702 during the fiscal year ended March 31, 2020 was recorded as a loss on changes in fair value of derivative instruments.
(c)
Foreign exchange risk

The company is exposed to foreign exchange risk in fluctuations of currency rates on its revenue from royalties, writer’s fee and its subsidiaries’ operations.
(d)
Financial instruments

Financial instruments not described elsewhere include cash, restricted cash, accounts receivable, accounts payable, accrued liabilities, secured loans payable and borrowing under its line of credit. The carrying values of these instruments at March 31, 2021 do not differ materially from their respective fair values due to the immediate or short-term duration of these items or their bearing market related rates of interest.
The fair value of amounts due from and owed to related parties are impracticable to determine due to the related party nature of such amounts and the lack of readily determinable secondary market.
16. Contingencies and commitments
(a)
The Company leases its business premises under an operating lease which have expiration dates between 2022 – 2024. Rent expense totaled $962,224 and $826,389 during the fiscal years ended March 31, 2021 and 2020, respectively. Future minimum lease payments are as follows:

$
2022	817,966
2023	586,303
2024	248,981
1,653,250

(b)
In addition, the Company has committed to make payments for additional Royalty advances totaling $5,733,458 through March 2022, and a further $795,708 through March 2024, subject to certain conditions. These Royalty advances are to be used to fund future compositions and will be recorded as Royalty advances when paid.

(c)
As discussed in Note 8, the Company has obligations related to certain asset purchases and business acquisitions, which are recorded as liabilities. Some of those agreements call for additional amounts to be paid based on future performance of the assets. The Company has recorded liabilities based on its view of the future performance of those assets, but it is possible that the actual performance and resulting obligations may be different than current estimates.

Reservoir Holdings Inc. and Subsidiaries
Notes to the consolidated financial statements
March 31, 2021 and 2020
(Expressed in U.S. dollars)
(d)
On September 8, 2020, an action was filed in the United States District Court for the Southern District of New York against a consolidated subsidiary of the Company and certain prior owners (“Prior Owners”) of certain music copyrights acquired by the Company. The legal action asserts that in 2000, the plaintiff entered into certain engagement letters (the “Engagement Letters”) with certain of the Prior Owners, which purportedly gave the plaintiff, among other things, an exclusive right to broker any future sale by the Prior Owners of the music copyrights acquired by the Company as well as a commission fee. Based on the Engagement Letters’ alleged grant of a security interest in such music copyrights, the plaintiff filed financing statements and various notices of liens, in the amount of $2,651,125, in the United States Copyright Office between 2000 and 2018. The plaintiff alleges, among other things, that the Prior Owners breached the Engagement Letters by consummating a purchase agreement with a consolidated subsidiary of the Company in 2018 without involving the plaintiff; that a consolidated subsidiary of the Company tortiously interfered with the Engagement Letters; and that the Plaintiff is permitted to foreclose on the lien, including foreclosing on those music copyrights acquired by a consolidated subsidiary of the Company under the 2018 purchase agreement. The Company determined a loss resulting from the action is not reasonably possible. The Company believes all claims and threatened claims against the consolidated subsidiary of the Company in this legal action are without merit and intends to defend vigorously against them. The Company also believes it has obtained appropriate indemnifications from the Prior Owners in relation to the claims in this legal action.

In addition to the foregoing, the Company is subject to claims and contingencies in the normal course of business. To the extent the Company cannot predict the outcome of the claims and contingencies or estimate the amount of any loss that may result, no provision for any contingent liabilities has been made in the consolidated financial statements. The Company believes that losses resulting from these matters, if any, would not have a material adverse effect on the financial position, results of operations or cash flows of the Company. All such matters which the Company concludes are probable to result in a loss and for which management can reasonably estimate the amount of such loss have been accrued for within the accompanying consolidated financial statements.
17. Segment reporting
The Company’s business is organized in two reportable segments: Music Publishing and Recorded Music. The Company identified its Chief Executive Officer as its Chief Operating Decision Maker (“CODM”). The Company’s CODM evaluates financial performance of its segments based on several factors, of which the primary financial measure is operating income before depreciation and amortization (“OIBDA”). While each segment incurs direct administration expenses reflected in segment income, all corporate-level administration expenses, such as executive management, are included in the Music Publishing segment and are not allocated between segments.
The accounting policies of the Company’s business segments are the same as those described in the summary of significant accounting policies included elsewhere herein. The Company does not have sales between segments.
The following tables present Total revenue and a reconciliation of OIBDA to operating income by segment for the fiscal years ended March 31, 2021 and 2020:
For the Fiscal Year Ended March 31, 2021:	Music Publishing	Recorded Music	Other	Consolidated
	$	$	$	$
Total revenue	67,090,625	13,594,981	1,092,183	81,777,789
Reconciliation of OIBDA to operating income:
Operating income	15,074,983	4,333,644	262,494	19,671,121
Amortization and depreciation	11,791,568	2,230,866	106,170	14,128,604

Reservoir Holdings Inc. and Subsidiaries
Notes to the consolidated financial statements
March 31, 2021 and 2020
(Expressed in U.S. dollars)
For the Fiscal Year Ended March 31, 2021:	Music Publishing	Recorded Music	Other	Consolidated
	$	$	$	$
OIBDA	26,866,551	6,564,510	368,664	33,799,725

For the Fiscal Year Ended March 31, 2020:	Music Publishing	Recorded Music	Other	Consolidated
	$	$	$	$
Total revenue	53,942,236	9,028,496	267,940	63,238,672
Reconciliation of OIBDA to operating income:
Operating income	13,637,115	1,708,568	131,630	15,477,313
Amortization and depreciation	6,653,020	1,770,177	—	8,423,197
OIBDA	20,290,135	3,478,745	131,630	23,900,510
The Company’s CODM manages assets on a consolidated basis. Accordingly, segment assets are not reported to the Company’s CODM, used to allocate resources or assess performance of the segments, and therefore, total segment assets have not been disclosed.
Total long-lived assets by country are as follows as of and for the fiscal years ended March 31:
	2021	2020
	$	$
United States	187,861	339,420
United Kingdom	133,905	263,556
Total	321,766	602,976
During the fiscal years ended March 31, 2021 and 2020, a single external customer accounted for 12% and 15%, respectively, of total revenues, and is included in both the Music Publishing and Recorded Music segments. No other customer accounted for more than 10% of revenue.
18. Subsequent events
(a)
On April 14. 2021, the Company entered into a definitive merger agreement with Roth CH Acquisition Co. II (NASDAQ: ROCC) (“ROCC”), a publicly traded special purpose acquisition company with $115 million in trust. The transaction will be funded by a combination of ROCC’s cash held in its trust account (after any redemptions by its public stockholders in connection with the closing), a full equity roll-over from existing Company shareholders, and proceeds from a private placement of $150 million of common stock at $10.00 per share that will close concurrently with the merger. The board of directors of the Company and ROCC have unanimously approved the transaction. The transaction will require the approval of the stockholders of ROCC and is subject to other customary closing conditions. The transaction is expected to close in the third calendar quarter of 2021 and will be accounted for as a reverse recapitalization, with the Company determined to be the accounting acquirer.

(b)
On June 2, 2021, the Company acquired U.S. based record label and music publishing company Tommy Boy Music, LLC (“Tommy Boy”) for approximately $100 million. Two of the Company’s board members are also board members of Tommy Boy and have an equity interest in both companies. The acquisition of Tommy Boy will be accounted for as an asset acquisition as a result of the significant concentration of the fair value of gross assets acquired in a recorded music catalog intangible asset.

(c)
Subsequent events have been evaluated through June 25, 2021, which is the date these financial statements were available for issuance.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.
Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.
Amount to be paid
SEC registration fee		$59,027.53
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Printing and miscellaneous expenses	$	*
Total	$	*

*
To be completed by amendment

Item 14.
Indemnification of Directors and Officers

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
The Charter contains provisions limiting the liability of the members of the Combined Company’s board of directors, and the Combined Company’s amended and restated bylaws, which will be effective upon the consummation of the Business Combination, will provide that the Combined Company will indemnify each of the members of the Combined Company’s board of directors and officers to the fullest extent permitted under Delaware law. The Combined Company’s bylaws will also provide the board of directors with discretion to indemnify employees and agents of the Combined Company.
The Combined Company intends to enter into indemnification agreements with each of its directors and executive officers and certain other key employees. The indemnification agreements will provide that the Combined Company will indemnify each of its directors and executive officers and such other key employees against any and all expenses incurred by such director, executive officer or other key employee because of his or her status as one of the Combined Company’s directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, the Charter and the Combined Company’s amended and restated bylaws. In addition, the indemnification agreements will provide that, to the fullest extent permitted by Delaware law, the Combined Company will advance all expenses incurred by its directors, executive officers and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.
Item 15.
Recent Sales of Unregistered Securities

The Company has not sold any within the past three years which were not registered under the Securities Act except as follows:
Private Placements in Connection with ROCC IPO
In February 2019, CR Financial Holdings, Inc., an entity affiliated with Roth Capital Partners, LLC, purchased an aggregate of 100 shares of ROCC Common Stock for an aggregate purchase price of $25,000. On June 29, 2020, ROCC effected a dividend of 43,125 shares for each share outstanding resulting in there being an aggregate of 4,312,500 shares outstanding. On August 31, 2020, CR Financial Holdings, Inc. transferred 1,437,500 shares of Common Stock back to ROCC for nominal consideration, which shares were cancelled. That same day, CHLM Sponsor-1 LLC, an entity affiliated with Craig-Hallum Capital Group LLC, and certain of ROCC’s directors, officers and affiliates of our management team (the “ROCC Insiders”) purchased from CR Financial Holdings, Inc. an aggregate of 745,840 shares for an aggregate purchase price of $6,485.56. Prior to the consummation of ROCC’s IPO, there were an aggregate of 2,875,000 shares outstanding. Because these offers and sales were made in transactions not involving a public offering, the shares were issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act.
Prior to ROCC’s IPO, the ROCC Insiders committed to purchase an aggregate of 275,000 units, or “private units,” at $10.00 per private unit for a total purchase price of $2,750,000. These purchases took place on a private placement basis simultaneously with the consummation of the ROCC IPO. Because this offer and sale is being made to existing stockholders, the sale does not involve a public offering and is being made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act.
No underwriting discounts or commissions were paid with respect to the foregoing sales.
PIPE Investment
In connection with entering into the Merger Agreement, ROCC entered into the Subscription Agreements, each dated as of April 14, 2021, with certain institutions and accredited investors, pursuant to which, among other things, ROCC agreed to the PIPE Investment.
The PIPE Investment closed immediately prior to the Business Combination on the Closing Date.
The shares issued to such institutions and accredited investors in the PIPE Investment on the Closing Date were issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.
Item 16.
Exhibits

The following is a list of exhibits filed as a part of this registration statement:

(a) Exhibits
Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of April 14, 2021, by and among Roth CH Acquisition II Co., Roth CH II Merger Sub Corp. and Reservoir Holdings, Inc.(1)†
3.1	Amended and Restated Certificate of Incorporation of Roth CH Acquisition II Co.(3)
3.2	Bylaws of Roth CH Acquisition II Co.(2)
3.3	Form of the Second Amended and Restated Certificate of Incorporation of RMI, to be effective upon consummation of the Business Combination.*
3.4	Form of Amended and Restated Bylaws of the RMI, to be effective upon consummation of the Business Combination.*
4.1	Specimen Common Stock Certificate.*
4.2	Specimen Warrant Certificate.*
4.3	Warrant Agreement between Continental Stock Transfer & Trust Company and Roth CH Acquisition I Co.(2)
4.4	Stockholders Agreement among Roth CH Acquisition II Co., Reservoir Holdings, Inc. and CHLM Sponsor-1 LLC.(1)
4.5	Lock-Up Agreement among Roth CH Acquisition II Co. and existing stockholders of Reservoir Holdings, Inc.(1)
5.1	Opinion of Loeb & Loeb LLP.*
10.1	Letter Agreement among Roth CH Acquisition II Co., Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC and Roth CH Acquisition II Co.’s officers, directors and stockholders.(2)
10.2	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and Roth CH Acquisition II Co.(2)
10.3	Escrow Agreement between Roth CH Acquisition II Co., Continental Stock Transfer & Trust Company and the initial stockholders of Roth CH Acquisition II Co.(2)
10.4	Subscription Agreement among Roth CH Acquisition II Co, the initial stockholders, Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC.(2)
10.5	Amended and Restated Registration Rights Agreement among Roth CH Acquisition II Co. and the initial stockholders and Continental Stock Transfer & Trust Company.(1)
10.6	Indemnity Agreement.(2)
10.7	Acquiror Support Agreement, dated as of April 14, 2021, by and among Roth CH Acquisition II Co., Reservoir Holdings, Inc., and the founding members of Roth CH Acquisition II Co.(1)
10.8	Subscription Agreement for the PIPE Placement.(1)
10.10	PIPE Registration Rights Agreement.(1)
10.11	Debt Commitment Letter dated as of April 14, 2021 between Reservoir Media Management, Inc. and Truist Bank and Truist Securities, Inc.(1)
10.12	Reservoir Holdings, Inc. 2021 Omnibus Incentive Plan.
10.13	Letter of Employment dated April 1, 2021 between Reservoir Media Management, Inc. and Golnar Khosrowshahi.
10.14	Letter of Employment dated April 1, 2021 between Reservoir Media Management, Inc. and Rell Lafargue.
10.15	Letter of Employment dated April 1, 2021 between Reservoir Media Management, Inc. and Jim Heindlmeyer.
21.1	Subsidiaries of the Registrant.
23.1	Consent of Marcum LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).*
24.1	Power of Attorney (included on the signature page to this Registration Statement on Form S-1).
101.INS	XBRL Instance Document*
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document*

Exhibit Number	Description of Exhibit
101.SCH	XBRL Taxonomy Extension Schema Document*
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document*
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document*
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document*

(1)
Previously filed as an exhibit to Roth CH Acquisition II Co.’s Current Report on Form 8-K filed on April 15, 2021.

(2)
Previously filed as an exhibit to Roth CH Acquisition II Co.’s Registration Statement on Form S-1, as amended (File No. 333-250937).

(3)
Previously filed as an exhibit to Roth CH Acquisition II Co.’s Current Report on Form 8-K filed on December 16, 2020.

*
To be filed by amendment.

†
Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

Undertakings
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:
(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California on July 1, 2021.
ROTH CH ACQUISITION II CO.
By:	/s/ Byron Roth
	Name:	Byron Roth
	Title:	CEO & Chairman
Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Byron Roth and Aaron Gurewitz, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Byron Roth Byron Roth	Chairman and Chief Executive Officer (Principal Executive Officer)	July 1, 2021
/s/ Gordon Roth Gordon Roth	Chief Financial Officer (Principal Financial and Accounting Officer)	July 1, 2021
/s/ John Lipman John Lipman	Chief Operating Officer and Director	July 1, 2021
/s/ Molly Montgomery Molly Montgomery	Director	July 1, 2021
/s/ Adam Rothstein Adam Rothstein	Director	July 1, 2021
/s/ Daniel M. Friedberg Daniel M. Friedberg	Director	July 1, 2021